EXHIBIT 23(P)
                                 CODE OF ETHICS


                                                               SAB INITIAL DRAFT
                                                                  MARCH 24, 2000


                                                      Effective January 1, 1995
                                                 As Amended on December 8, 1997
                                                  As Amended September 13, 1999
                                                      As Amended March 30, 2000

                                IDEX MUTUAL FUNDS
                          IDEX INVESTOR SERVICES, INC.
                              IDEX MANAGEMENT, INC.
                              INTERSECURITIES, INC.
                              WRL SERIES FUND, INC.
                          WRL INVESTMENT SERVICES, INC
                         WRL INVESTMENT MANAGEMENT, INC.
                           AFSG SECURITIES CORPORATION

                    CODE OF ETHICS AND INSIDER TRADING POLICY


SECTION I:  STATEMENT OF PURPOSE AND APPLICABILITY.

(A) COVERED ENTITIES AND THEIR RELATIONSHIPS. IDEX Mutual Funds (the "IDEX Mutual Funds") and WRL Series Fund, Inc. (the "WRL Series Fund") are registered investment companies pursuant to the Investment Company Act of 1940 (the "1940 Act"). The IDEX Mutual Funds and the WRL Series Fund are hereinafter collectively referred to as the "Funds." Idex Management, Inc. ("IMI"), is a registered investment adviser which provide investment advisory services to the IDEX Mutual Funds pursuant to the Investment Advisers Act of 1940 (the "Advisers Act"), WRL Investment Management, Inc. ("WRLIM") is a registered investment adviser which provides investment advisory services to the WRL Series Fund pursuant to the Advisers Act, and InterSecurities, Inc. ("ISI") is an investment adviser that provides asset allocation services, wrap fee programs and financial planning. WRL Investment Services, Inc. ("WRLIS") is a registered transfer agent which provides transfer agency and other services to the WRL Series Fund and WRLIM. ISI also serves as the principal underwriter for IDEX Mutual Funds, and is also a registered broker-dealer pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). AFSG Securities Corporation ("AFSG") serves as principal underwriter for the WRL Series Fund. Idex Investor Services, Inc ("IIS") is a registered transfer agent which provides transfer agency services to the IDEX Mutual Funds. The IDEX Mutual Funds, the WRL Series Fund, ISI, IMI, IIS, WRLIM, WRLIS and ASFG are sometimes hereinafter collectively referred to as the "Companies."

(B)   STATEMENT OF PURPOSE.

      (1) INTRODUCTION. All of the Companies seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the IDEX Mutual Funds and the WRL Variable Products and by the retail clients of ISI is something we should value and endeavor to protect. To further that goal, this Code of Ethics and Insider Trading Policy (the "Policy") is designed to implement procedures to deter the misuse of material nonpublic information and to avoid conflicts of interest in connection with personal securities transactions. It is not the intention of this Policy to prohibit personal securities transactions by persons to whom this Policy applies, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Policy sets forth standards regarding conduct in those situations in which conflicts are most likely to


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            develop. It is also important to note that compliance with the technical provisions of this Policy does not in every case prevent scrutiny of personal securities transactions which show a pattern or potential for abuse. The Companies recognize that an individual legitimately may be uncertain about the application of this Policy in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy to the Designated Officer or the Law Department immediately if you have any reason to believe that a violation of the Policy has occurred or is about to occur. This Policy replaces all of the Codes of Ethics and Insider Trading Policies previously in effect for the Companies.

            Every person to whom this Policy is applicable (as defined below) should keep in mind the following general principles:

            (a) Persons to whom this Policy is applicable are fiduciaries. No person to whom this Policy is applicable should knowingly place his or her own interests ahead of those of any of the Companies or the clients, shareholders or Variable Product owners of the Companies; and

            (b) No person to whom this Policy is applicable should use knowledge of transactions by a Fund or ISI or its clients to his or her profit or advantage or take inappropriate advantage of his or her position with any of the Companies; and

            (c) All personal securities transactions should be conducted consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest or any abuse of an individual's position of trust and responsibility within the Companies.

      (2) CODE OF ETHICS. Rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the 1940 Act imposes an obligation on registered investment companies and their investment advisers (including investment sub-advisers) and principal underwriters to adopt written Codes of Ethics covering the securities activities of their trustees, directors, officers and employees. This Code of Ethics is designed to ensure that those persons who have access to information regarding the portfolio securities activities of a Fund do not use that information for their own personal benefit and/or to the detriment of the Fund.

      (3) INSIDER TRADING POLICY. The federal securities laws, including the antifraud provisions of Section 10(b) of the 1934 Act, Rule 10b-5 promulgated thereunder, and the Insider Trading and Securities Fraud Enforcement Act of 1988 prohibit "insider trading." Insider trading can be defined as trading based on Material Nonpublic Information or communicating Material Nonpublic Information to others in violation of the law. The Advisers Act and the 1934 Act require investment advisers and broker-dealers, respectively, to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of the entity's business, to prevent insider trading violations.

(C) APPLICABILITY. Section III, Code of Ethics, Section IV, Insider Trading Policy, and Sections V and VI, Reporting Requirements and Sanctions, shall apply to all "Access Persons" and/or "Advisory Persons" as those terms are defined in Section II below. Sections IV, V and VI, Insider Trading Policy, Reporting Requirements and Sanctions shall also apply to all officers, directors, employees and registered representatives of ISI and its branch offices.

(D) MONITORING OF SUB-ADVISERS. The following entities currently serve as sub-advisers to a Fund or Portfolio thereof: Janus Capital Corporation, AEGON USA Investment Management, Inc., Luther King Capital Management Corporation, Van Kampen Asset Management Inc., Fred Alger Management, Inc., C.A.S.E. Management, Inc., Dean Investment


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      Associates, NWQ Investment Management Company, GE Investment Management
      Incorporated, Federated Investment Management Company, J.P. Morgan Investment Management Inc., T. Rowe Price Associates, Inc., Goldman Sachs Asset Management, Pilgrim Baxter & Associates, Ltd., EQSF Advisers, Inc., Salomon Brothers Asset Management Inc,, Scottish Equitable Investment Management Limited, The Dreyfus Corporation and Transamerica Investment Management, LLC (individually, a "Sub-Adviser" and collectively, the "Sub-Advisers"). Further, additional Sub-Advisers may serve the Funds in the future. Each Sub-Adviser provides that Portfolio's investment adviser with investment advice and recommendations, and supervises the purchase and sale of all securities transactions on behalf of the Portfolio. Accordingly, each of the Sub-Advisers is a registered investment adviser under the Advisers Act, and is required to maintain, administer and enforce a written Code of Ethics and Insider Trading Policy, in each case tailored to the particular business activities of that Sub-Adviser. An important aspect of this Code of Ethics and Insider Trading Policy, therefore, is to monitor the administration and enforcement of the Code of Ethics and Insider Trading Policies of each of the Sub-Advisers as set forth in Section VII.

(E) COMPLIANCE WITH RECOMMENDATIONS OF THE INVESTMENT COMPANY INSTITUTE'S ADVISORY GROUP ON PERSONAL INVESTING. This Policy is specifically designed to comply with the recommendations of the Investment Company Institute's ("ICI") Advisory Group on Personal Investing, as contained in the Advisory Group's Report dated May 9, 1994. However, the Securities and Exchange Commission, the ICI Advisory Group and the ICI Board of Governors have all officially recognized that each investment company's structure and organization is unique, and that flexibility is therefore required in the application of the specific recommendations of the Advisory Group to a particular investment company. In large part, this Policy complies with each of those specific recommendations. However, the operation of the business of the Companies and the Funds' investment activities is unique in that the day-to-day trading activities of the Funds are handled by the Sub-Advisers, each of whom have adopted and separately administer their own Code of Ethics and Insider Trading Policy. Moreover, the investment decisions for the Funds are made by employees of the Sub-Advisers, not by any of the persons to whom this Policy applies. Persons to whom this Policy applies receive information about the Portfolios' trading activities only after they have taken place. Accordingly, where this Policy differs from the ICI recommendations, those differences are a result of this structure.

SECTION II:  DEFINITIONS.

(A) "Access Person" as to a Company means any trustee, director, officer, or "Advisory Person" of that Company, except that a director or officer of WRLIM, AFSG or WRLIS is an "Access Person" only if he or she, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the WRL Series Fund, or if his or her functions relate to the making of any recommendations with respect to such purchases or sales.

(B)   "Adviser" means IMI, ISI and WRLIM, as applicable.

(C) "Advisory Person" means (1) any employee of a Fund, an Adviser or any company in a control relationship to a Fund, as defined under the 1940 Act, or an Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by that Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to a Fund or an Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

(D) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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(E)   "Beneficial Ownership" shall mean securities with respect to which an individual, his/her spouse, dependent children or any person sharing the same household has voting or investment power, as well as any account with respect to which such individual exercises investment discretion or provides investment advice.

(F) "Companies" means, collectively, IDEX Mutual Funds, WRL Series Fund, IMI, ISI, IIS, WRLIM, WRLIS and AFSG. "Company" means any of the Companies individually.

(G) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, control means the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

(H) "Designated Officer" shall mean the officer of each of the Companies designated by the Board of Directors or Trustees of a Company from time to time to be responsible for management of compliance with this Policy. A Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Policy.

(I) "Disinterested Trustee or Director" means a Trustee or Director of a Fund who is not an "interested person" of the Fund within the meaning of
      Section 2 (a)(19) of the 1940 Act.

(J)   "Fund" means (i) IDEX Mutual Funds, or (ii) the WRL Series Fund, Inc.

(K) "Initial Public Offering" (IPO) means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act").

(L) "Limited Offering" is an offering that is exempt from registration under the 1933 Act pursuant to sections 4(2) or 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

(M) "Material Information" generally means information that a reasonable investor would consider important in making an investment decision. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For further guidance in determining whether information is material, see Section IV.(C).

(N) "Non-public Information" means information that has not been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission or some other governmental agency, the Dow Jones "tape" or THE WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely. For further guidance in determining whether information is non-public, see Section IV.(D).

(O) "Investment Company" shall have the same meaning as set forth in Section 3 of the 1940 Act.

(P) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security, or the use of a derivative product to take a position that would otherwise be prohibited if taken directly.

(Q) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that (i) for purposes of this Policy, it shall include futures, commodities and other investments in which the Funds may invest; and (ii) for purposes of this Policy, it shall not include shares of registered


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      open-end investment companies, securities issued by the Government of the
      United States, bankers' acceptances, bank certificates of deposit, commercial paper, insurance annuities or policies, and short term debt securities which are "government securities" within the meaning of
      Section 2(a)(16) of the 1940 Act.

(R) "Sub-Adviser" shall mean Janus Capital Corporation, AEGON USA Investment Management, Inc., Luther King Capital Management Corporation, Van Kampen Asset Management Inc., Fred Alger Management, Inc., C.A.S.E. Management, Inc., Dean Investment Associates, NWQ Investment Management Company, GE Investment Management Incorporated, Federated Investment Counseling, J.P. Morgan Investment Management Inc., Scottish Equitable Investment Management Limited, T. Rowe Price Associates, Inc., Goldman Sachs Asset Management Inc., Pilgrim Baxter & Associates, Ltd., EQSF Advisers, Inc., Salomon Brothers Asset Management Inc, Transamerica Investment Management, LLC and The Dreyfus Corporation (individually, a "Sub-Adviser" and collectively, the "Sub-Advisers"), and any other individual or entity which may from time to time serve as a sub-adviser to any of the Funds or any Portfolio thereof, as applicable.

SECTION III:  CODE OF ETHICS.

(A)   PROHIBITED TRANSACTIONS.

      (1) No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if:

            (a) such security has been purchased or sold by a Fund during the 15 calendar days immediately preceding the Access Person's purchase or sale, or

            (b) such Access Person knows or should have known at the time of such purchase or sale that the security is being considered for purchase or sale by a Fund.

            Any profits realized by Access Persons on purchases or sales of securities made in violation of this provision will be required to be disgorged to the Fund.

      (2) No Access Person may render investment advisory services to any person or entity not (a) a client of ISI, or (b) a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining the permission of the appropriate Designated Officer.

      (3) No Advisory Person shall purchase, directly or indirectly, any securities in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in an IPO.

      (4) No Advisory Person shall directly or indirectly purchase any securities in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership pursuant to a private placement or other Limited Offering of securities, UNLESS such Advisory Person shall have obtained prior written approval for such purpose from the Designated Officer or the Law Department. In determining whether such prior approval shall be granted, the Designated Officer or the Law Department shall take into account whether the opportunity to purchase such securities is being offered to the Advisory Person because of his or her position with the Companies, and whether the opportunity to purchase such securities should be reserved for the Funds. Advisory Persons who purchase securities pursuant to such prior approval must disclose that investment if they later become aware of or play a part in the Fund's subsequent consideration of an investment in the issuer.


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      (5)   No Advisory Person shall profit in the purchase and sale, or sale and purchase, directly or indirectly, of the same (or equivalent) securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within 60 calendar days. Transactions executed in violation of this provision shall be reversed if practicable and, if not practicable, any profits realized on such purchase and sale, or sale and purchase, shall be required to be disgorged to the Funds. Exceptions to this short-term trading prohibition may be made on a case-by-case basis with the prior written approval of the Designated Officer or the Law Department when no abuse appears to be involved and the equities of the situation strongly support such an exception.

      (6) No Advisory Person shall solicit or accept gratuities, gifts or fees from any person with whom they may have contact in the course of their business on behalf of the Companies. The following items are excluded from this provision, as long as they do not have a value in excess of $25.00: flowers, food items or business-related promotional items.

      (7) No Advisory Person shall serve on the Board of Directors of a publicly traded company without prior written authorization of the Designated Officer or the Law Department based upon a determination that the board service would be consistent with the interest of the Funds and their shareholders or variable contract owners. If such board service is authorized, the Funds normally shall be prohibited from investing in the securities of that company, and consideration shall be given to the implementation of any additional procedures, including "Chinese Wall" procedures, required to prevent an actual or potential conflict of interest.

(B) EXEMPTED TRANSACTIONS. Section III. (A) of this Policy shall not apply to:

      (1) purchases or sales effected in any account over which the Access Person has no direct or indirect ownership, influence or control,

      (2) purchases or sales of securities which are not eligible for purchase or sale by a Fund or Portfolio,

      (3) purchases or sales which are non-volitional on the part of either the Access Person or a Fund or Portfolio,

      (4)   purchases which are part of an automatic dividend reinvestment plan,

      (5) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired,

      (6) purchases or sales otherwise prohibited under this Policy where the Access Person has received the prior approval of the Designated Officer or the Law Department; provided, however, that Section V.
            (A) of this Policy, which requires mandatory reporting of securities transactions by Access Persons, will continue to apply to such transactions where applicable,

      (7) purchases and sales of 100 shares of an equity security per calendar quarter if the issuer of the security has a market capitalization of at least $1 billion and the security has an average daily trading volume of at least 100,000 for the 30 days preceding the Access Person's purchase; provided, however, that such purchases or sales were not made in reliance on Material Information that the Access Person has acquired by virtue of his


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            position with the Company or information otherwise violative of the federal securities or the Insider Trading Policy set forth in
            Section IV below.

SECTION IV:  INSIDER TRADING POLICY.

(A) BACKGROUND AND SCOPE. Trading securities while in possession of Material, Nonpublic Information or improperly communicating that information to others exposes an offender to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring an offender from the securities industry. Finally, an offender may be sued by investors seeking to recover damages for insider trading violations.

      Regardless of whether a government inquiry occurs, however, any violation of this Insider Trading Policy is viewed seriously by the Companies. Such violations constitute grounds for disciplinary sanctions, including dismissal. This Insider Trading Policy is drafted broadly; it will be applied and interpreted in a similar manner.

(B)   STATEMENT OF POLICY.

      (1) No person to whom this Section IV applies may purchase or sell any security while in possession of Material Non-public Information concerning the security.

      (2) No person to whom this Section IV applies who knows of Material Non-public Information may communicate that information to any other person.

      (3) Finally, no person to whom this Section IV applies who knows of Material Non-public information may recommend trading in securities, or otherwise cause the purchase or sale of any security, about which he or she has Material Non-public Information.

(C) MATERIAL INFORMATION. It is impossible to list all types of information that might be deemed material under particular circumstances. However, information dealing with the following subjects is reasonably likely to be found material in particular situations:

      .     proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, and purchases or sales of substantial assets,
      .     earnings results or changes in earnings estimates,
      .     major changes in management,
      .     changes in dividends,
      .     changes in debt ratings,
      .     public offerings,
      .     significant litigation or government agency investigations,
      .     liquidity problems, and
      .     pending statistical reports (E.G., consumer price index, money supply and retail figures, interest rate developments).

      Material Information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information that was to be printed in THE WALL STREET JOURNAL'S "Heard on the Street" column.

      Material Information may be positive or adverse. If a lawsuit is brought alleging that insider trading occurred, the benefit of hindsight may be brought in to argue that the information was material. Therefore, when in doubt about whether particular Non-public Information is material,


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      exercise caution. Consult the appropriate Designated Officer or the Law
      Department before making a decision to disclose such information or to trade in or recommend securities to which that information relates.

(D) NON-PUBLIC INFORMATION. To show that information is public, you should be able to point to some fact showing that it is widely disseminated, for example, publication in daily newspapers, or disclosure in widely circulated public disclosure documents. Even when there has been public disclosure of information you learned about before its public disclosure, you generally must wait until the information is absorbed by public investors before you can treat the information as public.

      NON-public Information may include

      . information available to a select group of analysts or brokers or institutional investors,
      . undisclosed facts that are the subject of rumors, even if the rumors are widely circulated, and
      . information that has been entrusted to a Company on a confidential basis until a public announcement of the information has been made AND enough time has elapsed for the market to respond to a public announcement of the information (normally two or three days).

      As with questions of materiality, when in doubt about whether information is non-public call the appropriate Designated Officer or the Law Department or assume that the information is "Non-public" and therefore treat it as confidential.

(E) IDENTIFYING INSIDE INFORMATION. Before executing any trade for yourself or another person, including a Fund or a client of ISI, you must determine whether you have access to Material, Non-public Information. If you think you might have access to Material, Non-public Information, you should take the following steps:

      (1) Report the information and proposed trade immediately to the appropriate Designated Officer or the Law Department.

      (2) Do not purchase or sell the securities on behalf of yourself or others, including the Funds or clients of ISI.

      (3) Do not communicate the information inside or outside the Companies, other than to the appropriate Designated Officer or the Law Department.

      (4) After the appropriate Designated Officer and/or the Law Department has reviewed the issue, the appropriate Company or Companies will determine whether the information is material and nonpublic and, if so, what action the Company should take.

(F) HIGH-RISK TRADING ACTIVITIES. Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as options contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Persons to whom this Insider Trading Policy is applicable should understand that short sales and trading in derivative instruments involve special risks -- derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed to the Companies by each person to whom this Policy is applicable may heighten those risks. For example, if a Company become aware of Material, Non-public Information about the issuer of the underlying securities, persons to whom this Policy is applicable may find themselves "frozen" in a


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      position in a derivative security. The Companies will not bear any losses suffered by any person subject to this Policy as a result of the implementation of this Policy.

If you have any questions, contact the appropriate Designated Officer or the Law Department BEFORE you trade.

SECTION V: PROCEDURES TO IMPLEMENT CODE OF ETHICS AND INSIDER TRADING POLICY. The following procedures have been established to aid the persons to whom this Policy is applicable in avoiding a violation of this Policy, and to aid each Company in preventing, detecting and imposing sanctions for violations of this Policy. Every person to whom this Policy is applicable must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should contact the appropriate Designated Officer or the Law Department.

(A) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All transactions in any securities Beneficially Owned by an Access Person must be pre-cleared by the Designated Officer or the Law Department. Once granted, such pre-clearance remains effective for forty-eight (48) hours.

(B) MANDATORY REPORTING OF SECURITIES TRANSACTIONS. To assist each Company in enforcing this Policy, all Access Persons of any of the Companies, other than the Disinterested Trustees and Directors of the Funds as set forth more fully below, and all officers, directors, employees and registered representatives of ISI and its branch offices must file a written report of their transactions in any Security with the Designated Officer within:

      (i)   10 days after becoming an Access Person (an "Initial Report");
      (ii)  10 after the end of each calendar quarter (a "Quarterly Report");
            and
      (iii) 30 days after the end of the fiscal year of a Company (an "Annual Report") which contains information as of a date not more than 30 days prior to the date the Annual Report is submitted.

      The Initial and Annual Report will contain the following information: (The information contained in the Initial Report must be current as of a date no more than 10 days after the person became an Access Person.)

      (i) the title, number of shares, and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership interest.
      (ii) The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person.

      A Quarterly Report will contain the following information:

      (i) the date of the transaction, the name of the Security, and the number of shares/units/principal of each security involved;
      (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);
      (iii) the price of the Security at which the transaction was effected;
      (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and
      (v) the name of any broker, dealer, or bank with whom the Access Person established any account in which any Securities were held during the applicable calendar quarter for the direct or indirect benefit of the Access Person and the date such account was established.

(C) In lieu of filing Quarterly Reports, copies of confirmations and periodic (monthly/quarterly) brokerage account statements may be filed.

(D) For periods in which no reportable transactions were effected, a Quarterly Report shall contain a representation that no transactions subject to the reporting requirements set forth in this Policy were made.

(E) REPORTING BY DISINTERESTED TRUSTEES AND DIRECTORS. The Disinterested Trustees and Directors of the Funds are not required to provide the written reports described, or to obtain pre-clearance of their personal securities transactions pursuant to Section V. (A) above. Disinterested Trustees and Directors of a Fund must file a report with the Designated Officer of the Fund in accordance with the requirements set forth below with respect to any transaction in a security if such Trustee or Director at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee or Director of the Fund, should have known that, during the 15-day period immediately preceding or following the date of the transaction by the Trustee or Director, such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund, its Adviser or Sub-Adviser. The reports required under this Section V.(E) shall be made not later than 10 days after the end of each calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

      (i) the date of the transaction, the title and number of shares, and the principal amount of each security involved;
      (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
      (iii) the price at which the transaction was effected; and
      (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

(F) REVIEW OF REPORTS. The written reports specified above, or the duplicate confirmations, account statements and reports submitted in lieu of such reports, and required to be submitted under this Section V shall be delivered to the appropriate Designated Officer. The appropriate Designated Officer shall review such reports, duplicate confirmations, and account statements and maintain copies thereof as required by Rule 17j-1(d), with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person's position of trust and responsibility within the Companies. Before making any determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under this Policy and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material.

(F) ACKNOWLEDGMENT AND CERTIFICATION. Upon becoming subject to this Policy and annually thereafter, all persons to whom this Policy is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Policy, and their compliance with this Policy, and return it to the Designated Officer.

(G) RECORDS. The Companies shall maintain records with respect to this Policy in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

      (i) A copy of this Policy and any other Insider Trading Policy or Code of Ethics with respect to any of the Companies which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

      (ii) A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

      (iii) A copy of each report made or duplicate confirmation or account statement received pursuant to this Policy shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      (iv) A list of all persons who are, or within the past five years have been, required to submit duplicate confirmations or account statements or to make reports pursuant to this Policy shall be maintained in a easily accessible place.

(H) CONFIDENTIALITY. All duplicate confirmations, account statements, reports of securities transactions and any other information filed with the Companies or furnished to any person pursuant to this Policy shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

(I) REPORTS TO BOARD OF DIRECTORS/TRUSTEES. The Boards of Directors/Trustees of the Funds shall receive an annual report from the Designated Officer of the Funds which summarizes existing procedures for compliance with this Policy and any changes in the procedures made during the past year and identifies any recommended changes in existing restrictions or procedures based upon the Funds' experience with the Policy, evolving industry practice, or developments in applicable laws or regulations. In addition, the Boards of Trustees/Directors of the Funds shall receive a quarterly report from the Designated Officer of the Funds with respect to any violations requiring significant remedial action during the preceding calendar quarter.

SECTION VI: SANCTIONS. Upon determination that a violation of this Policy has occurred, the Board of Directors or Trustees of the affected Fund(s), Adviser(s), ISI, IIS, WRLIM or WRLIS, or AFSG, as the case may be, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All violations of this Policy and any sanctions imposed with respect thereto shall be periodically reported to the Boards of Directors or Trustees of the Funds, the Advisers, ISI, IIS, WRLIM or WRLIS, or AFSG as appropriate.

SECTION VII:  MONITORING OF SUB-ADVISERS AND PRINCIPAL UNDERWRITERS.

(A) REQUIRED MAINTENANCE AND ENFORCEMENT OF CODE OF ETHICS AND INSIDER TRADING POLICY. Each Sub-Adviser and Principal Underwriter must maintain and enforce a Code of Ethics and Insider Trading Policy appropriate to the Sub-Adviser's or Underwriter's business activities.

(B) COMPLIANCE. Each Sub-Adviser and Principal Underwriter shall have, prior to entering into any advisory or distribution agreement with any Fund, submitted it Code of Ethics and Insider Trading Policy to the appropriate Fund's Board of Trustees/Directors for its approval. Each Sub-Adviser and Underwriter also shall be required to submit promptly any proposed material amendments to such policies.

(C) In the event a Sub-Adviser or Underwriter submits a Code of Ethics or Insider Trading Policy that is approved by the appropriate Board of Trustees or Directors, such Sub-Adviser or Underwriter, as the case may be, shall:

      (i) Promptly Furnish to the appropriate Board upon request at any time and no less frequently than once during each fiscal year of the applicable Fund, copies of any reports made pursuant to such Code by any employee of the Sub-Adviser or Underwriter who would be deemed to be an Advisory or Access Person with respect to a Fund under this Policy if such person were employed by one of the Companies; and

      (ii) Immediately furnish to the appropriate Fund, without request, all material information regarding any violation of such Code by any employee of the Sub-Adviser or Underwriter who would be deemed to be an Advisory or Access Person with respect to a Fund under this Policy of such person were employed by one of the Companies.

(D) QUARTERLY REPORTING. Each Sub-Adviser and Underwriter shall report to the Board of Directors/Trustees of the appropriate Fund on a quarterly basis with respect to the administration and enforcement of its Code of Ethics and Insider Trading Policy. Such report shall include a certification that such Code of Ethics and Insider Trading Policy is being appropriately administered and enforced by the Sub-Adviser or Underwriter in accordance with the terms thereof. Such report shall include information with respect to any violations of such Code of Ethics and Insider Trading Policy that could potentially affect the Fund which the Sub-Adviser advises, as well as the action taken by the Sub-Adviser with respect to any such violation.

                        ACKNOWLEDGMENT AND CERTIFICATION

      I acknowledge receipt of the Code of Ethics and Insider Trading Policy of IDEX Mutual Funds, the WRL Series Fund, Inc., Idex Management, Inc., InterSecurities, Inc., Idex Investor Services, Inc., WRL Investment Management, Inc., WRL Investment Services, Inc. and AFSG Securities, Inc. I have read and understand such Policy and agree to be governed by it at all times. Further, if I have been subject to the Policy during the preceding year, I certify that I have complied with the requirements of the Policy and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Policy.


                                   _______________________________________
                                   (signature)

                                   ______________________________________
                                   (please print name)


Date: _________________________

                    PERSONAL SECURITIES ACCOUNT INFORMATION


Signature_____________________________________ Date _____________________


A/C NUMBER         A/C NAME(S)         SECURITIES FIRM AND ADDRESS


I certify that the foregoing is a complete and accurate list of all securities accounts in which I have any direct or indirect legal or Beneficial Ownership.

                                    __________________________________________
                                    Signature

                                 CODE OF ETHICS
                      AEGON USA INVESTMENT MANAGEMENT, INC.

I.       INTRODUCTION


     AEGON USA Investment Management, Inc. ("ADVISER") is a registered investment adviser. In recent years, the personal securities practices of investment advisers to investment companies have come under increased regulatory scrutiny by the Securities and Exchange Commission. Investment advisers and their personnel owe clients the highest duty of trust and fair dealing and must place their clients' interests ahead of their own. Investment adviser personnel, when making investment decisions for themselves, may not place their personal interests ahead of the client's interests. Accordingly, conflicts of interest can arise when certain investment adviser personnel (E.G., those who may have knowledge of impending client transactions) buy and sell securities for their personal accounts ("PERSONAL INVESTMENT ACTIVITIES").

     Section l7(j) of the Investment Company Act of 1940 (the "1940 ACT") and rule 17j-1 thereunder are intended to address the potential conflicts arising from the personal investment activities of investment company personnel, including the company's investment adviser. Rule 17j-1, in relevant part, (a) prohibits an investment adviser and its affiliated persons (E.G., officers, directors, employees) from engaging in fraudulent acts in connection with their personal transactions in securities held or to be acquired by the investment company, (b) requires the investment adviser to adopt a code of ethics reasonably designed to prevent their "access persons" (generally, personnel that are involved in the portfolio management process) from engaging in fraudulent acts, and (c) requires access persons to report their personal securities transactions. The Adviser, as an investment adviser to investment companies, is subject to the 1940 Act and therefore adopted this code of ethics (the "CODE").

     Because of the recent scrutiny on personal investment activities, the Investment Company Institute, a national association for the investment company industry, has recommended investment companies and their advisers adopt various measures in their particular code of ethics to obviate the conflicts, to prevent and detect any abusive practices, and to preserve the confidence of investors. The Adviser has amended its Code to reflect substantially the institute's recommendations.

     In amending its Code, the Adviser has given considerable thought to developing a Code which would not inhibit unnecessarily responsible personal investment by professional investment personnel. The Adviser believes that personal investment experience over time can lead to better performance of the individual's professional investment responsibility. Accordingly, the Code is intended to permit personal investment, subject to reasonable restrictions designed to address the concerns of possible conflicts of interests and to preclude any overreaching.

You should note that this Code is applicable to all employees and members of the Adviser's board of directors, unless otherwise indicated below. The Code addresses personal transactions in securities within the context of section 17(j) and rule 17j-l of the 1940 Act. The Code does not encompass all possible areas of potential liability under the federal securities laws, including the 1940 Act. For instance, the federal securities laws preclude investors from trading on the basis of material, nonpublic information or communicating this information in breach of a fiduciary duty ("insider trading" or "tipping"). Other provisions of the 1940 Act also address transactions involving investment companies and their affiliated persons (such as the investment adviser) which may involve fraud or raise other conflict issues. For example, section 17(a) of the 1940 Act generally prohibits sales or purchases of securities or other property between a registered investment company and an affiliated person and section 17(e) prohibits an affiliated person of a registered investment company, acting as agent, from receiving from any source any compensation (other than regular salary from the registered investment company) for the purchase or sale of any property to or for such company. Accordingly, persons covered by this Code are advised to seek advice before engaging in any transactions other than the purchase or redemption of fund shares or the regular performance of their normal business duties if the transaction directly or indirectly involves themselves and one or more of the clients.

II. DEFINITION OF TERMS

          A. "ACCESS PERSON" means any director, officer, general partner, or advisory person of the Adviser.

          B. "ADVISER" means AEGON USA Investment Management, Inc.

          C. "ADVISORY PERSON" means (i) an employee of the Adviser or of any company in a control relationship to the Adviser who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to an Investment Company with regard to the purchase or sale of a security.

          D. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          E."BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under rule 16a-l(a)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has a direct or indirect pecuniary interest in the securities (I.E.,: an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by a person includes securities held by members of a person's immediate family sharing the same household.

          F. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

          G. "INVESTMENT COMPANY" means a company registered under the 1940 Act for which the Adviser is the investment adviser.

          H. "INVESTMENT PERSONNEL" means Portfolio Managers and other employees who provide information and advice to a Portfolio Manager or who help execute the Portfolio Manager's decision.

          I. "PORTFOLIO MANAGER" means those employees entrusted with the authority and responsibility to make investment decisions affecting an Investment Company.

          J. "PURCHASE OR SALE OF A SECURITY" includes, INTER ALIA, the writing of an option to purchase or sell a security.

          K. "REVIEW OFFICER" shall mean the President of AEGON USA Investment Management, Inc. or his designated representative. As of the date of this document, Donald E. Flynn, Executive Vice President, is the designated representative.

          L."SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as designated by the Review Officer.

III. STATEMENT OF GENERAL PRINCIPLES

          A. The Code is based on the principle that the officers, directors, and employees of Adviser owe a fiduciary duty to our clients to conduct their personal securities transactions in a manner which does not interfere with client portfolio transactions or otherwise take unfair advantage of their relationship to the clients. 1 In light of this fiduciary obligation, personal investment activities of Access persons are subject to the following general principles:


----------------
(1) Persons covered by this Code must adhere to its general principles as well as comply with the Code's specific provisions. It bears emphasis that technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of the individual's fiduciary duties to the clients.

      1. No Access person shall enter into or engage in a security transaction, business activity, or other relationship which may result in any financial or other conflict of interest between such person and any client;

      2. No personal investment activities by an Access person shall conflict with the duty to place the interests of clients before any personal interests;

      3. All personal investment activities shall be conducted consistent with the requirements and standards set forth in this Code in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust;

      4. No Access person shall, directly or indirectly, take inappropriate advantage of his or her position with any client. This principle includes, but is not limited to, the following:

               a. No Access person in a fiduciary relationship with respect to a portfolio shall profit, directly or indirectly, due to his or her position with respect to such portfolio. A person who learns about any corporate opportunity due to their position may not take advantage of and profit from such corporate opportunity.

               b.No Access person shall accept any special favors, benefits or preferential treatment due to his or her fiduciary relationship with any portfolio, except for the usual and ordinary benefits directly provided by the Adviser or any portfolio managed thereby.

               c. No Access person shall release any information regarding actual or contemplated securities transactions by any portfolio or any actual or proposed portfolio changes, except in the performance of employment duties, or in connection with any official report or disclosure which makes such information public knowledge.

IV. EXEMPTED TRANSACTIONS

     The  provisions of Section V of this Code shall not apply to:

          A. Purchases or sales of securities effected in any account over which the Access person has no direct or indirect influence or control.

          B. Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company.

          C. Purchases or sales of securities which are nonvolitional on the part of either the Access person or an Investment Company (e.g., purchases through dividend reinvestment plans, transactions in corporate mergers, stock splits, tender offers).

          D. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          E. Purchases or sales of securities issued by companies with market capitalization of at least $1 billion. Please note the fiduciary principles outlined above still apply.

          F. De minimis purchases and sales of securities. A de minimis purchase or sale means a securities transaction involving 100 shares or less issued by the same issuer per year. Please note the fiduciary obligations outlined above still apply.

          G. Purchases or sales which receive the prior approval of the Review Officer to exempt the transaction. The Review Officer may grant an exception from one or more provisions of the Code only after careful consideration of the proposed transacti6n or activity, the potential conflicts it may raise, and whether it is consistent with the objectives and spirit of the Code.

V. RESTRICTIONS ON PERSONAL INVESTING

          The Advisor has adopted the following substantive restrictions to guard against the most likely cases in which conflicts occur.

          A. Access persons shall not purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale (a) is being considered for purchase or sale by an Investment Company; or (b) is being purchased or sold by an Investment Company.

               Without limiting the generality of the foregoing, (a) no Portfolio Manager may purchase or sell any security within seven (7) calendar days before and after any portfolio of an Investment Company which he or she manages trades in that security, and (b) no Access person shall purchase or sell any security on the same day there is a pending buy or sell order in that security by any of Investment Companies advised by the Adviser. Any profits realized on trades within the prescribed periods will be disgorged.

          B. Investment Personnel shall not acquire any securities in an initial public offering, unless such person has received approval from the Review Officer.

          C. Investment Personnel shall not acquire any securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to section 4(2) of the Act, unless the person has received written approval by the Review Officer. In granting such approval, the Review Officer will take into account, among other things, whether the investment opportunity should be reserved for Investment Companies and whether the opportunity is being offered to an individual by virtue of his or her position with the Adviser. Any person authorized to acquire securities in a private placement must disclose such investment if he or she is involved in any manner with a client's subsequent consideration of an investment in the same or an affiliated issuer. In such circumstances, the decision to purchase securities of the issuer for the Investment Company will be subject to independent review by a designated Access person with no personal interest in the issuer.

          D. Investment Personnel shall not purchase and sell, or sell and purchase, the same equivalent) securities within sixty (60) calendar days, without prior written approval of the Review Officer. In granting such approval, the Review Officer shall determine that no abuses are involved and the equities of the situation strongly support an exception. Approval, however, is not required for exchange-traded options that are purchased to establish a bona fide hedge position on securities held over 60 days, or for futures or options on U.S. bonds, treasuries or notes. Any profits realized on short-term trades in violation of this provision may be disgorged.

VI. RESTRICTIONS ON GIFTS AND SERVICES AS A DIRECTOR

      A. Investment Personnel may not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of any client.

      B. Investment Personnel shall not serve on the boards of directors of publicly traded companies without prior written authorization from the Review Officer. In granting such authorization, the Review Officer shall determine that the board service would be consistent with the interests of Investment Companies and their shareholders. If board service is authorized, the Review Officer shall establish appropriate "Chinese Walls" or other procedures to isolate the person serving on the board from those making investment decisions as to securities of any such company.

VII. COMPLIANCE PROCEDURES

          The Adviser must not only adopt a Code, but must implement and enforce its provisions effectively. Accordingly, the Adviser has adopted the following compliance measures:

          A. Pre-clearance

          Access persons must receive prior approval of their personal investment transactions in securities, as defined above, from the Review Officer. Such authorization will be effective for five business days. The pre-clearance requirement shall not apply to the Exempted Transactions listed in Section IV.

          B. Reporting Requirements

          1. All Access persons must disclose a listing ("personal holdings report") of all securities directly or indirectly beneficially owned by the Access person at the time he or she becomes an access person. The personal holdings report must be filed with the Review Officer within 10 days of the event that causes the employee to become an Access person (E.G., hiring, promotion, or change of position). The reports required hereunder shall provide the title, CUSIP number (if any), number of shares and principal amount with respect to each security.

          2. Every Access person must direct his or her broker to supply to the Review Officer duplicate copies of confirmations of all transactions in securities in which the Access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security, and copies of periodic statements for all securities accounts.

               Such confirmations must be provided not later than 10 days after the end of the calendar quarter in which the transaction to which the confirmation relates was effected and shall contain the following information:

               a. The date of the transaction, the title, CUSIP number (if any) and the number of shares, and the principal amount of each security involved;

               b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c. The price at which the transaction was effected; and

               d. The name of the broker, dealer or bank with or through whom the transaction was effected.

                    If the confirmation statement or account statement does not contain all the information required above and the information has not otherwise been supplied to the Review Officer, the Access person shall submit a report within the above time period providing the missing information. In addition, in the event the broker is unable to supply the confirmations, such as the Schwab discretionary account with Adviser's 401(k) program, the employee must file a report containing the information and within the time period specified above.

          3. Notwithstanding subsection B, no person shall be required to file a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

          C. Certifications

          1. Each new employee will be given the Code upon becoming an employee. Within ten (10) days thereafter, the employee must file a report with the Review Officer or other designated person that he or she has read the Code and understands that he or she is subject to the Code's provisions.

          2. All Access Persons will be required to certify on an annual basis that they: (a) have read and understood the Code, (b) recognize that they are subject to the Code, and (c) have complied with the requirements of the Code and disclosed or reported all personal securities transactions required thereunder.

          D. Monitoring Procedures

          The Review Officer or other designated personnel will monitor the personal investment activities of Access persons. The Review Officer or other designated persons shall review the reports and confirmations filed by each Access person. In monitoring these transactions, the reviewer may also, among other things,

          1. Compare preclearance logs and confirmation statements for discrepancies;

          2. Compare preclearance logs and confirmation statements with Investment Company transactions to determine if any potential conflict existed;

          3. Compare preclearance logs and confirmation statements of employees in the same department or brokerage statements of different employees who use the same broker;

          4. Compare annual reports of personal holdings with Investment Company transactions during the same 12-month period;

          5. Notify immediately an employee of an apparent discrepancy or potential conflict, request a written explanation, report the apparent discrepancy or potential conflict to senior management, and take corrective action if necessary;

          6. Provide continuing education programs to remind employees of the importance of the Code provisions and to provide a special opportunity to ask questions; and

          7. Review the Code on a regular basis and update the Code and its procedures as necessary.

VIII. SANCTIONS

     Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, INTER ALIA, a letter of censure, suspension, termination of the employment, or criminal referral of the violator. All material violations of this Code shall be referred to senior management to determine the appropriate sanction. To the extent practicable, the referral will not disclose the employee's identity unless otherwise requested by the employee. The employee will have the opportunity to submit a written statement in either anonymous or disclosed form. The employee may be represented by counsel at any time the employee's supervisor makes a presentation with respect to an employee.

                          CODE OF ETHICS CERTIFICATION

I hereby certify that:

         -     I have read and understand the Code;

         -     I am subject to the Code;

         - I have complied and will continue to comply with the requirements of the Code; and

         - I have disclosed and will continue to disclose all personal securities transactions required to be disclosed pursuant to the Code.

                                             ------------------------------
                                                       (Signature)


                                             -----------------------------
                                                      (Print Name)


                                             -----------------------------
                                                          (Date)

                                 CODE OF ETHICS

I.   GENERAL PRINCIPLES

     This Code of Ethics ("Code") establishes rules of conduct that govern personal investment activities of employees of Fred Alger Management, Inc. ("Alger"), Fred Alger & Company, Incorporated ("Alger Inc.") and each registered investment company for which Alger acts as investment adviser ("Alger Fund").

     The following categories of personnel are covered by the Code:

     (1) PORTFOLIO MANAGERS - those employees who have direct responsibility and authority to make investment decisions affecting an Alger Fund and their immediate family members residing in the same household;

     (2) INVESTMENT PERSONNEL - portfolio managers and all persons such as securities analysts and traders, who provide information and advice to a PORTFOLIO MANAGER or who help execute the PORTFOLIO MANAGER's decisions and their immediate family members residing in the same household; and

     (3) ACCESS PERSONS - all employees of Alger and Alger Inc. (including iNVESTMENT PERSONNEL) and their immediate family members residing in the same household; and "interested" directors or trustees and officers of Alger, Alger Inc. or any Alger Fund.

     (4) An independent trustee or director of any Alger Fund will be subject to the preclearance and reporting requirements of Section III of the Code only if such person, at the time of his transaction, knows, or in the ordinary course of fulfilling his official duties as a director of such company should know, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchases or sells, is or was purchased or sold by any Alger Fund or is being considered for purchase or sale by any Alger Fund or Alger.

     Certain general fiduciary principles govern the personal investment activities of all employees:

     (1) the duty at all times to place the interests of Alger Fund shareholders and Alger investment accounts first;

     (2) the requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     (3) the fundamental standard that Alger personnel should not take inappropriate advantage of their positions.


     The restrictions and procedures of the Code apply to all accounts in which an ACCESS PERSON has, or by reason of the subsequent transaction acquires, any direct or indirect beneficial ownership (as defined in Exhibit A).

     For purposes of the Code, the term "security" shall not include government securities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

II.  RESTRICTIONS ON PERSONAL INVESTING

     A.   Initial Public Offerings

            - INVESTMENT PERSONNEL may not acquire any securities in an initial public offering.

     B.   Private Placements

            - INVESTMENT PERSONNEL must obtain prior approval of any acquisition of securities in a private placement.

               (a) Any such approved acquisition must be disclosed if the INVESTMENT PERSON subsequently participates in any Alger Fund's consideration of an investment in the issuer.

               (b) Any Alger Fund's subsequent decision to purchase securities of the issuer will be subject to independent review by INVESTMENT PERSONNEL with no personal interest in the issuer.

     C.   Blackout Periods

          1. An ACCESS PERSON may not execute a securities transaction at a time when any Portfolio Manager is considering the purchase or sale of that security. If the Alger Fund is in the middle of a buying or selling program for that security, the program must be completed before the ACCESS PERSON may execute his or her transaction.

               (a) An ACCESS PERSON may not recommend any securities transaction by an Alger Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

                    (1) direct or indirect beneficial ownership of any securities of the issuer;

                    (2)  any position with the issuer or its affiliates; and

                    (3) any present or proposed business relationship between the issuer or its affiliates and such person or any party in which such person has a significant interest.

          2. A PORTFOLIO MANAGER may not buy or sell a security within seven calendar days before and after the Alger Fund that he or she manages trades in that security unless one of the following situations exists:

               (a) The Alger Fund receives a better price on its transaction made within seven days of the PORTFOLIO MANAGER's transaction.

               (b) If a PORTFOLIO MANAGER has recommended a security for purchase or sale by an Alger Fund and his or her recommendation is overruled by Senior Management, he or she may purchase or sell that security for his or her own account. If Senior Management subsequently changes its position regarding that security and decides to purchase or sell the security for an Alger Fund within 7 days of the PORTFOLIO MANAGER's transaction for his or her own account, the Fund's purchase or sale will not require disgorgement by the PORTFOLIO MANAGER.

               (c) The PORTFOLIO MANAGER can demonstrate that a hardship exists which requires the sale of the security within the prohibited time period.

          3. Any profits realized on trades within the proscribed periods must be disgorged to the appropriate Alger Fund or to charity.


     D.   Short-term Trading

          INVESTMENT PERSONNEL may not profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities* within 60 calendar days unless the security is not held by any Alger Fund and is not eligible for purchase by any Alger Fund.

          - The Compliance Officer will consider exemptions to this prohibition on a case-by-case basis when it is clear that no abuse is involved and the equities of the situation strongly support an exemption.

* Includes options and short sales

     E.   Gifts

          INVESTMENT PERSONNEL may not accept any gift or other thing of more than DE MINIMUS value from any person or entity that does business with or on behalf of an Alger Fund.

     F.   Service as a Director

          INVESTMENT PERSONNEL must obtain prior authorization to serve on the board of directors of a publicly traded company. Such authorization will be based on a determination that the board service would be consistent with the interests of the Alger Fund and its shareholders.

III. COMPLIANCE PROCEDURES

     A.   Preclearance

          All ACCESS PERSONS must preclear their personal securities transactions with the Compliance Officer.

          - The Compliance Officer must preclear the personal securities transactions of all access persons with the Portfolio Managers in addition to preclearance with the trading desk.

          - Any approval will be valid only for the day on which it is granted.

     B.   Brokerage Confirmations and Statements

          All ACCESS PERSONS should direct their brokers to supply duplicate copies of all confirmations and periodic statements to the firm's Compliance Officer.

     C.   Disclosure of Personal Holdings

          All INVESTMENT PERSONNEL must disclose their personal securities holdings upon commencement of employment and thereafter on an annual basis.

     D.   Certification of Compliance With the Code

          All ACCESS PERSONS must certify annually that:

          -    they have read and understood the Code;

          -    they are subject to the Code;

          -    they have complied with the requirements of the Code; and

          - they have disclosed all personal securities transactions required to be disclosed pursuant to the Code.


     E. The management of each Alger Fund will prepare an annual report to the Fund's Board of Trustees/Directors that:

          - summarizes existing procedures concerning personal investing and any changes made during the previous year;

          - identifies any violations requiring significant remedial action during the previous year; and

          - identifies any recommended changes in existing restrictions or procedures.


IV.  SANCTIONS

     Upon discovering that an ACCESS PERSON has not complied with the requirements of this Code, the Board of Directors of Alger or of any Alger Fund may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.

V.   CONFIDENTIALITY

     All information obtained from any ACCESS PERSON hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VI.  OTHER LAWS, RULES AND STATEMENTS OF POLICY

     Nothing contained in this Code shall be interpreted as relieving any ACCESS PERSON from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedure adopted by Alger or by an Alger Fund governing the conduct of such person.

                                                                      03/17/2000

                                                                       EXHIBIT A

     For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that an Access Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by an Access Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by others (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledgees, securities owned by a partnership in which he is a member, if he may exercise a controlling influence over the purchase, sale or voting of such securities held for his account by pledgees, securities owned by a partnership in which he is a member, if he may exercise a controlling influence over the purchase, sale or voting of such securities and securities owned by any corporation. Correspondingly, this term would exclude securities held by an Access Person for the benefit of someone else.

     Ordinarily, this term would not include securities held by executors or administrators in estates in which an Access Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

     Securities held in the name of another should be considered as "beneficially" owned by an Access Person where such person enjoys "benefits substantially equivalent to ownership". The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, E.G., application of the income derived from such securities to maintain a common home, to meet expenses that such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

     An Access Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership.

Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an Access Person may in itself indicate that the Access Person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an Access Person will be treated as being beneficially owned by the Access Person.

     An Access Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                            C.A.S.E. MANAGEMENT, INC.

                                 CODE OF ETHICS

I.    PREAMBLE

      The officers, directors, employees and other affiliated persons (as that term is defined in the Investment Company Act of 1940) of C.A.S.E. Management, Inc. (the "Advisor") will in varying degrees participate in or be aware of decisions made to implement the investment policies of certain registered investment companies (hereinafter sometimes referred to individually as the "Fund" and collectively as the "Funds"). The relationship thus created mandates adherence to the highest standards of conduct and integrity by each and every director, officer, employee and other affiliate of the Advisor. The establishment of high standards of behavior is intended to prevent any intentional or unintentional transgression, while not unnecessarily interfering with the privacy and freedom of the individuals concerned.

II.   SCOPE

      It is intended that all investments or investment practices involving a possible conflict of interest will be avoided so as to prevent any impairment of a person's ability to be disinterested in making investment decisions and any use for the benefit of a personal account (as hereinafter defined) of information relating to transactions being effected on behalf of or to be recommended to any of the Funds.

III.  APPLICABILITY

      Except as otherwise provided in Section VI hereof, the provisions of this Code shall apply to all access persons (as hereinafter defined) of the Advisor.

IV.   DEFINITIONS

     A. "Access Person" shall mean any director, officer or advisory person of the Advisor who, with respect to any of the Funds, makes any recommendation or decision regarding the purchase or sale of a security by any of the Funds, or participates in the determination of such a recommendation or decision; or who, in connection with his or her duties, obtains any information concerning such securities recommendations or decision.

     B.   "Act" shall mean the Investment Company Act of 1940.

     C.   "Advisory Person" of the Advisor shall mean:

          (i) Any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes participates in, or obtains information regarding the purchase or sale of a security by any of the Funds, or whose functions relate to the making of any recommendations or decisions with respect to such purchases or sales; and

          (ii) Any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to any of the Funds or decisions with regard to the purchase or sale of a security for any of the Funds.

     D. "Beneficial Ownership" of securities by any person subject to this Code shall mean a direct or indirect pecuniary interest in the security. A "direct pecuniary interest" is the opportunity, directly or indirectly, to profit, or to share the profit, from a transaction. An "indirect pecuniary interest" is any nondirect financial interest, but is specifically defined in the Rules to include securities held by members of a person's immediate family sharing the same household; securities held by a partnership of which a person is a general partner; securities held by a trust of which a person is the settlor if the person can revoke the trust, or a beneficiary if the person has or shares investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion."

     E. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     F.   "Personal Account" of any person subject to this Code shall mean:

          (i)   Accounts as to which such person has beneficial ownership;

          (ii) Accounts of any of other individual or entity whose accounts are managed or controlled by or through such person; and

          (iii) Accounts of any other individual or entity to whom such person gives advice with regard to the acquisition or disposition of securities, other than any of the Funds; provided, however, that the term "personal account" shall not be construed in a manner which would impose a limitation or restriction upon the normal conduct of business by directors, officers, employees and affiliates of the Advisor.

     G. "Purchase or sale of a security" shall include, among other things, the writing of an option to purchase or sell a security.

     H.   "SEC" shall mean the Securities and Exchange Commission.

     I. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     J. "Security held or to be acquired by any of the Funds" shall mean any security which, within the most recent 15 days:

          (i)   Is or has been held by any of the Funds, or

          (ii) Is being of has been considered by any of the Funds or the Advisor for purchase by any of the Funds.

V.   STANDARDS OF CONDUCT

     A. CONFLICT OF INTEREST - GENERAL RULE. In any matter involving both the personal account of a person to whom this Code is applicable and securities held or to be acquired by any of the Funds, the person subject to this Code shall resolve any known or reasonably to be anticipated conflict of interest in favor of the Funds. All investments or investment practices involving a possible conflict of interest shall be avoided in order to prevent any impairment of an access person's ability to be disinterested in making investment decisions and any use of information as to possible actions being or to be recommended to any of the Funds for the benefit of a personal account. It is anticipated that because of the breadth of the Funds' portfolios, many types of investments will be under regular consideration. However, since most investments for personal accounts will be of modest size and not likely to influence the market price, the Advisor deems it unnecessarily restrictive to prohibit all purchases and sales in all such securities at any time that they are contemplated for purchase or sale or are the subject of a program for purchase or disposition by any of the Funds.

          In connection with direct or indirect purchase or sale of a security held or to be acquired by any of the Funds for a personal account no person to whom this Code is applicable shall:

          (i) Employ any device, scheme or artifice to defraud any of the Funds;

          (ii) Make to any of the Funds any untrue statement of a material fact or omit to state to any of the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (iii) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any of the Funds; or

          (iv) Engage in any manipulative practice with respect to any of the Funds.

B.   PROHIBITED TRANSACTIONS

     1. REPORTS. Written reports relating to a particular activity or to an industry prepared for the Advisor's or any of the Funds' use shall not go outside the office without written permission of the President of the Advisor or an officer designated by him.

     2. NEW ISSUES. Officers and employees of the Advisor shall observe great caution in purchasing new issues, particularly those reputed to be in short supply.

     3. GIFTS AND OTHER BENEFITS. No officer or employee of the Advisor shall accept a gift from a person doing business with any of the Funds if receipt of the gift may adversely affect the business judgment of the officer or employee. This is not meant to constrain normal meetings with brokers, hosted by them, which the officer or employee believes will benefit the Funds.

     4. DISCLOSURE OF MATERIAL POSITIONS OR RECENT TRADING. At no time may any access person recommend or authorize the holding, purchase or sale of any security by any of the Funds without first disclosing the existence of any material (in relationship to personal financial circumstances) position (long or short) in such security held by, or recent trading in such security by, any personal account of such access person. Such disclosure shall be made to the President of the Advisor or an officer designated by him.

VI.  REPORTING REQUIREMENTS

     A. REQUIREMENT. Except as otherwise provided herein, every access person of the Advisor shall make a report containing the information described in Section VI(B) hereof to the President of the Advisor or an officer designated by him with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any beneficial ownership. The Advisor shall identify all access persons who are under a duty to make such reports and shall inform such persons of such duty.

     B. REPORT. Each report in the form attached hereto as Exhibit A required to be made hereunder shall be delivered to the President of the Advisor or an officer designated by him not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected.

          Such reports will be received regularly by the President of the Advisor or an officer designated by him on behalf of the Advisor. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security. If required by law, the report will also be available for inspection by the SEC staff, but will otherwise be afforded confidential treatment.

      C. EXCEPTION. Notwithstanding Paragraph VI(A) hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

VII. SANCTIONS. Violations of this Code or any section hereof shall be grounds for appropriate sanctions, including dismissal. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Boards of Directors or Trustees of the Funds.

VIII. INTERPRETATIONS AND EXCEPTIONS. Any questions regarding the applicability, meaning or administration of the Code shall be referred by the person concerned in advance of any contemplated transaction to the President of the Advisor or to an officer designated by him. Exemptions will be granted (in addition to those pursuant to Section VI hereof) by said officer if, in his judgement, the obligation of the person involved pursuant to this Code of Ethics is not compromised.

IX. ACCEPTANCE. Each person to whom this Code is applicable shall receive a copy of same. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable. Each officer and employee of the Advisor to whom this Code is applicable shall sign a statement that he or she has read this Code and will abide by it. The signed statement shall then be kept in the files of the Advisor. A form of the statement is attached hereto as Exhibit B.

X. RECORDS. This code, a copy of each report by an access person, any report hereunder to the Boards of Directors or Trustees of the Funds and lists of all persons required to make reports shall be preserved with the Advisor's records for the period required by Rule 17j-1 of the Act.

XI. EFFECTIVE DATE. The provisions of this Code shall be effective on and after August 17, 1992, and amendments shall become effective when promulgated.

                                    EXHIBIT A

                            C.A.S.E. MANAGEMENT, INC.

                          Securities Transaction Report

                 For the Calendar Quarter Ended _______________
                                               (mo. / day / yr. )


To C.A.S.E. Management, Inc., the Investment Advisor to certain registered investment companies.

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:


                            Number of                          Nature of                    Broker/Dealer or
                            Shares of     Dollar Amount       Transaction                     Bank Through
              Date of       Principal     of Transaction   (Purchase) Sale,                   Whom Effected
Security    Transaction       Amount                             Other            Price


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported and (iii) is not an admission that I have had any direct or indirect beneficial ownership in the securities listed above.

Date:                                       Signature: ________________________

                                    EXHIBIT B

                           STATEMENT RE CODE OF ETHICS

                            C.A.S.E. MANAGEMENT, INC.

         The undersigned hereby certifies that he or she has read and will abide by the Code of Ethics dated as of August 17, 1992, or as subsequently amended, and that he or she knows such failure may constitute a violation of federal and state securities laws and regulations which may subject him or her to civil liabilities and criminal penalties. The undersigned acknowledges that failure to observe the provisions of said Code shall be basis for any appropriate sanction, including dismissal.

Date:                                        Signature: _______________________

          [MISSING COVER TO DEAN INVESTMENT ASSOCIATES CODE OF ETHICS]


                                TABLE OF CONTENTS

                                                                                PAGE
SECTION I. POLICY STATEMENT ON ETHICAL STANDARDS...............................   1

   General Statement...........................................................   1
   Prohibited Business Practices...............................................   2
   Securities Trading Restrictions.............................................   4

SECTION II. POLICY STATEMENT ON INSIDER TRADING................................   5

   Policy Statement On Insider Trading.........................................   5
   Insider.....................................................................   5
   Material Information........................................................   6
   Non-Public Information......................................................   6
   Penalties for Insider Trading...............................................   6

SECTION III. PROCEDURES TO IMPLEMENT THE CODE..................................   7

   Identifying Inside Information..............................................   7
   Restricting Access to Material Non-Public Information.......................   7
   Holdings Reports............................................................   8
   Exceptions to the Requirement to Submit Holdings Reports....................   9
   Quarterly Transaction Reports...............................................   9
   Exceptions to the Requirement to Submit Quarterly Transaction Reports.......  10
   Annual Certification........................................................  11
   Disclosure of Ownership.....................................................  11
   Preclearance Requirements for Trades and Investments by Advisory Persons....  11

SECTION IV. SANCTIONS..........................................................  14

SECTION V.  SUPERVISORY PROCEDURES.............................................  15

   Prevention of Insider Trading and Promotion of Ethical Standards............  15
   Detection of Insider Trading and Unethical Practices........................  15
   Special Reports to Management...............................................  16
   Annual Reports to Management................................................  16

SECTION I. POLICY STATEMENT ON ETHICAL STANDARDS

A.   GENERAL STATEMENT

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") requires registered investment companies and their investment advisers, sub-advisers and principal underwriters to adopt codes of ethics to prevent fraudulent, deceptive and manipulative practices and to institute procedures to prevent violations of the code of ethics.

     The Dean Family of Funds (the "Trust") is registered as an open-end management investment company under the Act. Pursuant to Rule 17j-1 under the 1940 Act, the Trust had adopted this Code of Ethics and Insider Trading Policy (the "Code").

     C. H. Dean & Associates, Inc. ("Dean & Associates") is the investment adviser for the Trust. 2480 Securities LLC ("2480 Securities"), a subsidiary of C. H. Dean & Associates, Inc., is the principal underwriter for the Trust. Pursuant to Rule 17j-1 under the 1940 Act, Dean & Associates and 2480 Securities (collectively, the "Company") also have adopted the Code.

     The Company operates under the careful scrutiny of federal and state regulatory authorities. The Company's historic commitment to strict ethical standards stems not only from this scrutiny, but also from a belief that the Company's clients have brought it success due to its hard work and high ethical standards. High ethical standards are a fundamental part of the Company's operations, and the role its employees play in its success.

     Except as otherwise specified herein, this Code applies to the following persons:

          o    All employees of the Company;

          o    All officers of the Company;

          o    All directors of the Company;

          o    All officers of the Trust;

          o    All Trustees of the Trust; and

          o Persons in a control relationship to the Trust or the Company who obtain information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust.

     These persons are called "Access Persons" in this document.

     This Code is intended to insure that the personal securities transactions of Access Persons are conducted in accordance with the following principles:

          o    A duty at all times to place first the interests of clients;

          o The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

          o The fundamental standard that Company personnel not take inappropriate advantage of their positions.

     COMPLIANCE WITH THE CODE, HOWEVER, DOES NOT RELIEVE AN ACCESS PERSON OF ANY OBLIGATION UNDER ANY LAWS OR RULES PERTAINING TO THE ACTIVITIES OF AN ACCESS PERSON, INCLUDING FEDERAL AND STATE SECURITIES LAWS AND THE RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD").

     Every Access Person must read and retain this Code. Any questions regarding the following policies and procedures should be referred to the person designated by the Company and/or the Trust as its Compliance Officer.

B.   PROHIBITED BUSINESS PRACTICES

     The Company is a fiduciary, and has a duty to act primarily for the benefit of its clients. While the nature and extent of this duty will vary according to the nature of the relationship between the Company and the client and the circumstances of each case, certain practices are clearly dishonest and unethical. To insure compliance with the Company's high ethical standards, and its fiduciary obligations to clients, no Access Person shall engage in any of the following business practices:

     1. Knowingly sell any security to, or purchase any security from, a client while acting as a principal for his or her own account or for the Company's account, or knowingly effect a sale or purchase of a security for the account of a client while acting as a broker for another, without disclosing to the client in writing before execution of the transaction the capacity in which he or she is acting and obtaining the consent of the client to the transaction.

     2. Recommend to a client the purchase, sale or exchange of any security without reasonable grounds to believe that the recommendation is suitable for the client on the basis of information furnished by the client after reasonable inquiry concerning the client's investment objectives, financial situation and needs, and any other information known or acquired after reasonable examination of the client's financial records.

     3. Place an order to purchase or sell a security for the account of a client without authority to do so.

     4. Place an order to purchase or sell a security for the account of a client upon instruction of a third party (such as a broker-dealer or another adviser) without first having obtained a written third-party authorization from the client.

     5. Exercise any discretionary power in placing an order for the purchase or sale of securities for a client, without obtaining written discretionary authority from the client promptly after the date of the first transaction placed pursuant to oral discretionary authority, but in no event later than 10 business days after the first transaction, unless the discretionary power relates solely to the price at which or the time when an order involving a definite amount of a specified security shall be executed.

     6. Induce trading in a client's account that is excessive in size or frequency in view of the financial resources, investment objectives and character of the account.

     7. Borrow money or securities from a client unless the client, is a broker-dealer or a financial institution engaged in the business of loaning funds or securities.

     8.   Loan money to a client.

     9. Misrepresent to any client or prospective client the qualifications of the Company or any employee of the Company, or misrepresent the nature of the advisory services being offered or fees to be charged for such services, or omit to state a material fact necessary to make statements regarding qualifications, services or fees, in light of the circumstances under which they were made, not misleading.

     10. Provide a report or recommendation to any client prepared by someone other than the Company without disclosing that fact, other than with respect to published research reports, or statistical analyses normally used or ordered by the Company in providing advisory services.

     11.  Charge a client an unreasonable advisory fee.

     12. Fail to disclose to a client in writing before any advice is rendered any material conflict of interest relating to the Company or any of its employees that could reasonably be expected to impair the rendering of unbiased and objective advice including:

          o Compensation arrangements connected with advisory services to clients, which are in addition to compensation from such clients for such services; and

          o Charging a client an advisory fee for rendering advice, when a commission for executing securities transactions pursuant to such advice will be received by the Company or its employees.

     13. Guarantee a client that a specific result will be achieved (gain or loss) as a result of the advice provided to the client.

     14. Publish, circulate or distribute any advertisement which does not comply with the following laws and rules:

          o    The Investment Company Act of 1940 and the rules under the 1940
               Act;

          o The Investment Advisers Act of 1940 and the rules under the Advisers Act; and

          o    The NASD rules.

     15. Disclose the identity, affairs or investments of any client to any third party, unless required by law to do so, or unless the client consents to the disclosure.

     16. Enter into, extend or renew any investment advisory contract, unless the contract is in writing and discloses, in substance, the services to be provided, the term of the contract, the advisory fee, the formula for computing the fee, the amount of prepaid fee to be returned in the event of contract termination or nonperformance, whether the contract grants discretionary power to the Company, and that no assignment of the contract shall be made by the Company without the consent of the other party to the contract.

     17. Fail to disclose to a client or prospective client each material fact with respect to:

          o Any financial condition of the Company that is reasonably likely to impair the ability of the Company to meet contractual commitments to a client; or

          o A legal or disciplinary action that is material to an evaluation of the Company's integrity, or ability to meet contractual commitments to a client.

     The conduct set forth above is not all inclusive. Engaging in other conduct, such as nondisclosure, incomplete disclosure, frontrunning, or other deceptive, manipulative or fraudulent practices, is considered an unethical business practice and prohibited by Rule 17j-1 under the Act as well as other securities laws.

     Engaging in any unethical business practice can subject the Company and the person involved to civil and criminal liability, and will result in the Company imposing serious sanctions on the person(s) involved, including dismissal.

C.   SECURITIES TRADING RESTRICTIONS

     Policies and restrictions concerning personal securities trading are set forth in Section III of this document.

SECTION II.   POLICY STATEMENT ON INSIDER TRADING

A.   POLICY STATEMENT ON INSIDER TRADING

     The Company forbids any of its Access Persons from trading securities, either personally or on behalf of others (such as accounts managed by the Company), based on material non-public information, and from communicating material non-public information about issuers of securities to others in violation of the law. This conduct is frequently referred to as "insider trading."

     The Company's policy applies to every Access Person, and extends to activities within and outside their duties at the Company.

     While the term "insider trading" is not defined in the federal securities laws, for purposes of these policies and procedures, it shall be presumed to include the use of material non-public information to trade in securities (whether or not one is an "insider" with respect to the issuer of the securities), and the communication of material non-public information to others, including any of the following practices:

          o Trading by an insider (e.g., an officer, director or employee of an issuer, or anyone with a confidential relationship with the issuer), while in possession of material non-public information;

          o Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or was misappropriated; and

          o    Communicating material non-public information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below.

B.   INSIDER

     For purposes of these policies and procedures, an "insider" is defined to include officers, directors, trustees and employees of an issuer of securities, as well as outside persons in a special confidential relationship with the issuer who are given access to information solely for the issuer's purposes. Such "temporary insiders" can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. However, for such an outside person to be considered a "temporary insider," the issuer must expect such person to keep confidential the non-public information, which has been disclosed to him, and the relationship must at least imply such a duty.

     Access Persons should be aware that, under this definition, the Company (or an employee of the Company) may become a temporary insider of a company if it advises that company or performs other services for it. There may even be circumstances in which the Company (or an employee of the Company) could become a temporary insider in a company that it investigates for the purpose of making or recommending an investment, or in which it holds a portfolio position on behalf of a client.

C.   MATERIAL INFORMATION

     Trading on inside information is not a basis for liability unless the information is material. For purposes of these policies and procedures, "material information" is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information with respect to a company that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments.

D.   NON-PUBLIC INFORMATION

     For purposes of these policies and procedures, information will be considered to be non-public until there is a reasonable basis for believing that it has been effectively communicated to the market place. For example, information found in the following places would be considered public:

          o    A report filed with the SEC;

          o    A press release; or

          o A publication of general circulation such as Dow Jones, "Reuters Economic Services," or the WALL STREET JOURNAL.

E.   PENALTIES FOR INSIDER TRADING

     Access Persons of the Company should be aware that penalties for trading on, or communicating, material non-public information are severe, both for individuals involved in such unlawful conduct and their employers, regardless of whether they benefit from the violation. These penalties include:

          o    Civil injunctions;

          o    Treble damages;

          o    Disgorgement of profits;

          o    Jail sentences;

          o Fines for the person who committed the violation of up to 3 times the profit gained or loss avoided, whether or not the person actually benefited; and

          o Fines for the employer or other controlling person of up to the greater of $1 million, or 3 times the amount of the profit gained or loss avoided.

SECTION III.  PROCEDURES TO IMPLEMENT THE CODE

The following procedures are established to aid Access Persons in avoiding any activities in violation of the principles set forth herein, and to aid the Company and the Trust in preventing, detecting, and imposing sanctions against these activities. Every Access Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. Questions about these procedures should be directed to the Compliance Officer.

A.   IDENTIFYING INSIDE INFORMATION

     Before an Access Person engages in trading in the securities of a company about which the Access Person may have potential inside information, whether trading for himself/herself or others (including investment companies or private accounts managed by the Company), the following questions should be answered:

          o IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

          o IS THE INFORMATION NON-PUBLIC? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in "Reuters Economic Services," the WALL STREET JOURNAL, or other publications of general circulation?

     If an Access Person either believes that the information is material and non-public, or has any question as to whether the information is material and non-public, the Access Person should take the following steps:

          o    Report the matter immediately to the Compliance Officer.

          o Refrain from purchasing or selling the securities on behalf of himself or others, including investment companies or private accounts managed by the Company.

          o Refrain from communicating the information inside or outside the Company or the Trust, other than to the Compliance Officer.

     After the Compliance Officer has reviewed the issue, the Access Person will be instructed to continue to refrain from trading and communicating the information, or will be allowed to trade and communicate the information.

B.   RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION

     Information in the possession of an Access Person that is material and non-public may not be communicated to anyone, including persons within the Company or the Trust, except to the Compliance Officer or to other persons identified by the Compliance Officer. In addition, care should be taken so that the information is secure. For example, files containing material non-public information should be sealed, and access to computer files containing material non-public information should be restricted.

C.   HOLDINGS REPORTS

     Each Access Person must submit written and signed reports containing information about securities (including options) in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

     Each Access Person must submit to the Compliance Officer an Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.

     Each Access Person must submit to the Compliance Officer an Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of December 31 of the prior year.

     If an Access Person is not required to report any information on an Initial Holdings Report or an Annual Holdings Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the applicable Holdings Report is due.

     Each Initial Holdings Report and each Annual Holdings Report must include the following information:

          o Title of each security in which the Access Person had any direct or indirect beneficial ownership;

          o Number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

          o Name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

          o    Date the Holdings Report is submitted by the Access Person.

     Each Holdings Report must also include information about securities held by any of the following persons or entities and information about accounts maintained by any the following persons or entities:

          o The Access Person's family including his/her spouse, his/her minor children and adults living in the same household as the Access Person;

          o Trusts of which the Access Person is a trustee, or in which the Access Person or his/her family members have a beneficial interest; and

          o Any account in which the Access Person or his/her family members hold a direct or indirect beneficial interest, retain investment authority or exercise a power of attorney.

D.   EXCEPTIONS TO THE REQUIREMENT TO SUBMIT HOLDINGS REPORTS

     An Access Person does not have to include in his or her Holdings Reports information about the following securities or accounts: direct obligations of the U.S. Government, mutual fund investments, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments.

     An Access Person does not have to include in his or her Holding Reports information about bank accounts.

     An Access Person does not have to include in his or her Holdings Reports information about securities held in any account over which the Access Person has no direct or indirect influence or control.

     A disinterested trustee of the Trust does not have to make any Holdings Reports.

E.   QUARTERLY TRANSACTION REPORTS

     Each Access Person must submit a report ("Quarterly Transaction Report") containing information about:

          o Every securities transaction (including every option transaction) during the quarter in which the Access Person had any direct or indirect beneficial interest; and

          o Every account established by the Access Person in which any securities (including options) were held during the quarter for the direct or indirect benefit of the Access Person.

     Each Access Person must also arrange for duplicate trade confirmations of every securities transaction (including every option transaction) in which the Access Person had any direct or indirect beneficial interest to be sent to the Compliance Officer directly from the broker, dealer or bank.

     A Quarterly Transaction Report must be submitted to the Compliance Officer no later than 10 days after the end of a calendar quarter.

     If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the applicable Quarterly Transaction Report is due.

     A Quarterly Transaction Report must include the following information:

          o    Date of each transaction;

          o    Title of each security;

          o    Interest rate and maturity date of the security, if applicable;

          o    Number of shares and principal amount of each security;

          o    Nature of the transaction;

          o    Price at which the transaction was effected;

          o Name of the broker, dealer or bank with or through which the transaction was effected;

          o Name of the broker, dealer or bank with whom the Access Person established the account;

          o    Date the account was established; and

          o Date the Quarterly Transaction Report is submitted by the Access Person.

     Each Quarterly Transaction Report must also include information about the securities transactions in which any of the following persons or entities participated and information about accounts established by any of the following persons or entities:

          o The Access Person's family including his/her spouse, his/her minor children and adults living in the same household as the Access Person;

          o Trusts of which the Access Person is a trustee or in which the Access Person or his/her family members have a beneficial interest; and

          o Accounts in which the Access Person or his/her family members hold a direct or indirect beneficial interest, retain investment authority, or exercise a power of attorney.

F.   EXCEPTIONS TO THE REQUIREMENT TO SUBMIT QUARTERLY TRANSACTION REPORTS

     An Access Person does not have to report transactions involving the following securities or accounts: direct obligations of the U.S. Government, mutual fund investments, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments.

     An Access Person does not have to report transactions involving bank accounts.

     An Access Person does not have to report transactions effected for any account over which the Access Person has no direct or indirect influence or control.

     An Access Person does not have to make a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of the calendar quarter and all of the required information is contained in the broker trade confirmations or account statements.

     A disinterested trustee of the Trust does not have include any information in his or her Quarterly Transaction Report about any security transaction unless, at the time of the transaction, the trustee knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately before or after the date of the transaction by the trustee, the Trust purchased or sold the security or the Trust or the Company considered purchasing or selling the security.

G.   ANNUAL CERTIFICATION

     Each Access Person, except a disinterested trustee of the Trust, must annually certify that he or she has read and understands this Code and recognizes that he or she is subject to its provisions.

     Each Access Person, except a disinterested trustee of the Trust, must annually certify in writing that all information required to be reported by the Access Person in a Holdings Report or a Quarterly Transaction Report has been reported to the Compliance Officer.

H.   DISCLOSURE OF OWNERSHIP

     The Company or the Trust may, in its discretion, require an Access Person to disclose, in connection with a report, recommendation or decision of the Access Person to purchase or sell a security for the Trust or any client of the Company, any direct or indirect beneficial ownership of that security by the Access Person.

I.   PRECLEARANCE REQUIREMENTS FOR TRADES AND INVESTMENTS BY ADVISORY PERSONS

     1.  GENERAL PRECLEARANCE REQUIREMENT

     An Advisory Person (as defined below) must obtain preclearance from the Compliance Officer or his designee before the Advisory Person trades, directly or indirectly, in the following securities:

          o    Any security appearing on the Company's restricted list;

          o Securities convertible into or exchangeable for any security on the Company's restricted list; and

          o Options to purchase or sell any security whether or not on the Company's restricted list.

     Generally any security currently being considered for purchase or sale by the Trust or any other client of the Company, or any security that has been purchased or sold by the Trust or any other client of the Company within the previous 7 days, will appear on the

     Company's restricted list. The restricted list will be provided to the Compliance Department by the Research Department on a weekly basis.

     2.   PRECLEARANCE REQUIREMENT FOR INVESTMENTS IN IPOS AND LIMITED OFFERINGS

     An Advisory Person (as defined below) must obtain preclearance from the Compliance Officer or his designee before the Advisory Person directly or indirectly acquires beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

     An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505 or Rule 506, under the Securities Act of 1933.

     3.   DEFINITION OF ADVISORY PERSON

     The term "Advisory Person" includes:

          o Any employee of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust or any client of the Company;

          o Any employee of the Company whose functions relate to the making of any recommendations with respect to such purchases or sales;

          o Any employee of the Company who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or any client of the Company; and

          o Any person in a control relationship to the Trust or the Company who obtains information concerning recommendations made to the Trust or any client of the Company with regard to the purchase or sale of a security by the Trust or any client of the Company.

    4.    ACCOUNTS COVERED BY THE PRECLEARANCE REQUIREMENTS

     The preclearance requirements apply to trades and investments for accounts of the following persons:

          o    Personal accounts of the Advisory Person;

          o Accounts of the Advisory Person's family including his/her spouse, his/her minor children and adults living in the same household as the Advisory Person;

          o Accounts for trusts of which the Advisory Person is a trustee or in which the Advisory Person or his/her family members have a beneficial interest; and

          o Accounts in which the Advisory Person or his/her family members hold a direct or indirect beneficial interest, retain investment authority or exercise a power of attorney.

    5.    EXCEPTIONS TO THE GENERAL PRECLEARANCE REQUIREMENT

         The general preclearance requirement does not apply to the transactions listed below. THERE ARE NO EXCEPTIONS TO THE PRECLEARANCE REQUIREMENT FOR INVESTMENTS IN INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS.

          o    Purchases and sales for accounts that are managed by the Company;

          o Purchases and sales for retirement plans sponsored by the Company (which are not self directed);

          o Purchases and sales for retirement plans sponsored by the employer of a family member of an Advisory Person (which are not self directed);

          o Purchases and sales of U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, mutual fund investments and money market accounts;

          o Purchases and sales of municipal securities (other than those issued by the Company's clients); and

          o    Purchases and sales of "large cap securities."

               The term "large cap securities" means securities when the issuer of the securities has a market capitalization greater than $1 billion. Market capitalization will be calculated by multiplying the number of outstanding shares of the issuer by the current price per share.

               THIS EXCEPTION DOES NOT APPLY TO PURCHASES OR SALES OF OPTIONS ON A LARGE CAP SECURITY. OPTION TRADES ON ANY SECURITY, INCLUDING ANY LARGE CAP SECURITY, FOR ANY ACCOUNT DESCRIBED ABOVE MUST BE PRECLEARED BY THE COMPLIANCE OFFICER OR HIS DESIGNEE.

     6.   PRECLEARANCE PROCEDURES

     To obtain preclearance for a specific transaction, an Advisory Person should request preclearance from the Compliance Officer or his designee. Preclearance will be valid only if the Advisory Persons receives either written approval or approval through e-mail. The Advisory Person may engage in the specific transaction for which he or she has obtained preclearance for 3 days from the receipt of preclearance.

SECTION IV.  SANCTIONS

Violations by an Access Person or Advisory Person of the policies and procedures set forth in this Code will be handled in the following manner:

          o    First violation:

               A written warning will be given to the Access Person or the Advisory Person.

          o    Second violation:

               A written warning will be given to the Access Person or Advisory Person and he or she will be required to attend a meeting with senior management of the Company to review the violation and the applicable policies and procedures of this Code.

          o    Third violation:

               A fine of up to $1,000 will be assessed against the Access Person or Advisory Person. The fine will be donated to charity or used for other appropriate purposes as determined by senior management of the Company.

          o    Fourth violation:

               Senior management of the Company will conduct a review to determine the proper additional disciplinary action to be taken against the Access Person or Advisory Person, which could include termination of employment.

SECTION V.   SUPERVISORY PROCEDURES

The following supervisory procedures will be implemented by the Company to insure compliance with this Code:

A.  PREVENTION OF INSIDER TRADING AND PROMOTION OF ETHICAL STANDARDS

     To prevent insider trading, and to promote and maintain ethical standards, the Compliance Officer will:

          o Require that each Access Person review and sign a statement that he/she has read and understands Sections I through IV of these policies and procedures, and will comply with them, which statement will be maintained in that Access Person's personnel file;

          o Provide, on a regular basis, an educational program to familiarize Access Persons with the Company's and Trust's policies and procedures with respect to insider trading and ethical standards;

          o    Answer questions regarding these policies and procedures;

          o Review on a regular basis, and update as necessary, these policies and procedures;

          o Resolve issues of whether information received by an Access Person is material and non-public, or whether any proposed activity is an unethical business practice;

          o When it has been determined that an Access Person has material non-public information, implement measures to prevent dissemination of the information and, if necessary, restrict Access Persons from trading the securities; and

          o Promptly review, and either approve or disapprove in writing or by e-mail, each request from an Advisory Person for preclearance to trade.

B.  DETECTION OF INSIDER TRADING AND UNETHICAL PRACTICES

          To detect insider trading and unethical business practices, the Compliance Officer will:

          o Review the Quarterly Transaction Reports and Holdings Reports filed by each Access Person;

          o Review the duplicate confirmations and account statements received from brokers, dealers and banks;

          o Review the trading activity of mutual funds and private accounts managed by the Company;

          o    Review the trading activity of the Company's own account;

          o Coordinate the review of the reports with other appropriate officers, directors or employees of the Company; and

          o Review the Company's sales, marketing and other business activities and operations regularly.

C.  SPECIAL REPORTS TO MANAGEMENT

     Upon learning of a potential violation of these policies and procedures, the Compliance Officer will report promptly to management of the Company and/or to the Board of Trustees of the Trust, as appropriate, providing full details and recommendations for further action.

D.  ANNUAL REPORTS TO MANAGEMENT

     On an annual basis, the Compliance Officer will prepare a written report to the management of the Company and to the Board of Trustees of the Trust setting forth the following:

          o A summary of existing procedures to detect and prevent insider trading and unethical business practices;

          o A description of any issues that have arisen under the Code and the related procedures including information about material violations of the Code and sanctions imposed in response to the material violations;

          o An evaluation of the current procedures and any recommendation for improvement;

          o A description of the Company's continuing educational program regarding insider trading and ethical standards, including the dates of the programs since the last report to management; and

          o A certification that the Trust and the Company have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                       CODE OF ETHICS FOR ACCESS PERSONS

                             REVISED JANUARY 1, 2000

                                TABLE OF CONTENTS

SECTION                                                                  PAGE

1. General Fiduciary Principles                                            2

2. Definitions                                                             2

3. Exempt Transactions                                                     4

4. Prohibited Transactions and Activities                                  5

5. Pre-clearance Requirement and Exempted                                  7
   Transactions

6. Prohibition on the Receipt of Gifts                                     8

7. REPORTING REQUIREMENTS                                                  8

   Initial Reporting Requirements                                          9

   Quarterly Reporting Requirements                                        9

   Annual Reporting Requirements                                          10

   Exemption for Disinterested Directors                                  11

8. Sanctions                                                              11

   Procedures for Prior Approval of Personal Securities                   12
   Transactions by Access Persons

   o   Preclearing Foreign Securities                                     13

   Procedures for the Reporting and Review of Personal                    18
   Transaction Activity

              CODE OF ETHICS REGARDING PERSONAL SECURITIES TRADING

Pursuant to rule 17j-1 under the Investment Company Act of 1940, this Code of Ethics has been adopted on behalf of the Adviser, the Underwriters, and each investment company that is both advised and distributed by an Adviser and an Underwriter.*

1)   GENERAL FIDUCIARY PRINCIPLES

     (a)  Each Access Person:

          (i) Must place the Funds' interests ahead of the Access Person's personal interests;

          (ii) Must avoid conflicts or apparent conflicts of interest with the Funds; and

          (iii) Must conduct his or her personal transactions in a manner which neither interferes with Fund portfolio transactions nor otherwise takes unfair or inappropriate advantage of the Access Person's relationship to the Fund.

                The failure to recommend or purchase a Covered Security for the Fund may be considered a violation of this Code.

     (b) Every Access Person must adhere to these general fiduciary principles, as well as comply with the specific provisions and Associated Procedures of this Code. TECHNICAL COMPLIANCE WITH THE TERMS OF THIS CODE AND THE ASSOCIATED PROCEDURES MAY NOT BE SUFFICIENT WHERE THE TRANSACTIONS UNDERTAKEN BY AN ACCESS PERSON SHOW A PATTERN OF ABUSE OF THE ACCESS PERSON'S FIDUCIARY DUTY.

2)   DEFINITIONS

     (a)  The "1940 Act" means the Investment Company Act of 1940, as amended.

     (b) "Access Person" means any director, trustee, officer, managing general partner, general partner, or Advisory Person of a Fund, of the Underwriter, and of the Adviser and all family members permanently residing in the same household. (If non-family members also reside in the household, the Access Person must either declare that the Access Person has no influence on the investment decisions of the other party or the Access Person must report the party as an Access Person.).

     (c) "Adviser" means any registered investment adviser that is an affiliate or subsidiary of Federated Investors, Inc.

     (d) "Advisory Person" means (i) any employee of the Underwriter, of the Adviser or of any company in a control relationship to the Underwriter (which would include any operating company that is an affiliate or a subsidiary of Federated

-------------
* As the context requires, references herein to the singular include the plural and masculine promouns include the feminine.

          Investors, Inc.), who, in connection with the employee's regular functions or duties, makes, participates in, or obtains information regarding the purchases or sales of a Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase of a Covered Security.

     (e) "Associated Procedures" means those policies, procedures and/or statements that have been adopted by the Underwriter, the Adviser or the Fund, and which are designed to supplement this Code and its provisions.

     (f) "Beneficial ownership" will be attributed to an Access Person in all instances where the Access Person (i) possesses the ability to purchase or sell the Covered Securities (or the ability to direct the disposition of the Covered Securities); (ii) possesses voting power (including the power to vote or to direct the voting) over such Covered Securities; or (iii) receives any benefits substantially equivalent to those of ownership. Beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16a-1(a)(2) of the Securities Exchange Act of 1934, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person has or acquires.

     (g) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     (h) Except as provided in this definition, "Covered Security" shall include any Security, including without limitation: equity and debt securities; derivative securities, including options on and warrants to purchase equity or debt securities; shares of closed-end investment companies; investments in unit investment trusts; and Related Securities. "Related Securities" are instruments and securities that are related to, but not the same as, a Covered Security. For example, a Related Security may be convertible into a Covered Security, or give its holder the right to purchase the Covered Security. For purposes of reporting, "Covered Security" shall include futures, swaps and other derivative contracts.

          "Covered Security" shall not include: direct obligations of the Government of the United States (regardless of their maturities); bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments; including repurchase agreements; and shares of registered open-end investment companies.

     (i) "Disinterested director" means a director, trustee or managing general partner of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     (j) "Fund" means each investment company registered under the 1940 Act (and any series or portfolios of such company) and any other account advised by an Adviser.

     (k) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (l) "Investment Personnel" include: Access Persons with direct responsibility and authority to make investment decisions affecting the Fund (such as portfolio managers and chief investment officers); Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Fund (such as traders).

     (m) "Private Placement" or "limited offering" means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933 or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

     (n) "Purchase or sale of a Covered Security" includes, INTER ALIA, the writing of an option, future or other derivative contract to purchase or sell a Covered Security.

     (o) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

     (p)  "Underwriter" means Federated Securities Corp. and Edgewood Services
          Co.

3)   EXEMPT TRANSACTIONS

     The prohibitions or requirements of Section 4 and Section 5 of this Code shall not apply to:

     (a)  Purchases or sale of the following Securities:
          (i) Direct obligations of the Government of the United States (regardless of their maturities). This exemption does not apply to indirect obligations of the U.S. Government, including FNMAs, GNMAs or FHLMCs.
          (ii)  Bankers' acceptances;
          (iii) Bank certificates of deposit;
          (iv)  Commercial paper;
          (v) High quality short-term debt instruments, including repurchase agreements; and
          (vi)  Shares of registered open-end investment companies.

     (b) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

4)   PROHIBITED TRANSACTIONS AND ACTIVITIES

     (a) Every Access Person is prohibited from acquiring any Security distributed in an initial public offering; however, subject to provisions of this Code and its Associated Procedures, an Access Person may acquire the security in the secondary market.

     (b) Every Access Person is prohibited from acquiring any Security in a private placement or other limited offering, without the express prior approval of the Compliance Department. In instances where an Investment Personnel, after receiving prior approval, acquires a Security in a private placement, the Investment Personnel has an affirmative obligation to disclose this investment to the Chief Investment Officer (or his designee) if the Investment Personnel participates in any subsequent consideration of any potential investment by the Fund in the issuer of that Security. Following a purchase by an Investment Personnel in an approved personal transaction, any purchase by the Fund of Securities issued by the same company (other than secondary market purchases of publicly traded Securities) will be subject to an independent review by the Compliance Department.

     (c) Every Access Person is prohibited from executing a personal transaction in any Covered Security on a day during which the Fund has a pending, "buy" or "sell" order for that Covered Security, until the Fund's orders are either executed or withdrawn.

          All Investment Personnel are prohibited from purchasing or selling any Covered Security within seven (7) days AFTER the Fund purchases or sells the same Covered Security. Members of an Investment Personnel Group, as defined by the Compliance Department, are prohibited from purchasing or selling any Covered Security within seven (7) days BEFORE any Fund advised by that group purchases or sells the same Covered Security.

     (d) Every Access Person is prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Security within 60 calendar days. For purposes of this prohibition, each personal transaction in the Covered Security will begin a new 60 calendar day period. As an illustration, if an Access Person purchases 1000 shares of Omega Corporation on June 1st, 500 shares on July 1st, and 250 shares on August 1st, the profit from the sale of the 1000 shares purchased on June 1st is prohibited for any transaction prior to October 1st (i.e. 60 calendar days following August 1st). In circumstances where a personal transaction in a Covered Security within the proscribed period is involuntary (for example, due to unforeseen corporate activity, such as a merger), the Access Person must notify the Compliance Department.

          In circumstances where an Access Person can document personal exigencies, the Chief Compliance Officer may grant an exemption from the prohibition of profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Security within 60 calendar days. Such an exemption is wholly within the discretion of the Chief Compliance Officer, and any request for such an exemption will be evaluated on the basis of the facts of the particular situation.

     (e) All Investment Personnel are prohibited from serving on the boards of directors of any issuer of a Covered Security, absent express prior authorization from the Compliance Department. Authorization to serve on the board of such a company may be granted in instances where Compliance Department determines that such board service would be consistent with the interests of the Investment Company and its shareholders. If prior approval to serve as a director of a company is granted, Investment Personnel have an affirmative duty to recuse themselves from participating in any deliberations by the Fund regarding possible investments in the securities issued by the company on whose board the Investment Personnel sit. (This shall not limit or restrict service on the Board of Federated Investors, Inc.)

     (f) Every Access Person is prohibited from purchasing or selling, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale:

          (i)   Is being considered for purchase or sale by the Fund; or

          (ii)  Is being purchased or sold by the Fund.

     (g) Every Access Person is prohibited, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund:

          (i) From employing any device, scheme or artifice to defraud the Fund;

          (ii) From making any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

          (iii) From engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

          (iv) From engaging in any manipulative practice with respect to the Fund.

          Examples of this would include causing the Fund to purchase a Covered Security owned by the Access Person for the purpose of supporting or driving up the price of the Covered Security, and causing the Fund to refrain from selling a Covered Security in an attempt to protect the value of the Access Person's investment, such as an outstanding option. One test which will be applied in determining whether this prohibition has been violated will be to review the Covered Securities transactions of Access Persons for patterns. However, it is important to note that a violation could result from a single transaction if the circumstances warranted a finding that the provisions of Section 1 of this Code have been violated.

     (h) Notwithstanding the other restrictions of this Code to which Disinterested directors are subject, subparagraphs (a) through (d) of this Section 4 shall not apply to Disinterested directors.

5)   PRE-CLEARANCE REQUIREMENT AND EXEMPTED TRANSACTIONS

     (a) Every Access Person is prohibited from executing a personal transaction in any Covered Security (including transactions in pension or profit-sharing plans in which the Access Person has a beneficial interest), without express prior approval of the Compliance Department, in accordance with the Associated Procedures governing pre-clearance. A purchase or sale of Covered Securities not otherwise approved pursuant to the Associated Procedures may, upon request made prior to the personal transaction, nevertheless receive the approval of the Compliance Department if such purchase or sale would be: only remotely potentially harmful to the Fund; very unlikely to affect a highly institutional market; or clearly not related economically to the securities to be purchased, sold or held by the Fund. Notwithstanding the receipt of express prior approval, any purchases or sales by any Access Person undertaken in reliance on this provision remain subject to the prohibitions enumerated in Section 4 of this Code.

     (b)  The pre-clearance requirement in Section 5(a) SHALL NOT apply to:

          (i) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of Section 4(g) of this Code.

          (ii) Purchases which are either made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer.

          (iii) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

          (iv) Purchases and sales of a Security that represents an interest in certain indices as determined by the Compliance Department.

          (v) Transactions in a Covered Security which involve the giving of gifts or charitable donations.

          (vi) Purchases and sales of Covered Securities executed by a person deemed to be an Access Person SOLELY by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are officers and/or Directors of an Underwriter or Adviser.

     (c) Notwithstanding the other restrictions of this Code to which Disinterested directors are subject, Section 5 shall not apply to Disinterested directors.

6)   PROHIBITION ON THE RECEIPT OF GIFTS

     Every Access Person is prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than a DE MINIMIS value in any year from any person or entity from, to or through whom the Fund purchases or sells Securities, or an issuer of Securities. For purposes of this Code, "DE MINIMIS value" is equal to $100 or less. This prohibition shall not apply to:

          (i) Salaries, wages, fees or other compensation paid, or expenses paid or reimbursed, in the usual scope of an Access Person's employment responsibilities for the Access Person's employer;

          (ii) The acceptance of meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

          (iii) The acceptance of advertising or promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars and similar items;

          (iv) The acceptance of gifts, meals, refreshments, or entertainment of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, Christmas, or other recognized holiday; or

          (v) The acceptance of awards, from an employer to an employee, for recognition of service and accomplishment.

7)   REPORTING

     Every Access Person is required to submit reports of transactions in Covered Securities to the Compliance Department as indicated below. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     INITIAL REPORTING REQUIREMENTS

     (a) Within 10 calendar days of commencement of employment as an Access Person, the Access Person will provide a list including;

          (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          (ii) The name of the broker, dealer or bank maintaining an account in which any Security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person; and

          (iii) The date the report is submitted to the Compliance Department.

     (b) Every Access Person is required to direct his broker to forward to the Chief Compliance Officer (or his designee), on a timely basis, duplicate copies of both confirmations of all personal transactions in Covered Securities effected for any account in which such Access Person has any direct or indirect beneficial ownership interest and periodic statements relating to any such account.

     QUARTERLY REPORTING REQUIREMENTS

     (c) Every Access Report shall report the information described in Section 7(d) of this Code with respect to transactions in any Covered Security (other than those personal transactions in Securities exempted under Section 3 of this Code) in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

     (d) Every report shall be made not later than 10 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be dated and signed by the Access Person submitting the report, and shall contain the following information:

          (i) The date of the transaction, the title and number of shares, the principal amount, the interest rate and maturity date, if applicable of each Covered Security involved;

          (ii) The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

          (iii) The price at which the transaction was effected;

          (iv) The name of the broker, dealer or bank through whom the transaction was effected; and

          (v) If there was no personal transactions in any Covered Security during the period, either a statement to that effect or the word "None" (or some similar designation).

     (e) Every Access Person shall report any new account established with a broker, dealer or bank in which any Security was transacted or held for the direct or indirect benefit of the Access Person during the quarter. The report shall include the name of the entity with whom the account was established and the date on which it was established.

ANNUAL REPORTING REQUIREMENTS

     (f) Every Access Person, on an annual basis or upon request of the Compliance Department, will be required to furnish a list including the following information (which information must be current as of a date no more than 30 days before the report is submitted) within 10 calendar days of the request:

          (i) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

          (ii) The name of the broker, dealer or bank maintaining an account in which any Covered Security was held for the direct or indirect benefit of the Access Person, and

          (iii) The date the report is submitted to the Compliance Department.

     (g) In addition, every Access Person is required, on an annual basis, to certify that they have received, read, and understand the provisions of this Code and its Associated Procedures, and that they recognize that they are the subject to its provisions. Such certification shall also include a statement that the Access Person has complied with the requirements of this Code and its Associated Procedures and that the Access Person has disclosed or reported all personal transactions in Securities that are required to be disclosed or reported pursuant to the requirements of the Code.

EXEMPTION FOR DISINTERESTED DIRECTORS

     (h) A Disinterested director is exempt from the "initial reporting requirements" and "annual reporting requirements" contained in Section 7.

     (i) A Disinterested director shall be exempt from the "quarterly reporting requirements" contained in Section 7, so long as at the time of the personal transaction in the Covered Security, the Disinterested director neither knew, nor, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in the Covered Security by the Disinterested director the Covered Security was purchased or sold by the Fund, or considered for purchase or sale.

8)   SANCTIONS

     (a) Upon discovering a violation of this Code or its Associated Procedures, the Compliance Department may take such actions or impose such sanctions, if any, as it deems appropriate, including, but not limited to:

          (i)   A letter of censure;

          (ii)  Suspension;

          (iii) A fine;

          (iv)  The unwinding of trades;

          (v)   The disgorging of profits; or

          (vi)  The termination of the employment of the violator.

          (In instances where the violation is committed by a member of the Access Person's household, any sanction would be imposed on the Access Person.)

     (b) The filing of any false, incomplete or untimely reports, as required by Section 7 of this Code, may be considered a violation of this Code.

     (c) All material violations of this Code and any sanctions imposed with respect thereto shall be reported to the Board of Directors of the Fund at least annually.

              PROCEDURES FOR PRIOR APPROVAL OF PERSONAL SECURITIES
                         TRANSACTIONS BY ACCESS PERSONS

PROCESS

     PRECLEARANCE APPROVAL USING TRADECOMPLY

     (a) An Access Person (defined to include all members of the Access Person's household) who wishes to effect a personal securities transaction, whether a purchase, sale, or other disposition, must preclear the Covered Security in TradeCOMPLY prior to engaging in the transaction. [Because TradeCOMPLY does not include securities being contemplated for purchase by the Federated Global Management portfolio managers, Access Persons executing transactions in foreign securities must complete additional preclearance steps. See "Preclearing Foreign Securities".]

     (b) When trading options, the Access Person must preclear the underlying security before entering into the option contract.

     (c) Based on established criteria, TradeCOMPLY determines whether the contemplated transaction should be permitted. The primary criteria applied is whether the Covered Security is on the Federated Equity Watch List (which is updated weekly in TRADECOMPLY) or Open Order lists, or whether the Covered Security was traded by any of the Federated advised funds (fund trade information is updated nightly in TradeCOMPLY).

     (d)  Approval is either granted or denied immediately in TradeCOMPLY.

     (e) If approval is denied, the Access Person is given a specific reason for the denial. The contemplated personal transaction in that Covered Security is prohibited until prior approval is subsequently granted upon request in TradeCOMPLY.

     (f) If approval is granted, the Access Person is free to effect the personal transaction in that Covered Security DURING THAT TRADING DAY ONLY. In this regard, open orders for more than one trading day (good till cancel) must be approved daily in TradeCOMPLY to comply with the Code.

     (g) All trade requests and their dispositions are maintained in TradeCOMPLY and reviewed by the Compliance Department in conjunction with other information provided by Access Persons in accordance with the Code.

     (h) The Compliance Department reviews all exceptions generated on TradeCOMPLY due to a fund trade occurring after preclearance approval has been granted. The Compliance Department determines the appropriate action to be taken to resolve each exception.

     PRECLEARING FOREIGN SECURITIES

          (i) All access persons wishing to execute a personal trade in a foreign security must first preclear the security in TRADECOMPLY. TradeCOMPLY will approve or deny the preclearance request based on its knowledge of any fund activity in the security as well as the access person's trading restrictions as defined in their assigned compliance group. If the preclearance request in TradeCOMPLY is denied (Red Light), then the personal trade may not be executed. If, however, the preclearance request in TradeCOMPLY is approved (Green Light or Yellow Light), then the access person MUST OBTAIN A SECOND PRECLEARANCE APPROVAL from the Federated Global trading desk prior to executing the personal trade.

          (j) The Head Trader or Senior Vice President in the New York office will be responsible for granting or denying approval to the SECOND preclearance request. If approval is granted, then the personal trade may be executed by the access person. If, however, approval is denied then the personal trade may not be executed (even though the first approval was granted in TradeCOMPLY).

          (k) If approval is granted, the following "Personal Transaction Notification" form must be completed so that the Head Trader can maintain a record of all preclearance requests.

          (l) The Head Trader sends a copy of any completed forms, whether approval was granted or denied, to the Compliance Department.

          If extraordinary circumstances exist, an appeal may be directed to the Chief Compliance Officer, Brian Bouda at (412) 288-8634. Appeals are solely within the discretion of the Chief Compliance Officer.

TRANSACTIONS COVERED AND EXEMPTIONS

         These procedures apply to Access Persons' personal transactions in "Covered Security" as defined in Section 2 of the Code. A Covered Security includes: equity and debt securities; options and warrants to purchase equity or debt securities; shares of closed-end investment companies; and investments in unit investment trusts.

         These procedures do NOT apply to contemplated transactions in the following instructions:

         (a) Direct obligations of the Government of the United States (regardless of their maturities). This exemption does not apply to indirect obligations of the U.S. Government, including FNMAs, GNMAs or FHLMCs.);

         (b)   Bankers' acceptances;

         (c)   Bank certificates of deposit;

         (d)   Commercial Paper;

         (e) High quality short-term debt instructions, including repurchase agreements; and

         (f)   Shares of registered open-ended investment companies.

         In addition, these procedures do NOT apply to the following transactions:

         (g) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

         (h) Purchases or sales which are non-volitional on the part of either the Access Person or the Fund, subject to the provisions of the Code;

         (i) Purchases which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an employee purchases securities issued by an employer; and

         (j) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

         (k) Purchases and sales of a Security that represents an interest in certain indices as determined by the Compliance Department.

         (l) Transactions in a Covered Security which involve the giving of gifts or charitable donations.

         (m) Purchases and sales of Covered Securities executed by a person deemed to be an Access Person SOLELY by reason of his position as an Officer and/or Director or Trustee of the Fund. This exemption does not apply to those persons who are Officers and/or Directors of an Underwriter or Adviser.

SANCTIONS

         Failure to comply with the preclearance process may result in any of the following sanctions being imposed as deemed appropriate by the Compliance Department:

         (i)   A letter of censure;

     (ii)  Suspension;
     (iii) A fine;
     (iv)  The unwinding of trades;
     (v)   The disgorging of profits; or
     (vi)  The termination of the employment of the violator.

           (In instances where the violation is committed by a member of the Access Person's household, any sanction would be imposed on the Access Person.)

                  PERSONAL TRANSACTION NOTIFICATION

I, _________________________________________ intend to buy/sell shares of
____________________________________________________ for my personal account or an account for which I have discretion. I am aware of no conflict this transaction may pose with any mutual fund managed by Federated Investors or Federated Global Research.

                                            Signed by:________________________
                                            Date      ________________________
                                            Acknowledged by:__________________
                                            (Head Trader or Sr. VP)

                                                              Date

Broker-Dealer Name
Address

Re:  Your Name
     Brokerage Account Number: 1234-5678

Dear Sir/Madam:

As a (n) [employee] [relative residing in the household of an employee] of Federated Investors, I am subject to certain requirements applicable to my personal securities transactions, in accordance with the Codes of Ethics adopted by the various investment companies, investment advisers and broker/dealers affiliated with Federated Investors. These requirements also assist Federated Investors in carrying out its responsibilities under the Insider Trading and Security Fraud Enforcement Act of 1988. Among these requirements is my obligation to provide to Federated Investors duplicate brokerage confirmations and account statements.

Therefore, I hereby request that you provide duplicate confirmations and account statements with respect to securities in which I have any beneficial ownership or interest, including securities held in street name or in house, family, joint or partnership accounts. These duplicate account memoranda should occur with respect to all transactions including, but not limited to, those involving options, warrants, shares of closed end investment companies and futures contracts. Please forward this information to:

         Brian P. Bouda
         Chief Compliance Officer
         Federated Investors, Inc.
         Federated Investors Tower
         Pittsburgh, PA  15222-3779

Any questions concerning these matters can be directed to Lisa Ling at (412) 288-6399. Your serious attention to this matter is greatly appreciated.

                                   Sincerely,

               PROCEDURES FOR THE REPORTING AND REVIEW OF PERSONAL
                              TRANSACTION ACTIVITY

INITIAL REPORTING PROCESS

1. A member of the Compliance Department meets with each new Access Person and reviews the Code of Ethics, the Insider Trading Policy and the procedures for preclearing personal securities transactions through TradeCOMPLY.

2. The Access Person is required to complete the "Certification and Acknowledgement Form" to acknowledge his/her understanding of the Code of Ethics and return it to the designated Compliance Assistant within 10 calendar days.

3. In addition, the Access Person is required to complete the "Personal Security Portfolio Form" which includes the following information:

     (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     (b) The name and address of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Security was held for the direct or indirect benefit of the Access Person as of the date of employment as an Access Person; and

     (c)  The date the report is submitted to the Compliance Department.

4. A separate form must be completed for the Access Person and all household members as defined in Section 2(c) of the Code. The signed form(s) must be returned to the Compliance Department within 10 calendar days.

5. A member of the Compliance Department inputs current portfolio holdings information into TradeCOMPLY as "initial" holdings.

6. The Compliance Department notifies each broker, dealer or bank that duplicate confirmations and statements for the Access Person and household members, if applicable, must be sent to Brian P. Bouda, Chief Compliance Officer, effective immediately.

QUARTERLY REPORTING PROCESS

1. On the first business day after each calendar quarter end, the Compliance Assistant sends an e-mail to each Access Person giving step-by-step instructions on how to complete the quarterly reporting requirements using TradeCOMPLY.

2. Within 10 calendar days of the quarter end, the Access Person is required to:

     (a) Review for accuracy all Covered Security transactions recorded during the previous calendar quarter in all personal and household members accounts;

     (b) Review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

     (c) Notify the Compliance Department of any new accounts established with brokers, banks or dealers during the quarter and the date the account was established;

     (d)  Resolve any discrepancies with the Compliance Department;

     (e)  Record an electronic signature on TradeCOMPLY.

3. Covered Security transactions executed by an Access Person during the calendar quarter are reviewed by Lisa Ling, Compliance Officer, periodically throughout the quarter using the Compliance Monitor function in TradeCOMPLY.

4. The Compliance Department issues memos to each Access Person if any transactions he or she has executed during the quarter have been deemed to be either exceptions to or violations of the Code's requirements.

5. Based on the activity and the responses to the memos, the Compliance Department may impose any of the sanctions identified in Section 8.

ANNUAL REPORTING PROCESS

1. At least annually, the Compliance Department requires that each Access Person read the Code and certify and acknowledge his/her understanding of the Code and its requirements.

2. This re-certification is required to be completed within 10 calendar days of the request. The Compliance Department monitors compliance with this requirement through the electronic signatures on TradeCOMPLY.

3. At the same time, the Compliance Department provides each Access Person with a current list of securities held in the Access Person's account(s) on TradeCOMPLY.

4.   Within 10 calendar days of this request, the Access Person is required to:

     (a) Review for accuracy all securities held in all personal and household member accounts, including the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

     (b) Review all open account information, including names of brokers, banks and dealers, addresses and account numbers;

     (c) Notify the Compliance Department of any new accounts established with brokers, banks or dealers;

     (d)  Resolve any discrepancies with the Compliance Department;

     (e)  Record an electronic signature on TradeCOMPLY.

REPORTING TO THE BOARD OF DIRECTORS

1. Each quarter, the Compliance Department reports any violations of the Code to the Board of Directors. Violations of the Code include:

     (a)  Failure to preclear a transaction;

     (b) Failure to complete the initial, quarterly or annual reporting requirements timely, regardless of whether the Access Person executed any transactions;

     (c) Recognition of a profit on the sale of a security held less than 60 days;

     (d)  Failure to comply with the receipt of gifts requirements; and

     (e) Any trends or patterns of personal securities trading which are deemed by the Compliance Department to be violations of the Code.

2. The Compliance Department provides the Board with the name of the Access Person; the type of violation; the details of the transaction(s); and the types of sanctions imposed, if any.

RECORDKEEPING REQUIREMENTS

The Compliance Department maintains the following books and records in TradeCOMPLY for a period no less than 6 calendar years:

(a)  A copy of the Code of Ethics;
(b) A record of any violation of the Code of Ethics and any action taken as a result of the violation;
(c) A copy of each report made by an Access Person, including initial, quarterly and annual reporting;
(d)  A record of all Access Persons (current and for the past five years);
(e)  A record of persons responsible for reviewing reports; and
(f) A copy of any supporting documentation used in making decisions regarding action taken by the Compliance Department with respect to personal securities trading.

--------------------------------------------------------------------------------
POLICIES AND       g     GE ASSET            LEGAL OPERATION          NUMBER
PROCEDURES               MANAGEMENT                                    10.4J
--------------------------------------------------------------------------------
Code of Ethics:                            Issued by: Executive Vice President,
                                           General Counsel & Secretary
                  INSIDER TRADING AND      -------------------------------------
                 SECURITIES TRANSACTIONS   EFFECTIVE DATE: MARCH 15, 1999
--------------------------------------------------------------------------------

     I.   NEED FOR POLICY

     GE Asset Management (GEAM) is committed to ensuring compliance with all laws and General Electric Company (GE or the Company) Policy 20.13, Insider Trading and Stock Tipping. In addition, as registered investment advisers, GEAM and their employees have additional ethical and legal obligations which must be fulfilled in order to maintain the confidence and trust of our clients and to protect the assets entrusted to us.

     The purpose of this Policy is to state the Company's requirement that all employees comply fully with the laws prohibiting insider trading and tipping, and to set forth additional requirements and guidelines relating to employee's personal securities transactions. This Policy is designed to avoid even the appearance of impropriety, but is not, however, intended to set legal standards or to result in the imposition of criminal liability, or civil liability to third parties, that would not otherwise exist in the absence of the Policy.

     II.  PENALTIES FOR VIOLATION

     Disciplinary action, up to and including discharge, may be taken against employees who violate this policy. Violation of the laws prohibiting insider trading and tipping could both damage GEAM's reputation and subject the Company, as a "controlling person under applicable securities laws, to significant civil liability and fines. Additionally, employees violating the laws could face individual criminal penalties.

     III. INSIDER TRADING, TIPPING AND CONFIDENTIAL INFORMATION

     It is the policy of GEAM that employees:

     o Must not buy, sell or recommend or suggest that anyone else buy, sell, or retain, the securities of any company (including GE) while in possession of inside information regarding such company. This prohibition on insider trading applies not only to your personal transactions, but also bars trading for client accounts when in possession of insider information.

     o Must not disclose inside information to anyone, inside or outside GEAM (including family members), except to those who have a need to know such information in order for GEAM to carry on its business properly and effectively. Also, any permitted disclosure may only be made under circumstances which make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient.

     o Must use GEAM's confidential information solely for legitimate Company purposes and must not improperly disclose such information.

     o Must use and protect all confidential information received from others strictly in accordance with the terms of the express or implied agreement or understanding under which the information was received and with at least the same degree of care that would be applied to comparable GEAM confidential information.

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

     o If an employee believes that they have come into possession of inside information, it is recommended that they promptly discuss this information with GEAM's General Counsel or other available member of the GEAM Legal Operation. It will be the responsibility of the Legal Operation to safeguard the confidentiality of this information and determine any appropriate action, such as restricting trading in effected securities, which needs to be taken.

     IV.  REQUIREMENTS FOR EMPLOYEES' SECURITIES TRANSACTIONS

     GEAM employees are permitted to invest for their own account, provided that such investment activity must always comply with applicable laws and regulations, and must be carried out in a manner consistent with GEAM's policy. In addition, personal securities transactions must avoid even the appearance of conflict of interest. The procedures and guidelines which follow set forth reporting obligations and additional rules of conduct which must be adhered to by GEAM's employees working in GEAM's office facilities and any other persons who may be determined by the management of GEAM to have potential access to current portfolio trading information (i.e., knowledge of a purchase or sale of a security within 15 days following its occurrence and/or knowledge of an intent to make a purchase or sale of a security within 15 days prior to its occurrence).

     PRE-CLEARANCE AND REPORTING OF PERSONAL SECURITIES TRANSACTIONS AND OTHER RULES UNDER THIS POLICY DO NOT RELIEVE EMPLOYEES FROM RESPONSIBILITY FOR COMPLIANCE WITH THE PROSCRIPTIONS AGAINST INSIDER TRADING AD TIPPING SET FORTH ABOVE.

     All requirements of this policy pertain to each employee's transactions AND transactions of associated accounts ( Section IV (B) ).

     IV.  (A) CENTRALIZED BROKER/REPORTING REQUIREMENT

     1. All employees are required to use a centralized broker designated by GEAM. This requirement also applies to Associated Accounts. An employee may request an exemption to this rule from the compliance Department if special circumstances exist. All employees must authorize the centralized broker to provide duplicate confirmations and monthly statements to the Compliance Officer.

     2. Duplicate confirmations and monthly statements are required for exempt accounts, which are to be mailed directly to the Compliance Officer by the broker.

     3. Duplicate confirmations and monthly statements are required for all other investments account not held with the centralized broker, including dividend reinvestment plans (DRIP's), and "blind" managed accounts.

     4. Unaffiliated open-end mutual funds shares are exempt from pre-clearance and reporting.

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

     IV. (B) TRADING AND PRE-CLEARANCE REQUIREMENTS (SUMMARY GUIDELINES AND CHECKLIST - SCHEDULE A ATTACHED)

     1. All employees must receive pre-clearance from the GEAM Trading Room IMMEDIATELY-PRIOR to engaging in a transaction involving any publicly traded equity security (or any options or futures relating to such a security). Pre-clearance must be obtained by receiving an approval log number and may be obtained by e-mail. If clearance is not given, the employee must NOT proceed with the transaction. The fact that clearance is denied should be considered confidential information and must not be disclosed.

     2. All GEAM Employees are prohibited from investing in non-public securities without the proper approval of the EVP of Private Placements. Private Placement employees must receive pre-clearance from the EVP of Private Placements IMMEDIATELY PRIOR to engaging in any transaction in a PUBLICLY TRADED SECURITY in GEAM's Private Placements Portfolio or a security being considered as an addition to the Private Placement Portfolio, IN ADDITION TO PRE-CLEARANCE WITH THE TRADING ROOM.

     3. Transactions in fixed income securities must be cleared by an appropriate department portfolio manager (i.e. Taxable, Tax-Exempt) IMMEDIATELY PRIOR to engaging in a transaction. A pre-clearance log number may be obtained in person or by calling the department. If clearance is not given, the employee must NOT proceed with the transaction. The fact that clearance is denied should be considered confidential information and must not be disclosed.

     4. Employees must provide the ticker, security name, and type of order (market, limit, buy/sell) to the Trading Room and Clearing Managers. Clearance will not be granted if there is a pending buy or sell order for a managed account.

     5. Transactions not effected the day clearance is granted must be re-cleared. Clearance expires 24 hours after clearance is granted or at the end of the business day on the Monday following a Friday request.

     6. All transactions for the employee, his/her spouse, minor child, other household members, accounts subject to your discretion and control (e.g. custodial and trust accounts), other accounts in which you have a beneficial interest and ability to influence transactions (e.g. joint accounts, co-trustee accounts, partnerships, investment clubs, associated accounts) must be pre-cleared in accordance with this policy.

     7. Employees are prohibited from participation in initial public offerings (IPO's). Any purchases of new issues are allowed only in the secondary markets.

     8. Any employee directly participating in the decision or recommendation to buy, sell, or retain a particular security must disclose to the appropriate Executive Vice President any direct or indirect personal ownership of the security or any affiliation (including any directorships) with the issues which is the subject of the decision or recommendation.

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

     9. No analyst or portfolio manager may buy or sell a security for his/her own account within 7 calendar days before or after all transactions for his/her assigned accounts have been completed for that security. The client's interests must always take precedence even if it requires the employee to delay taking action and suffer financial loss.

     10. Portfolio managers are required to notify their managers in advance of any personal transactions in excess of $25,000 or Yen equivalent in any registered investment company or investment trust over which they have discretionary trading authority. Mangers will maintain a written record of such notification.

     11. Orders placed with the Trading Room should be treated with the highest degree of confidentially. Such orders should not be discussed with anyone until they have been filled.

     12. All information received by an employee as a result of the employee's employment with GEAM is received in trust for GEAM's clients. Subject to the restriction on insider trading and tipping, and any requirements to keep such information confidential, it is the obligation of the employee to make such information known to other analysts and portfolio managers whose accounts might be interested in such information and not to misappropriate such information for the employee's own financial benefit.

     13. Particular attention should be paid to transactions in thinly traded issues where even small transactions for an employee's account might affect the market. A similar concern attaches to trading in derivative securities (options, futures, convertible bonds, etc.) where only a small movement in a security's price may be significant due to leverage.

     14. In order to avoid the appearance of opportunistic trading in front of transactions for GEAM accounts, employees should seek to avoid day-trades and should be prepared to hold investments for a significant interval. Employees shall not profit from the purchase and sale of the same (or equivalent) securities within 60 calendar days.

     15. No employee may solicit or accept any offer made by any person if as a result the employee would be able to purchase or sell any security at a price or under conditions more favorable than those offered to GEAM's clients.

     16. Employees are prohibited from selling any security short, except that short sales may be made "against the box" (the individual already owns the stock) for tax or hedging purposes WITH THE APPROVAL OF THE APPROPRIATE EXECUTIVE VICE PRESIDENT.

     17. Although GEAM employees may conduct trading for their own account within the limits of the policy, trading during working hours should be limited. Extensive trading that my affect on-the job performance may be considered a violation of this policy and GEAM reserve the right to restrict trading in such circumstances. In addition, GEAM reserve the right to prohibit employees from trading in certain securities or markets.

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

     IV.  (C) TRANSACTIONS EXEMPT FROM PRE-CLEARANCE

     The following transactions are not subject to the pre-clearance procedures:

     o    All open-end mutual fund shares

     o Direct Obligations of the Japanese Government Securities, Postal Deposits and other Japanese savings vehicles

     o    GE Interest Plus

     o    Dividend Re-Investment Programs

     o    "Blind" Managed Accounts

     o    GE S&S Program Transactions [401 (k) Plan]:
          Contributions: Payroll deductions
                         Changes in contribution percentages
                         Changes in investment vehicle direction or percentages Investment vehicle switches (transfers)
          All Loan Activity
          All Withdrawals

     V.   RESPONSIBILITY

     1. The provisions of this Policy must be strictly observed by all employees. An employee's actions with respect to matters governed by this Policy are significant indications of the individual's judgement, ethics, and competence.

     2. Any actions in violation of this Policy will constitute an important element in the evaluation of the employee for retention, assignment, and promotion.

     3. Violations of this Policy will be grounds for appropriate disciplinary action. Disciplinary action may include disgorging of profits, liquidation of holdings, suspension of trading privileges, and discharge.

     4. All Managers are required to take appropriate measures to ensure that their employees understand and comply with this Policy. Managers shall maintain educational programs, with the assistance of the Legal and Compliance Operations, to familiarize employees with laws and regulations governing insider trading or tipping, and the terms of the policy statement.

     5. All employees shall acknowledge in writing, when first assigned to GEAM and annually thereafter, their commitment to comply with this Policy.

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

     6. The Legal Operation and Finance and Administration shall be responsible for the interpretation and enforcement of this Policy. Employees with questions concerning whether conduct is consistent with the mandates of this Policy shall consult the Legal Operation prior to engaging in such conduct. Employees who believe any other employee is engaged in conduct prohibited by this Policy, or that any other person or firm representing GEAM is engaged in such conduct, will promptly report such information to the appropriate level of management and the Legal Operation. The Legal Operation in consultation with Finance and Administration will promptly investigate the matter and take timely and appropriate action.

     7. Upon request, employees shall submit copies of brokerage account statements, confirmations, and other related materials with respect to their personal and associated accounts to be used to audit compliance with these reporting and clearance procedures and with the proscriptions against insider trading and tipping set forth above.

     VI   DEFINITIONS

     For  purposes of this Policy:

          o "INSIDE INFORMATION" means non-public information (i.e. information which is not available to investors generally) that a reasonable investor would consider to be important in deciding whether to buy, sell or retain a security (e.g., stock; bond; option) including, for example, nonpublic information relating to a pending merger, acquisition, disposition, joint venture, contract award or termination, major lawsuit or claim, earnings announcement or change in dividend policy, significant product development, or the gain or loss of a significant customer or supplier. Any non-public information may be inside information regardless or whether it is developed internally or obtained from others (e.g., the issuer, current or prospective customers, suppliers or business partners) and whether it relates to GE or any other company or entity. Information is still considered non-public until the market has had a reasonable time after public announcement to assimilate and react to the information.

          o "CONFIDENTIAL INFORMATION" means any non-public information concerning GEAM's activities or developed by GEAM or received by GEAM under an express or implied agreement or understanding that the information will be treated in confidence or used only for a limited purpose, regardless of whether or not it would be considered to be important by investors. Examples of confidential information include stocks recommended for purchase or sale for client accounts, details of financial transactions, and identity and terms of customer accounts.

          o "ASSOCIATED ACCOUNT" - The provisions of this Policy apply to transactions in any personal account or "associated account". "Associated account" means securities and futures accounts of the employee's (i) spouse, (ii) minor children, (iii) other household members (iv) any other accounts subject to an employees' discretion or control (e.g. custodial and trust accounts, etc.), and (v) any other accounts in which the employee has a beneficial interest and a substantial ability to influence transactions (e.g. joint accounts, co-trustee accounts, partnerships, investment clubs).

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

     VII  OMBUDSPERSON

     To report possible violations of laws, regulations, or Company policies, you may also write to the General Electric Corporate Ombudsperson at 3135 Easton Turnpike, Fairfield, CT 06431 or call 1-800-227-5003.

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

                               GE ASSET MANAGEMENT
                           PERSONAL TRADING GUIDELINES

     WHO NEEDS TO COMPLY:
     o All GEAM employees and household members for all accounts they have discretion over (their own account and accounts they control for others)

     WHAT IS COVERED BY POLICY:

     o All STOCK, BOND, & DERIVATIVES Transactions (excluding direct obligations of the U.S. or Japanese Gov't)
     o    GE Stock including options (other than GE Savings & Security)

     WHAT IS NOT COVERED BY POLICY 10.4:
     o Any Mutual Funds (except portfolio manager transactions in the funds they manage)
     o    GE Savings & Security (i.e., switching, withdrawal & loans)
     o Accounts in your name managed by others, in which you have NO investment discretion ("Blind" managed accounts)

     REQUIREMENTS:
     o    Do not trade on "inside" information
     o    Pre-clear all transactions
     o    Use Centralized Brokers
     o    No IPO's
     o    Hold securities for 60 days

     SPECIAL REQUIREMENT FOR:
     Portfolio Manager (including analysts)
     o Do not trade in same security within 7 days of personal & business portfolio
     o Discuss and document personal transactions over $25,000 with your manager PRIOR to executing in the mutual funds you manage

    Private Placement Employees

     o    ADDITIONAL pre-clearance required by EVP-Private Placements (Don
          Torey)



                        THIS IS MEANT AS A SUMMARY ONLY.
PLEASE REFER TO THE COMPLETE POLICY 10.4 FOR FURTHER EXPLANATION OF THE POLICY.
                               ANY QUESTIONS CALL
                  NORA MACHATA (X-2080) OR ALAN LEWIS (X-2313)

--------------------------------------------------------------------------------
        Code of Ethics:             Issued by: Executive Vice President,
                                               General Counsel & Secretary
g       INSIDER TRADING AND       ----------------------------------------------
        SECURITIES TRANSACTIONS     EFFECTIVE DATE: MARCH 15, 1999  NUMBER
                                                                     10.4
--------------------------------------------------------------------------------

                           PERSONAL TRADING CHECKLIST

                    EQUITY TRADES                                           TAXABLE BOND TRADES
                    -------------                                           -------------------
o    Call or e-mail the equity trading room (203        o    Call Bob MacDougal (203-326-2387) to
     -326-2420) and ask for pre-clearance.  If they          request pre-clearance.  If Bob is not
     do not grant pre-clearance, proceed no further.         available call Kathy Brooks (203-326-2388).
                                                             If pre-clearance is not granted, proceed no
o    If pre-clearance is granted, they will issue            further.
     a log number.
                                                        o    If pre-clearance is granted, he/she will
o    Execute the trade.                                      issue a log number.

o    Hold the security for a minimum of 60 days.        o    Execute the trade.

o    Do not trade the security in your GEAM             o    Hold the security for a minimum of 60 days.
     portfolio within  7 days of your personal trade.*
                                                        o    Do not trade the security in your GEAM
                                                             portfolio within 7 days of your personal
                                                             trade.*

             PRIVATE PLACEMENTS PERSONNEL
             ----------------------------
o Call Don Torey (203-326-4060) to request pre-clearance. If Don is not available call
     Mike Pastore (203-326-2312). If pre-clearance is not granted, proceed no further.

o    If pre-clearance is granted, he will issue a log number.

o    Call or e-mail the trading room for an equity trade.

MUTUAL FUNDS, GE SAVINGS & SECURITY AND "BLIND" MANAGED ACCOUNTS DO NOT REQUIRE PRECLEARANCE

     * Consult department head if changed circumstances make trade for GEAM portfolio appropriate in less than 7 days.

                               GOLDMAN SACHS TRUST
                  (on behalf of Fixed Income and Equity Funds)
                     GOLDMAN SACHS VARIABLE INSURANCE TRUST

                                 CODE OF ETHICS

                                                                  April 23, 1997
                                                     as amended October 21, 1997


     While affirming its confidence in the integrity and good faith of all of its officers and Trustees, each of Goldman Sachs Trust ("GST") and Goldman Sachs Variable Insurance Trust ("VIT" -- each of GST and VIT are referred to herein as the "Trust") recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers and Trustees could place such individuals, if they engage in personal securities transactions, in a position where their personal interest may conflict with that of the Trust. In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Trust has adopted this Code of Ethics to specify and prohibit certain types of personal securities transactions deemed to create conflicts of interest and to establish reporting requirements and enforcement procedures.

     This Code is divided into five parts. The first part contains provisions applicable to access persons of the Trust who are also access persons of Goldman Sachs Asset Management ("GSAM"), Goldman Sachs Funds Management, L.P. ("GSFM") or Goldman Sachs Asset Management International ("GSAMI") (collectively referred to herein as the "Advisers"); the second contains certain general provisions; the third pertains to trustees who are not "interested persons" of the Advisers or the Trust; the fourth pertains to "interested trustees" who are access persons of the Trust but not access persons of the Advisers; and the fifth contains record-keeping and other provisions. Each Adviser imposes stringent reporting requirements and restrictions on the personal securities transactions of its access persons. The Trust has determined that the high standards of ethics in the area of personal investing which have been established by each Adviser may without change, be appropriately applied by the Trust to those access persons of the Trust who are also access persons of the Advisers. Such persons may have frequent opportunities for knowledge of and, in some cases, influence over, Trust portfolio transactions. In the experience of the Trust, interested trustees who are not access persons of the Advisers and trustees who are not "interested persons" have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Trust. Therefore, this Code contains separate provisions applicable to such trustees.

DEFINITIONS.
-----------

     As used herein, the following terms shall have the following meanings:

          (1) "Access person" with respect to the Trust shall mean any Trustee, officer or advisory person of the Trust. "Access person" with respect to GSAM shall mean (because GSAM is a separate operating division of Goldman, Sachs & Co. and Goldman Sachs & Co. is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those general partners, officers or advisory persons of GSAM who make recommendations or participate in the determination of which recommendations shall be made to the Trust, or whose principal function or duties relate to the determination of which recommendations shall be made to the Trust, or who, in connection with their duties, obtain any information concerning such recommendations which are being made to the Trust. "Access person" with respect to GSAMI and GSFM shall mean any director, officer, general partner or advisory person of GSAMI or GSFM, as the case may be.

          (2) "Advisory person" shall mean (i) any officer or employee of the Trust or the Adviser (or any company in a control relationship to the Trust or the Adviser), as the case may be, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales and
               (ii) every natural person in a control relationship to the Trust or the Adviser, as the case may be, who obtains information concerning recommendations made on behalf of the Trust with regard to the purchase or sale of a security.

          (3) "Beneficial ownership" of a security shall be interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. The term "pecuniary interest" with respect to any security shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

          (4) A security is being "considered" for purchase or sale by the Trust when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          (5)  "Control" shall have the same meaning as that set forth in
               Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

          (6) "Disinterested trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act.

          (7) "Review Officer" shall mean the officer of the Trust or an Adviser designated from time to time to receive and review reports of purchases and sales by access persons. The term "Alternative Review Officer" shall mean the officer of the Trust or an Adviser designated from time to time to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to GST, VIT and each of the Advisers.

          (8) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

          (9)  "Security" shall have the same meaning as that set forth in
               Section 2(a)(36)
               of the Investment Company Act (in effect, all securities), except that it shall not include securities issued by the Government of the United States or an agency thereof within the meaning of
               Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies (including the Trust) and options on broad based market indices.

I. RULES APPLICABLE TO ACCESS PERSONS OF THE TRUST WHO ARE ALSO ACCESS PERSONS OF THE ADVISERS

     A.   INCORPORATION OF ADVISERS' CODES OF ETHICS.

          (1) The provisions of the Advisers' Code of Ethics, which is attached as Appendix A hereto, are hereby incorporated herein by reference as the Trust's Code of Ethics applicable to access persons of the Trust who are also access persons of an Adviser, except as provided in Section I-B hereof.

          (2) A violation of the Advisers' Code of Ethics shall constitute a violation of this Code.

     B.   REPORTS.

          (1) Access persons of the Advisers shall file the confidential quarterly reports required under the Advisers' Code of Ethics with the Review Officer and the Review Officer shall submit confidential quarterly reports with respect to his/her personal securities transactions to the Alternative Review Officer.

          (2) With respect to access persons of an Adviser, reports shall be deemed made with respect to any account where that person has made provision for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review.

          (3) A report filed with the Review Officer (or, in the case of a report of the Review Officer, with the Alternative Review Officer) shall be deemed to be filed with the Trust.

II. GENERAL

     A. LEGAL REQUIREMENTS. Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any access person of the Trust, including interested and disinterested trustees, among others, to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such access person of any security held or to be acquired by the Trust in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any access person of the Trust in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

          (1)  To employ any device, scheme or artifice to defraud the Trust;

          (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading;

          (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          (4)  To engage in any manipulative practice with respect to the Trust.

     B. STATEMENT OF POLICY. It is the policy of the Trust that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Trust is, and has been, that each access person shall place at all times the interests of the Trust and its shareholders first in conducting private securities transactions. Accordingly, private securities transactions by access persons of the Trust must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of a access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or relationship to the Trust.

               Without limiting in any manner the fiduciary duty owed by access persons to the Trust or the provisions of this Code, it should be noted that the Trust considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the Trust; provided, however, that such personal securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. In making personal investment decisions with respect to any security, extreme care must be exercised by access persons to ensure that the prohibitions of this Code are not violated. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions by an access person which show a pattern of abuse of his or her fiduciary duty to the Trust.

     C.   EXEMPTED TRANSACTIONS.

          The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section III-A or IV-A of this Code shall not apply to:

          (1) purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control;

          (2) purchases or sales of securities which are non-volitional on the part of either the access person or the Trust;

          (3) purchases or sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the access person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security, to the actual knowledge of the access person, is being considered for purchase or sale by the Trust;

          (4) purchases of securities effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

          (5) purchases or sales of securities other than those exempted in (1) through (4) above which do not cause the access person to gain improperly a personal benefit through his relationship with the Trust and are only remotely potentially harmful to the Trust because the securities transaction involves a small number of shares of an issuer with a very large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market;

          (6) tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

          (7) purchases or sales of securities previously approved by an individual appointed from time to time by the President for this purpose, which approval shall be confirmed in writing and shall be based upon a determination that such transaction did not violate the purpose or spirit of this Code; and

          (8) Purchases or sales of securities which are not eligible for purchase or sale by an investment company.

III. RULES APPLICABLE TO DISINTERESTED TRUSTEES

     A. PROHIBITED PURCHASES AND SALES. While the scope of actions which may violate the Statement of Policy set forth in Section II-B cannot be exactly defined, such actions would always include at least the following prohibited activities. No disinterested trustee shall purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership if such trustee, at the time of the transaction, knows or, in the ordinary course of fulfilling his official duties as a trustee of the Trust, should known that, during the 15-day period immediately preceding or after the date of the contemplated transaction by the trustee:

          (1) the security is being considered for purchase or sale by the Trust;

          (2)  the security is being purchased or sold by the Trust; or

          (3)  the security was purchased or sold by the Trust.

     B.   REPORTING

          (1) Every disinterested trustee shall file with the Review Officer or its designee a report containing the information described below in Section III-B(2) of this Code with respect to transactions in any security in which such disinterested trustee has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section II-C applies; PROVIDED, HOWEVER, that a disinterested trustee shall not be required to file a report: (i) unless such trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Trust, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the trustee: (a) such security is or was purchased or sold by the Trust; or (b) such security was being considered for purchase or sale by the Trust or an Adviser for a portfolio of the Trust; or (ii) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control. Notwithstanding the preceding sentence, any disinterested trustee may, at his option, report the information described in Section III-B(2) with respect to any one or more transactions in any security in which such person has, or by reason of the transaction acquires or disposes of, any direct or indirect beneficial ownership.


          (2) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report related was effected, and shall contain the following information:

               (a) The date of the transaction, the title, class and the number of shares, and the principal amount of each security involved;

               (b) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

               (c)  The price at which the transaction was effected; and

               (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

          (3) If no transactions in any securities required to be reported under Section III-B(1) were effected during a quarterly period by a disinterested trustee, such disinterested trustee shall submit to the Review Officer a report not later than ten (10) days after the end of such quarterly period stating that no reportable securities transactions were effected.

          (4)  Every report concerning a purchase or sale prohibited under
               Section III-A hereof with respect to which the reporting person relies upon one of the exemptions provided in Section II-C shall contain a brief statement of the exemption relief upon and the circumstances of the transaction.

          (5) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he has any direct or indirect beneficial ownership in the security to which the report relates (a "Subject Security") or (b) the person knew or should have known that, within the 15-day time period described in Section III-B(1) above, a Subject Security was being purchased or sold, or considered for purchase or sale, by the Trust.

          (6) In addition to the reports required under Sections III-B(1) or III-B(3) hereof, every disinterested trustee shall report at the frequency provided in Section III-B(2), the name of any publicly owned company (or any company anticipating a public offering of an equity security) and the total number of its shares beneficially owned by him if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

IV. RULES APPLICABLE TO INTERESTED TRUSTEES WHO ARE NOT ACCESS PERSONS OF THE ADVISERS

A.   PROHIBITED PURCHASES AND SALES.


     While the scope of actions which may violate the Statement of Policy set forth in Section II-B cannot be exactly defined, such actions would always include at least the following prohibited activities.

     1. No interested trustee who is not an access person of the Adviser ("Section IV Reporting Person") shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the security:

          (a) is being considered for purchase or sale by an investment company; or

          (b)  is being purchased or sold by an investment company.

     2. No Section IV Reporting Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an investment company) any information regarding securities transactions by an investment company or consideration by an investment company or the Adviser of any such securities transaction.

     3. No Section IV Reporting Person shall recommend any securities transaction for an investment company without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities or such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Section IV Reporting Person in such securities or issuer is not material to his or her personal net worth (as determined by the Review Officer) and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the company or on the market for the securities generally, such Section IV Reporting Person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

     4. No Section IV Reporting Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an investment company or any issuer of any security owned by an investment company.

B.   REPORTING.

     1. Every Section IV Reporting Person shall report to the Review Officer the information described in Section IV-B(3) of this Code with respect to transactions in any security in which such Section IV Reporting Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the security.

     2. Notwithstanding Section IV-B(1) of this Code, Section IV Reporting Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

     3. Unless reports are deemed to have been made under Section IV-B(6) of this Code, every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (a) The date of the transaction, the title, class and the number of shares, and the principal amount of each security involved;


          (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c)  The price at which the transaction was effected; and

          (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

     4.   If no transactions in any securities required to be reported under
          Section IV-B(1) were effected during a quarterly period by an Section IV Reporting Person, such Section IV Reporting Person shall report to the Review Officer not later than ten (10) days after the end of such quarterly period stating that no reportable securities transactions were effected.

     5. These reporting requirements shall apply whether or not one of the exemptions listed in Section II-C applies except that an Section IV Reporting Person shall not be required to make a report with respect to securities transactions effected for any account over which such
          Section IV Reporting Person does not have any direct or indirect influence or control. Every report concerning a securities transaction with respect to which the reporting person relies upon one of the exemptions provided in Section II-C shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

     6.   Reports shall be deemed made with respect to any account where the
          Section IV

          Reporting Person has made provisions for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review.

     7. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he or she has or had any direct or indirect beneficial ownership in the security to which the report relates (a "Subject Security") or (b) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an investment company on the same day.

V.   MISCELLANEOUS

     A. Annual Certification of Compliance. Each access person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (i) has read and understands this Code of Ethics and recognizes that he or she is subject thereto, (ii) has complied with the requirements of this Code of Ethics and (iii) has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

     B.   REVIEW OF REPORTS.

          (1) The Review Officer or its designee shall compare the reported personal securities transactions of each access person with completed and contemplated portfolio transactions of the Trust to determine whether any transactions that violate this Code may have occurred (a "Reviewable Transaction"). In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any access person, the Review Officer (or Alternative Review Officer, as the case may be) shall provide such access person an opportunity to supply additional explanatory material for the purposes of demonstrating that such transactions did not violate this Code.

          (2) With respect to disinterested trustees, if the Review Officer determines that a Reviewable Transaction may have occurred, he shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Trust to counsel for the disinterested trustees. Such counsel shall determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II-C. Before making any determination that a violation has been committed by a disinterested trustee, such counsel shall give the disinterested trustee an opportunity to supply additional information regarding the transaction in question.

          (3) With respect to access persons who are not disinterested trustees, if the Review Officer determines that a Reviewable Transaction may have occurred, he shall submit his written determination, together with the confidential quarterly report and any additional explanatory material provided by the access person to the President of the Trust (or any Vice President of the Trust if the actions of the President are at issue), who shall make an independent determination of whether a violation of this Code has occurred.

          (4) On an annual basis, the Review Officer shall prepare for the Board of Trustees a summary of the level of compliance by all access persons with this Code during the previous year, including without limitation the percentage of reports timely filed and the number and nature of all material violations. Also on an annual basis, the Review Officer shall prepare a report identifying any recommended changes to existing restrictions or procedures based upon the Trust's experience under this Code, evolving industry practices and developments in applicable laws or regulations. The Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer.

     C.   SANCTIONS.


          (1) With respect to disinterested trustees, if 15 counsel for the disinterested trustees determines that a violation of this Code has occurred, they shall so advise the President of the Trust and a committee consisting of the disinterested trustees, other than the disinterested trustee whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Trust and any additional material supplied by such disinterested trustee. The committee, at its option, shall either impose such sanction(s) as it deems appropriate or refer the matter to the Board of Trustees, which shall impose such sanction(s) as are deemed appropriate.

          (2) With respect to access persons who are not disinterested trustees, if the President (or a Vice President, as the case may be) finds that a violation of this Code has occurred, he shall impose such sanctions as he deems appropriate and shall report the violation and the sanction(s) imposed to the Board of Trustees of the Trust.

          (3) Sanctions for violation of this Code include, but are not limited to, one or more of the following: removal or suspension from office, termination of employment, a letter of censure and/or restitution to the Trust of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the access person may be required to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code by an access person may also result in criminal prosecution or civil action.

     D.   AMENDMENTS TO ADVISERS' CODES OF ETHICS.

          Any amendment to the Code of Ethics of any of the Advisers shall be deemed an amendment to Section I-A of this Code effective immediately after written notice of such amendment shall have been received by the secretary of the Trust, unless the Board of Trustees of the Trust expressly determines that such amendment shall not be adopted.

     E.   RECORDS.

          The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Investment Company Act and shall be available for examination by representatives of the Commission.

          (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

          (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (3) A copy of each report made by an access person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     F.   CONFIDENTIALITY.

          All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Trust considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

     G.   INTERPRETATION OF PROVISIONS.

          The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

     H.   EXCEPTIONS TO THE CODE.

          Although exceptions to the Code will rarely, if ever, be granted, the President of the Trust, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Code. All such exemptions must be received in writing by the person requesting the exemption before becoming effective. The Review Officer shall report any exception to the Board of Trustees of the Trust at the next regularly scheduled Board meeting.

                                                                      APPENDIX A


                         GOLDMAN SACHS ASSET MANAGEMENT
                      GOLDMAN SACHS FUNDS MANAGEMENT, L.P.
                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

                                 CODE OF ETHICS

                                                         Effective January 23,
                                                         1991
                                                         (as revised October 1,
                                                         1995)

I.   DEFINITIONS

     A. "Access person" with respect to Goldman Sachs Asset Management ("GSAM") means (because GSAM is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those officers, general partners or advisory persons of GSAM who, with respect to any investment company, make recommendations or participate in the determination of which recommendation shall be made to any investment company, or whose principal function or duties relate to the determination of which recommendation shall be made to any investment company, or who, in connection with their duties, obtain any information concerning such recommendations which are being made to the investment company. "Access person" with respect to Goldman Sachs Asset Management International ("GSAMI") and Goldman Sachs Funds Management, L.P. ("GSFM") shall mean any director, officer, general partner or advisory person of GSAMI or GSFM, as the case may be.

     B.   "Adviser" means each of GSAM, GSAMI and GSFM.

     C. "Advisory person" means (i) any officer or employee of the Adviser or any company in a control relationship to the Adviser, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an investment company with regard to the purchase or sale of a security.

     D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for an investment company.

     E. "Beneficial ownership" of a security shall be interpreted to include any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares a direct or indirect pecuniary interest in the security. The


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          term "pecuniary interest" with respect to any security shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

     F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     G. "Investment company" means a company registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or any series thereof for which the Adviser is the investment adviser.

     H. "Portfolio manager" means every person who is responsible for the day-to-day management of an investment company, or who shares such responsibility with another portfolio manager.

     I. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     J. "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by access persons. The term "Alternative Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to each Adviser.

     K. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies (including those for which the Adviser serves as investment adviser), securities issued by the Government of the United States or an agency thereof within the meaning of Section 2(a)(16), bankers' acceptances, bank certificates of deposit, commercial paper and, for other than Quantitative Equity/Trading Personnel of the Adviser, options on broad based market indices.

II.  LEGAL REQUIREMENTS

     Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any access person of the Adviser to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such access person of any security held or to be acquired by an investment company in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any access person of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by an investment company:

          (1) To employ any device, scheme or artifice to defraud such registered investment company;


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          (2)  To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

          (4) To engage in any manipulative practice with respect to such registered investment company.

III. STATEMENT OF POLICY

     It is the policy of the Adviser that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Adviser is, and has been, that each access person shall place at all times the interests of each investment company and its shareholders first in conducting personal securities transactions. Accordingly, private securities transactions by access persons of the Adviser must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with, or relationship to, any investment company, the Adviser or any affiliated company.

     Without limiting in any manner the fiduciary duty owed by access persons to the investment companies or the provisions of this Code, it should be noted that the Adviser and the investment companies consider it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the investment companies; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the investment companies' portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, extreme care must be exercised by access persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of an investment company's portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any investment company.

IV.  EXEMPTED TRANSACTIONS

     The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section V of this Code shall not apply to:

     A. Purchases or sales of securities effected in any account over which the access
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          person has no direct or indirect influence or control;

     B. Purchases or sales of securities which are not eligible for purchase or sale by an investment company;

     C. Purchases or sales of securities which are non-volitional on the part of either the access person or an investment company;

     D. Purchases or sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the access person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an investment company;

     E. Purchases of securities effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a --- ---- class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     F. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class; and

     G. Purchases or sales which receive the prior approval of the Review Officer because they are only remotely potentially harmful to an investment company because the securities transaction involves a small number of shares of an issuer with a very large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market.

V.   PROHIBITED PURCHASES AND SALES

     While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities.

     A. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the security:

          (1) is being considered for purchase or sale by an investment company; or

          (2)  is being purchased or sold by an investment company.

     B. No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of an investment company) any information regarding securities transactions by an investment company or consideration by an investment company or the Adviser of any such securities transaction.

     C. No access person shall recommend any securities transaction for an investment company without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities or such issuer, (ii) any contemplated transaction by such person in such securities, (iii) any position with such issuer or its affiliates and (iv) any

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          present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such access person in such securities or issuer is not material to his or her personal net worth (as determined by the Review Officer) and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the company or on the market for the securities generally, such access person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

     D. No access person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an investment company or any issuer of any security owned by an investment company.

     E. No advisory person shall accept any gift or personal benefit valued in excess of $100 annually from any single person or entity that does business with or on behalf of an investment company. Gifts of a DE MINIMIS value (i.e., gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the advisory person and the giver are present, and promotional items of DE MINIMIS value may be accepted. Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

     F. No access person shall enter an order for the purchase or sale of a security which an investment company is purchasing or selling or considering for purchase or sale until the later of (i) the day after the investment company's transaction in that security is completed or
          (ii) after the investment company is no longer considering the security for purchase or sale, unless the Review Officer determines that it is clear that, in view of the nature of the security and the market for such security, the order of the access person will not adversely affect the price paid or received by the investment company. Any securities transactions by an access person in violation of this Subsection F must be unwound, if possible, and the profits, if any, must be disgorged to the affected investment company or to charity.

     G. No advisory person shall, directly or indirectly, purchase any security sold in an initial or secondary public offering of an issuer, regardless of whether the issue is a "hot issue."

     H. No advisory person shall, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Any approval will take into account whether the investment opportunity should be reserved for an investment company and whether the opportunity is being offered to the advisory person by virtue of his or her position with or relationship to an investment company.

     I. No advisory person shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of the investment companies and their shareholders. Such interested advisory person may not participate in the decision for any investment company to purchase and sell securities of such company.

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     J.   No portfolio manager shall, directly or indirectly, purchase or sell any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership interest within a period of seven
          (7) calendar days before and after any investment company advised by the portfolio manager has purchased or sold such security. Any securities transaction by a portfolio manager in violation of this Subsection J must be unwound, if possible, and the profits, if any, must be disgorged to the applicable investment company or to charity.

     K. No access person shall, in the absence of prior written approval by the Review Officer, sell any security (including any option) that was purchased, or purchase a security (including any option) that was sold, within the prior 60 calendar days (measured on a last-in first-out basis).

VI.  BROKERAGE ACCOUNTS

     Access persons are required to direct their brokers to supply to the Review Officer on a timely basis duplicate copies of confirmations of all securities transactions in which the access person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in
Section IV applies. If an access person is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII. PRECLEARANCE PROCEDURE

     Prior to effecting any securities transactions in which an access person has a beneficial ownership interest, the access person must receive approval by the Adviser. Any approval is valid only for the number of day(s) as may be determined from time to time by the Adviser. If an access person is unable to effect the securities transaction during such period, he or she must reobtain approval prior to effecting the securities transaction.

     The Adviser will decide whether to approve a personal securities transaction for an access person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code, including whether the security at issue is being considered for purchase or sale for an investment company. The Adviser is not required to give any explanation for refusing to approve a securities transaction.

VIII. REPORTING

     A. Every access person shall report to the Review Officer the information described in Section VIII-C of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the security.

     B. Notwithstanding Section VIII-A of this Code, an access person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

     C. Unless reports are deemed to have been made under Section VIII-F of this Code, every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain

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

          the following information:

          (1) The date of the transaction, the title, class and the number of shares, and the principal amount of each security involved;

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (3)  The price at which the transaction was effected; and

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

     D.   If no transactions in any securities required to be reported under
          Section VIII-A were effected during a quarterly period by an access person, such access person shall report to the Review Officer not later than ten (10) days after the end of such quarterly period stating that no reportable securities transactions were effected.

     E. These reporting requirements shall apply whether or not one of the exemptions listed in Section IV applies except that an access person shall not be required to make a report with respect to securities transactions effected for any account over which such access person does not have any direct or indirect influence or control. Every report concerning a securities transaction with respect to which the reporting person relies upon one of the exemptions provided in Section IV shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

     F. Reports shall be deemed made with respect to any account where the access person has made provisions for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review. With respect to investment companies for which the Adviser does not act as investment adviser, reports required to be furnished by officers and trustees of such investment companies who are access persons of the Adviser must be made under Section VIII-C of this Code and furnished to the designated review officer of the relevant investment adviser.

     G. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (a) he or she has or had any direct or indirect beneficial ownership in the security to which the report relates (a "Subject Security") or (b) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an investment company on the same day.

IX   DISCLOSURE OF PERSONAL HOLDINGS.

     All advisory persons shall submit to the Review Officer initially upon becoming an advisory person, and annually thereafter in January, a report, in a form acceptable to the Adviser, disclosing all securities in which such person has a beneficial ownership interest.

X.   ANNUAL CERTIFICATION OF COMPLIANCE

     Each access person shall certify to the Review Officer annually on the form annexed hereto as

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Form A that he or she (i) has read and understands this Code of Ethics and recognizes that he or she is subject thereto, (ii) has complied with the requirements of this Code of Ethics and (iii) has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

XI.  CONFIDENTIALITY

     All reports of securities transactions and any other information filed with the Adviser pursuant to this Code shall be treated as confidential, except that reports of securities transactions hereunder will be made available to the investment companies and to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

XII.  REVIEW OF REPORTS

A. The Review Officer shall compare the reported personal securities transactions of each access person with completed and contemplated portfolio transactions of the investment companies to determine whether any transactions that violate the Statement of Policy set forth above may have occurred (a "Reviewable Transaction"). In the case of reports of personal securities transactions of the Review Officer, the Alternative Review Officer shall perform such comparison. Before making any determination that a violation has been committed by any access person, the Review Officer (or Alternative Review Officer, as the case may be) shall provide such person an opportunity to supply additional explanatory material.

B. If the Review Officer determines that a Reviewable Transaction may have occurred, he shall submit his written determination, together with the confidential quarterly report and any additional explanatory material provided by the access person to the President of the Adviser (or any Vice President of the Adviser if the actions of the President are at issue), who shall make an independent determination of whether a violation of this Code has occurred.

C. On an annual basis, the Review Officer shall prepare for the Board of Trustees a summary of the level of compliance by all access persons with this Code of Ethic during the previous year, including without limitation the percentage of reports timely filed and the number and nature of all material violations. Also on an annual basis, the Review Officer shall prepare a report identifying any recommended changes to existing restrictions or procedures based upon the Adviser's experience under this Code of Ethics, evolving industry practices and developments in applicable laws or regulations. The Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer.

XIII. SANCTIONS

      Upon discovering a violation of this Code, the Adviser may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to the affected investment company of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Adviser may require the access person to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code by an access person may also result in criminal prosecution or civil action. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of trustees of the investment company with respect to

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

      whose securities the violation occurred.

XIV.  INTERPRETATION OF PROVISIONS

      The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

XV.   IDENTIFICATION OF ACCESS PERSONS

      The Adviser shall identify all persons who are considered to be "access persons," "advisory persons" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code.

XVI.  EXCEPTIONS TO THE CODE

      Although exceptions to the Code will rarely, if ever, be granted, the President of the Adviser, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Code. All such exemptions must be received in writing by the person requesting the exemption before becoming effective. The Review Officer shall report any exception to the Board of Trustees of the investment companies at their next regularly scheduled Board meetings.

XVII. RECORDS

      The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Investment Company Act and shall be available for examination by representatives of the Commission.

      A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

      B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

      C. A copy of each report made by an access person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

      D. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

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[GRAPHIC OMITTED]



                               JANUS ETHICS RULES

       "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR CONFIDENCE
                               WITH EVERY ACTION"

--------------------------------------------------------------------------------

                                 CODE OF ETHICS

                             INSIDER TRADING POLICY

                                   GIFT POLICY

                            OUTSIDE EMPLOYMENT POLICY

--------------------------------------------------------------------------------
                           LAST REVISED MARCH 3, 1999
--------------------------------------------------------------------------------


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

DEFINITIONS___________________________________________________________________ 4

INTRODUCTION__________________________________________________________________ 6

   CAUTION REGARDING PERSONAL TRADING ACTIVITIES______________________________ 6 COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS_____________________________ 6

CODE OF ETHICS________________________________________________________________ 7

   OVERVIEW___________________________________________________________________ 7

   GENERAL PROHIBITIONS_______________________________________________________ 7

   TRADING
      RESTRICTIONS____________________________________________________________ 8
      Excluded
      Transactions____________________________________________________________ 9
      Preclearance____________________________________________________________ 9
      Trading Ban on Portfolio Managers and Assistant Portfolio Managers______10 60 Day Rule_____________________________________________________________10
      Blackout Period_________________________________________________________10
      Fifteen Day Rule________________________________________________________10
      Seven Day Rule__________________________________________________________10
      Short Sales_____________________________________________________________10
      Hedge Funds, Investment Clubs, and Other Investments____________________11

   PRECLEARANCE PROCEDURES____________________________________________________11
      General Preclearance____________________________________________________11
      Preclearance Requirements For Investment Personnel______________________11 Preclearance of Company Stock___________________________________________12
      Preclearance of Tender Offers and Stock Purchase Plans__________________12 Four Day Effective Period_______________________________________________12

   REPORTING TRANSACTIONS AND ACCOUNTS________________________________________12
      Monthly Transaction Reports_____________________________________________13
      Non-Influence and Non-Control Accounts__________________________________14

   OTHER REQUIRED FORMS_______________________________________________________14
      Acknowledgement Forms___________________________________________________14
      Investment Personnel Representation Form________________________________14 Outside Director/Trustee Representation Form____________________________14

INSIDER TRADING POLICY________________________________________________________15

   BACKGROUND INFORMATION_____________________________________________________15
      Who is an Insider?______________________________________________________15
      When is Information Nonpublic?__________________________________________16
      What is Material Information?___________________________________________16
      When is Information Misappropriated?____________________________________16
      Penalties for Insider Trading___________________________________________16
      Who is a Controlling Person?____________________________________________17

   PROCEDURES TO IMPLEMENT POLICY_____________________________________________17
      Identifying Material Inside Information_________________________________17 Reporting Inside Information____________________________________________17
      Watch and Restricted Lists______________________________________________18
      Protecting Information__________________________________________________18
      Responsibility to Monitor Transactions__________________________________19
      Record Retention________________________________________________________19
      Tender Offers___________________________________________________________19

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

GIFT POLICY___________________________________________________________________20

   GIFT GIVING________________________________________________________________20

   GIFT RECEIVING_____________________________________________________________20

   CUSTOMARY BUSINESS AMENITIES_______________________________________________20

OUTSIDE EMPLOYMENT POLICY_____________________________________________________21

PENALTY GUIDELINES____________________________________________________________22

   OVERVIEW___________________________________________________________________22

   PENALTY GUIDELINES_________________________________________________________22

SUPERVISORY AND COMPLIANCE PROCEDURES_________________________________________23

   SUPERVISORY PROCEDURES_____________________________________________________23
      Prevention of Violations________________________________________________23
      Detection of Violations_________________________________________________23

   COMPLIANCE PROCEDURES______________________________________________________24
      Reports of Potential Deviations or Violations___________________________24 Annual Reports__________________________________________________________24
      Records_________________________________________________________________24
      Inspection______________________________________________________________24
      Confidentiality_________________________________________________________24

   THE ETHICS COMMITTEE_______________________________________________________25
      Membership of the Committee_____________________________________________25
      Committee Meetings______________________________________________________25
      Special Discretion______________________________________________________25

GENERAL INFORMATION ABOUT THE ETHICS RULES____________________________________26
      Designees_______________________________________________________________26
      Enforcement_____________________________________________________________26
      Internal Use____________________________________________________________26

FORMS_________________________________________________________________________26

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

                               JANUS ETHICS RULES

       "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR CONFIDENCE
                               WITH EVERY ACTION"


--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

     The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

     1) "Access Persons" are Investment Personnel, Directors, Trustees, and officers of JCC and other designated persons deemed by the Ethics Committee to have access to current trading information. Access Persons are subject to additional scrutiny and more restrictions because of their access or potential access to information about current portfolio holdings and transactions.

     2) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partnership, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

     3) "Company Stock" is any stock or option issued by Janus or Kansas City Southern Industries, Inc. ("KCSI").

     4) "Covered Securities" generally include all securities, whether publicly or privately traded (including securities issued by KCSI or JCC) and any option, future, forward contract or other obligation involving a security or index thereof, including an instrument whose value is derived or based on any of the above (a "derivative"). The following investments are not Covered Securities:

            o  shares of open-end investment companies (e.g. mutual funds);
            o direct obligations of the U.S. government (e.g., Treasury securities), or any derivative thereof;
            o obligations of agencies and instrumentalities of the U.S. government with a remaining term to maturity of one year or less, or any derivative thereof;
            o securities representing a limited partnership interest in a real estate limited partnership;
            o money market instruments, such as certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper;
            o insurance contracts, including life insurance or annuity contracts;

            o direct investments in real estate, business franchises or similar ventures; and

            o physical commodities (including foreign currencies), or any derivatives thereof.

     5) "Designated Compliance Representatives" are Ernie Overholt, Ted Dryden and/or his designee(s), and Stephen Stieneker and/or his designee(s).

     6) "Designated Legal Representatives" are Debby Bielicke-Eades, Stephen Stieneker, or their designee(s).

     7) "Designated Trading Operations Representatives" are Lesa Finney, John Porro, and Mark Farrell.

     8)   "Directors" are directors of JCC.

     9) "Ethics Committee" is comprised of Ted Dryden, Thomas Early, Steve Goodbarn, and Stephen Stieneker.

     10) "Inside Trustees and Directors" are Trustees and Directors that are also employed by Janus.

     11) "Investment Personnel" are portfolio managers, assistant portfolio managers, research analysts, trading department personnel and any other employees deemed by the Compliance Department to be comparable.

     12) "Janus" is Janus Investment Fund, Janus Aspen Series, Janus Capital Corporation, Janus Service Corporation, Janus Distributors, Inc., Janus Capital International Ltd, and Janus International (UK) Ltd.

     13)  "Janus Funds" are Janus Investment Fund and Janus Aspen Series.

     14)  "JCC" is Janus Capital Corporation.

     15)  "JDI" is Janus Distributors, Inc.

     16)  "JDI's Operations Manager" is Dana Wagener and/or her designee(s).

     17)  "NASD" is the National Association of Securities Dealers, Inc.

     18)  "Non-Access Person" is any person that is not an Access Person.

     19)  "Outside Directors" are Directors who are not employed by Janus.

     20) "Outside Trustees" are Trustees who are not identified as an "interested person" in the registration statement of the Janus Funds.

     21)  "Registered Persons" are persons registered with the NASD by JDI.

     22)  "SEC" is Securities and Exchange Commission.

     23)  "Trustees" are trustees of Janus Investment Fund and Janus Aspen
          Series.

     These definitions may be updated from time to time to reflect changes in personnel.

--------------------------------------------------------------------------------
                                  INTRODUCTION
--------------------------------------------------------------------------------

     These Ethics Rules ("Rules") apply to all Directors, Trustees, officers, and employees of Janus ("Covered Persons"). The Rules apply to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the beneficial owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partnership, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

     The Rules are intended to ensure that you (i) at all times place first the interests of Janus' mutual funds and other clients ("Clients"), (ii) conduct all personal trading consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility, and (iii) not use any material nonpublic information in securities trading. The Rules also establish policies regarding other matters, such as outside employment and the giving or receiving of gifts.

     You are required to read and retain these Rules and to sign and return the attached Acknowledgment Form to the Compliance Department ("Compliance") upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment confirms that (i) you have received, read and asked any questions necessary to understand the Rules, (ii) you agree to conduct yourself in accordance with the Rules, and (iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

     Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

     Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may, for some Covered Persons, become prohibited while the position remains open. For example, closing out short sales and transactions in derivatives. Furthermore, if JCC becomes aware of material nonpublic information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position. JCC will not bear any losses in personal accounts resulting from the application of these Rules.

                 COMMUNICATIONS WITH OUTSIDE TRUSTEES/DIRECTORS

     As a regular business practice, JCC attempts to keep the Directors and Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Directors and Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. However, it is JCC's policy not to communicate specific trading information and/or advice on specific issues to the Outside Directors and Outside Trustees (i.e., no information should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Directors or Trustees should be reported to the Chief Compliance Officer or the Director of Compliance.

--------------------------------------------------------------------------------
                                 CODE OF ETHICS
--------------------------------------------------------------------------------

                                    OVERVIEW

     In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

                              GENERAL PROHIBITIONS

     The following are prohibited for Covered Persons (remember, if you work at Janus or you're a Trustee or Director, you're a Covered Person). Persons who violate any prohibition shall disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee, and may be subject to sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

1. Purchasing, in an initial public offering, Covered Securities (see Definitions section) for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in NASD rules. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.*

2. Causing a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, an employee would violate this Code by causing a Client to purchase a security owned by the employee for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

3. Using knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

4. Disclosing current portfolio transactions made or contemplated for Clients as well as any other nonpublic information to anyone outside of Janus.

5. Engaging in fraudulent conduct in connection with the purchase or sale of a security held or to be acquired by a Client, including without limitation:

          a)   employing any device, scheme or artifice to defraud any Client;

-------------
* Item 1 is not applicable to Outside Directors and Outside Trustees.
                                                                               7

          b) making to any Client any untrue statement of material fact or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          c) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

          d)   engaging in any manipulative practice with respect to any Client;
               or

          e) investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

6. No Investment Personnel may serve on the board of directors of a publicly traded company without prior written authorization by the Ethics Committee. No such service shall be approved without a finding by the Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Committee, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.**

7. If an Investment Person is planning to invest or make a recommendation to invest in a security for a Client, and such person has a material interest in the security, such person must first disclose such interest to their manager or the Chief Investment Officer and obtain their consent. The manager or Chief Investment Officer may only grant consent if they have no material interest in the security. A material interest is Beneficial Ownership of any securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgment.**

                              TRADING RESTRICTIONS

     The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following Trading Restrictions are applicable to any transaction in a Covered Security Beneficially Owned by a Covered Person. Outside Directors and Outside Trustees are exempt from certain Trading Restrictions because of their limited access to current information regarding Client investments.

     Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee, as outlined in the Penalty Guidelines. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Clients,

--------
** Items 6 and 7 are applicable to Investment Personnel only.

disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Committee shall determine in its sole discretion the provision that shall control. (1)

EXCLUDED TRANSACTIONS

     Some or all of the Trading Restrictions listed below do not apply to the following transactions; however, these transactions must still be reported to Compliance (see Reporting Transactions and Accounts):

     o Tender offer transactions are exempt from all Trading Restrictions except Preclearance.

     o The acquisition of securities through stock purchase plans are exempt from all Trading Restrictions except Preclearance, the Trading Ban On Portfolio Managers and Assistant Portfolio Managers, and the Seven Day Rule (note, sales of such securities are subject to the Trading Restrictions of the Code).

     o The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all Trading Restrictions.

     o The acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of securities, to the extent the rights were acquired in the issue are exempt from all Trading Restrictions.

     o Nondiscretionary transactions in Company Stock (e.g., the acquisition of securities through KCSI's Employee Stock Purchase Plan ("ESPP") or the receipt of options in Company Stock as part of a compensation or benefit plan) are exempt from all Trading Restrictions. Discretionary transactions in Company Stock issued by JCC are exempt from all Trading Restrictions. Discretionary transactions in Company Stock issued by KCSI (e.g., exercising options or selling ESPP Stock) are exempt from all Trading Restrictions except Preclearance (See procedures for Preclearance of Company Stock).

     o The acquisition of securities by gift or inheritance are exempt from all Trading Restrictions.

PRECLEARANCE

     Access Persons (except Outside Directors and Outside Trustees) must obtain preclearance prior to engaging in any personal transaction in applicable Covered Securities. Preclearance procedures, as well as special procedures for preclearing transactions in KCSI securities, tender offer transactions and stock purchase plans are set forth below.

-------------
(1) Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivative thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Client transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Client transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Client for the underlying security. Neither preclearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

TRADING BAN ON PORTFOLIO MANAGERS AND ASSISTANT PORTFOLIO MANAGERS

     Portfolio managers and their assistants are prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including preclearance:

o    Purchases or sales of securities issued by JCC or KCSI;

o    The sale of any security that is not held by any Client; and

o The sale of any security in order to raise cash to meet personal financial needs (e.g., to purchase a home, automobile, etc.).

60 DAY RULE

     Access Persons (except Outside Directors and Outside Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Client held or traded the security during the 60 day period.

BLACKOUT PERIOD

     No Access Person may engage in a transaction in a Covered Security when such person knows there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked as part of the preclearance process referenced above. Preclearance may be given when any pending Client order is executed or withdrawn.

FIFTEEN DAY RULE

     Any Access Person (except Outside Directors and Outside Trustees) who buys or sells an applicable Covered Security within fifteen calendar days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2)

SEVEN DAY RULE

     Any portfolio manager or assistant portfolio manager who buys or sells an applicable Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Client shall disgorge any profits realized on such transaction.

SHORT SALES

     Any Access Person who sells short a Covered Security that such person knows is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the Preclearance process referenced above.

------------
(2) Personal purchases are matched only against subsequent Client purchases, and personal sales are ONLY matched against subsequent Client sales for purposes of this restriction.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER INVESTMENTS

     No Access Person (except Outside Directors and Outside Trustees) may participate in hedge funds, partnerships, investment clubs, or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Director of Compliance.

                             PRECLEARANCE PROCEDURES

     Preclearance must be obtained by Access Persons for all applicable transactions in Covered Securities in which such person has a Beneficial Interest. A Preclearance Form must be completed and forwarded to Compliance. Compliance will notify the person when preclearance has been approved and the trade then has four days to be executed.

GENERAL PRECLEARANCE

     General preclearance shall be obtained from an authorized person from each of the following three groups:

     o A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE, who will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate by signing the Preclearance Form. Such approval shall not be required for sales of securities not held by any Clients.

          In place of this authorization, Investment Personnel are required to obtain portfolio manager approvals as noted in the section below entitled Preclearance Requirements for Investment Personnel.

     o A DESIGNATED TRADING OPERATIONS REPRESENTATIVE, who may provide clearance if such Representative knows of no pending "buy" or "sell" order in the security on behalf of a Client and no such trades are known by such person to be under consideration.

     o The DIRECTOR OF COMPLIANCE, OR A DESIGNATED LEGAL OR COMPLIANCE REPRESENTATIVE IF THE DIRECTOR OF COMPLIANCE IS NOT AVAILABLE, who may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

     Except for transactions in KCSI, no authorized person may preclear a transaction in which such person has a beneficial interest.

PRECLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

     Trades by Investment Personnel may NOT be precleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following portfolio management approvals. However, such approval shall not be required for sales of securities not held by any Clients:

     O TRADES IN EQUITY SECURITIES require prior written approval from all senior equity portfolio managers and either Ron Speaker or Sandy Rufenacht;

     O TRADES IN DEBT SECURITIES require prior written approval from all senior fixed income portfolio managers plus either Jim Craig or two other senior equity portfolio managers.

     A portfolio manager may not preclear his/her own transaction.

PRECLEARANCE OF COMPANY STOCK

     Officers of Janus and certain persons designated by Compliance who wish to make discretionary transactions in KCSI securities, or derivatives thereon, must preclear such transactions only with the Director of Compliance or other Designated Legal or Compliance Representative. If such persons are subject to the provisions of Section 16 (b) of the Securities Exchange Act of 1934, trading will generally be allowed only in the 10 business day period beginning 72 hours after KCSI files its quarterly results with the SEC (e.g., 10Q or 10K filing, NOT earnings release). To preclear the trade, the Director of Compliance or such other Representative shall discuss the transaction with Janus' General Counsel or Chief Financial Officer.

PRECLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS

     Access Persons (other than Outside Directors and Outside Trustees) who wish to participate in a tender offer or stock purchase plan must preclear such trades only with the Director of Compliance prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. To preclear the trade, the Director of Compliance shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

FOUR DAY EFFECTIVE PERIOD

     Clearances to trade will be in effect for only four trading days from and including the date of the last Authorized Person's signature (which may not be provided more than one day after the first Authorized Person's signature). For tender offers, stock purchase plans, exercise of Company Stock and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four day effective period. It will be necessary to re-preclear transactions not executed within the four day effective period.

                       REPORTING TRANSACTIONS AND ACCOUNTS

     Access Persons (other than Outside Trustees) must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which they have a Beneficial Interest. PLEASE NOTE THAT, EVEN IF SUCH PERSON DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE REPORTING OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS STILL REQUIRED. HOWEVER, IF SUCH PERSON ONLY USES A PARTICULAR BROKERAGE ACCOUNT FOR CHECKING ACCOUNT PURPOSES, AND NOT INVESTMENT PURPOSES, THEY MAY IN-LIEU OF REPORTING DUPLICATE ACCOUNT STATEMENTS, REPORT DUPLICATE CONFIRMATIONS AND MAKE A QUARTERLY REPRESENTATION TO COMPLIANCE INDICATING THAT NO INVESTMENT TRANSACTIONS OCCURRED IN THE ACCOUNT DURING THE CALENDAR QUARTER. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

     Access Persons must notify Compliance of each reportable account at the time it is opened, and annually thereafter, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose.

     Certain transactions, such as private placements, inheritances or gifts, might not be reported through a securities account. In these instances, Access Persons must report these transactions using a Monthly Transaction Report as noted below.

     Any REGISTERED PERSON, whether or not an Access Person, must notify Compliance of each brokerage account in which they have a beneficial interest, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose. Such persons are also required to authorize Janus to request and receive directly, duplicate trade confirmations and duplicate account statements for each account. Compliance may, from time to time, request and spot check such information for all or a portion of such transactions or accounts.


         REGISTERED PERSONS ARE REMINDED THAT THEY MUST ALSO INFORM ANY BROKERAGE FIRM WITH WHICH THEY OPEN AN ACCOUNT, AT THE TIME THE ACCOUNT IS OPENED, THAT THEY ARE REGISTERED WITH JDI. REGISTERED PERSONS, UNLESS THEY ARE ALSO ACCESS PERSONS, SHOULD NOT ARRANGE TO SEND DUPLICATE CONFIRMS - COMPLIANCE WILL ARRANGE THIS IF DESIRED.


     NON-ACCESS PERSONS who engage in an aggregate of $25,000 or more of transactions in Covered Securities within a calendar year, must provide Compliance an Annual Transaction Report listing all such transactions in all accounts in which such person has a Beneficial Interest. Compliance will request this information annually and will spot check such reports.

     OUTSIDE TRUSTEES need only report a transaction in a Covered Security if such person, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any Janus Fund for which such person acts as Trustee.

MONTHLY TRANSACTION REPORTS

     ACCESS PERSONS (other than Outside Trustees) must provide a Monthly Transaction Report within 10 days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided to Janus, and all such transactions that are not effected in securities or commodities accounts, including without limitation nonbrokered private placements, gifts, inheritances, and other transactions in Covered Securities.

     Such persons must promptly comply with any request of the Director of Compliance to provide monthly reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations where a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

     The Rules shall not apply to any account, partnership, or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Director of Compliance.

     Any Account beneficially owned by a Covered Person that is managed by JCC in a discretionary capacity is not covered by these Rules so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

     In addition to the Account Information Form, Monthly and Annual Transaction Reports, and Certification of Non-Influence and Non-Control Form discussed above, the following forms must be completed if applicable to you:

ACKNOWLEDGEMENT FORMS

     Each Covered Person must, upon commencement of services and annually thereafter, provide Compliance with an Acknowledgment Form stating that he or she has reviewed and complied with the Rules and has reported all applicable securities transactions.

INVESTMENT PERSONNEL REPRESENTATION FORM

     Investment Personnel must, upon commencement of services and annually thereafter, provide Compliance with an Investment Personnel Representation Form which lists all Covered Securities beneficially held. In addition, such persons must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than Janus.

OUTSIDE DIRECTOR/TRUSTEE REPRESENTATION FORM

     All Outside Directors and Outside Trustees must, upon commencement of services and annually thereafter, provide Compliance with an Outside Director/Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

--------------------------------------------------------------------------------
                             INSIDER TRADING POLICY
--------------------------------------------------------------------------------
                             BACKGROUND INFORMATION

     The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

     While the law concerning insider trading can be complex and unclear, you should assume that the law prohibits:

     o trading by an insider, while in possession of material nonpublic information,

     o trading by a non-insider, while in possession of material nonpublic information, where the information was disclosed to the non-insider (either directly or through one or more intermediaries) in violation of an insider's duty to keep it confidential,

     o communicating material nonpublic information to others in breach of a duty not to disclose such information, and

     o misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

     Trading based on material nonpublic information about an issuer does not violate this policy unless the trader (i) is an "insider" with respect to an issuer; (ii) receives the information from an insider or from someone that the trader knows received the information from an insider, either directly or indirectly, or (iii) misappropriates the nonpublic information or obtains or misuses it in breach of a duty of trust and confidence owed to the source of the information. Accordingly, trading based on material nonpublic information about an issuer can be, but is not necessarily, a violation of this Policy. Trading while in possession of material nonpublic information relating to a tender offer is prohibited under this Policy regardless of how such information was obtained.

     Application of the law of insider trading to particular transactions can be difficult, particularly if it involves a determination about trading based on material nonpublic information. You legitimately may be uncertain about the application of this Policy in particular circumstances. If you have any questions regarding the application of the Policy or you have any reason to believe that a violation of the Policy has occurred or is about to occur, you should contact the Chief Compliance Officer or the Director of Compliance.

     The following discussion is intended to help you understand the principal concepts involved in insider trading.

WHO IS AN INSIDER?

     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, one or more of the Janus entities may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NONPUBLIC?

     Information remains nonpublic until it has been made public. Information becomes public when it has been effectively communicated to the marketplace, such as by a public filing with the SEC or other governmental agency, inclusion in the Dow Jones "tape" or publication in THE WALL STREET JOURNAL or another publication of general circulation. Moreover, sufficient time must have passed so that the information has been disseminated widely.

WHAT IS MATERIAL INFORMATION?

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally means information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information may also relate to the MARKET for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about THE WALL STREET JOURNAL'S "Heard on the Street" column.

WHEN IS INFORMATION MISAPPROPRIATED?

     The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

     Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     o    civil injunctions

     o    treble damages

     o    disgorgement of profits

     o    jail sentences for up to 10 years

     o fines up to $1,000,000 (or $2,500,000 for corporations and other entities)

     o civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

     o civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation of the law may result in serious sanctions by Janus, including termination of employment.

WHO IS A CONTROLLING PERSON?

     Included as controlling persons are Janus and its Directors, Trustees and officers. If you are a Director, Trustee or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

     The following procedures have been established to aid the Directors, Trustees, officers and employees of Janus in avoiding insider trading, and to aid Janus in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

     Before trading for yourself or others, including the Janus Funds or other Clients, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     o Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

     o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

     Special caution should be taken with respect to potential inside information regarding JCC. Although JCC's shares are not publicly traded, JCC's parent, KCSI, is a publicly traded company. KCSI owns 82% of the stock of JCC. As a result, potential inside information regarding JCC may affect trading in KCSI stock and should be reported pursuant to the procedures set forth below.

REPORTING INSIDE INFORMATION

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

     o Do not purchase or sell the securities on behalf of yourself or others, including Clients.

     o Do not communicate the information inside or outside of Janus, other than to the Chief Compliance Officer or the Director of Compliance.

     o Immediately advise the Chief Compliance Officer or Director of Compliance of the nature and source of such information. The Chief Compliance Officer or Director of Compliance will review the information with the Ethics Committee.

     o Depending upon the determination made by the Ethics Committee, or by the Chief Compliance Officer until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Director of Compliance will place the security on a Restricted List or Watch List, as described below. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

     Whenever the Ethics Committee or the Chief Compliance Officer determines that a Director, Trustee, officer or employee of Janus is in possession of material nonpublic information with respect to a company (regardless of whether it is currently owned by any Client) such company will either be placed on a Watch List or on a Restricted List.

     WATCH LIST. If the security is placed on a Watch List, the flow of the information to other Janus personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

     RESTRICTED LIST. If the Ethics Committee or the Chief Compliance Officer determines that material nonpublic information is in the possession of a Director, Trustee, officer, or employee of Janus and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on the Restricted List. While a company is on the Restricted List, no Investment Person shall initiate or recommend any transaction in any Client account, and no Access Person shall be precleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Chief Compliance Officer will also have the discretion of placing a company on the Restricted List even though no "break in the Chinese Wall" has or is expected to occur with respect to the material nonpublic information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

     The Ethics Committee or the Chief Compliance Officer will be responsible for determining whether to remove a particular company from the Watch List or Restricted List. The only persons who will have access to the Watch List or Restricted List are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The Watch List and Restricted List are highly confidential and should, under no circumstances, be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

     Directors, Trustees, officers and employees of Janus shall not disclose any nonpublic information (whether or not it is material) relating to Janus or its securities transactions to any person outside Janus (unless such disclosure has been authorized by the Chief Compliance Officer). Material nonpublic information may not be communicated to anyone, including any Director, Trustee, officer or employee of Janus, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

     To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all employees take the following steps with respect to confidential or nonpublic information:

     o Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

     o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area.

     o Avoid use of speakerphones in areas where unauthorized persons may overhear conversations.

     o Avoid use of wireless and cellular phones, or other means of communication which may be intercepted.

     o Where appropriate, maintain the confidentiality of Client identities by using code names or numbers for confidential projects.

     o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

     o Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable recordkeeping policies or requirements.

RESPONSIBILITY TO MONITOR TRANSACTIONS

     Compliance will monitor transactions of Clients and employees for which reports are received to detect the existence of any unusual trading activities with respect to companies on the Watch and Restricted Lists. Compliance will immediately report any unusual trading activity directly to the Director of Compliance, and in his or her absence, the Chief Compliance Officer, who will be responsible for determining what, if any, action should be taken.

RECORD RETENTION

     Copies of the Watch List and Restricted List shall be maintained by the Director of Compliance for a minimum of six years.

TENDER OFFERS

     Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Janus employees and others subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

--------------------------------------------------------------------------------
                                   GIFT POLICY
--------------------------------------------------------------------------------

     Gifts may only be given (OR ACCEPTED) if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all Inside Directors and Inside Trustees, officers and employees of Janus.

                                   GIFT GIVING

     Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

                                 GIFT RECEIVING

     Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

     In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers that receive such notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

     Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, all travel and lodging expenses provided in connection with such activities must be paid for by Janus. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

     The solicitation of a Gift is prohibited (I.E., YOU MAY NOT REQUEST A GIFT, SUCH AS TICKETS TO A SPORTING EVENT, BE GIVEN TO you).


                          CUSTOMARY BUSINESS AMENITIES

     Customary business amenities are not considered Gifts so long as such amenities are BUSINESS RELATED (E.G., IF YOU ARE ACCEPTING TICKETS TO A SPORTING EVENT, THE OFFERER MUST GO WITH YOU), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (OR GIVE) include an occasional meal, a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party, or comparable entertainment.

--------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
--------------------------------------------------------------------------------

     No Inside Director, Inside Trustee, officer or employee of Janus shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to the Chief Compliance Officer (or, for Registered Persons, to JDI's Operations Manager), and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. Registered Persons are reminded to update and submit their Outside Business Activity Disclosure forms as appropriate pursuant to JDI's Written Supervisory Procedures and applicable NASD rules.

--------------------------------------------------------------------------------
                               PENALTY GUIDELINES
--------------------------------------------------------------------------------

                                    OVERVIEW

     Covered Persons who violate any of the requirements, restrictions, or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Director of Compliance for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Fifteen Day Rule are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

      Upon learning of a potential deviation or violation from the Rules, the Director of Compliance will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendations or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

     Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

     o 1st violation - Compliance will send a memorandum of reprimand to the person, copying his/her supervisor. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations and inform the person of the possible penalties for future failure to comply with the Rules;

     o 2nd violation - Janus' Chief Investment Officer, James P. Craig, will meet with the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

     o 3rd violation - Janus' Chairman of the Board, Thomas H. Bailey, will meet the person to discuss the violations in detail and will reinforce the importance of complying with the Rules;

     o 4th violation - The Executive Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments, or suspension or termination of employment or personal trading privileges.

      In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. All sanctions imposed will be documented in such person's personal trading file maintained by Janus, and will be reported to the Executive Committee.

--------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

     Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

     To prevent violations of the Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

1. review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

2. answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

3. request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

4. write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

5. with such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

     a) orienting Directors, Trustees, officers, and employees who are new to Janus to the Rules, and

     b) further educating Directors, Trustees, officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

     To detect violations of these Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

     o Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

     o Review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy;

     Spot checks of certain information are permitted as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

     Upon learning of a potential deviation or violation of the Rules, the Director of Compliance should prepare a written report providing full details and a recommendation of remedial action to the Ethics Committee. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

     The Director of Compliance should prepare at least annually a written report for the Ethics Committee. This report shall set forth the following information, and shall be confidential.

     o Copies of the Rules, as revised, including a summary of any changes made during the past year;

     o Identification of any violations requiring significant remedial action during the past year; and

     o Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

     The Ethics Committee will annually report to the Trustees with respect to any of the above items to the extent that the Janus Funds are materially affected thereby.

RECORDS

     Compliance should maintain the following records:

     o Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information. Such files shall be stored in a secure location;

     o    A copy of each preclearance;

     o A list of all persons who are, or have been, required to make reports pursuant to these Rules.

INSPECTION

     The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

     All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

                              THE ETHICS COMMITTEE

     The purpose of this Section is to describe the Ethics Committee. The Ethics Committee is created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

     The Committee consists of Steven R. Goodbarn, Vice President of Finance, Treasurer and Chief Financial Officer; Thomas A. Early, Vice President and General Counsel; Stephen L. Stieneker, Vice President of Compliance, Chief Compliance Officer and Assistant General Counsel; and Ted S. Dryden, Director of Compliance. The Director of Compliance currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

     The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Rules. At such time as the Director of Compliance learns of a potential violation, he or she shall report such violation to the Chief Compliance Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Committee, or convene a special meeting.

     Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

     A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

     It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Director of Compliance with respect to the particular employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

     The Committee shall have the authority by unanimous action to exempt any person or class of persons from all or a portion of the Rules, provided that:

     o the Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

     o the Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) is remote;

     o the terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

     o the exempted person(s) agrees to execute and deliver to the Director of Compliance, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, include such exemptions and the terms and conditions upon which it was granted.

     The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

     Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

--------------------------------------------------------------------------------
                   GENERAL INFORMATION ABOUT THE ETHICS RULES
--------------------------------------------------------------------------------

DESIGNEES

     The Director of Compliance and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.

ENFORCEMENT

     In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity with which you are associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Directors and Trustees and the directors of any other Janus entity which has been directly affected by the violation.

INTERNAL USE

     The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.

--------------------------------------------------------------------------------
                                      FORMS
--------------------------------------------------------------------------------

     Attached are blank forms for use in complying with the Rules. These forms may be revised from time to time, as the Ethics Committee shall determine. Please contact Compliance if you need additional forms or if you have any questions.

                         LUTHER KING CAPITAL MANAGEMENT

                                 CODE OF ETHICS

                                 JANUARY 1, 1998

                         STATEMENT OF GENERAL PRINCIPLES

This statement of policy deals with codes of ethics under Rule 17j-1 of the Investment Company Act of 1940. It applies to Luther King Capital Management as a registered investment advisor but does not supplant other obligations or prohibitions to which Luther King Capital Management may be subjected under the Investment Adviser Act of 1940.

The Code of Ethics is based on the principle that the officers, directors and employees of Luther King Capital Management owe a fiduciary duty to clients to conduct their personal securities transactions in a manner which does not interfere with client portfolio transactions or otherwise take unfair advantage of their relationship with clients. In all cases, the best interest of clients must come first. All personal security transactions must be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest. Persons covered by the Code of Ethics must adhere to this general principle as well as comply with the specific provisions of the Code of Ethics.

SECTION I - DEFINITIONS

A.       DEFINITIONS

         1.   "Adviser" means Luther King Capital Management.

         2. "Access person" means any director, officer, shareholder or adviser person of the Adviser who makes any recommendation regarding the purchase or sale of a security by the Adviser, participates in the determination of which recommendation shall be made to clients of the Adviser, or who, in connection with his duties, obtains any information concerning securities recommendations being made by the Adviser.

SECTION II - APPLICABILITY OF CODE OF ETHICS

This Code of Ethics shall apply to any employee of the firm who meets the definition of "access person." This definition includes portfolio managers, analysts and traders employed by the Adviser who provides service to any client to which the Adviser acts as investment adviser. There may be additional employees who fall within the definition of "access person" who, because of the nature of their position, possess information regarding the securities that the Adviser will purchase or sell on behalf of its clients. A comprehensive list of all "access people" will be compiled and maintained by Luther King Capital Management.

SECTION III - TEXT OF RULE 17J-1 OF THE INVESTMENT COMPANY ACT

The actual text of Rule 17j-1(a) pursuant to which this Code of Ethics is adopted is attached as Exhibit A. All "access persons" are required to familiarize themselves with this rule and execute the attached Acknowledgement Form. This form should be forwarded to Jacqui Brownfield.

SECTION IV - RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Personal investment activities of all "access persons" employed by the Adviser must remain within the parameters set forth below. There may be limited circumstances where exceptions to these restrictions will be allowed. Any such requests will be reviewed on an individual basis by Scot Hollmann.

(a) Prohibition on acquiring securities in an initial public offering within 30 days of the initial offering.

(b)      Prior approval for participation in private placements.

Acquisitions of securities in a private placement will be subject to a process of prior review. Prior approval shall be obtained from Jacqui Brownfield prior to any participation in a private placement by an "access person".

(c)      Duplicate copies of broker's confirmations to employer.

All "access persons" are required to have their broker(s) supply duplicate copies of confirmations of all personal securities transactions directly to Jacqui Brownfield. The quarterly Report of Security Transactions (attached) should be completed and forwarded to Jacqui Brownfield by the 10th day following the end of a calendar quarter. The transactions reported on the confirmations will be reviewed for compliance each quarter. If these reports are not turned in by the 10th, paychecks will be withheld until that time when the reports are completed in proper form.

(d)      Pre-clearance of personal securities transactions.

"Access Persons" will be required to pre-clear personal securities transactions through the trading department. All "access persons" must submit the attached Personal Transaction Pre-Clearance Form to a trader before executing any personal securities transaction. The security will be checked against current trades to determine whether the purchase or sale would violate the Code of Ethics. All "access persons" are allowed to buy or sell a security for their own account under the condition that no client trade in the security is currently being worked on the trading desk. The intent of this restriction is to insure that "access persons" do not benefit from knowledge of client transactions and that access person trades do not interfere with client transactions.

(e)      Disclosure of personal holdings.

Upon commencement of employment, all "access persons" are required to submit the attached Disclosure of Personal Holding Form listing all securities that they hold. The form should be forwarded to Jacqui Brownfield.

(f)      Gifts

All "access persons" are prohibited from accepting gifts of more than de minimus value from any individual doing business with or on behalf of a client to which Luther King Capital Management acts as an adviser. Business meals and entertainment are excluded from the definition of "gift".

(g)      Service as a director.

All "access persons" are prohibited from serving on the boards of directors of any publicly traded company absent prior authorization from Luther King. Authorization will be based upon a determination that the board service would be consistent with the interests of any client that the "access person" services. This restriction does not apply to service on the board of any not-for-profit corporation or organization.

SECTION V - EXEMPTED TRANSACTIONS

The following transactions are specifically exempted from coverage by this Code of Ethics:

(a)      Transactions in Securities issued by the Government of the United
         States.

(b)      Transactions in shares of open-ended investment companies.

(c)      Transactions involving bank certificates of deposit.

(d) Transactions effected in any account over which the "access person" has no direct influence or control (e.g. blind trust, discretionary account or Trust managed by a third party).

(e)      Transactions which are part of an automatic dividend reinvestment plan.

SECTION VI - OVERSIGHT OF CODE OF ETHICS

The reports filed by "access persons" pursuant to this Code of Ethics will be reviewed on a quarterly basis and compared to transactions entered into by the Adviser on behalf of the clients to which it acts as investment adviser. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to Luther King.

Luther King shall consider reports made to him and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as he deems appropriate. These sanctions may include, among other things, suspension or termination of employment with the Firm.

                                                                   APPENDIX VII

                       FULL TEXT OF INVESTMENT COMPANY ACT
                                   RULE 17J-1
                               17 C.F.R. 270.17J-1

    CERTAIN UNLAWFUL ACTS, PRACTICES OR COURSES OF BUSINESS AND REQUIREMENTS RELATING TO CODES OF ETHICS WITH RESPECT TO REGISTERED INVESTMENT COMPANIES

         Reg. ss. 270.17j-1. (a) It shall be unlawful for any affiliated person of or principal underwriter for a registered company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company -

        (1) To employ any device, scheme or artifice to defraud such registered investment company;

        (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon such registered investment company; or

        (4) To engage in any manipulative practice with respect to such registered investment company.

        (b)(1) Every registered investment company, and each investment adviser of or principal underwriter for such investment company, shall adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any act, practice, or course of business prohibited by paragraph (a) of this section and shall use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of such code.

        (2) The requirements of paragraph (b)(1) shall not apply to any underwriter (i) which is not an affiliate person of the registered investment company or its investment adviser, and (ii) none of whose officers, directors or general partners serves as an officer, director or general partner of such registered investment company or investment adviser.

        (c)(1) Every access person of a registered investment company or of an investment adviser of or principal underwriter for such investment company shall report to such investment company, investment adviser or principal underwriter of which he or she is an access person the information described in paragraph
(c)(2) with respect to

                                                                   APPENDIX VII
                                                        FULL TEXT OF RULE 17J-1
                                                                         PAGE 2

transactions in any security in which such access persons has, or by reason of such transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security: PROVIDED, HOWEVER, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates. For purposes of this section, beneficial ownership shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which the access person has or acquires.

        (2) Every report required to be made pursuant to paragraph (c)(1) shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                (ii) The nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

                (iii)    The price at which the transaction was effected; and

                (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

        (3) Notwithstanding the provision of paragraph (c)(1), no person shall be required to make a report:

                (i) With respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                (ii) If such person is not an "interested person" of a registered investment company within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a2(a)(19)], and would be required to make such a report solely by reason of being a director of such investment company, except where such director knew or, in the ordinary course of fulfilling his official duties as a director of the registered investment company, should have known that during the 15 day period immediately preceding or after the date of the transaction in a security by the director such security is or was purchased or sold by such investment company or such purchase or sale by such investment company is or was considered by the investment company or its investment adviser;

                (iii) Where the principal underwriter, as to which such person is an access person, (A) is not an affiliated person of the registered investment company or any

                                                                   APPENDIX VII
                                                        FULL TEXT OF RULE 17J-1
                                                                         PAGE 3

investment adviser of such investment company, and (B) has no officers, directors, or general partners who serve as officers, directors or general partners of such investment company or any such investment adviser; or

                (iv) Where a report made to an investment adviser would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) [17 C.F.R. 275.204-2(a)(12) and 275.204-2(a)(13)] under the
Investment Advisers Act of 1940 [15 U.S.C. 80b-1, ET SEQ.].

        (4) Each registered investment company, investment adviser and principal underwriter to which reports are required to be made pursuant to this section shall identify all access persons who are under a duty to make such reports to it and shall inform such persons of such duty.

        (d) Each registered investment company, investment adviser and principal underwriter which is required to adopt a code of ethics or to which reports are required to be made by access persons shall, at its principal place of business, maintain records in the manner and to the extent set forth below, and make such records available to the Commission of any representative thereof at any time and from time to time for reasonable periodic, special or other examination.

        (1) A copy of each such code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

        (2) A record of any violation of such code of ethics, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

        (3) A copy of each report made by an access person pursuant to this rule shall be preserved for a period not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

        (4) A list of all persons who are, or within five years have been, required to make reports pursuant to this section shall be maintained in an easily accessible place.

        (e)      As used in this rule

        (1)      "Access person" means:

                (i) With respect to a registered investment company or an investment adviser thereof, any director, officer, general partner, or advisory person, as defined in this section, of such investment company or investment adviser;

                (ii) With respect to a principal underwriter, any director, officer, or general partner of such principal underwriter who in the ordinary course of his business

                                                                   APPENDIX VII
                                                        FULL TEXT OF RULE 17J-1
                                                                         PAGE 4

makes, participates in or obtains information regarding the purchase or sale of securities for the registered investment companies for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his business relate to the making of any recommendation to such investment company regarding the purchase or sale of securities.

                (iii) Notwithstanding the provisions of paragraph (e)(1)(i), where the investment adviser is primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients, the term "access person" shall mean: any director, officer, general partner, or advisory person of the investment adviser who, with respect to any registered investment company, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company; or who, in connection with his duties, obtains any information concerning securities recommendations being made by such investment adviser to any registered investment company.

                (iv) An investment adviser is "primarily engaged in a business or businesses other than advising registered investment companies or other advisory clients" when, for each of its most recent three fiscal years or for the period of time since its organization, whichever is lesser, the investment adviser derived, on an unconsolidated basis, more than 50 percent of (A) its total sales and revenues, and (B), its income (or loss) before income taxes and extraordinary items from such other business or businesses.

        (2) "Advisory person" of a registered investment company or an investment adviser thereof means;

                (i) Any employee of such company or investment adviser (or of any company in control relationship to such investment company or investment adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains information, regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                (ii) Any natural person in a control relationship to such company or investment advisor who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

        (3) "Control" shall have the same meaning as that set forth in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

        (4) "Purchase or sale of a security" includes, INTER ALIA, the writing of an option to purchase or sell a security.

                                                                   APPENDIX VII
                                                        FULL TEXT OF RULE 17J-1
                                                                         PAGE 5

     (5) "Security" shall have the meaning set forth in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

     (6) "Security held or to be acquired" by a registered investment company means any security as defined in this rule which, within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

                                 CODE OF ETHICS

                                       OF

           UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY, INC.


PREAMBLE

     This Code of Ethics includes all of the provisions of the Code of Ethics adopted by the Board of Directors of the UAM Funds, Inc. (the "Fund") as last revised on September 23, 1998. This Code of Ethics is being adopted in compliance with the requirements of Sections 204A and 206of the Investment Advisers Act of 1940 ( the "Advisers Act") and Rule 204-2 thereunder and Rule 17j-1 thereunder (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act and the Rule make it unlawful for certain persons, including any officer or director of UAM Funds, Inc. (the "Fund") and NWQ Investment Management Company, Inc. (the "Firm") in connection with the purchase or sale by such person of a security held or to be acquired by the Fund or the Firm for its clients(1):

                  (1) To employ a device, scheme or artifice to defraud the Fund or any client or prospective client of the Firm;

                  (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

                  (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund or any client or prospective client of the Firm; or

                  (4) To engage in a manipulative practice with respect to the Fund or any client or prospective client of the Firm;

                  (5) Acting as principal for his own account, knowingly to sell any security to, or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (5) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

Rule 17j-1 also requires that the Fund and each adviser to the Fund adopt a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code. This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.
--------
    (1) A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Firm for clients or by the Fund, or (ii) is being or has been considered by the Firm for purchase by the Firm's clients or the Fund.

     This Code of Ethics is adopted by the Board of Directors of the Firm in compliance with the Rule. This Code of Ethics is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, and its investment advisers, owe a fiduciary duty to, among others, the clients of the Firm and the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients or shareholders; (ii) taking inappropriate advantage of their position with the Firm or the Fund; and
(iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Fund's Compliance Officer.

POLICY STATEMENT ON INSIDER TRADING

     The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Compliance Officer.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  1) trading by an insider, while in possession of material nonpublic information, or

                  2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

                  3) communicating material nonpublic information to others.


     The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW
JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

                  ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?


     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

                  i. Report the matter immediately to the Firm's Compliance Officer.

                  ii. Do not purchase or sell the securities on behalf of yourself or others.

                  iii. Do not communicate the information inside or outside the Firm, other than to the Firm's Compliance Officer.

                  iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

     The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

     To prevent insider trading, the Firm will:

                  i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and

                  ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,

                           1. implement measures to prevent dissemination of such information, and

                           2. if necessary, restrict officers, directors and employees from trading the securities.

     To detect insider trading, the Firm's Compliance Officer will:

                  i. review the trading activity reports filed by each officer, director and employee, and

                  ii. review the trading activity of accounts managed by the Firm.


PERSONAL TRADING POLICIES

         A.       DEFINITIONS

         (1) "ACCESS PERSON" means any director, officer, general partner or advisory person of the Firm.

         (2) "ADVISORY PERSON" means (a) any employee of the Firm who, in connection with his regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of a security by the Firm or by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm or the Fund with regard to the purchase or sale of a security by the Firm or the Fund.

         (3) "AFFILIATED COMPANY" means a company which is an affiliated person.

         (4) "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

         (5) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm or the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a security.

         (6) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

         (7) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

         (8) "DISINTERESTED DIRECTOR" means a director who is not: an affiliated person (as defined above) of the Fund; a member of the immediate family of any natural person who is an affiliated person of the Fund; an interested person (as defined below) of the Fund, any investment adviser of the Fund or any principal underwriter for the Fund.

         (9) "INTERESTED PERSON" of another person means--

             (a) when used with respect to an investment company--

                 (i)     any affiliated person of such company,

                                    (ii)    any member of the immediate family
                                            of any natural person who is an
                                            affiliated person of such company,

                                    (iii)   any interested person of any
                                            investment adviser of or principal
                                            underwriter for such company,

                                    (iv)    any person or partner or employee of
                                            any person who at any time since the
                                            beginning of the last two completed
                                            fiscal years of such company has
                                            acted as legal counsel for such
                                            company,

                                    (v)     any broker or dealer registered
                                            under the Securities Exchange Act of
                                            1934 or any affiliated person of
                                            such a broker or dealer, and

                                    (vi)    any natural person whom the
                                            Commission by order shall have
                                            determined to be an interested
                                            person by reason of having had, at
                                            any time since the beginning of the
                                            last two completed fiscal years of
                                            such company, a material business or
                                            professional relationship with such
                                            company or with the principal
                                            executive officer of such company or
                                            with any other investment company
                                            having the same investment adviser
                                            or principal underwriter or with the
                                            principal executive officer of such
                                            other investment company:

     Provided, That no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

         (10) "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Firm or the Fund as defined in (12) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

         (11) "PERSON" means a natural person or a company.

         (12) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions affecting a Firm client or an investment company.

         (13) "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies (mutual funds).

         B.       PROHIBITED TRANSACTIONS

                  (1)      ACCESS PERSONS

              (a) No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Section 206 and Rule 17j-1 set forth above.

         UAM Funds, Inc. portfolios are managed by subsidiaries of or organizations otherwise affiliated with United Asset Management Corporation (the "Management Companies"). Under the organizational structure of the Management Companies, the entities maintain separate offices, independent operations and autonomy when making investment decisions. In view of these circumstances, advisory personnel of the Management Companies who are defined as "access persons" under the Act, under normal circumstances would have no knowledge of proposed securities transactions, pending "buy" or "sell" orders in a security, or the execution or withdrawal of an order for any other portfolio in the UAM Family of Funds for which a different Management Company serves as investment adviser. To restrict the flow of investment information related to the portfolios of the Fund, the Fund prohibits access persons at a Management Company from disclosing pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company until the order is executed or withdrawn. The Management Companies shall implement procedures designed to achieve employee awareness of this prohibition.

              (b) No access person shall:

                                    (i)     purchase or sell, directly or
                                            indirectly, any security in which he
                                            has or by reason of such transaction
                                            acquires, any direct or indirect
                                            beneficial ownership and which to
                                            his or her actual knowledge at the
                                            time of such purchase or sale:

                                    (A)     is being considered for purchase or
                                            sale by the Firm or the Fund, or

                                    (B)     is being purchased or sold by any
                                            portfolio of the Firm or the Fund;
                                            or

                                    (ii)    disclose to other persons the
                                            securities activities engaged in or
                                            contemplated for the various
                                            portfolios of the Firm or the Fund.

                  (2)      INVESTMENT PERSONNEL

              No investment personnel shall:

                             (a) accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm or the Fund; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's or the Fund's business;

                             (b) acquire securities, other than fixed income securities, in an initial public offering, in order to preclude any possibility of such person profiting from their positions with the Firm or the Fund;

                             (c)    purchase any securities in a private
                                    placement, without prior approval of the Firm's Compliance Officer or other officer designated by the Firm's Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration by the Firm or the Fund of an investment in the issuer. In such circumstances, the Firm's or the Fund's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer;

                             (d) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate portfolio of the Firm or the Fund.

                   EXCEPTIONS:      The Firm's Compliance Officer may allow
                                    exceptions to this policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as frontrunning or conflicts of interest, are not present and --- the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. [Seess.C below].
                                    The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and frontrunning transactions, which typically involve a quick trading pattern to capitalize on a short-lived market impact of a trade by one of the Firm's portfolios. The Firm's management shall consider the policy reasons for the ban on short-term trades, as stated herein, in determining when an exception to the prohibition is permissible. The granting of an exception to this prohibition shall be permissible if the securities involved in the transaction are not (i) being considered for purchase or sale by the portfolio of the Firm that serves as the basis of the individual's "investment personnel" status or (ii) being purchased or sold by the portfolio of the Firm that serves as the basis of the individual's "investment personnel" status and, are not economically related to such securities; exceptions granted under this provision are conditioned upon receipt by a duly authorized officer of the Firm of a report (Exhibit D) of the transaction and certification by the respective investment personnel that the transaction is in compliance with this Code of Ethics (see Exhibit D).

                             (e) serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Fund and the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm and the Fund and its shareholders. Authorization of board service shall be subject to the implementation by the Firm of "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

                  (3)      PORTFOLIO MANAGERS

              (a)      No portfolio manager shall:

                             (i) buy or sell a security within seven (7) calendar days before and within two (2) calendar days after any portfolio of the Firm that he or she manages trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed period shall be disgorged to the appropriate client portfolio or the appropriate portfolio of the Fund.

         C.       EXEMPTED TRANSACTIONS

         The prohibitions of Sections B (1)(b), B (2)(d) and B (3)(a) shall not apply to:

              (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

              (2) purchases or sales which are non-volitional on the part of either the access person or the Firm;

              (3) purchases which are part of an automatic dividend reinvestment plan;

              (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

              (5) purchases or sales of securities which are not eligible for purchase by the Firm or the Fund and which are not related economically to securities purchased, sold or held by the Firm or the Fund;

              (6) transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Firm's clients or to the Fund and which are otherwise in accordance with this Code, Section 206 of the Advisers Act and Rule 17j-1; for example, such transactions would normally include purchases or sales of:

                   (a) SECURITIES OF COMPANIES WITH A MARKET CAPITALIZATION IN EXCESS OF $1 BILLION, IF THE FIRM IS NOT CONSIDERING FOR PURCHASE OR SALE, OR CURRENTLY PURCHASING OR SELLING, THE SECURITY(IES) FOR THE FUND OR OTHER INVESTMENT COMPANY WHICH THE FIRM ADVISES;

                   (b) up to $25,000 principal amount of a fixed income security or 100 shares of an equity security within any three-consecutive month period (all trades within a three-consecutive month period shall be integrated to determine the availability of this exemption);

                   (c) up to 1,000 shares of a security which is being considered for purchase or sale by the Fund OR OTHER INVESTMENT COMPANY WHICH THE FIRM ADVISES (but not then being purchased or sold) if the issuer has a market capitalization of over $1 billion and if the proposed acquisition or disposition by the Firm or the Fund is less than one percent of the class outstanding as shown by the most recent report or statement published by the issuer, or less than one percent of the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar weeks prior to the individual's personal securities transaction; or

                   (d) any amount of securities if the proposed acquisition or disposition by the Firm or the Fund is in the amount of 1,000 or less shares and the security is listed on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

         D.       COMPLIANCE PROCEDURES

         (1) PRE-CLEARANCE

         All access persons shall receive prior written approval (Exhibit E) from the Firm's Compliance Officer, or other officer designated by the Fund's Board of Directors before purchasing or selling securities.

         Procedures implemented herein to pre-clear the securities transactions of access persons shall not apply to a director of the Fund who is not an "interested person" of the Fund as defined in this Code, except where such director knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund.

         Purchases or sales of securities which are not eligible for purchase or sale by the Firm or the Fund or any portfolio of the Firm or the Fund that serves as the basis of the individual's "access person" status shall be entitled to clearance automatically from the Firm's Compliance Officer. This provision shall not relieve any access person from compliance with pre-clearance procedures.

         (2) DISCLOSURE OF PERSONAL HOLDINGS

         All investment personnel shall disclose to the Firm's Compliance Officer all personal securities holdings upon the later of commencement of employment or adoption of this Code of Ethics and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Firm's Compliance Officer and, upon request, to the Compliance Officer of the Fund.

         (3) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

                   (a)  Every access person shall certify annually that:

                        (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

                        (ii) they have complied with the requirements of the Code of Ethics; and

                        (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

         The annual report shall be made on the form attached as Exhibit B and delivered to the Firm's Compliance Officer, and upon request to the Compliance Officer of the Fund.

         (4) REPORTING REQUIREMENTS

                   (a) Every access person shall report to the Firm's Compliance Officer, and upon request to the Compliance Officer of the Fund, the information described in, Sub-paragraph (4)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                   (b) Reports required to be made under this Paragraph (4) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                        (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                        (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (iii)   the price at which the transaction was effected; and

                        (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                        Duplicate copies of the broker confirmation of all personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

                   (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                   (d) The Firm's Compliance Officer shall notify each access person (for whom such Compliance Officer is responsible) that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                   (e) The Firm's Compliance Officer shall submit a certification to the Compliance Officer of the Fund within fifteen days after the end of each calendar quarter indicating that the appropriate procedures were followed and further indicating whether any compliance violations were noted with respect to this Code of Ethics. If any violation was noted, the Firm's Compliance Officer must provide supporting documentation explaining the violation and what steps have or will be taken to avoid its recurrence.

                   (f) With respect to the reports required pursuant to Sub-paragraph (4)(b) of this Section for the Firm's Compliance Officer, such reports must be reviewed by a principal of the Firm, other than said Compliance Officer.

                   (g) Reports submitted to the Firm or the Fund pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Firm or the Fund, Firm/Fund counsel or regulatory authorities upon appropriate request.

                   (h) Each director who is not an "interested person" of the Fund as defined in the Act need only report a transaction in a security if such director, at the time of that transaction knew, or, in the ordinary course of fulfilling his official duties as a director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director, such security was purchased or sold by the Fund or was being considered for purchase by the Fund or by its investment adviser or sub-investment adviser. Such reports will include the information described in Sub-paragraph (4)(b) of this Section.

         (5) CONFLICT OF INTEREST

         Every access person shall notify the Firm's Compliance Officer of any personal conflict of interest relationship which may involve the Firm's clients or the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

         E.       REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

         (1) The Firm's Compliance Officer shall promptly report to the Firm's Board of Directors and the Fund's Compliance Officer any and all apparent violations of this Code of Ethics and the reporting requirements thereunder.

         (2) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

         F.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS

         (1) The Firm's Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Fund's Compliance Officer. Such annual report shall:

                        (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

                        (b) identify any violations requiring significant remedial action during the past year; and

                        (c) identify any recommended changes in the existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

The Fund's Compliance Officer will prepare a similar report to the Fund's Board of Directors.

         G.       SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

         H.       RETENTION OF RECORDS

                  The Firm shall maintain the following records as required under Rule 17j-l

                        (a) a copy of any Code of Ethics in effect within the most recent five years;

                        (b) a list of all persons required to make reports hereunder within the most recent five years, as shall be updated by the Firm's Compliance Officer;

                        (c) a copy of each report made by an access person hereunder for a period of five years from the end of the fiscal year in which it was made;

                        (d) each memorandum made by the Firm's Compliance Officer hereunder, for a period of five years from the end of the fiscal year in which it was made; and

                        (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred.

         Dated: November 22, 1998

                                                                       Exhibit A

           UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY, INC.
                                 CODE OF ETHICS

                     INITIAL REPORT OF INVESTMENT PERSONNEL

To the Compliance Officer of NWQ Investment Management Company, Inc.

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for NWQ Investment Management Company, Inc. (the "Firm"). I understand the Code incorporates the provisions of the Code of Ethics of UAM Funds, Inc. (the "Fund").

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Investment Personnel."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm's clients or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm's clients or the Fund or any of its portfolios.

         4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

============================== ======================= =========================

                                                                Type of Interest
Name of Securities             Number of Shares             (Direct or Indirect)
------------------             ----------------             --------------------
--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

============================ ======================= ===========================


NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies (mutual funds).


Date:                                       Signature:
     -------------------------------                  -----------------------------------------------------
     (First date of investment
         personnel status)                           Print Name:
                                                                -------------------------------------------

                                                     Title:
                                                           ------------------------------------------------

                                                     Employer's Name:
                                                                     --------------------------------------
Date:                                       Signature:
     -------------------------------                  -----------------------------------------------------
                                            Compliance Officer

                                                                      Exhibit B

           UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY, INC

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS

To the Compliance Officer of NWQ Investment Management Company, Inc.:

         1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 19__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

         3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Fund to any employees of any other Management Company (as defined in the Code), except where the disclosure occurred subsequent to the execution or withdrawal of an order.

         4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm's clients or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm's clients or the Fund or any of its portfolios.

         5. Only access persons who are also investment personnel complete this item. As of December 31, 19__, I had a direct or indirect beneficial ownership in the following securities:

=========================== ======================= ============================
                                                         Type of Interest
 Name of Securities             Number of Shares        (Direct or Indirect)
 ------------------             ----------------        --------------------
--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

--------------------------- ----------------------- ----------------------------

============================ ======================= ===========================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies (mutual funds).



Date:                                       Signature:
     -------------------------------                  -----------------------------------------------------

                                                   Print Name:
                                                                -------------------------------------------

                                                     Title:
                                                           ------------------------------------------------

                                                     Employer's Name:
                                                                     --------------------------------------
Date:                                       Signature:
     -------------------------------                  -----------------------------------------------------
                                            Compliance Officer

                                                                      Exhibit C

           UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY, INC

                                 ACCESS PERSONS

         Securities Transactions Report For the Calendar Quarter Ended:_________

         To the Compliance Officer of NWQ Investment Management Company, Inc. (the "Firm") with a copy to the Compliance Officer of UAM Funds, Inc. (the "Fund") upon request:

           During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.

================== =================== ============= =================== ====================== ============ ======================

    SECURITY            DATE OF           NO. OF           DOLLAR              NATURE OF           PRICE          BROKER/DEALER
                      TRANSACTION         SHARES         AMOUNT OF            TRANSACTION                        OR BANK THROUGH
                                                        TRANSACTION        (PURCHASE, SALE,                       WHOM EFFECTED
                                                                                OTHER)
------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

------------------ ------------------- ------------- ------------------- ---------------------- ------------ ----------------------

================== =================== ============= =================== ====================== ============ ======================


         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm's clients or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm's clients or the Fund or any of its Series.

         NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies (mutual funds).



Date:                                       Signature:
     -------------------------------                  -----------------------------------------------------

                                                    Print Name:
                                                                -------------------------------------------

                                                     Title:
                                                           ------------------------------------------------

                                                     Employer's Name:
                                                                     --------------------------------------
Date:                                       Signature:
     -------------------------------                  -----------------------------------------------------
                                            Compliance Officer

                                                                       Exhibit D

           UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY, INC



          Securities Transactions Report Relating to Short-Term Trading
                      (see Section B(2)(d), Code of Ethics)

For the Sixty-Day Period from  to                      :
                                ---------------------    ---------------------

To the Compliance Officer of NWQ Investment Management Company, Inc. on behalf of UAM Funds, Inc. ("the Fund"):

         During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership.

================== ===================== ============ =================== ==================== ============= ======================

    SECURITY             DATE OF           NO. OF           DOLLAR             NATURE OF          PRICE           BROKER/DEALER
                       TRANSACTION         SHARES         AMOUNT OF           TRANSACTION          (OR           OR BANK THROUGH
                       (OR PROPOSED                      TRANSACTION       (PURCHASE, SALE,      PROPOSED         WHOM EFFECTED
                       TRANSACTION)                                             OTHER)            PRICE)
------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

------------------ --------------------- ------------ ------------------- -------------------- ------------- ----------------------

================== ===================== ============ =================== ==================== ============= ======================

         This report (i) excludes transactions with respect to which I have or had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         With respect to the (1) portfolio(s) of the Firm's clients and/or the Fund that serves as the basis for my "investment personnel" status with the Firm and/or the Fund (the "Portfolios"); and (2) transactions in the securities set forth in the table above, I hereby certify that:

         (a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolios, such as frontrunning transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolios;

         (b) such securities, including securities that are economically related to such securities, involved in the transaction are not (i) being considered for purchase or sale by the Portfolios, or (ii) being purchased or sold by the Portfolios; and

         (c)      are in compliance with the Code of Ethics of the Firm.


Date:                                  Signature:
      ------------------------------             ------------------------------

                                       Print Name:

                                                 ------------------------------
                                       Title:

                                                 ------------------------------
                                       Employer's Name:

                                                 ------------------------------


--------------------------------------------------------------------------------
     In accordance with the provisions of Section B(2)(d) of the Code of Ethics of the Firm, the transaction proposed to be effected as set forth in this Report is:

--------------------------------------------------------------------------------


Authorized:     [  ]

Unauthorized:   [  ]



Date:                                        Signature:
      ---------------------------------------         --------------------------
                                             Compliance Officer

--------------------------------------------------------------------------------


                                    EXHIBIT E

              UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY

                    PRE-CLEARANCE TRADING AUTHORIZATION FORM

Date: ________________________     Employee Name:______________________________

Security:____________________________                Number of Shares: ________

Buy, Sell or Other  (Circle One; if other explain)_____________________________

Date of Last Fund Trade (no trading allowed +7 or - 2 days):   ________________

Proposed Price Per Share: _________ Dollar Amount of Proposed Transaction _____

Name of Broker to be Used for Proposed Transaction: ___________________________

Is transaction within 60 days of prior transaction in same or equivalent security? No ___ Yes ____ (If yes, please attach Exhibit D which also must be approved)

Employee Signature: __________________________________

-------------------------------------------------------------------------------

Authorization: (Any ONE below)

Yes ____ No  ____  _________________________________  __________    ________
                      Tom Laird                       Date       Security active


Yes ____ No  ____  _________________________________  __________    ________
                      E.C. "Ted" Friedel              Date       Security active


Yes ____ No  ____  _________________________________  __________    ________
                      David Polak                     Date       Security active






Revised 11/23/98

                             EXHIBIT E -OPTION TRADE

              UAM FUNDS, INC. AND NWQ INVESTMENT MANAGEMENT COMPANY

                    PRE-CLEARANCE TRADING AUTHORIZATION FORM

Date: ________________________      Employee Name:_____________________________

(circle)     Buy      Sell      Short

Option: ________________________  # of Calls____# of Puts_____Strike: $________

Expiration: JAN   FEB   MAR   APR   MAY   JUN   JLY   AUG   SEP   OCT   NOV  DEC
(circle)
Proposed Price Per Option: _________  Total of Proposed Transaction  $_________

Name of Broker to be Used for Proposed Transaction: ___________________________

Is transaction within 60 days of prior transaction in same or equivalent security? No ___ Yes ____ (If yes, please attach Exhibit D which also must be approved)

Employee Signature: __________________________________

--------------------------------------------------------------------------------




Authorization: (Any ONE below)

Yes ____ No  ____  _____________________________________  _____ ________
                        Tom Laird                         Date  On Active List?

Yes ____ No  ____  _____________________________________  _____________
                        E.C. "Ted" Friedel                Date  On Active List?

Yes ____ No  ____    __________________________________   _____ ________
                        David Polak                       Date  On Active List?

PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

                        PILGRIM BAXTER & ASSOCIATES, LTD.

                                 CODE OF ETHICS

This Code of Ethics has been adopted by the Board of Directors of Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "Act"), and the Recommendations of the Investment Company Institute Advisory Group on Personal Investing. Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by associated persons of such investment companies.

While affirming its confidence in the integrity and good faith of all of its employees, officers, and directors, Pilgrim Baxter recognizes that certain of its personnel have or may have knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for Pilgrim Baxter's Clients, and that if such individuals engage in personal transactions in securities that are eligible for investment by Clients, these individuals could be in a position where their personal interests may conflict with the interests of Clients.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Act, Pilgrim Baxter has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures.

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CODE OF ETHICS


I.      STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in Pilgrim Baxter by its Clients and to give effect to Pilgrim Baxter's belief that its operations should be directed to benefit its Clients, Pilgrim Baxter hereby adopts the following general principles to guide the actions of its employees, officers, and directors:

1. The interests of Clients are paramount. All Pilgrim Baxter personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of Clients before their own.

2. All personal transactions in securities by Pilgrim Baxter personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of a Client.

3. All Pilgrim Baxter personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a Client, or that otherwise bring into question the person's independence or judgment.

II.     DEFINITIONS

1.      "Access Person" means (i) every director or officer of Pilgrim Baxter,
        (ii) every employee of Pilgrim Baxter who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a Control relationship to Pilgrim Baxter who obtains information


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

        concerning recommendations made by Pilgrim Baxter with respect to the Purchase or Sale of a Security by a Client.

2. "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself of herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of securities held by
        (i) his or her spouse or partner, (ii) minor children, (iii) a relative who shares his or her home, or (iv) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the securities held by such person.

3. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of those securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of the given situation. A natural person shall not be presumed to be a controlled person.

4. "Client" means any investment company registered under the Act, a series of an investment company registered under the Act, or a separately managed investment management account for which Pilgrim Baxter acts as investment adviser or sub-adviser.


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

5. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

6. "Investment Personnel" means (a) any portfolio manager and (b) Security analysts, traders and other personnel, who provide information and/or advice to any portfolio manager, or who execute or help execute any portfolio manager's decisions.

7. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505, or 506 under the Securities Act of 1933. The term includes so-called private placements such as any investment limited partnership that is exempt from registration.

8. An Access Person's "Personal Account" means any Securities account in which such Access Person has direct or indirect Beneficial Ownership.

9. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

10. The designated "Review Officer" is the Chief Compliance Officer of Pilgrim Baxter. The "Alternate Review Officers" are (i) the Chief Investment Officer of Pilgrim Baxter, (ii) the General Counsel and Secretary of Pilgrim Baxter, and (iii) the Senior Compliance Officer of the Investment Adviser. In the absence of the Review Officer, an Alternate Review Officer shall act in all respect in the manner prescribed herein for the Review Officer. A "Code of Ethics Officer," as designated by the Review Officer, shall act under the direction and supervision of the Review Officer.


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

11. A "Related Security" is any Security whose value directly fluctuates as a result of a change in the value of a Security or Limited Offering in the Securities Universe.

12. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end mutual funds. The term includes any investment limited partnership that is registered under the Securities Act of 1933 and any Initial Public Offering.

13. A "Limited Offering or Security Held or to be Acquired" by a Client means any Limited Offering or Security which, within the most recent 15 days, (i) is or has been held by a Client or (ii) is being or has been considered by Pilgrim Baxter for purchase for a Client.

14. A Limited Offering or Security is "Being Purchased or Sold" by a Client from the time when a recommendation has been communicated to the persons who place the buy and sell orders for a Client until the time when such program has been fully completed or terminated.

15. "Security Universe" means only the Securities or Limited Offerings held or to be acquired by Pilgrim Baxter, or a subsidiary of Pilgrim Baxter located on the same premises as Pilgrim Baxter or using Pilgrim Baxter's security transaction facilities for a Client.


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

III.    PROHIBITED PURCHASES AND SALES OF SECURITIES AND LIMITED OFFERINGS.

1. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Limited Offering or Security Held or to be Acquired by any Client:

        a)     employ any device, scheme, or artifice to defraud such Client;

        b) make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

        c) engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

        d)     engage in any manipulative practice with respect to such Client.

2. Subject to Section IV of this Code, no Access Person may purchase or sell, directly or indirectly, a Security or Limited Offering for a Personal Account at the same time that the same Security, Limited Offering or a Related Security is in the Security Universe.

3. No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any Client) any information regarding transactions in Securities or Limited Offerings by any Client or the Security Universe.

PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

4. No Access Person shall recommend any transaction in Securities or Limited Offering by any Client without having disclosed his or her interest, if any, in such Securities or Limited Offering or the issuer thereof, including without limitation:

        a) the Access Person's direct or indirect Beneficial Ownership of any Securities or Limited Offerings of such issuer;

        b) any contemplated transaction by the Access Person in such Securities or Limited Offering;

        c) any position the Access Person has with such issuer or its affiliates (for example, a directorship); and


        d) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and the Access Person or any party in which the Access Person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Securities, Limited Offering or issuer is not material to his or her personal net worth and any contemplated transaction by the Access Person in such Securities or Limited Offering cannot reasonably be expected to have a material adverse effect on any such transaction by any Client or on the market for the Securities or Limited Offering generally, that Access Person shall not be required to disclose his or her interest in the Securities, Limited Offering or the issuer in connection with any such recommendation.

5. Every Access Person is prohibited from directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering.

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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

6. Every Access Person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any beneficial ownership in a Limited Offering.

7. No Investment Personnel shall profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) Security within a 60-day calendar day period. This 60-day period will not include any purchase or sale made pursuant to the exercise or expiration of an option on a Security; provided that such exercise or expiration is not at the discretion of the Investment Personnel. Other exceptions to this policy are permitted only with the approval of the Review Officer.

8. Subject to Section IV of this Code, new employees who at the date of their employment own, directly or indirectly, any Security included in the Security Universe or a Limited Offering and current employees with a Security holding that subsequently is included in the Security Universe are prohibited from engaging in any transaction which might be deemed to violate Section III (1) of this Code.

IV.     PRE-CLEARANCE OF TRANSACTIONS.

A.  Limited Offerings

     1. As provided in Section III(3) of this Code, every person must obtain prior written approval from the Limited Offering Review Committee before directly or indirectly acquiring or selling any beneficial ownership in a Limited Offering. This pre-clearance approval process is governed by the Pre-Clearance Procedures and Conditions for Limited Offerings which are attached to and made part of this Code. The Review Officer shall report

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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

          all such transactions to the Board of Directors of the PBHG Family of Funds.

B.  Securities

     1. Except as provided in Section IV(3) of this Code, every Access Person must pre-clear each proposed transaction in Securities with the Review Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval of the Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section IV(4) below. Pre-clearance of a Securities transaction is valid for two (2) business days.

     2. In determining whether to grant approval for the purchase of a Security offered in a private placement, the Review Officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with Pilgrim Baxter.

     3. The pre-clearance requirements of Section IV(1) shall not apply to the following transactions:

         a) Purchases or sales over which the Access Person has no direct or indirect influence or Control.

         b) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a BONA FIDE margin call.

PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

         c) Purchases that are part of an automatic dividend reinvestment plan.

         d) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         e) Purchases or sales of Securities that are not eligible for inclusion in the Securities Universe.

4. Transactions that may be entitled to clearance from the Review Officer include transactions, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to any Client and with respect to registered investment companies, which are otherwise in accordance with Rule 17j-1. Such transactions would normally include purchases or sales of up to 1,000 shares of a Security that is in the Security Universe (but not then Being Purchased or Sold) if the issuer has a market capitalization of over $1 billion. The Review Officer shall report all such transactions to the Board of Directors of The PBHG Family of Funds.

V.      ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

1. The receipt of any gift, favor, gratuity or other thing ("Gift") by an Access Person from any person or entity that does business with Pilgrim Baxter with a fair market value in excess of $100 requires pre-approval by the Review Officer prior to its acceptance. Gifts do not include occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for

PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

        business purposes. No Access Person or member of his or her family may accept a Gift or consider the prior receipt of a Gift when exercising his or her fiduciary responsibilities.

2. No Investment Personnel shall accept a position as a director, trustee, or general partner of a publicly traded company or partnership unless the acceptance of such position has been approved by the Review Officer as consistent with the interests of the Clients.

3. Every Access Person must direct each brokerage firm or bank at which the Access Person maintains a securities account to send duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts promptly to Pilgrim Baxter's Compliance Department. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the Compliance Department.

VI.     REPORTING OBLIGATIONS

1. Every Access Person shall report all transactions in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in Securities and Limited Offerings provided: however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence. Reports shall be filed with the Compliance Department each quarter. The Review Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to the Alternate Review Officer, who shall act in all respects in the manner prescribed herein for the Review Officer.


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

        a) the date of the transaction, the title and the number of shares, and the principal amount of each Security and Limited Offering involved;

        b) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

        c)     the price at which the transaction was effected;

        d) the name of the broker, dealer, bank or other entity with or through whom the transaction was effected; and

        e)     the date the report was signed.

3. Any such report may refer to the information contained in the statements required by Section V (3) of this Code.

4. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security or Limited Offering to which the report relates.

5. Every Access Person shall report the name of any publicly-traded company (or any company anticipating a public offering of its equity securities) and the total


                                       12
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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

        number of its shares beneficially owned by him or her if such total ownership is more than 1/2 of 1% of the company's outstanding shares.

6. In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

7. No later than 10 days after the end of a calendar quarter, each access person must report to the Compliance Department all accounts opened during the quarter in which Securities or Limited Offerings were held for the direct or indirect benefit of the Access Person. Specifically, the Access Person must report:

        a) the name of the broker, dealer, bank or other entity with whom the account was opened;

        b)     the date the account was opened; and

        c)     the date the Access Person signed the report.

8. Reports maintained pursuant to Rule 204-2(a)(12) under the Advisers Act shall meet the requirements for reports required to be made under this section.

9. Within 10 days of becoming an Access Person, every Access Person must provide to the Review Officer a complete listing of all Securities and Limited Offerings owned by such person and thereafter must submit a revised list of such holdings as of December 31 of each subsequent year to the Compliance Department.

10.     Every Access Person shall certify annually that he or she:


                                       13
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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

        a) has read and understands this Code and recognized that he/she is subject to it;

        b)     has complied with the Code during the past year;

        c)     will comply with the Code during the upcoming year; and

        d) has disclosed and reported all personal Securities and Limited Offering transactions required to be disclosed or reported.

VII.    REVIEW AND ENFORCEMENT

1. The Code of Ethics Officer shall review all reports submitted pursuant to Section VI.

2. The Code of Ethics Officer shall provide a comparison of all reported personal transactions with completed portfolio transactions of the Access Persons and a list of Securities and Limited Offerings being considered for purchase or sale by Pilgrim Baxter to the Review Officer. Determination of whether a violation of this Code may have occurred will be made by the Review Officer. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

3. If the Review Officer determines that a violation of this Code may have occurred, he or she shall submit his or her determination and any additional explanatory material provided by the individual, to an Alternate Review Officer, who shall make an independent determination as to whether a violation has occurred.

4. If the Alternate Review Officer finds that a violation has occurred, the Alternate Review Officer shall impose upon the individual such sanctions as he or she deems


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

        appropriate, including, but not limited to, a letter of censure, suspension or termination of the employment of the violator, or disgorgement of profits. There shall be no mandatory sanction for inadvertent non-compliance with the blackout trading restrictions set forth in Section III (2).

5. No Person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself. If a personal transaction of the Alternate Review Officer is under consideration, the other Alternate Review Officer or the Chief Executive Officer shall act in all respects in the manner prescribed herein for an Alternate Review Officer.

VIII.   RECORDS.

Pilgrim Baxter shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

1. A copy of this Code and any other code which is, or at any time within the past six years has been, in effect shall be preserved;

2. A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved for a period of not less than six years;

3. A copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than six years; and

4. A list of all persons who are, or within the past six years have been, required to make reports pursuant to this Code shall be maintained.


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PILGRIM BAXTER & ASSOCIATES
CODE OF ETHICS

5. A list of personnel who are, or within the past six years have been Review Officers, Code of Ethics Officers and members of the Limited Offering Review Committee shall be maintained.

6. Effective January 2000, a record of any decision by the Limited Offering Review Committee, and the reasons supporting the decision, to approve the acquisition or sale of a Limited Offering by an Access Person. This record will be kept for five years after the end of the fiscal year in which the approval is granted.

IX.     MISCELLANEOUS

1. All reports of Securities and Limited Offering transactions and any other information filed with Pilgrim Baxter pursuant to this Code shall be treated as confidential.

2. Pilgrim Baxter may from time to time adopt such interpretations of this Code as it deems appropriate.

3. The Review Officer shall prepare a report to Pilgrim Baxter's Board of Directors, upon request, as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

Adopted this 1st day of February 2000.


                            POLICES AND PROCEDURES OF
                        PILGRIM BAXTER & ASSOCIATES, LTD.
                 DESIGNED TO DETECT AND PREVENT INSIDER TRADING

        SECTION I. POLICY STATEMENT ON INSIDER TRADING

        A.     INTRODUCTION

        Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in mutual funds and advisory accounts advised by Pilgrim Baxter is something we value and endeavor to protect. To further that goal, this


                                       16
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PILGRIM BAXTER & ASSOCIATES
STATEMENT ON INSIDER TRADING

        Policy Statement proscribes procedures to deter the misuse of material, nonpublic information in securities transactions.

        Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to severe penalties. Criminal sanctions may include a fine of up to $ 1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

        Regardless of whether a government inquiry occurs, Pilgrim Baxter views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including immediate dismissal.

        B. SCOPE OF THE POLICY STATEMENT

        This Policy Statement is drafted broadly and will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by directors, officers and employees of Pilgrim Baxter (including spouses, minor children and adult members of their households).

        The law of insider trading is continuously evolving and an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, your asking a single question can help avoid disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the General Counsel or the Chief Compliance Officer. You also must notify the General Counsel or Chief Compliance Officer(1) immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

        C. POLICY STATEMENT ON INSIDER TRADING

        No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others (such as for mutual funds and private accounts managed by Pilgrim Baxter), while in possession of material, nonpublic information; nor may such Pilgrim Baxter personnel communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

               1. MATERIAL INFORMATION

        Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessment of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the General Counsel and Chief Compliance Officer.

-------------------

(1) The General Counsel and Chief Compliance Officer must notify or clear his/her own proposed transactions with the other.


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PILGRIM BAXTER & ASSOCIATES
STATEMENT ON INSIDER TRADING

        Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

        Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

                2. NONPUBLIC INFORMATION

        Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

                3. IDENTIFYING INSIDE INFORMATION

        Before executing any trade for yourself or others, including investment companies or private accounts managed by Pilgrim Baxter, you must determine whether you have access to material, nonpublic information. If you THINK that you might have access to material, nonpublic information, you should take the following steps:

                   (i.) Report the information and proposed trade immediately to the General Counsel and Chief Compliance Officer.

                   (ii.) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by Pilgrim Baxter.

                   (iii.) Do not communicate the information inside or outside Pilgrim Baxter, other than to the General Counsel and Chief Compliance Officer.

                   (iv.) After the General Counsel and Chief Compliance Officer have reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take, if any.

        You should consult with the General Counsel and Chief Compliance Officer before taking any action. This degree of caution will protect you, your clients and the firm.

                4. CONTACTS WITH PUBLIC COMPANIES

        For Pilgrim Baxter, contacts with public companies represent an important part of our research efforts. Pilgrim Baxter may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Pilgrim Baxter employee or other person subject to this Policy Statement becomes aware of material, nonpublic information.

PILGRIM BAXTER & ASSOCIATES
STATEMENT ON INSIDER TRADING

                5. TENDER OFFERS

        Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either. Pilgrim Baxter employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

        SECTION II. PROCEDURES TO IMPLEMENT THE POLICY STATEMENT ON INSIDER
                    TRADING

        A. PROCEDURES TO IMPLEMENT PILGRIM BAXTER'S POLICY AGAINST INSIDER
        TRADING

        The following procedures have been established to aid the officers, directors and employees of Pilgrim Baxter in avoiding insider trading, and to aid Pilgrim Baxter in preventing and detecting against insider trading and imposing appropriate sanctions against violations of the Firm's policies. Every officer, director and employee of Pilgrim Baxter must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should consult the General Counsel and Chief Compliance Officer.

                1. PERSONAL SECURITIES TRADING

        All officers, directors and employees of Pilgrim Baxter shall submit to the Compliance Department a report of every securities transaction (as defined by Pilgrim Baxter's Code of Ethics) in which they, their families (including spouses, minor children and adults living in the same household), and trusts of which they are trustees or in which they have a beneficial interest have participated within ten days after such transaction. The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. The requirement may be satisfied by sending duplicate confirmations of such trades to the Compliance Department.

        All officers, directors and employees of Pilgrim Baxter shall obtain clearance from the General Counsel and Chief Compliance Officer prior to effecting any relevant securities transaction (as defined by Pilgrim Baxter's Code of Ethics) in which they, their families (including the spouse, minor children and adults living in the same household) as the officer, director or employee or trusts of which they are trustees or in which they have a beneficial interest are parties. The General Counsel and Chief Compliance Officer, as appropriate, shall promptly notify the officer, director or employee of clearance or denial of clearance to trade. Notification of approval or denial to trade may be given orally; however, it shall be confirmed in writing within 24 hours of the oral notification. Such notification must be kept strictly confidential.

                2. HIGH-RISK TRADING ACTIVITIES

        Certain high-risk trading activities, if used in the management of a Pilgrim Baxter officer, director of employee's personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that

PILGRIM BAXTER & ASSOCIATES
STATEMENT ON INSIDER TRADING

        an action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Pilgrim Baxter officers, directors and employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed by each officer, director and employee to Pilgrim Baxter may heighten those risks. For example, if Pilgrim Baxter becomes aware of material, nonpublic information about the issuer of the underlying securities, Pilgrim Baxter personnel may find themselves "frozen" in a position in a derivative security. Pilgrim Baxter will not bear any losses resulting in any personal account because of this Policy Statement and its procedures.

                3. RESTRICTIONS ON DISCLOSURES

        Pilgrim Baxter officers, directors and employees shall not disclose any nonpublic information (whether or not it is material) relating to Pilgrim Baxter or its securities transactions to any person outside Pilgrim Baxter (unless such disclosure has been authorized by Pilgrim Baxter). Material, nonpublic information may not be communicated to anyone, including persons within Pilgrim Baxter, except as provided in
        Section I above. Such information must be secured. For example, access to files containing material, nonpublic information and computer files containing such information should be restricted and conversations containing such information, if appropriate at all, should be conducted in private (for example, not by cellular telephone, to avoid potential interception).

        SECTION III. SUPERVISORY PROCEDURES

        A. SUPERVISORY PROCEDURES

        Pilgrim Baxter has assigned the Chief Compliance Officer the primary responsibility for the implementation and maintenance of Pilgrim Baxter's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

                1. PREVENTION OF INSIDER TRADING

        To prevent insider trading, the Chief Compliance Officer will:

                   (i.) provide, on a regular basis, an educational program to familiarize officers, directors and employees with Pilgrim Baxter's policy and procedures;

                   (ii.) together with the General Counsel, answer questions regarding Pilgrim Baxter's policy and procedures;

                   (iii.) together with the General Counsel, resolve issues of whether information received by an officer, director or employee of Pilgrim Baxter is material and nonpublic and determine what action, if any, should be taken;

                   (iv.) review on a regular basis and update as necessary Pilgrim Baxter's policy and procedures; and

PILGRIM BAXTER & ASSOCIATES
STATEMENT ON INSIDER TRADING

                   (v.) when it has been determined that an officer, director or employee of Pilgrim Baxter has material, nonpublic information:

                        1. implement measures to prevent dissemination of such
                           information, and

                        2. if necessary, restrict officers, directors and
                           employees from trading the implicated securities, and

                   (vi.) together with the Chief Investment Officer or General Counsel, promptly review, and either approve or disapprove, in writing, each request of an officer, director or employee for clearance to trade in specified securities.

                2. DETECTION OF INSIDER TRADING

        To detect insider trading, the Chief Compliance Officer will:

                   (i.) review the trading activity reports filed by each officer, director, and employee (provided, however, that reports filed by the Chief Compliance Officer should be reviewed by the General Counsel);

                   (ii.) review the trading activity of mutual funds and private accounts managed by Pilgrim Baxter;

                   (iii.) promptly investigate all reports of any possible violations of Pilgrim Baxter's Policy and Procedures to Detect and Prevent Insider Trading (provided, however, that any reports relating to actions taken by the Chief Compliance Officer should be investigated by the General Counsel); and

                   (iv.) coordinate the review of such reports with other appropriate officers, directors or employees of Pilgrim Baxter.

                3. SPECIAL REPORTS TO MANAGEMENT

        Promptly upon learning of a potential violation of Pilgrim Baxter's Policy and Procedures to detect and Prevent Insider Trading, the Chief Compliance Officer, or the General Counsel, as appropriate, should prepare a written report to management providing full details, which may include (1) the name of particular securities involved, if any; (2) the date(s) the Chief Compliance Officer or General Counsel, as appropriate, learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

                4. GENERAL REPORTS TO MANAGEMENT AND/OR THE BOARD OF DIRECTORS

        On an as-needed or periodic basis, Pilgrim Baxter may find it useful for the Chief Compliance Officer to prepare a written report to the management and/or the Board of Directors of Pilgrim Baxter setting forth some or all of the following:

                   (i.) a summary of existing procedures to detect and prevent insider trading;

                   (ii.) a summary of changes in procedures made in the last year;

PILGRIM BAXTER & ASSOCIATES
STATEMENT ON INSIDER TRADING


                   (iii.) full details of any investigation since the last report ( either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by such investigation;

                   (iv.) an evaluation of the current procedures and a description of anticipated changes in procedures; and a description of Pilgrim Baxter's continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

                           PERSONAL INVESTMENT POLICY
                                       FOR

                 SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

SSB Citi Asset Management Group ("SSB Citi")(1), and those U.S.-registered investment companies advised or managed by SSB Citi that have adopted this policy ("Funds"), have adopted this policy on securities transactions in order to accomplish two goals: first, to minimize conflicts and potential conflicts of interest between employees of SSB Citi and SSB Citi's clients (including the Funds), and between Fund directors or trustees and their Funds, and SECOND, to provide policies and procedures consistent with applicable law, including Rule 17j-1 under the Investment Company Act of 1940, to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts. ALL U.S. EMPLOYEES OF SSB CITI, INCLUDING EMPLOYEES WHO SERVE AS FUND OFFICERS OR DIRECTORS, AND ALL DIRECTORS OR TRUSTEES ("DIRECTORS") OF EACH FUND, ARE COVERED PERSONS UNDER THIS POLICY. OTHER COVERED PERSONS ARE DESCRIBED IN SECTION II BELOW.

I. STATEMENT OF PRINCIPLES - All SSB Citi employees owe a fiduciary duty to SSB Citi's clients when conducting their personal investment transactions. Employees must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All Fund directors owe a fiduciary duty to each Fund of which they are a director and to that Fund's shareholders when conducting their personal investment transactions. At all times and in all matters Fund directors shall place the interests of their Funds before their personal interests. The fundamental standard to be followed in personal securities transactions is that Covered Persons may not take inappropriate advantage of their positions.

      All personal securities transactions by Covered Persons shall adhere to the requirements of this policy and shall be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of the person's position of trust and responsibility. While this policy is designed to address both identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Covered Persons are expected to adhere not only to the letter, but also the spirit of the policies contained herein.

      Employees are reminded that they also are subject to other Citigroup policies, including policies on insider trading, the purchase and sale of securities listed on any applicable SSB Citi restricted list, the receipt of gifts and service as a director of a publicly traded company. EMPLOYEES MUST NEVER TRADE IN A SECURITY OR COMMODITY WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION ABOUT THE ISSUER OR THE MARKET FOR THOSE SECURITIES OR COMMODITIES, EVEN IF THE EMPLOYEE HAS SATISFIED ALL OTHER REQUIREMENTS OF THIS POLICY.

      The reputation of SSB Citi and its employees for straightforward practices and integrity is a priceless asset, and all employees have the duty and obligation to support and maintain it when conducting their personal securities transactions.


(1) The investment advisory entities of SSB Citi covered by this policy include:
Salomon Brothers Asset Management Inc.; SSB Citi Fund Management LLC; Smith Barney Asset Management Division of Salomon Smith Barney Inc.; Travelers Investment Management Company; and the Citibank Global Asset Management Division of Citibank, N.A. and Citicorp Trust, N.A.-California.

II. APPLICABILITY - SSB CITI EMPLOYEES - This policy applies to all U.S. employees of SSB Citi, including part-time employees. Each employee, including employees who serve as Fund officers or directors, must comply with all of the provisions of the policy applicable to SSB Citi employees unless otherwise indicated. Certain employees are considered to be "investment personnel" (i.e., portfolio managers, traders and research analysts (and each of their assistants)), and as such, are subject to certain additional restrictions outlined in the policy. All other employees of SSB Citi are considered to be "advisory personnel."

      Generally, temporary personnel and consultants working in any SSB Citi business are subject to the same provisions of the policy as full-time employees, and their adherence to specific requirements will be addressed on a case-by-case basis.

      The personal investment policies, procedures and restrictions referred to herein also apply to an employee's spouse and minor children. The policies also apply to any other account over which the employee is deemed to have BENEFICIAL OWNERSHIP. This includes: accounts of any immediate family members sharing the same household as the employee; accounts of persons or other third parties for whom the employee exercises investment discretion or gives investment advice; a legal vehicle in which the employee has a direct or indirect beneficial interest and has power over investment decisions; accounts for the benefit of a third party (e.g., a charity) which may be directed by the employee (other than in the capacity of an employee); and any account over which the employee may be deemed to have control. For a more detailed description of beneficial ownership, see Exhibit A attached hereto.

      These policies place certain restrictions on the ability of an employee to purchase or sell securities that are being or have been purchased or sold by an SSB Citi managed fund or client account. The restrictions also apply to securities that are "related" to a security being purchased or sold by an SSB Citi managed fund or client account. A "related security" is one whose value is derived from the value of another security (e.g., a warrant, option or an indexed instrument).

      FUND DIRECTORS - This policy applies to all directors of Funds that have adopted this policy. The personal investment policies, procedures and restrictions that specifically apply to Fund directors apply to all accounts and securities in which the director has direct or indirect beneficial ownership. See Exhibit A attached hereto for a more detailed description of beneficial ownership.

      SECURITIES are defined as stocks, notes, bonds, closed-end mutual funds, debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts, futures and all derivative instruments such as options, warrants and indexed instruments, or, in general, any interest or instrument commonly known as a "security."

III. ENFORCEMENT - It is the responsibility of each Covered Person to act in accordance with a high standard of conduct and to comply with the policies and procedures set forth in this document. SSB Citi takes seriously its obligation to monitor the personal investment activities of its employees. Any violation of this policy by employees will be considered serious, and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure, and suspension or termination of employment. Any violation of this policy by a Fund director will be reported to the Board of Directors of the applicable Fund, which may impose such sanctions as it deems appropriate.

IV. OPENING AND MAINTAINING EMPLOYEE ACCOUNTS - All employee brokerage accounts, including spouse accounts, accounts for which the employee is deemed to have beneficial ownership, and any other accounts over which the employee and/or spouse exercise control, must be maintained either at Salomon Smith Barney ("SSB") or at Citicorp Investment Services ("CIS").(2) For spouses or other persons who, by reason of their employment, are required to conduct their securities, commodities or other financial transactions in a manner inconsistent with this policy, or in other exceptional circumstances, employees may submit a written request for an exemption to the Compliance Department. If approval is granted, copies of trade confirmations and monthly statements must be sent to the Compliance Department. In addition, all other provisions of this policy will apply.

V. EXCLUDED ACCOUNTS AND TRANSACTIONS - The following types of accounts/transactions need not be maintained at SSB or CIS, nor are they subject to the other restrictions of this policy:

      1. Accounts at outside mutual funds that hold only shares of open-end funds purchased directly from that fund company. NOTE: TRANSACTIONS RELATING TO CLOSED-END FUNDS ARE SUBJECT TO THE PRE-CLEARANCE, BLACKOUT PERIOD AND OTHER RESTRICTIONS OF THIS POLICY;

      2. Estate or trust accounts in which an employee or related person has a beneficial interest, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. THE EMPLOYEE MUST DIRECT THE TRUSTEE/BANK TO FURNISH COPIES OF CONFIRMATIONS AND STATEMENTS TO THE COMPLIANCE DEPARTMENT;

      3. Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from SSB and CIS if (i) the employee receives permission from the Regional Director of Compliance and the unit's Chief Investment Officer, and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. The employee must designate that copies of trade confirmations and monthly statements be sent to the Compliance Department;

      4. Employees may participate in direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker/dealer provided that the timing and size of the purchases are established by a pre-arranged, regularized schedule (e.g., dividend reinvestment plans). Employees must pre-clear the transaction at the time that the dividend reinvestment plan is being set up. Employees also must provide documentation of these arrangements and direct periodic (monthly or quarterly) statements to the Compliance Department; and

      5. In addition to the foregoing, the following types of securities are exempted from pre-clearance, blackout periods, reporting and short-term trading requirements: open-ended mutual funds; open-end unit investment trusts; U.S. Treasury bills, bonds and notes; mortgage pass-throughs (e.g. Ginnie Maes) that are direct obligations of the U.S. government; bankers acceptances; bank

(2) This requirement will become effective as to all employees on a date to be determined by the Compliance Department and may be subject to a phase-in implementation process.

          certificates of deposit; commercial paper; and high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

VI. SECURITIES HOLDING PERIOD/SHORT-TERM TRADING - Securities transactions must be for investment purposes rather than for speculation. Consequently, employees may not profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty (60) calendar days, calculated on a First In, First Out (FIFO) basis (i.e., the security may be sold on the 61st day). Citigroup securities received as part of an employee's compensation are not subject to the 60-day holding period. All profits from short-term trades are subject to disgorgement. However, with the prior written approval of both a Chief Investment Officer and the Regional Director of Compliance, and only in rare and/or unusual circumstances, an employee may execute a short-term trade that results in a significant loss or in break-even status.

VII. PRE-CLEARANCE - All SSB Citi employees must pre-clear all personal securities transactions (see Section V for a listing of accounts, transactions and securities that do not require pre-clearance). A copy of the pre-clearance form is attached as Exhibit B. IN ADDITION, EMPLOYEES ARE PROHIBITED FROM ENGAGING IN MORE THAN TWENTY (20) TRANSACTIONS IN ANY CALENDAR MONTH, EXCEPT WITH PRIOR WRITTEN APPROVAL FROM THEIR CHIEF INVESTMENT OFFICER, OR DESIGNEE. A transaction must not be executed until the employee has received the necessary approval. Pre-clearance is valid only on the day it is given. If a transaction is not executed on the day pre-clearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected). In connection with obtaining approval for any personal securities transaction, employees must describe in detail any factors which might be relevant to an analysis of the possibility of a conflict of interest. Any trade that violates the pre-clearance process may be unwound at the employee's expense, and the employee will be required to absorb any resulting loss and to disgorge any resulting profit.

      In addition to the foregoing, the CGAM NA Director of Global Equity Research, or his designate, must approve all personal securities transactions for members of the CGAM Research Department prior to pre-clearance from the Compliance Department as set forth in this section. Pre-approval by the Director of Research, or his designate, is in addition to and does not replace the requirement for the pre-clearance of all personal securities transactions.

VIII. BLACKOUT PERIODS - No Covered Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of the transaction acquires, any direct or indirect beneficial ownership if he/she has knowledge at the time of such transaction that the security is being purchased or sold, or is being considered for purchase or sale, by a managed fund or client account or in the case of a Fund director, by the director's Fund. In addition, the following Blackout Periods apply to the categories of SSB Citi employees listed below:

        1. PORTFOLIO MANAGERS AND PORTFOLIO MANAGER ASSISTANTS - may not buy or sell any securities for personal accounts seven (7) calendar days before or after managed funds or client accounts he/she manages trade in that security.

        2. TRADERS AND TRADER ASSISTANTS - may not buy or sell any securities for personal accounts three (3) calendar days before or seven (7) calendar days after managed funds or client accounts he/she executes trades for trade in that security.

        3. RESEARCH ANALYSTS AND RESEARCH ASSISTANTS - may not buy or sell any securities for personal accounts: seven (7) calendar days before or after the issuance of or a change in any recommendation; or seven
            (7) calendar days before or after any managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

        4. ADVISORY PERSONNEL (see Section II for details) - may not buy or sell any securities for personal accounts on the same day that a managed fund or client account about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department) trades in that security.

        5. UNIT TRUST PERSONNEL - all employees assigned to the Unit Trust Department are prohibited from transacting in any security when a SSB Citi-sponsored Unit Trust portfolio is buying the same (or a related) security, until seven business days after the later of the completion of the accumulation period or the public announcement of the trust portfolio. Similarly, all UIT employees are prohibited from transacting in any security held in a UIT (or a related security) seven business days prior to the liquidation period of the trust.

         Employees in categories 1, 2 and 5 above may also be considered Advisory Personnel for other accounts about which the employee is likely to have trading or portfolio information (as determined by the Compliance Department).

         Any violation of the foregoing provisions will require the employee's trade to be unwound, with the employee absorbing any resulting loss and disgorging any resulting profit. Advisory personnel are subject to the unwinding of the trade provision; however, they may not be required to absorb any resulting loss (at the discretion of the Compliance Department and the employee's supervisor). Please be reminded that, regardless of the provisions set forth above, all employees are always prohibited from effecting personal securities transactions based on material, non-public information.

         Blackout period requirements shall not apply to any purchase or sale, or series of related transactions involving the same or related securities, involving 500 or fewer shares in the aggregate if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $10 billion and is listed on a U.S. Stock Exchange or NASDAQ. NOTE: PRE-CLEARANCE IS STILL REQUIRED. Under certain circumstances, the Compliance Department may determine that an employee may not rely upon this "Large Cap/De Minimis" exemption. In such a case, the employee will be notified prior to or at the time the pre-clearance request is made.

IX. PROHIBITED TRANSACTIONS - The following transactions by SSB Citi employees are prohibited without the prior written approval from the Chief Investment Officer, or designee, and the Regional Compliance Director:

        1.  The purchase of private placements; and

        2. The acquisition of any securities in an initial public offering (new issues of municipal debt securities may be acquired subject to the other requirements of this policy (e.g., pre-clearance).)

X. TRANSACTIONS IN OPTIONS AND FUTURES - SSB Citi employees may buy or sell derivative instruments such as individual stock options, options and futures on indexes and options and futures on fixed-income securities, and may buy or sell physical commodities and futures and forwards on such commodities. These transactions must comply with all of the policies and restrictions described in this policy, including pre-clearance, blackout periods, transactions in Citigroup securities and the 60-day holding period. However, the 60-day holding period does not apply to individual stock options that are part of a hedged position where the underlying stock has been held for more than 60 days and the entire position (including the underlying security) is closed out.

XI. PROHIBITED RECOMMENDATIONS - No Covered Person shall recommend or execute any securities transaction by any managed fund or client account, or, in the case of a Fund director, by the director's Fund, without having disclosed, in writing, to the Chief Investment Officer, or designee, any direct or indirect interest in such securities or issuers, except for those securities purchased pursuant to the "Large Cap/De Minimis" exemption described in Section VIII above. Prior written approval of such recommendation or execution also must be received from the Chief Investment Officer, or designee. The interest in personal accounts could be in the form of:

        1. Any direct or indirect beneficial ownership of any securities of such issuer;

        2.  Any contemplated transaction by the person in such securities;

        3.  Any position with such issuer or its affiliates; or

        4. Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

XII. TRANSACTIONS IN CITIGROUP SECURITIES - Unless an SSB Citi employee is a member of a designated group subject to more restrictive provisions, or is otherwise notified to the contrary, the employee may trade in Citigroup securities without restriction (other than the pre-clearance and other requirements of this policy), subject to the limitations set forth below.

            Employees whose jobs are such that they know about Citigroup's quarterly earnings prior to release may not engage in any transactions in Citigroup securities during the "blackout periods" beginning on the first day of a calendar quarter and ending on the second business day following the release of earnings for the prior quarter. Members of the SSB Citi Executive Committee and certain other senior SSB Citi employees are subject to these blackout periods.

            Stock option exercises are permitted during a blackout period (but the simultaneous exercise of an option and sale of the underlying stock is prohibited). With regard to exchange traded options, no transactions in Citigroup options are permitted except to close or roll an option position that expires during a blackout period. Charitable contributions of Citigroup securities may be made during the blackout period, but an individual's private foundation may not sell donated Citigroup common stock during the blackout period. "Good `til cancelled" orders on Citigroup stock must be cancelled before entering a blackout period and no such orders may be entered during a blackout period.

            No employee may engage at any time in any personal transactions in Citigroup securities while in possession of material non-public information. Investments in Citigroup securities must be made with a long-term orientation rather than for speculation or for the generation of short-term trading profits. In addition, please note that employees may not engage in the following transactions:

        /diamond/ Short sales of Citigroup securities;

        /diamond/ Purchasesor sales of options ("puts" or "calls") on Citigroup securities, except writing a covered call at a time when the securities could have been sold under this policy;

        /diamond/ Purchases or sales of futures on Citigroup securities; or

        /diamond/ Any transactions relating to Citigroup securities that might reasonably appear speculative.

            The number of Citigroup shares an employee is entitled to in the Citigroup Stock Purchase Plan is not treated as a long stock position until such time as the employee has given instructions to purchase the shares of Citigroup. Thus, employees are not permitted to use options to hedge their financial interest in the Citigroup Stock Purchase Plan.

            Contributions into the firm's 401(k) Plan are not subject to the restrictions and prohibitions described in this policy.

XIII. ACKNOWLEDGEMENT AND REPORTING REQUIREMENTS - SSB CITI EMPLOYEES - All new SSB Citi employees must certify that they have received a copy of this policy, and have read and understood its provisions. In addition, all SSB Citi employees must:

        1. Acknowledge receipt of the policy and any modifications thereof, in writing (see Exhibit C for the form of Acknowledgement);

        2. Within 10 days of becoming an SSB Citi employee, disclose in writing all information with respect to all securities beneficially owned and any existing personal brokerage relationships (employees must also disclose any new brokerage relationships whenever established). Such information should be provided on the form attached as Exhibit D;

        3. Direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all personal securities transactions (NOTE: THIS ---- REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS);

        4. Within 10 days after the end of each calendar quarter, provide information relating to securities transactions executed during the previous quarter for all securities accounts (NOTE: THIS REQUIREMENT MAY BE SATISFIED THROUGH THE ---- TRANSMISSION OF AUTOMATED FEEDS);

        5. Submit an annual holdings report containing similar information that must be current as of a date no more than 30 days before the report is submitted, and confirm at least annually all brokerage relationships and any and all outside business affiliations (NOTE:
            THIS REQUIREMENT MAY BE SATISFIED THROUGH THE TRANSMISSION OF AUTOMATED FEEDS OR THE REGULAR RECEIPT OF MONTHLY BROKERAGE STATEMENTS); and

        6. Certify on an annual basis that he/she has read and understood the policy, complied with the requirements of the policy and that he/she has pre-cleared and disclosed or reported all personal securities transactions and securities accounts required to be disclosed or reported pursuant to the requirements of the policy.

      FUND DIRECTORS - Fund Directors shall deliver the information required by Items 1 through 4 of the immediately preceding paragraph, except that a Fund director who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, and who would be required to make reports solely by reason of being a Fund Director, is not required to make the initial and annual holdings reports required by Item 2. Also, a "non-interested" Fund Director need not supply duplicate copies of confirmations of personal securities transactions required by Item 3, and need only make the quarterly transactions reports required by Item 3 as to any security if at the time of a transaction by the Director in that security, he/she knew or in the ordinary course of fulfilling his/her official duties as a Fund Director should have known that, during the 15-day period immediately preceding or following the date of that transaction, that security is or was purchased or sold by that Director's Fund or was being considered for purchase or sale by that Director's Fund.

      DISCLAIMER OF BENEFICIAL OWNERSHIP - The reports described in Items 2 and 3 above may contain a statement that the reports shall not be construed as an admission by the person making the reports that he/she has any direct or indirect beneficial ownership in the securities to which the reports relate.

XIV. HANDLING OF DISGORGED PROFITS - Any amounts that are paid/disgorged by an employee under this policy shall be donated by SSB Citi to one or more charities. Amounts donated may be aggregated by SSB Citi and paid to such charity or charities at the end of each year.

XV. CONFIDENTIALITY - All information obtained from any Covered Person pursuant to this policy shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization or to the Fund Boards of Directors to the extent required by law, regulation or this policy.

XVI. OTHER LAWS, RULES AND STATEMENTS OF POLICY - Nothing contained in this policy shall be interpreted as relieving any person subject to the policy from acting in accordance with the provision of any applicable law, rule or regulation or, in the case of SSB Citi employees, any statement of policy or procedure governing the conduct of such person adopted by Citigroup, its affiliates and subsidiaries.

XVII. RETENTION OF RECORDS - All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 17j-1 under the 1940 Act. The Compliance Department shall have the responsibility for maintaining records created under this policy.

XVIII.MONITORING - SSB Citi takes seriously its obligation to monitor the personal investment activities of its employees and to review the periodic reports of all Covered Persons. Employee personal investment transaction activity will be monitored by the Compliance Department. All noted deviations from the policy requirements will be referred back to the employee for follow-up and resolution (with a copy to be supplied to the employee's supervisor). Any noted deviations by Fund directors will be reported to the Board of Directors of the applicable Fund for consideration and follow-up as contemplated by Section III hereof.

XIX. EXCEPTIONS TO THE POLICY - Any exceptions to this policy must have the prior written approval of both the Chief Investment Officer and the Regional Director of Compliance. Any questions about this policy should be directed to the Compliance Department.

XX. BOARD REVIEW - Fund management and SSB Citi shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report of all material violations of this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

XXI. OTHER CODES OF ETHICS - To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or principal underwriter for any Fund and their respective access persons (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

XXII. AMENDMENTS - SSB CITI EMPLOYEES - Unless otherwise noted herein, this policy shall become effective as to all SSB Citi employees on March 30, 2000. This policy may be amended as to SSB Citi employees from time to time by the Compliance Department. Any material amendment of this policy shall be submitted to the Board of Directors of each Fund for approval in accordance with Rule 17j-1 under the 1940 Act.

      FUND DIRECTORS - This policy shall become effective as to a Fund upon the approval and adoption of this policy by the Board of Directors of that Fund in accordance with Rule 17j-1 under the 1940 Act or at such earlier date as determined by the Secretary of the Fund. Any material amendment of this policy that applies to the directors of a Fund shall become effective as to the directors of that Fund only when the Board of Directors of that Fund has approved the amendment in accordance with Rule 17j-1 or at such earlier date as determined by the Secretary of the Fund.

March 15, 2000

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have "Beneficial Ownership" of Securities if you have or share a direct or indirect "PECUNIARY INTEREST" in the Securities.

You have a "Pecuniary Interest" in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

        1. Securities held by members of your IMMEDIATE FAMILY sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

           "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

        2. Your interest as a general partner in Securities held by a general or limited partnership.

        3. Your interest as a manager-member in the Securities held by a limited liability company.

You do NOT have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

        1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

        2.  Your ownership of a vested interest in a trust.

        3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

THE FOREGOING IS A SUMMARY OF THE MEANING OF "BENEFICIAL OWNERSHIP". FOR PURPOSES OF THE ATTACHED POLICY, "BENEFICIAL OWNERSHIP" SHALL BE INTERPRETED IN THE SAME MANNER AS IT WOULD BE IN DETERMINING WHETHER A PERSON IS SUBJECT TO THE PROVISIONS OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE RULES AND REGULATIONS THEREUNDER

                                                                       EXHIBIT B

                  SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
                        EMPLOYEE TRADE PRE-APPROVAL FORM
                                    (PAGE 1)

INSTRUCTIONS:

ALL EMPLOYEES ARE REQUIRED TO SUBMIT THIS FORM TO THE COMPLIANCE DEPARTMENT PRIOR TO PLACING A TRADE. THE COMPLIANCE DEPARTMENT WILL NOTIFY THE EMPLOYEE AS TO WHETHER OR NOT PRE-APPROVAL IS GRANTED. PRE-APPROVAL IS EFFECTIVE ONLY ON THE DATE GRANTED.


I. EMPLOYEE INFORMATION
--------------------------------------------------------------------------------
Employee Name:                                  Phone Number:
--------------------------------------------------------------------------------
Account Title:
--------------------------------------------------------------------------------
Account Number:
--------------------------------------------------------------------------------
Managed Account(s)/Mutual Fund(s) for which employee is a Covered Person:

--------------------------------------------------------------------------------

II.   SECURITY INFORMATION

                                      IPO [ ] Yes  [ ] No   PRIVATE PLACEMENT [ ] Yes [ ] No

-----------------------------------------------------------------------------------------------
 SECURITY NAME   SECURITY      TICKER   BUY/SELL  IF SALE, DATE           NO.        LARGE CAP
                 TYPE-E.G.,                       FIRST ACQUIRED(1)  SHARES/UNITS     STOCK?(2_
                 COMMON STOCK,
                 ETC.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

III.  YOUR POSITION WITH THE FIRM:
      (PLEASE CHECK ONE OF THE      [ ]     Portfolio Manager / Portfolio
      FOLLOWING)                            Manager Assistant
                                    [ ]     Research Analyst / Research Analyst
                                            Assistant
                                    [ ]     Trader / Trader Assistant
                                    [ ]     Unit Trust Personnel
                                    [ ]     Other (Advisory Personnel)

NOTE:    o  All Portfolio Managers must complete the reverse side of this form.
         o All RESEARCH ANALYSTS and RESEARCH ANALYST ASSISTANTS located in CONNECTICUT MUST provide an additional form signed by RAMA KRISHNA or one of his designees.

IV. CERTIFICATION

I CERTIFY THAT I WILL NOT EFFECT THE TRANSACTION(S) DESCRIBED ABOVE UNLESS AND UNTIL PRE-CLEARANCE APPROVAL IS OBTAINED FROM THE COMPLIANCE DEPARTMENT. I FURTHER CERTIFY THAT, EXCEPT AS DESCRIBED ON AN ATTACHED PAGE, TO THE BEST OF MY KNOWLEDGE, THE PROPOSED TRANSACTION(S) WILL NOT RESULT IN A CONFLICT OF INTEREST WITH ANY ACCOUNT MANAGED BY SSB CITI (INCLUDING MUTUAL FUNDS MANAGED BY SSB
CITI). I FURTHER CERTIFY THAT, TO THE BEST OF MY KNOWLEDGE, THERE ARE NO PENDING ORDERS FOR ANY SECURITY LISTED ABOVE OR ANY RELATED SECURITY FOR ANY MANAGED ACCOUNTS AND/OR MUTUAL FUNDS FOR WHICH I AM CONSIDERED A COVERED PERSON. THE PROPOSED TRANSACTION(S) ARE CONSISTENT WITH ALL FIRM POLICIES REGARDING EMPLOYEE PERSONAL SECURITIES TRANSACTIONS.

SIGNATURE _______________________                 DATE__________________________

FOR USE BY THE COMPLIANCE DEPARTMENT
===================================================================================
                   [ ] Yes  [ ] No                  [ ] Yes   [ ] No     Reason not
ARE SECURITIES                       PRE-APPROVAL                         granted:
RESTRICTED?                            GRANTED?
---------------------------------------------------------------------------------------
COMPLIANCE DEPARTMENT SIGNATURE:                     Date:               Time:
---------------------------------------------------------------------------------------

1.    All securities sold must have been held for at least 60 days.
2. For purposes of SSB Citi's personal trading policies, a Large Cap Exemption applies to transactions involving 500 or fewer shares in aggregate and the stock is one that is listed on a U.S. stock exchange or NASDAQ and whose issuer has a market capitalization (outstanding shares multiplied by current price) of more than $10 billion.

                  SSB CITI ASSET MANAGEMENT GROUP ("SSB CITI")
                    PAGE 2 - PORTFOLIO MANAGER CERTIFICATION

All portfolio managers must answer the following questions in order to obtain pre-approval. All questions must be answered or the form will be returned. If a question is not applicable, please indicate "N/A".

1. Have your client accounts purchased or sold the securities (or related securities) in the past seven calendar days?

                              Yes [ ]    No [ ]

2. Do you intend to purchase or sell the securities (or related securities) for any client accounts in the next seven calendar days?

                              Yes [ ]    No [ ]

3. Do any of your client accounts currently own the securities (or related securities)?

                              Yes [ ]    No [ ]

      3a. If yes, and you are selling the securities for your personal account, please explain why the sale of the securities was rejected for client accounts but is appropriate for your personal account:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

4. Have you, in the past 7 calendar days, CONSIDERED purchasing the securities (or related securities) for your client accounts?

                              Yes [ ]    No [ ]

      4a. If yes, and you are purchasing securities for your personal account, please explain why the purchase of the securities is appropriate for your account but has been rejected for your client accounts:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

      4b. If no, and you are purchasing securities for your personal account, please explain why the purchase of the securities has not been considered for your client accounts:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

CERTIFICATION

I certify that I will not effect the transaction(s) described above unless and until pre-clearance approval is obtained from the Compliance Department. I further certify that, except as described on an attached page, to the best of my knowledge, the proposed transaction(s) will not result in a conflict of interest with any account managed by SSB Citi (including mutual funds managed by SSB
Citi). I further certify that, to the best of my knowledge, there are no pending orders for any security listed above or any related securities for any Managed Accounts and/or Mutual Funds for which I am considered a Covered Person. The proposed transaction(s) are consistent with all firm policies regarding employee personal securities transactions.



_______________________________                 ______________________________
SIGNATURE                                       DATE

FOR USE BY THE COMPLIANCE DEPARTMENT
=================================================================================
                  [ ] Yes  [ ] No                 [ ] Yes  [ ] No  Reason not granted:
ARE SECURITIES                     PRE-APPROVAL
RESTRICTED?                        GRANTED?

--------------------------------------------------------------------------------------
COMPLIANCE DEPARTMENT SIGNATURE:                   Date:           Time:
--------------------------------------------------------------------------------------

                             PERSONAL INVESTMENT POLICY                EXHIBIT C
                                       FOR
                 SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA
                   AND CERTAIN REGISTERED INVESTMENT COMPANIES

                                 ACKNOWLEDGMENT

    I ACKNOWLEDGE THAT I HAVE RECEIVED AND READ THE PERSONAL INVESTMENT POLICY FOR SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA AND CERTAIN REGISTERED INVESTMENT COMPANIES DATED MARCH 15, 2000. I UNDERSTAND THE PROVISIONS OF THE PERSONAL INVESTMENT POLICY AS DESCRIBED THEREIN AND AGREE TO ABIDE BY THEM.

            EMPLOYEE NAME (PRINT): __________________
            SIGNATURE:             __________________
            DATE:                  __________________

  ------------------------------------------------------------------------------
  SOCIAL SECURITY                          DATE OF HIRE:
  NUMBER:
  ==============================================================================
  JOB FUNCTION &                           SUPERVISOR:
  TITLE:
  ------------------------------------------------------------------------------
  LOCATION:
  ------------------------------------------------------------------------------
  FLOOR AND/OR ZONE:                       TELEPHONE
                                           NUMBER:
  ------------------------------------------------------------------------------


  NASD REGISTERED EMPLOYEE (PLEASE CHECK ONE)  [ ] Yes   [ ] No
  ------------------------------------------------------------------------------
  If REGISTERED, list Registration \ License:
  ------------------------------------------------------------------------------


   THIS ACKNOWLEDGMENT FORM MUST BE COMPLETED AND RETURNED NO LATER THAN MARCH 30, 2000 TO THE COMPLIANCE DEPARTMENT - ATTENTION: VERA SANDUCCI-DENDY, 388 GREENWICH STREET, 23RD FLOOR, NEW YORK, NY 10013.

                                                                       EXHIBIT D

SSB CITI ASSET MANAGEMENT GROUP - NORTH AMERICA PERSONAL INVESTMENT POLICY FINANCIAL SERVICES FIRM DISCLOSURE AND INITIAL REPORT OF SECURITIES HOLDINGS

THIS REPORT MUST BE SIGNED, DATED AND RETURNED WITHIN 10 DAYS OF EMPLOYMENT TO THE COMPLIANCE DEPARTMENT - ATTENTION: VERA SANDUCCI-DENDY, 388 GREENWICH STREET, 23RD FLOOR

--------------------------------------------------------------------------------
EMPLOYEE NAME: ____________________________     DATE OF EMPLOYMENT:_____________

--------------------------------------------------------------------------------

BROKERAGE ACCOUNTS:

[ ] I do not have a BENEFICIAL INTEREST in any account(s) with any financial services firm.

[ ] I maintain the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-e.g., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

Name of Financial Service(s) Firm and Address   Account Title     Account Number

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


SECURITIES HOLDINGS:

Complete the following (or attach a copy of your most recent statement(s)) listing all of your securities holdings, with the exception of open-ended mutual funds and U.S Government securities if:

o You own securities which are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement which is attached. Use additional sheets if necessary.

o Your securities are not held with a financial service(s) firm (e.g., dividend reinvestment programs).

--------------------------------------------------------------------------------
TITLE OF     TICKER        # OF       PRINCIPAL     HELD       FINANCIAL
SECURITY     SYMBOL        SHARES     AMT.          SINCE      SERVICES FIRM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ ]  I have no securities holdings to report.

I CERTIFY THAT I HAVE RECEIVED THE SSB CITI - NORTH AMERICA PERSONAL INVESTMENT POLICY AND HAVE READ IT AND UNDERSTOOD ITS CONTENTS. I FURTHER CERTIFY THAT THE ABOVE REPRESENTS A COMPLETE AND ACCURATE DESCRIPTION OF MY BROKERAGE ACCOUNT(S) AND SECURITIES HOLDINGS AS OF MY DATE OF EMPLOYMENT.

Signature: _________________________________________  Date of Signature:

------------------------------------------------------------------------------

                   TRANSAMERICA INVESTMENT MANAGEMENT, LLC
                      TRANSAMERICA INVESTMENT SERVICES, INC

                                 CODE OF CONDUCT

                             INSIDER TRADING POLICY

                                   GIFT POLICY

                            OUTSIDE EMPLOYMENT POLICY

------------------------------------------------------------------------------
                         LAST REVISED MARCH 24, 2000
------------------------------------------------------------------------------


DEFINITIONS_________________________________________________________________3

INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION__________________________5

  CAUTION REGARDING PERSONAL TRADING ACTIVITIES_____________________________6

  COMMUNICATIONS WITH OUTSIDE DIRECTORS_____________________________________6

CODE OF CONDUCT_____________________________________________________________7

  OVERVIEW__________________________________________________________________7

  EXCLUSIONS APPLICABLE TO OUTSIDE DIRECTORS________________________________7

  GENERAL PROHIBITIONS______________________________________________________8

  TRADING RESTRICTIONS______________________________________________________9
    PRE-CLEARANCE___________________________________________________________9
    SHORT SALES_____________________________________________________________9
    HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS_________________________9 EXCLUDED TRANSACTIONS__________________________________________________10
    BLACKOUT PERIODS_______________________________________________________10
    PENDING ORDERS_________________________________________________________10
    SEVEN DAY RULE_________________________________________________________11
    FIFTEEN DAY WINDOW_____________________________________________________11
    60 DAY RULE____________________________________________________________11

  PRE-CLEARANCE PROCEDURES_________________________________________________11
    GENERAL PRE-CLEARANCE__________________________________________________11
    TRANSACTIONS IN TRANSAMERICA SECURITIES________________________________12 PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL____________________12 PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS________________12 TWO BUSINESS DAY EFFECTIVE PERIOD______________________________________12

  REPORTING TRANSACTIONS AND ACCOUNTS______________________________________12
    MONTHLY TRANSACTION REPORTS____________________________________________13
    PASSIVE ACCOUNTS_______________________________________________________13

  OTHER REQUIRED FORMS_____________________________________________________14
    ACKNOWLEDGEMENT FORMS__________________________________________________14
    INVESTMENT PERSONNEL REPRESENTATION FORM_______________________________14 OUTSIDE DIRECTOR REPRESENTATION FORM___________________________________14

INSIDER TRADING POLICY_____________________________________________________15

  BACKGROUND INFORMATION___________________________________________________15
    WHO IS AN INSIDER?_____________________________________________________15
    WHEN IS INFORMATION NONPUBLIC?_________________________________________15
    WHAT IS MATERIAL INFORMATION?__________________________________________15
    WHEN IS INFORMATION MISAPPROPRIATED____________________________________16
    PENALTIES FOR INSIDER TRADING__________________________________________16
    WHO IS A CONTROLLING PERSON?___________________________________________16

  PROCEDURES TO IMPLEMENT POLICY___________________________________________17
    IDENTIFYING MATERIAL INSIDE INFORMATION________________________________17 REPORTING INSIDE INFORMATION___________________________________________17
    WATCH AND RESTRICTED LISTS_____________________________________________17
    PROTECTING INFORMATION_________________________________________________18
    TRANSAMERICA CORPORATE DEVELOPMENT DEPARTMENT__________________________19 RESPONSIBILITY TO MONITOR TRANSACTIONS_________________________________19 TENDER OFFERS__________________________________________________________19

GIFT POLICY________________________________________________________________20

  GIFT GIVING______________________________________________________________20

  GIFT RECEIVING___________________________________________________________20

  CUSTOMARY BUSINESS AMENITIES_____________________________________________20

OUTSIDE EMPLOYMENT POLICY__________________________________________________22

SUPERVISORY AND COMPLIANCE PROCEDURES______________________________________23

  SUPERVISORY PROCEDURES___________________________________________________23
    PREVENTION OF VIOLATIONS_______________________________________________23
    DETECTION OF VIOLATIONS________________________________________________23

  COMPLIANCE PROCEDURES____________________________________________________24
    REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS__________________________24 ANNUAL REPORTS_________________________________________________________24
    RECORDS________________________________________________________________24
    INSPECTION_____________________________________________________________24
    CONFIDENTIALITY________________________________________________________24

  THE ETHICS COMMITTEE_____________________________________________________25
    MEMBERSHIP OF THE COMMITTEE____________________________________________25
    COMMITTEE MEETINGS_____________________________________________________25
    SPECIAL DISCRETION_____________________________________________________25

GENERAL INFORMATION ABOUT THE CODE OF CONDUCT______________________________26
    ENFORCEMENT____________________________________________________________26
    INTERNAL USE___________________________________________________________26

FORMS______________________________________________________________________26

------------------------------------------------------------------------------
                                   DEFINITIONS
------------------------------------------------------------------------------

   The following definitions are used throughout this document. Unless otherwise defined, all capitalized terms used in this document shall have the same meaning as set forth in this section.

1) "Access Persons" are Investment Personnel, Directors and officers of Transamerica Investment Services, Inc. ("TISI"), Transamerica Investment Management, LLC ("TIM") (collectively, "TISI/TIM") and other designated persons deemed by the Ethics Committee to have access to current trading information.

2) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. For example, in addition to a person's own accounts, the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

3) "Covered Securities" generally includes all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving a security or index of securities, including an instrument whose value is derived or based on any of the above (a "derivative"). The following are not Covered Securities:

          o    Shares of open-end investment companies (i.e., mutual funds);

          o Direct obligations of the U.S. or Canadian government (e.g., Treasury securities), any Canadian Provincial government, or any derivative thereof;

          o Obligations of agencies and instrumentalities of the U.S. or Canadian government with a remaining term to maturity of one year or less, or any derivative thereof;

          o Securities representing a limited partnership interest in a real estate limited partnership;

          o Money market instruments, such as certificates of deposit, bankers' acceptances, repurchase agreements, and commercial paper;

          o Insurance contracts, including life insurance or annuity contracts;

          o Direct investments in real estate, business franchises or similar ventures; and

          o Physical commodities (including foreign currencies), or any derivatives thereof.

          o Securities issued by Transamerica Corporation or its subsidiaries. Note, however, that special statutory provisions regarding these securities apply to directors of investment companies who are not interested persons, to officers of Transamerica Corporation and designated key employees, and to employees who are in possession of material nonpublic information about Transamerica.

4) "Designated Compliance Representatives" are TISI/TIM's Compliance Manager and TISI/TIM's Chief Financial Officer and/or such persons' designee(s).

5) "Designated Legal Representative" is Transamerica Corporation's General Counsel or such person's designee(s).

6)    "Directors" are directors of TISI/TIM.

7) "Equity Review Committee" is comprised of TISI/TIM's President and TISI/TIM's Executive Vice President.

8) "Ethics Committee" is comprised of TISI/TIM's Compliance Manager, TISI/TIM's Chief Financial Officer and TISI/TIM's President.

9) "Inside Directors" are Directors who are interested persons, as defined in the Investment Company Act of 1940, of TISI/TIM or of the Managed Accounts.

10) "Investment Personnel" refers to portfolio managers, research analysts, trading department personnel and any other persons who provide information and advice directly or indirectly to any advisory client of TISI/TIM, or who assist in executing the portfolio managers' decisions.

11)   "NASD" is the National Association of Securities Dealers, Inc.

12) "Outside Directors" are Directors who are not interested persons, as defined in the Investment Company Act of 1940, of TISI/TIM or of the Managed Accounts.

------------------------------------------------------------------------------
               INTRODUCTION, STATEMENT OF PURPOSE AND APPLICATION
------------------------------------------------------------------------------

   TISI/TIM provides investment advisory services to various clients and accounts, some of which are investment companies registered under the Investment Company Act of 1940 (the "Company Act"). Persons designated as Access Persons of TISI/TIM, and certain persons employed by other Transamerica companies which provide services to the investment companies and other managed accounts (collectively the "Managed Accounts") or who have access to information about their activities, owe an undivided duty of loyalty to such Managed Accounts, and must therefore adhere to the highest ethical and professional standards of conduct. It is the objective of all persons subject to this Code of Conduct ("Code") to maintain the highest standards of integrity and conduct in order to meet their respective duties and obligations to TISI/TIM and the Managed Accounts. These standards, as contained in this Code, are based on the requirements of the Company Act, the Investment Advisers Act of 1940 (the "Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act ("ITSFEA"), and the laws governing the management of investment accounts.

   The Code is intended to ensure that you (i) at all times place first the interests of the Managed Accounts, (ii) conduct all personal trading consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility, and (iii) not use any material nonpublic information in securities trading. The Code also establishes policies regarding other matters, such as outside employment and the giving or receiving of gifts.

   The Code is intended to comply with Rule 17j-1 under the Company Act, as amended, which requires TISI/TIM to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(a), certain conduct by "access persons" (as defined in the Rule) of investment companies managed by TISI/TIM, of TISI/TIM itself as adviser to these companies, and of the principal underwriter of the investment companies, with respect to purchases or sales of securities held or to be acquired by the investment companies is prohibited. TISI/TIM understands that each such investment company has adopted a code of ethics with respect to access persons of the investment companies themselves. The Code is also intended to comply with the provisions of Rule 204-2 under the Advisers Act, which requires TISI/TIM to maintain records of securities transactions in which certain of its personnel have any Beneficial Ownership.

   The Code applies to all Investment Personnel, Directors and officers of TISI/TIM, and to all other individuals who are Access Persons. The Code applies to transactions for your personal accounts and any other accounts over which you have Beneficial Ownership. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home, or certain trusts under which you or such persons are a beneficiary.

   In addition to the other requirements outlined in this Code, Investment Personnel are expected to comply with the Code of Ethics and Standards of Professional Conduct of the Institute of Chartered Financial Analysts, a copy of which is attached.

   The requirements of this Code are subject to special provisions regarding the directors, officers and employees of Transamerica Occidental Life Insurance Company ("Occidental"), in that Occidental is primarily engaged in business other than advising registered investment companies and other advisory clients. Accordingly, only those directors, officers and employees of Occidental who are defined as "access persons" by paragraph (e)(1)(iii) of Rule 17j-1 under the Company Act are subject to this Code and its requirements.

   You are required to read and retain this Code and to sign and return the attached Acknowledgment Form to the Compliance Department ("Compliance") upon commencement of employment or other services, and on an annual basis thereafter. The Acknowledgment Form confirms that (i) you have received, read and asked any questions necessary to understand the Code, (ii) you agree to conduct yourself in accordance with the Code, and (iii) you have complied with the Code during such time as you have been associated with TISI/TIM. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

   Adherence to this Code is a fundamental condition of service with TISI/TIM, and Directors, officers and other Access Persons of TISI/TIM bear full responsibility for ensuring that they and members of their immediate families and personal households comply with the provisions and intent of this Code. Only by careful adherence to the requirements outlined in the Code can we protect our reputation and avoid legal difficulties.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

   Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close out a position may, for some Access Persons, become prohibited while the position remains open. For example, closing out short sales and transactions in derivatives. Furthermore, if TISI/TIM becomes aware of material nonpublic information, or if a Managed Account is active in a given security, some Access Persons may find themselves "frozen" in a position. TISI/TIM will not bear any losses in personal accounts resulting from the application of this Code.

                      COMMUNICATION WITH OUTSIDE DIRECTORS

   As a regular business practice, TISI/TIM attempts to keep the Directors informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, TISI/TIM personnel are encouraged to respond to inquiries from Directors, particularly as they relate to general strategy considerations or economic or market conditions affecting TISI/TIM. However, it is TISI/TIM's policy not to communicate specific trading information and/or advice on specific issues to the Outside Directors (i.e., no information should be given on securities for which current activity is being considered for Managed Accounts). Any pattern of repeated requests by such Directors should be reported to the Compliance Manager.

------------------------------------------------------------------------------
                                 CODE OF CONDUCT
------------------------------------------------------------------------------

                                    OVERVIEW

   In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a registered investment company, if such personal transactions are made in contravention of rules which the Securities and Exchange Commission (the "SEC") has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. This Code and information reported hereunder will enable TISI/TIM to fulfill these requirements.

                   EXCLUSIONS APPLICABLE TO OUTSIDE DIRECTORS

   Because they have limited access to information regarding trading activity for the Managed Accounts, certain of the prohibitions discussed in this section are not made applicable to the Outside Directors. Specifically, Outside Directors are excluded from the following:

     1. The pre-clearance requirements prior to engaging in any personal transaction in Covered Securities. See Pre-Clearance, on page 9.

     2. The prohibition against participation in hedge funds, investment clubs, or similar investment groups except as a passive investor. See Hedge Funds, Investment Clubs and Other Groups on page 9.

     3. The requirement to disgorge any price advantage realized if a personal securities transaction in a Covered Security coincides with a transaction in the same security executed by TISI/TIM on behalf of any Managed Account within fifteen calendar days after the personal trade. See Fifteen Day Window on page 11.

     4. The requirement to disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Managed Account held or traded the security during the 60 day period. See 60-Day Rule on page 11.

     5. The requirement to pre-clear participation in a tender offer or stock purchase plan prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. See Pre-Clearance of Tender Offers and Stock Purchase Plans on page 12.

     6. The requirement to arrange for provision of duplicate account statements and confirmations showing all transactions in brokerage or commodities accounts in which the Outside Director has a beneficial interest. See Reporting Transactions and Accounts on page 12. Note, however, that Outside Directors must report a transaction in a Covered Security if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a director should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any registered investment company for which such person acts as director.

     7. The requirement to provide a Monthly Transaction Report within 10 days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided, and all such transactions that are not effected in securities or commodities accounts, including without limitation non-brokered private placements, gifts, inheritances, and other transactions in Covered Securities. See Monthly Transaction Reports on page 13.

                              GENERAL PROHIBITIONS

   The following are prohibited for Access Persons. Persons who violate any of the following prohibitions shall disgorge any profits realized in connection with such violation.

1. Purchasing, in an initial public offering, Covered Securities (see Definitions section) for which no public market in the same or similar securities of that issuer has previously existed. No securities may be purchased in an offering that constitutes a "hot issue" as defined in NASD rules. Such securities may be purchased, however, where the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the employee except in connection with a shareholder vote.

2. Causing a Managed Account to take action, or to fail to take action, for personal benefit, rather than to benefit such Managed Account. For example, an Access Person would violate this Code by causing a Managed Account to purchase a security owned by the Access Person for the purpose of supporting or increasing the price of that security, or by causing a Managed Account to refrain from selling a security in an attempt to protect a personal investment, such as an option on that security.

3. Using, for personal profit, knowledge of portfolio transactions made or contemplated for the Managed Accounts, or causing others to profit by the market effect of such transactions.

4. Disclosing current portfolio transactions made or contemplated for the Managed Accounts, as well as any other nonpublic information, to anyone outside of TISI/TIM.

5. Engaging in fraudulent conduct in connection with the purchase or sale of a security held or to be acquired by a Managed Account, including without limitation:

      a)  Employing any device, scheme or artifice to defraud any Managed
          Account;

      b) Making to any Managed Account any untrue statement of material fact or omitting to state to such Managed Account a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      c) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Managed Account; or

      d) Engaging in any manipulative practice with respect to any Managed Account.

6. Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities which the Code would prohibit if the positions were taken directly.

7. No Investment Personnel may serve on the board of directors of a publicly traded company without prior written authorization by the Chief Executive Officer of Transamerica Corporation. No such service shall be approved without a finding that the board service would not be inconsistent with the interests of the Managed Accounts. If board service is authorized, the Investment Personnel serving as director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

8. If an Investment Person is planning to invest or make a recommendation to invest in a security for a Managed Account, and such person has a material interest in the security, such person must first disclose such interest to the Chief Investment Officer and obtain his consent. The Chief Investment Officer may only grant consent if he has no material interest in the security, and must immediately inform the Ethics Committee in writing of the granting of such consent. A material interest is Beneficial Ownership of any securities (including derivatives, options, warrants or rights), offices, directorships, significant contracts, or interests or relationships that are likely to affect such person's judgment.

9. No Investment Person may do or cause to be done on behalf of any Managed Account, any business with a broker-dealer in which that Investment Person holds any material financial interest, unless such material financial interest is first disclosed to the Compliance Manager, and trading with the subject broker-dealer is approved by the Chief Investment Officer in consultation with the Ethics Committee.

10. Any Investment Person who acquires Beneficial Ownership of securities in a private placement must disclose that investment when such Investment Person plays a part in the decision of TISI/TIM to purchase securities of that issuer for a Managed Account. Such investment decision will be subject to an independent review by Investment Personnel with no personal interest in the subject issuer.

                              TRADING RESTRICTIONS

PRE-CLEARANCE

   Access Persons (except Outside Directors) must obtain pre-clearance prior to engaging in any personal transaction in Covered Securities. Pre-clearance procedures, as well as special procedures for pre-clearing transactions in tender offers and stock purchase plans, are set forth below.

   Trading activity, although pre-cleared and otherwise permitted under this Code, must not be excessive in terms of time spent during your normal working hours. The trading restrictions of the Code apply to all direct or indirect acquisitions or dispositions of Covered Securities, whether by purchase, sale, tender, stock purchase plan, gift, inheritance, or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security Beneficially Owned by an Access Person. Outside Directors are exempt from certain trading restrictions, as noted, because of their limited access to current information regarding Managed Account investments.

SHORT SALES

   Any Access Person (except Outside Directors) who sells short a Covered Security that such person knows is held long by any Managed Account shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 Index). Managed Account ownership of Covered Securities will be checked as part of the pre-clearance process referenced above.

HEDGE FUNDS, INVESTMENT CLUBS, AND OTHER GROUPS

   No Access Person (except Outside Directors) may participate in hedge funds, investment clubs, or similar investment groups except as a passive investor. Such passive investments are not subject to these trading restrictions, but must be reported to Compliance as noted under Reporting Transactions and Accounts, below.

EXCLUDED TRANSACTIONS

   Some or all of the trading restrictions listed below do not apply to the following transactions. However, these transactions must still be reported to Compliance (see Reporting Transactions and Accounts):

      1. Tender offer transactions are exempt from all trading restrictions except pre-clearance.

      2. Stock purchase plans are exempt from all trading restrictions except pre-clearance and the seven-day rule.

      3. The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions.

      4. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of the issuer's securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired, are exempt from all trading restrictions.

      5. The acquisition of securities by gift or inheritance is exempt from all trading restrictions.

BLACKOUT PERIODS

   If any Access Person engages in a transaction in a Covered Security which violates any of the restrictions detailed below (the "Blackout Periods"), or is determined to be in conflict with transactions made on behalf of the Managed Accounts, such transaction must, upon notice from the Compliance Manager, be immediately cancelled or reversed, or profits must be disgorged.(1) This applies to all securities transactions, even those which were made in good faith, were pre-cleared and the violation is one that was either inadvertent or was determined after the fact by a review of trading data.

   Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization, unless otherwise prescribed by law. The specific charitable organization shall be selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a portfolio manager that conflicted with that manager's own Managed Accounts, disgorgement proceeds shall be paid directly to such Managed Accounts. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.

PENDING ORDERS

   No Access Person may engage in a transaction in a Covered Security when there is a buy or sell order pending, on behalf of any Managed Account, in that same security. The existence of pending orders will be checked as part of the pre-clearance process referenced above. Pre-clearance may be given only consistent with the Blackout Periods detailed in this section, or after any pending Managed Account order is withdrawn.

---------------
(1) Unless otherwise noted, restrictions on personal transactions apply to transactions involving Covered Securities, including any derivatives thereof. When determining the amount of disgorgement required with respect to a derivative, consideration will be given to price differences in both the derivative and the underlying securities, with the lesser amount being used for purposes of computing disgorgement. For example, in determining whether a reimbursement is required when the applicable personal trade is in a derivative and the Managed Account transaction is in the underlying security, the amount shall be calculated using the lesser of (a) the difference between the price paid or received for the derivative and the closing bid or ask price (as appropriate) for the derivative on the date of the Managed Account transaction, or (b) the difference between the last sale price, or the last bid or ask price (as appropriate) of the underlying security on the date of the derivative transaction, and the price received or paid by the Managed Account for the underlying security. Neither pre-clearance nor disgorgement shall be required if such person's transaction is to close, sell or exercise a derivative within five days of its expiration.

SEVEN DAY RULE

   Any Portfolio Manager who buys or sells a Covered Security within seven calendar days before or after he or she trades in that security on behalf of a Managed Account shall disgorge any profits realized on such transaction.

FIFTEEN DAY WINDOW

   No personal securities transaction will be pre-cleared if a transaction was made by TISI/TIM on behalf of any Managed Account during the fifteen calendar days immediately preceding the request for pre-clearance.

   If a personal securities transaction in a Covered Security is properly pre-cleared, and within fifteen calendar days after the personal trade, a transaction in the same security is executed by TISI/TIM on behalf of any Managed Account, the Access Person (except Outside Directors) must disgorge any price advantage realized.2 The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Managed Account during such period.

60 DAY RULE

   Access Persons (except Outside Directors) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 60 calendar days if a Managed Account held or traded the security during the 60 day period.

                            PRE-CLEARANCE PROCEDURES

   Pre-clearance must be obtained by Access Persons for all applicable transactions in Covered Securities in which such person has a beneficial interest. Access Persons shall obtain clearance for themselves and members of their immediate families and households before purchasing, selling or pledging either the debt or equity securities of any publicly-traded company. If the transaction is approved, the Access Person has two business days from the date of notification to execute the trade. The Designated Compliance Representative is not required (and may not be at liberty) to specify the reasons for the decision regarding pre-clearance.

GENERAL PRE-CLEARANCE

   All requests for pre-clearance shall be made using the Pre-Clearance Form appended to this Code. Pre-Clearance Forms may be submitted via electronic mail to TISI/TIM's Compliance Manager. Pre-clearance requests will be processed once per day. Every request that is received in the Los Angeles office before 10:00 a.m. will receive a response no later than 12:00 noon on the same day. Requests received after 10:00 a.m. will be processed on the following day.

   A Designated Compliance Representative will present the personal investment request to specified Investment Personnel from each of the major areas of TISI/TIM, who will be given an opportunity to object. Investment Personnel shall object to pre-clearance if any such person knows of a conflict with a pending Managed Account transaction or a transaction known by such person to be under consideration for a Managed Account. Consideration of pre-clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Managed Account. If no objections are raised, the Designated Compliance Representative shall notify the requestor and sign the Pre-clearance Form. Such approval shall not be required for sales of securities not held by any Managed Account.

   No Designated Compliance Representative may pre-clear a transaction in which such person has a beneficial interest.

-----------------
(2) Note that, for the purposes of this restriction, personal purchases are matched only against subsequent Managed Account purchases, and personal sales are matched only against subsequent Managed Account sales.

TRANSACTIONS IN TRANSAMERICA SECURITIES

   TISI/TIM officers who are members of the Transamerica Senior Management Council, including any such person's spouse or equivalent domestic partner, minor children or other relatives sharing such person's home, must obtain pre-clearance before purchasing or selling securities issued by a Transamerica entity. This requirement extends to any purchase (including the exercise of stock options) or sale of such securities whether the transaction is for any such person's own account, one over which he or she exercises control or one in which he or she has a beneficial interest. If, for example, a TISI/TIM officer and his or her adult child live in the same house, there is a statutory presumption that they share information. Thus, transactions in securities issued by a Transamerica entity by the child must be pre-cleared regardless of whether or not the funds used are the child's own property. This is also the case with respect to other family members sharing any such person's home (including shares purchased by a spouse or equivalent domestic partner, with that person's separate property).

   Pre-clearance is not required for investments in mutual funds that may hold debt or equity securities issued by a Transamerica entity. It is also not necessary to pre-clear any change in the percentage of an Access Person's income that is withheld under the Transamerica Corporation Employees Stock Savings Plan or Stock Savings Plan Plus. However, pre-clearance is required for entry into or exit from the Transamerica stock funds under such Plans.

PRE-CLEARANCE REQUIREMENTS FOR INVESTMENT PERSONNEL

   Trades by Investment Personnel are subject to the following special requirements:

      o Any purchase of an equity security for a personal account, which equity security is not owned by any Managed Account, must first be submitted as a potential investment to the President or Chief Investment Officer of TISI/TIM. The President or Chief Investment Officer must make a determination that the security in question is not an appropriate investment for any Managed Account before pre-clearance for such security may be requested.

      o Upon approval by the President or Chief Investment Officer, the Pre-clearance Form shall be presented to a Designated Compliance Representative for signature.

      o A request for pre-clearance regarding a private placement which is an investment asset in which the Managed Accounts might invest, or managed or sponsored by broker-dealers with whom the Managed Accounts presently do business or may in the future do business, or is being offered in any way because of an Investment Person's position with TISI/TIM, will normally be declined.

PRE-CLEARANCE OF TENDER OFFERS AND STOCK PURCHASE PLANS

   Access Persons (other than Outside Directors) who wish to participate in a tender offer or stock purchase plan must pre-clear such trades only with the Compliance Manager prior to submitting notice to participate in such tender offer or notice of participation in such stock purchase plan to the applicable company. To pre-clear the trade, the Compliance Manager shall consider all material factors relevant to a potential conflict of interest between the Access Person and Managed Accounts. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be pre-cleared.

TWO BUSINESS DAY EFFECTIVE PERIOD

   Clearance to trade will be effective for two business days from the date of the last signature on the Pre-clearance Form. Open orders, including stop loss orders, will generally not be allowed, due to the two day effective period. It will be necessary to repeat the pre-clearance process for transactions not executed within the two day effective period.

                       REPORTING TRANSACTIONS AND ACCOUNTS

   Access Persons (other than Outside Directors) must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in every brokerage or commodities account in which they have a beneficial interest. PLEASE NOTE THAT, EVEN IF SUCH PERSON

DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE PROVISION OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS STILL REQUIRED. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

   Access Persons must notify Compliance of each reportable account at the time it is opened, and annually thereafter, including the name of the firm and the name under which the account is carried. An Account Information Form should be completed for this purpose.

   Certain transactions, such as private placements, inheritances or gifts, might not be reported through a securities account. In these instances, Access Persons must report these transactions using a Monthly Transaction Report as noted below.

   Outside Directors need only report a transaction in a Covered Security if such person, at the time of the transaction, knew, or in the ordinary course of fulfilling his or her official duties as a director should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of, any registered investment company for which such person acts as director.

MONTHLY TRANSACTION REPORTS

   Access Persons (other than Outside Directors) must provide a Monthly Transaction Report within 10 days after any month end showing all transactions in Covered Securities for which confirmations are known by such person to not have been timely provided, and all such transactions that are not effected in securities or commodities accounts, including without limitation non-brokered private placements, gifts, inheritances, and other transactions in Covered Securities.

   Access Persons must promptly comply with any request by the Compliance Manager to provide monthly reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations where a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

PASSIVE ACCOUNTS

   The Code shall not apply to purchases or sales effected in any account over which there is no direct or indirect influence or control. Access Persons relying upon this provision will be required to file a Certification of Non-Influence and Non-Control Form with the Compliance Manager regarding any such accounts.

   Any account beneficially owned by an Access Person that is managed by TISI/TIM in a discretionary capacity is not covered by this Code so long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control, will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

   In addition to the Account Information Form, Monthly and Annual Transaction Reports, and Certification of Non-Influence and Non-Control Form discussed above, the following forms must be completed if applicable to you:

ACKNOWLEDGEMENT FORMS

   Each Access Person must, upon commencement of services and annually thereafter, provide Compliance with an Acknowledgment Form stating that he or she has reviewed and complied with the Code and has disclosed or reported all applicable securities transactions.

INVESTMENT PERSONNEL REPRESENTATION FORM

   Investment Personnel must, upon commencement of services, provide Compliance with an Investment Personnel Representation Form which lists all Covered Securities beneficially held. In addition, such persons must provide a brief description of any positions held (e.g., director, officer, other) with for-profit entities other than TISI/TIM.

OUTSIDE DIRECTOR REPRESENTATION FORM

   All Outside Directors must, upon commencement of services and annually thereafter, provide Compliance with an Outside Director Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Managed Account by TISI/TIM or its officers or employees.

------------------------------------------------------------------------------
                             INSIDER TRADING POLICY
------------------------------------------------------------------------------

                             BACKGROUND INFORMATION

   TISI/TIM seeks to foster a reputation for integrity and professionalism, and that reputation is a vital business asset. This Insider Trading Policy ("Policy") includes procedures to deter the misuse of material nonpublic information. By adopting this Policy, TISI/TIM seeks to exceed the stringent requirements of the federal securities laws. The Policy reinforces TISI/TIM's commitment to avoiding even the appearance of impropriety.

   The term "insider trading" is not defined in the federal securities statutes, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider"), or to communication of material nonpublic information to others. The law concerning insider trading can be complex and unclear; an individual legitimately may be uncertain about the application of this Policy. Often, a simple question may forestall disciplinary action or complex legal difficulties. If you have any questions regarding the application of this Policy or you have any reason to believe that a violation of this Policy has occurred or is about to occur, you should contact the Compliance Manager. You may assume that the law regarding insider trading operates to prohibit:

      o Trading by an insider, while in possession of material nonpublic information;

      o Trading by a non-insider, while in possession of material nonpublic information, where the information was disclosed to the non-insider (directly or through one or more intermediaries) in violation of an insider's duty to keep such information confidential;

      o Communicating material nonpublic information to others in breach of a duty not to disclose such information; and

      o Misappropriating confidential information for securities trading purposes, in breach of a duty owed to the source of the information to keep the information confidential.

WHO IS AN INSIDER?

   The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, one or more of the Transamerica entities may become a temporary insider of a company it advises or for which it performs other services. To be considered an insider, the company must expect the outsider to keep the disclosed nonpublic information confidential and/or the relationship must at least imply such a duty.

WHEN IS INFORMATION NONPUBLIC?

   Information should be treated as being nonpublic unless a reasonable period of time has passed since it has been distributed by means likely to result in a general public awareness of the information. Such awareness would result, for example, from publication of the information in a daily newspaper. As a general rule, information may be considered to be public on the third business day after it has been broadly distributed to the general public.

WHAT IS MATERIAL INFORMATION?

   In general, "material information" is information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

   Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal's "Heard on the Street" column.

WHEN IS INFORMATION MISAPPROPRIATED?

   The misappropriation theory prohibits trading on the basis of non-public information by a corporate "outsider" in breach of a duty owed not to a trading party, but to the source of confidential information. Misappropriation of information occurs when a person obtains the non-public information through deception or in breach of a duty of trust and loyalty to the source of the information.

PENALTIES FOR INSIDER TRADING

   Insider trading is a serious legal concern for TISI/TIM and its personnel. The trading of securities of publicly-traded companies while in possession of material, nonpublic information relating to those companies may subject TISI/TIM and its personnel to penalties under federal law. Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers or other controlling persons. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties may include:

     o   Civil injunctions;

     o   Treble damages;

     o   Disgorgement of profits;

     o   Jail sentences of up to 10 years;

     o Fines up to $1,000,000 (or $2,500,000 for corporations and other entities);

     o Civil penalties for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

     o Civil penalties for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

   With separate tiers of penalties for employers and personnel, there may be situations in which the concerns of these groups diverge. This contrasts with routine litigation in which an employer typically reinforces the actions of its senior personnel. Consequently, PERSONNEL WHO TRADE ON MATERIAL, NONPUBLIC INFORMATION SHOULD BE AWARE THAT TISI/TIM MAY NOT BE ABLE TO PROTECT THEIR INTERESTS. In addition, any violation of the law may result in serious sanctions by TISI/TIM, including termination of employment.

WHO IS A CONTROLLING PERSON?

   Included as controlling persons are TISI/TIM and its Directors and officers. If you are a Director or officer, you have a duty to act to prevent insider trading. Failure to fulfill such a duty may result in penalties as described above.

                         PROCEDURES TO IMPLEMENT POLICY

   The following procedures have been implemented to aid the Directors, officers and other Access Persons of TISI/TIM in avoiding insider trading, and to aid TISI/TIM in preventing, detecting and imposing sanctions against insider trading.

IDENTIFYING MATERIAL INSIDE INFORMATION

   Before trading for yourself or others, including Managed Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     o Has this information been obtained from either the issuer or from another source in breach of a duty to that source to keep the information confidential?

     o Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would affect the market price of the securities if generally disclosed?

   Special caution should be taken with respect to potential inside information regarding any Transamerica entity. Potential inside information regarding Transamerica may affect trading in Transamerica stock and should be reported pursuant to the procedures set forth below.

REPORTING INSIDE INFORMATION

   If, after consideration of the above, you believe that the information you possess is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

     o Do not purchase or sell the securities on behalf of yourself or others, including Managed Accounts.

     o Do not communicate the information inside or outside of TISI/TIM, other than to the Compliance Manager.

     o Immediately advise the Compliance Manager of the nature and source of such information. The Compliance Manager will review the information with the Ethics Committee.

     o Depending upon the determination made by the Ethics Committee, or by the Compliance Manager until the Committee can be convened, you may be instructed to continue the prohibition against trading and communication and the Compliance Manager will place the security on a restricted list or watch list, as described below. Alternatively, if it is determined that the information obtained is not material nonpublic information, you may be allowed to trade and communicate the information.

WATCH AND RESTRICTED LISTS

   Whenever the Ethics Committee or the Compliance Manager determines that a Director, officer or other Access Person of TISI/TIM is in possession of material nonpublic information with respect to a company (regardless of whether it is currently owned by any Managed Account), such company will either be placed on a watch list or on a restricted list.

   Watch List. If the security is placed on a watch list, the flow of the information to other TISI/TIM personnel will be restricted in order to allow such persons to continue their ordinary investment activities. This procedure is commonly referred to as a "Chinese Wall."

   Restricted List. If the Ethics Committee or the Compliance Manager determines that material nonpublic information is in the possession of a Director, officer, or other Access Person of TISI/TIM and cannot be adequately isolated through the use of a Chinese Wall, the company will be placed on a restricted list. While a company is on the restricted list, no Investment Person shall initiate or recommend any transaction in any Managed Account, and no Access Person will be pre-cleared to transact in any account in which he or she has a beneficial interest, with respect to the securities of such company. The Ethics Committee or the Compliance Manager will also have the discretion of placing a company on a restricted list even though no "break in the Chinese Wall" has or is expected to occur with respect to the material nonpublic information about the company. Such action may be taken by such persons for the purpose of avoiding any appearance of the misuse of material nonpublic information.

   The Ethics Committee or the Compliance Manager will be responsible for determining whether to remove a particular company from the watch list or restricted list. The only persons who will have access to the watch list or restricted list are members of the Ethics Committee, Designated Legal or Compliance Representatives and such persons who are affected by the information. The watch list and restricted list are highly confidential and should under no circumstances be discussed with or disseminated to anyone other than the persons noted above.

PROTECTING INFORMATION

   Directors, officers and other Access Persons of TISI/TIM shall not disclose any nonpublic information (whether or not it is material) relating to TISI/TIM, its securities transactions or securities positions of any Managed Account to any person outside TISI/TIM (unless such disclosure has been authorized by TISI/TIM). Material nonpublic information may not be communicated to anyone, including any Director, officer or other Access Person of TISI/TIM, except as provided in this Policy. Access to such information must be restricted. For example, access to files containing material nonpublic information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

   Directors, officers and other Access Persons of TISI/TIM must refrain from communicating any information not publicly published about any Managed Account's investment transactions or financial situation to anyone unless absolutely necessary and authorized by TISI/TIM as a part of the regular course of business. Performance information, use of the Managed Accounts as a reference, and release of other information about the Managed Accounts is permitted only when a properly authorized representative of the applicable Managed Account expressly agrees. Equal care and discretion must be used in discussing or distributing information regarding investment strategies, reports or recommendations.

   To insure the integrity of the Chinese Wall and to avoid unintended disclosures, it is important that all Access Persons take the following steps with respect to confidential or nonpublic information:

     o Do not discuss confidential information in public places such as elevators, hallways or social gatherings.

     o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to persons with a business need for being in the area.

     o Avoid use of speaker phones in areas where unauthorized persons may overhear conversations.

     o Avoid use of wireless and cellular phones, or other means of communication which may be intercepted.

     o Where appropriate, maintain the confidentiality of Managed Account identities by using code names or numbers for confidential projects.

     o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and to store such documents in secure locations when they are not in use.

     o Destroy copies of confidential documents no longer needed for a project unless required to be saved pursuant to applicable record keeping policies or requirements.

     o Refer to the Compliance Manager without comment all inquiries involving nonpublic information possessed by TISI/TIM from persons outside of TISI/TIM, including the news media, arbitrageurs, financial analysts and the general public.

   TISI/TIM personnel who become aware of a leak, whether deliberate or otherwise, of nonpublic information relating to TISI/TIM or any Transamerica entity, or to any company about which TISI/TIM or its personnel have acquired such nonpublic information, shall report the leak immediately to the Compliance Manager. For purposes of this section, a "leak" is defined to include any unauthorized disclosure of nonpublic information about TISI/TIM or any company about which TISI/TIM or its personnel have acquired information. A leak exists when such disclosure has been made to a person or entity outside of TISI/TIM, or to an unauthorized person within TISI/TIM.

TRANSAMERICA CORPORATE DEVELOPMENT DEPARTMENT

   The Corporate Development Department at Transamerica Corporation may have inside information regarding public companies. It is imperative that this information neither be learned nor used in any way by TISI/TIM personnel.

   If for any reason contact must be made with the Corporate Development Department, notify the Compliance Manager, so that such contact can be approached in a manner that prevents your exposure to inside information. In the event you believe that the separation required by this Policy has been breached, notify the Compliance Manager so that appropriate compliance procedures can be implemented.

RESPONSIBILITY TO MONITOR TRANSACTIONS

   Compliance will monitor transactions of Managed Accounts and Access Persons for which reports are received to detect the existence of any unusual trading activities with respect to companies on the watch and restricted lists. Compliance will immediately report any unusual trading activity directly to the Ethics Committee, who will be responsible for determining what, if any, action should be taken.

TENDER OFFERS

   Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary fluctuations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Persons subject to this Policy should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

------------------------------------------------------------------------------
                                   GIFT POLICY
------------------------------------------------------------------------------

   All goods and services purchased by TISI/TIM shall be obtained from suppliers who offer the best price consistent with required standards of service, quality, timeliness and reliability. To avoid any actual or perceived conflict with this policy, the acceptance from any supplier of gifts or other consideration of significant value by any Director, officer or other Access Person of TISI/TIM is prohibited. This prohibition includes donations of cash, goods or services for meetings, picnics or other similar gatherings, costly entertainment or any other gift which could reasonably cause the donor to expect to be favored as a supplier or influence TISI/TIM to so favor the donor. The following outlines TISI/TIM's policy on giving and receiving gifts to help us maintain these standards. Any person who is subject to the Transamerica Corporation Gift Policy shall not be subject to any of the following guidelines, to the extent that such guidelines are in conflict with the Corporation's Gift Policy.

                                   GIFT GIVING

   Neither you nor members of your immediate family may give any gift, series of gifts, or other thing of value, including cash, loans, personal services, or special discounts ("Gifts") in excess of $100 per year to any Managed Account, or any one person or entity that does or seeks to do business with or on behalf of TISI/TIM or any Managed Account (collectively referred to herein as "Business Relationships").

   Gifts of substantial value between employees are also discouraged. Such gifts are prohibited in those instances in which they might be interpreted as attempts to influence personnel decisions. TISI/TIM's money may not be spent on gifts between employees.

                                 GIFT RECEIVING

   The solicitation of a Gift is prohibited (I.E., YOU MAY NOT REQUEST THAT A GIFT, SUCH AS TICKETS TO A SPORTING EVENT, BE GIVEN TO YOU BY A BUSINESS RELATIONSHIP).

   Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

   In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers who receive such notification must report this information to the Compliance Manager if it appears that such Gifts may have improperly influenced the recipient.

   Occasionally, TISI/TIM personnel are invited to attend or participate in conferences, tour a company's facilities, or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, all travel and lodging expenses provided in connection with such activities must be paid for by TISI/TIM. However, if appropriate, and with prior approval from your manager, you may accept travel-related amenities if the costs are considered insubstantial or are not readily ascertainable.

                          CUSTOMARY BUSINESS AMENITIES

   Customary business amenities are not considered Gifts so long as such amenities are BUSINESS RELATED (E.G., IF YOU ARE ACCEPTING TICKETS TO A SPORTING EVENT, THE OFFEROR MUST GO WITH YOU), reasonable in cost, appropriate as to time and place, and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, green fees, an invitation to a reception or cocktail party, or comparable entertainment.

------------------------------------------------------------------------------
                            OUTSIDE EMPLOYMENT POLICY
------------------------------------------------------------------------------

   No Inside Director, officer or other Access Person of TISI/TIM shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his or her relationship with TISI/TIM unless such person has provided prompt written notice of such employment or compensation to the Compliance Manager, and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee.

------------------------------------------------------------------------------
                      SUPERVISORY AND COMPLIANCE PROCEDURES
------------------------------------------------------------------------------

   Supervisory procedures can be divided into two classifications; (i) prevention of violations and (ii) detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review, and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

   To prevent violations of the Code, the Compliance Manager should, in addition to enforcing the procedures outlined in the Code:

1. Review and update the Code as necessary, at least once annually, including but not limited to a review of the Code by the Ethics Committee and/or counsel;

2.   Answer questions regarding the Code;

3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Code; and

4. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

     a) Orienting Directors, officers, and other Access Persons who are new to TISI/TIM to the Code, and

     b) Further educating Directors, officers, and employees by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute discussing the issue of insider trading and other issues raised by the Code.

DETECTION OF VIOLATIONS

   To detect violations of the Code, the Compliance Manager should, in addition to enforcing the procedures outlined in the Code:

   o Review reports, confirmations, and statements relative to applicable restrictions, as provided under the Code;

   o Review the restricted and watch lists relative to applicable personal and Managed Account trading activity, as provided under the Code;

   o  Conduct spot checks of certain information as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

   Upon learning of a potential deviation from, or violation of, the Code, the Compliance Manager shall prepare a written report to the Ethics Committee providing full details and recommendations for further action. The Ethics Committee shall thereafter take such action as it deems appropriate.

ANNUAL REPORTS

   The Compliance Manager shall prepare, at least annually, a written report for the Ethics Committee. This report shall contain the following information, and shall be confidential.

   o Copies of the Code, as revised, including a summary of any changes made during the past year;

   o A summary of any violations requiring significant remedial action during the past year; and

   o Recommendations, if any, regarding changes in existing restrictions or procedures based upon TISI/TIM's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

   The Compliance Manager will report to the TISI/TIM Board of Directors with respect to any of the above items to the extent that any Managed Account is materially affected thereby.

RECORDS

   Compliance shall maintain the following records:

   o Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Access Persons pursuant to the Code and any other pertinent information. Such files shall be stored in a secure location;

   o  A copy of each pre-clearance;

   o A list of all persons who are, or have been, required to make reports pursuant to the Code.

INSPECTION

   The records and reports maintained by Compliance pursuant to the Code shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

   All procedures, reports and records monitored, prepared or maintained pursuant to the Code shall be considered confidential and proprietary to TISI/TIM and shall be maintained and protected accordingly. Except as otherwise required by law or the Code, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

                              THE ETHICS COMMITTEE

   The Ethics Committee ("Committee") was formed to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Code and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

   The Ethics Committee currently consists of senior compliance, administration and investment staff. The composition of the Committee may be changed from time to time.

COMMITTEE MEETINGS

   The Committee shall generally meet quarterly or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights, or any other potential violation of the Code. At such time as the Compliance Manager learns of a potential violation, he shall either present the information at the next regular meeting of the Committee, or convene a special meeting.

   Deviations alternatively may be addressed by including them in the Access Person's personnel records maintained by TISI/TIM. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Code.

   A Committee meeting may be attended, at the discretion of the Committee, by such other persons as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right to appear before the Committee.

   It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing issues reviewed and any action taken. Any such report shall be included in the confidential file maintained by the Compliance Manager with respect to the particular person or persons whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

   The Committee shall have the authority by unanimous action to exempt any person or class of persons from all or a portion of the Code, provided that:

   o The Committee determines, on advice of counsel, that the particular application of all or a portion of the Code is not legally required;

   o The Committee determines that the likelihood of any abuse of the Code by such exempted person(s) is remote;

   o The terms or conditions upon which any such exemption is granted is evidenced in a written instrument; and

   o The exempted person(s) agrees to execute and deliver to the Compliance Manager, at least annually, a signed Acknowledgment Form, which shall, by operation of this provision, include a discussion of such exemption and the terms and conditions upon which it was granted.

   The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary.

------------------------------------------------------------------------------
                GENERAL INFORMATION ABOUT THE CODE OF CONDUCT
------------------------------------------------------------------------------

ENFORCEMENT

   In addition to the penalties described elsewhere in the Code, upon discovering a violation of the Code, the Transamerica entity with which you are associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Code and any sanctions imposed with respect thereto shall be reported periodically to the Directors and the directors of any other Transamerica entity which has been directly affected by the violation.

INTERNAL USE

   The Code is intended solely for internal use by TISI/TIM and does not constitute an admission by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Code is not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Code is not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Code may constitute sufficient cause for TISI/TIM to terminate or otherwise adversely affect such person's relationship with TISI/TIM.

------------------------------------------------------------------------------
                                      FORMS
------------------------------------------------------------------------------

   Attached are blank forms for use in complying with the Code. These forms may be revised from time to time, as the Ethics Committee shall determine. Please contact Compliance if you need additional forms or if you have any questions.

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

                              ACKNOWLEDGEMENT FORM

   This form must be completed by all Access Persons upon commencement of services and annually thereafter.

   ACKNOWLEDGEMENT

   I hereby acknowledge that I have received and reviewed the Transamerica Investment Services, Inc. Code of Conduct and that I understand its provisions and its applicability to me. Furthermore, I acknowledge that, since the commencement of my employment or other services with Transamerica Investment Services, Inc. or the date of my last certification, I have complied with the Code of Conduct and have disclosed or reported all applicable securities transactions required thereunder.

   INVESTMENT PERSONNEL:

   All Investment Personnel must attach a completed Investment Personnel Representation Form as of the date this acknowledgment is signed. Generally, Investment Personnel include portfolio managers, research analysts, trading department personnel, and other employees whose duties are to manage any client account. See the Code of Conduct for a more complete definition of Investment Personnel.

   OUTSIDE DIRECTORS:

   All Outside Directors must attach a completed Outside Director Representation Form as of the date this acknowledgment is signed.

   SIGNATURE


____________________________________

Name (PLEASE PRINT)



____________________________________              ____________________

Signature                                         Date

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

                    INVESTMENT PERSONNEL REPRESENTATION FORM

   This form must be completed by all Investment Personnel upon commencement of services. It should be attached to the Acknowledgment Form. Generally, Investment Personnel include portfolio managers, research analysts, trading department personnel, and other employees whose duties are to manage any client account. If this is your initial submission, complete parts one and two; otherwise, complete part one only.

   PLEASE PROVIDE THE FOLLOWING INFORMATION:

   1. List ALL positions held (director, officer, other) with for-profit entities other than TISI/TIM:

-------------------------------------------------------------------------
               ENTITY NAME                               POSITION
=========================================================================

-------------------------------------------------------------------------

-------------------------------------------------------------------------

-------------------------------------------------------------------------

   2. List all Covered Securities Beneficially Owned (see the Code of Conduct for explanations of the terms Covered Security and Beneficial Ownership). Note that Covered Securities do not include mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities:

------------------------------------------  ------------------------------------------
    SECURITY NAME AND TYPE     SHARES           SECURITY NAME AND TYPE     SHARES
                                HELD                                        HELD
------------------------------------------  ------------------------------------------
1)                                          6)
------------------------------------------  ------------------------------------------
2)                                          7)
------------------------------------------  ------------------------------------------
3)                                          8)
------------------------------------------  ------------------------------------------
4)                                          9)
------------------------------------------  ------------------------------------------
5)                                          10)
------------------------------------------  ------------------------------------------

   I have complied with the Investment Personnel information disclosure provision of the Code of Conduct by including all of the information requested above, if applicable.

   SIGNATURE

   Name (PLEASE PRINT):________________________________________

   Signature:_______________________________       Date:______________________

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

                      OUTSIDE DIRECTOR REPRESENTATION FORM

   This form must be completed by all Outside Directors upon commencement of services and annually thereafter. It should be attached to the Acknowledgment Form.

   REPRESENTATION

   The undersigned serves as an Outside Director of Transamerica Investment Services, Inc. In addition to complying with all applicable provisions of the Code of Conduct, I agree that I will refrain from trading in any securities when I am in possession of information regarding trading recommendations made or proposed to be made to any client by TISI/TIM or its officers or employees with respect to such securities.

   SIGNATURE

   Name (PLEASE PRINT):________________________________________


   Signature:________________________________       Date:_____________________

              TRANSAMERICA INVESTMENT SERVICE, INC. CODE OF CONDUCT

                            ACCOUNT INFORMATION FORM

   FOR ACCESS PERSONS

   The following account information must be completed at least annually by all Access Persons, and updated whenever a new account is opened or an existing account is closed. For further explanation of the terms Access Person, Covered Security and Exempt Investment, or for additional information on existing account notification procedures, see the applicable section(s) in the Code of Conduct. Note that Covered Securities do not include mutual funds, U.S. government securities, money market instruments (e.g., CDs, commercial paper), Exempt Investments (e.g., life insurance or annuity contracts) and physical commodities.

   PLEASE CHECK ONE OF THE FOLLOWING BOXES REGARDING YOUR BROKERAGE ACCOUNTS:

[ ] No, I do not have any open brokerage or commodity accounts.

[ ] Yes, I do have open brokerage or commodity accounts. With regard to securities firms holding accounts for which I may be deemed a Beneficial Owner, I agree to authorize TISI/TIM to request and receive directly, duplicate trade confirmations and duplicate account statements. I ALSO AGREE TO NOTIFY COMPLIANCE IN THE EVENT THAT A NEW ACCOUNT IS OPENED OR AN EXISTING ACCOUNT IS CLOSED. All such Beneficially Owned accounts are listed below.

--------------------------------------------------------------------------------
           FIRM              ACCOUNT REGISTRATION           ADDRESS
                              AND ACCOUNT NUMBER
================================================================================
1)

--------------------------------------------------------------------------------
2)

--------------------------------------------------------------------------------
3)

--------------------------------------------------------------------------------
4)

--------------------------------------------------------------------------------
5)

--------------------------------------------------------------------------------


   If you do not exercise any direct or indirect influence or control over the trading in any of the above account(s), you may exempt such account(s) from the provisions of the Code of Conduct by completing the Certification Of Non-Influence and Non-Control Form.

   SIGNATURE

   Name (PLEASE PRINT): ______________________________


   Signature:_____________________________         Date:___________________

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

               CERTIFICATION OF NON-INFLUENCE AND NON-CONTROL FORM


   The provisions of the Transamerica Investment Services, Inc. Code of Conduct shall not apply to purchases or sales effected in any account(s) over which you have no direct or indirect influence or control.

   Listed below are my Beneficially Owned accounts which I certify are not subject to the Code of Conduct because I do not have any direct or indirect influence or control over the trading in such account(s). I further certify that I have had no communications with the person(s) responsible for management of the account(s) that may have influenced an investment to be made or not to be made for the account(s).

--------------------------------------------------------------------------------------
ACCOUNT REGISTRATION      ACCOUNT       ACCOUNT TYPE (E.G.,       SECURITIES FIRM
                         NUMBER(S)    TRUST, HEDGE FUND, ETC.)        ADDRESS
======================================================================================
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

   Briefly describe below the reason you do not have direct or indirect influence or control (e.g., independently managed trust, etc.):

SIGNATURE

Name (PLEASE PRINT):______________________________


Signature:____________________________          Date:____________________

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

                             OUTSIDE EMPLOYMENT FORM


   All Inside Directors, officers and other Access Persons of TISI/TIM must provide prompt written notice of outside employment or compensation from any other person as a result of any business activity, other than a passive investment. IN THE CASE OF SECURITIES-RELATED EMPLOYMENT OR COMPENSATION, PRIOR WRITTEN APPROVAL MUST BE RECEIVED FROM THE ETHICS COMMITTEE.

   COMPANY OR BUSINESS INFORMATION

   Name:        _____________________________________________

   Address:     _____________________________________________

                _____________________________________________

   Nature of Business:_______________________________________


   POSITION INFORMATION

   Title, position or role: _________________________________

   Describe your responsibilities or role:___________________

   Beginning date:_________________ ,  to present.


   TIME COMMITMENT

   Amount of time devoted monthly:___________________________

   SIGNATURE

   Name (PLEASE PRINT):_______________________________


   Signature:_______________________________       Date:__________________

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

                               PRE-CLEARANCE FORM


   Access Persons must complete this Pre-clearance Form prior to engaging in any personal transaction (acquisition or disposition) in Covered Securities.

   SECURITY INFORMATION

--------------------------------------------------------------------------------------------------------------------
      SECURITY TYPE (please circle): CMN   PFD    DEBT (indicate issue)______ DERIVATIVE (indicate type)________

      SECURITY ISSUER: ________________________________________________________ TICKER/CUSIP: __________________

      DOES THE ISSUER DERIVE ANY INCOME FROM BROKER-DEALER OPERATIONS? YES______  NO_______
--------------------------------------------------------------------------------------------------------------------


   TRANSACTION INFORMATION

--------------------------------------------------------------------------------------------------------------------

      TRANSACTION TYPE (PLEASE CIRCLE):   BUY  SELL  SHORT SALE        ANY ADDITIONAL FACTORS RELEVANT TO A CONFLICT

      QUANTITY:___________________________________________             OF INTEREST ANALYSIS:________________________

      ESTIMATED PRICE:____________________________________             _____________________________________________

      BROKER/DEALER:______________________________________             ACCOUNT REGISTRATION:________________________

      BRANCH:_____________________________________________             _____________________________________________

      ACCOUNT NUMBER:_____________________________________             _____________________________________________

--------------------------------------------------------------------------------------------------------------------

COMPLETE NEXT SECTION IF YOU ARE AN INVESTMENT PERSON (NOT REQUIRED IF SELLING A SECURITY THAT IS NOT HELD BY MANAGED ACCOUNTS)

--------------------------------------------------------------------------------------------------------------------

  Indicate the primary reason(s) why the above transaction is not appropriate for Managed Accounts at this time:
  [ ]          Investment is too risky for clients.  Reason:____________________________________________________

  [ ]          Clients/funds are already exposed to industry

  [ ]          Personal speculation not appropriate for clients.  Reason:________________________________________

  [ ]          Insufficient information about the issuer or available information is not favorable

  [ ]          Investment is outside of clients'/funds' permitted policies (e.g. short selling)

  [ ]          Due to the nature of my responsibilities, I am not in a position to recommend this security to clients.

  [ ]          Other:

--------------------------------------------------------------------------------------------------------------------

PLEASE COMPLETE AND SIGN THE BACK PAGE

AUTHORIZED SIGNATURES

-------------------------------------------------------------------------------
   Analyst's Representation: I have discussed this transaction with my supervisor and I am not recommending this investment for purchase or sale by any Managed Accounts, or my prior recommendation was rejected.

   Access Person's Representation (including Analysts): My trading in this security is not based on any material nonpublic information. I understand that pre-clearance will only be in effect for two business days from the date of the last signature below.


________________________________        ________________________    ____________
Employee Name (please print)            Employee Signature          Date

_____________________________________   ______________
Designated Compliance Representative    Date

______________________________________  ______________
Equity Review Committee Representative  Date
(Investment Personnel Only)

______________________________________  ______________
Ethics Committee Representative         Date
(If required)

-------------------------------------------------------------------------------

             TRANSAMERICA INVESTMENT SERVICES, INC. CODE OF CONDUCT

                           MONTHLY TRANSACTION REPORT

            MONTHLY ACCESS PERSON REPORT FOR UNREPORTED TRANSACTIONS

-----------------------------------------------------------------------------------------------------------------
   DATE           SECURITY NAME             SHARES/      TRANSACTION TYPE     PRICE             BROKER
                                           PRINCIPAL        (BUY/SELL)
=================================================================================================================

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

                                                       EFFECTIVE MARCH 1, 2000




                                 CODE OF ETHICS





                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                                 CODE OF ETHICS

                                       OF

                         T. ROWE PRICE ASSOCIATES, INC.

                               AND ITS AFFILIATES



                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

GENERAL POLICY STATEMENT...................................................1-1
     Purpose and Scope of Code of Ethics...................................1-1
     Who is Subject to the Code............................................1-1
     Price Associates' Status as a Fiduciary...............................1-2
     What the Code Does Not Cover..........................................1-2
     Compliance with the Code..............................................1-2
     Questions Regarding the Code..........................................1-2
STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES.................2-1
     Allocation of Client Brokerage........................................2-1
     Antitrust........................................................2-1; 8-1
     Compliance with Copyright Laws........................................2-1
     Computer Security................................................2-1; 7-1
     Conflicts of Interest.................................................2-1
         Relationships with Profitmaking Enterprises.......................2-1
         Service with Nonprofitmaking Enterprises..........................2-2
         Relationships with Financial Service Firms........................2-2
         Investment Clubs..................................................2-2
     Confidentiality.......................................................2-3
         Internal Operating Procedures and Planning........................2-3
         Clients, Fund Shareholders, and TRP Brokerage Customers...........2-3
         Investment Advice.................................................2-3
         Investment Research...............................................2-4
         Understanding as to Clients' Accounts and Company Records
           at time of Employee Termination.................................2-4

     Corporate Responsibility.........................................2-4; 5-1
     Employment of Former Government Employees.............................2-5
     Employment Practices..................................................2-5

         Equal Opportunity.................................................2-5
         Harassment........................................................2-5
         Drug and Alcohol Abuse............................................2-5
     Past and Current Litigation...........................................2-6
     Financial Reporting...................................................2-6
     Health and Safety in the Workplace....................................2-6
     Illegal Payments......................................................2-6
     Marketing and Sales Activities........................................2-6
     Policy Regarding Acceptance and Giving of Gifts and Gratuities........2-6
         Receipt of Gifts..................................................2-7
         Giving of Gifts...................................................2-7
         Additional Requirements for the Giving of Gifts in Connection
           with the Broker/Dealer..........................................2-7
         Entertainment.....................................................2-8
         Research Trips....................................................2-9
     Political Activities..................................................2-9
     Protection of Corporate Assets.......................................2-10
     Quality of Services..................................................2-10
     Record Retention.....................................................2-10
     Referral Fees........................................................2-10
     Release of Information to the Press..................................2-10
     Responsibility to Report Violations..................................2-10
     Service as Trustee, Executor or Personal Representative..............2-11
     Speaking Engagements and Publications................................2-11
     Trading in Securities with Inside Information...................2-11; 3-1

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION...........3-1
STATEMENT OF POLICY ON SECURITIES TRANSACTIONS.............................4-1
STATEMENT OF POLICY ON CORPORATE RESPONSIBILITY............................5-1
STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT LAWS.....................................................6-1
STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES......................................................7-1
STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS..........................................................8-1

March, 2000

                                 CODE OF ETHICS

                                       OF

                         T. ROWE PRICE ASSOCIATES, INC.

                               AND ITS AFFILIATES



                                      INDEX

                                                                          PAGE
                                                                          ----

Access Persons.............................................................4-3
Activities, Political......................................................2-9
Alcohol Abuse..............................................................2-5
Allocation of Client Brokerage.............................................2-1
Antitrust.............................................................2-1; 8-1
Approved Company Rating Changes...........................................4-11
Assets, Protection of Corporate...........................................2-10
Association of Investment Management and Research ("AIMR").................2-6
Brokerage Accounts..................................................4-11; 4-12
Chinese Wall...............................................................3-6
Client Brokerage, Allocation of............................................2-1
Client Limit Orders.......................................................4-16
Code of Ethics, Compliance with............................................1-2
Code of Ethics, Purpose and Scope of.......................................1-1
Code of Ethics, Questions Regarding........................................1-2
Code of Ethics, Who is Subject to..........................................1-1
Co-Investment by Employees with Client Investment Partnerships............4-14
Computer Security.....................................................2-1; 7-1
Conduct, Standards of, Price Associates and its Employees..................2-1
Confidentiality............................................................2-3
Confidentiality of Computer Systems Activities and Information.............7-1
Conflicts of Interest......................................................2-1
Copyright Laws, Compliance with.......................................2-1; 6-1
Corporate Assets, Protection of...........................................2-10

Corporate Responsibility..............................................2-4; 5-1
Drug Abuse.................................................................2-5
Employee Co-Investment with Client Investment Partnerships................4-14
Employees, Standards of Conduct............................................2-1
Employment of Former Government Employees..................................2-5
Employment Practices.......................................................2-5
Entertainment..............................................................2-8
Equal Opportunity..........................................................2-5
Exchange - Traded Index Options...........................................4-16
Executor, Service as......................................................2-11
Fees, Referral............................................................2-10
Fiduciary, Price Associates' Status as a ..................................1-2
Financial Reporting........................................................2-6
Financial Service Firms, Relationships with................................2-2
Front Running..............................................................4-1
General Policy Statement...................................................1-1
Gifts, Giving..............................................................2-7
Gifts, Receipt of..........................................................2-7
Government Employees, Employment of Former.................................2-5
Harassment.................................................................2-5
Health and Safety in the Workplace.........................................2-6
Illegal Payments...........................................................2-6
Information, Release to the Press.........................................2-10
Initial Public Offerings...................................................4-9
Inside Information, Trading in Securities with............................2-11
Interest, Conflicts of.....................................................2-1
Internet, Access to........................................................7-2
Investment Clubs.....................................................2-2; 4-14
Investment Personnel.......................................................4-3
Large Company Exemption for Securities Transactions.......................4-15
Margin Accounts...........................................................4-15
Marketing and Sales Activities.............................................2-6
Non-Access Persons.........................................................4-4
Nonprofitmaking Enterprises, Service with..................................2-2
Options and Futures.......................................................4-16

Payments, Illegal..........................................................2-6
Personal Securities Holdings, Disclosure of by Access Persons.............4-18
Personal Representative, Service as.......................................2-11
Political Activities.......................................................2-9
Press, Release of Information to the......................................2-10
Price Associates, Standards of Conduct.....................................2-1
Price Associates' Stock, Transactions in...................................4-5
Prior Clearance of Securities Transactions (other than Price Associates'
  stock)...................................................................4-8
Private Placement, Investment In..........................................4-10
Private Placement Memoranda................................................3-7
Profitmaking Enterprises, Relationships with...............................2-1
Protection of Corporate Assets............................................2-10
Publications..............................................................2-11
Quality of Services.......................................................2-10
Questions Regarding the Code...............................................1-2
Rating Changes, Approved Company..........................................4-11
Record Retention..........................................................2-10
Referral Fees.............................................................2-10
Release of Information to the Press.......................................2-10
Reporting, Financial.......................................................2-6
Reporting, Price Associates' Stock Transactions............................4-6
Reporting, Securities Transactions (other than Price Associates' stock)...4-12
Research Trips.............................................................2-9
Responsibility, Corporate.............................................2-4; 5-1
Restricted List............................................................3-7
Retention, Record.........................................................2-10
Safety and Health in the Workplace.........................................2-6
Securities Transactions, Reporting of (other than Price Associates'
  stock)..................................................................4-12
Services, Quality of......................................................2-10
Short Sales...............................................................4-17
Sixty (60) Day Rule.......................................................4-17
Software Programs, Application of Copyright Law............................7-5
Speaking Engagements......................................................2-11
Standards of Conduct of Price Associates and its Employees.................2-1
Statement, General Policy..................................................1-1

Temporary Workers, Application of Code to.............................1-1; 4-2
Termination of Employment..................................................2-4
Trading Activity..........................................................4-15
Trips, Research............................................................2-9
Trustee, Service as.......................................................2-11
Violations, Responsibility to Report......................................2-10
Watch List.................................................................3-6


March, 2000

                                 CODE OF ETHICS
                                       OF
                         T. ROWE PRICE ASSOCIATES, INC.
                               AND ITS AFFILIATES

                            GENERAL POLICY STATEMENT


PURPOSE AND SCOPE OF CODE OF ETHICS. In recognition of T. Rowe Price Associates, Inc.'s ("PRICE ASSOCIATES") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("CODE") composed of Standards of Conduct and the following Statements of Policy ("STATEMENTS"):

1.    Statement of Policy on Material, Inside (Non-Public) Information

2.    Statement of Policy on Securities Transactions

3.    Statement of Policy on Corporate Responsibility

4.    Statement of Policy with Respect to Compliance with Copyright Laws

5.    Statement of Policy with Respect to Computer Security and Related Issues

6.    Statement of Policy on Compliance with Antitrust Laws

The purpose of this Code is to help preserve our most valuable asset - the reputation of Price Associates and its employees.

WHO IS SUBJECT TO THE CODE. Price Associates, its subsidiaries and their officers, directors and employees are all subject to the Code, as are all Rowe Price-Fleming International, Inc. ("RPFI") and T. Rowe Fleming Asset Management Limited ("TRFAM") personnel (officers, directors, and employees) who are stationed in Baltimore. In addition, the following persons are also subject to the Code:

1. All temporary workers hired on the Price Associates payroll ("TRPA TEMPORARIES");

2. All agency temporaries, whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

3. All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

4. Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

PRICE ASSOCIATES' STATUS AS A FIDUCIARY. The primary responsibility of Price Associates as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, Price Associates has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

WHAT THE CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which employees may be subject. As an example, T. Rowe Price Investment Services, Inc. ("INVESTMENT SERVICES") is a member of the National Association of Securities Dealers, Inc. ("NASD") and, as such, is required to maintain written supervisory procedures to enable it to supervise the activities of its registered representatives and associated persons to ensure compliance with applicable securities laws and regulations, and with the applicable rules of the NASD and its regulatory subsidiary, NASD Regulation, Inc. ("NASDR").

COMPLIANCE WITH THE CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment with the firm. An employee may be required to surrender any profit realized from a transaction which is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment. Employees may appeal to the Management Committee any ruling or decision rendered with respect to the Code.

QUESTIONS  REGARDING  THE  CODE.   Questions  regarding  the  Code  should  be
referred as follows:

1. Standards of Conduct of Price Associates and its Employees: the Chairperson of the Ethics Committee or the Director of Human Resources.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Department.

3. Statement of Policy on Securities Transactions: The Chairperson of the Ethics Committee or his or her designee.

4. Statement of Policy on Corporate Responsibility: Corporate Responsibility Committee.

5. Statement of Policy with Respect to Compliance with Copyright Laws: Legal Department.

6.    Statement of Policy with Respect to Computer Security and Related Issues:
      Legal Department.

7.    Statement of Policy on Compliance with Antitrust Laws: Legal Department.

March, 2000

           STANDARDS OF CONDUCT OF PRICE ASSOCIATES AND ITS EMPLOYEES

ALLOCATION OF CLIENT BROKERAGE. The firm's policies with respect to the allocation of client brokerage are set forth in Part II of Form ADV, Price Associates' registration statement filed with the Securities and Exchange Commission ("SEC"). It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers who will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding our firm's allocation of client brokerage should be addressed to the Chairperson of the Brokerage Control Committee.

ANTITRUST. The U.S. antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees' understanding of these laws, Price Associates has adopted a Statement of Policy on Compliance with Antitrust Laws. All employees should read and understand this Statement. (SEE page 8-1).

COMPLIANCE WITH COPYRIGHT LAWS. To protect Price Associates and its employees, Price Associates has adopted a Statement of Policy with Respect to Compliance with Copyright Laws. All employees should read and understand this Statement (SEE page 6-1).

COMPUTER SECURITY. Computer systems and programs play a central role in Price Associates' operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, Price Associates has adopted a Statement of Policy with Respect to Computer Security and Related Issues. All employees should read and understand this Statement (SEE page 7-1).

CONFLICTS OF INTEREST. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of Price Associates. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of Price Associates or its clients.

      RELATIONSHIPS WITH PROFITMAKING ENTERPRISES. A conflict may occur when an employee of Price Associates is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate family financial interest in another firm; or is a director, officer or partner of another firm.

      Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to Price Associates or its mutual funds. Employees are generally prohibited from serving as officers or directors of corporations which are approved or are likely to be approved for purchase in our firm's client accounts.

      An employee may not accept outside employment that would require him or her to become registered (or dually registered) as a representative of an unaffiliated broker/dealer, investment adviser, or an insurance broker or company. An employee may also not become independently registered as an investment adviser.

      An employee who is contemplating obtaining another interest or relationship that might conflict or appear to conflict with the interests of Price Associates, such as accepting employment with or an appointment as a director, officer or partner of an outside profitmaking enterprise must receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. Decisions by the Ethics Committee regarding outside directorships in profitmaking enterprises will be reviewed by the Management Committee before becoming final. Outside business interests that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the Employee's supervisor.

      Certain employees may serve as directors or as members of Creditors Committees or in similar positions for non-public, for-profit entities in connection with their professional activities at Price Associates. An employee must obtain the permission of the Management Committee before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Management Committee.

      SERVICE WITH NONPROFITMAKING ENTERPRISES. Price Associates encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Approval by the Chairperson of the Ethics Committee must be obtained before an employee accepts a position as a trustee or member of the Board of Directors of any non-profit organization.

      RELATIONSHIPS WITH FINANCIAL SERVICE FIRMS. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities which are engaged in business as a broker, a dealer, an underwriter, and/or an investment adviser. As described above, this prohibition extends to registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to prior clearance and reporting procedures, as applicable. This policy does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

      If any member of an employee's immediate family is employed by, has a partnership interest in, or has an equity interest of .5% or more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

      INVESTMENT CLUBS. Access Persons (defined on p. 4-3 of the Code) must receive the prior approval of the Chairperson of the Ethics Committee before forming or participating in a stock or investment club. Transactions in which Access Persons have beneficial ownership or control (SEE p. 4-4) through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. Non-Access Persons (defined on p. 4-4) do not have to receive prior approval to form or participate in a stock or investment club and need only obtain prior clearance of transactions in Price Associates' stock. As described on p. 4-16, an exemption from prior clearance for an Access Person (except for transactions in Price Associates' stock) is generally available if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions.

CONFIDENTIALITY. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients, fund shareholders and TRP Brokerage customers; investment advice; and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she terminates employment with the firm.

      INTERNAL OPERATING PROCEDURES AND PLANNING. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, employees should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

      Also, from time to time management holds meetings with employees in which material, non-public information concerning the firm's future plans is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

      CLIENTS, FUND SHAREHOLDERS, AND TRP BROKERAGE CUSTOMERS. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients, fund shareholders, or TRP Brokerage customers or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families, and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

      INVESTMENT ADVICE. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

      o From the point of view of our clients, it is not fair to give other people information which clients must purchase.

      o From the point of view of the firm, it is not desirable to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

      In light of these considerations, employees must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds.

      The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval (Access Persons only) and reporting requirements (Access Persons AND Non-Access Persons) of the Statement of Policy on Securities Transactions. Under no circumstances should an employee receive compensation directly or indirectly (other than from Price Associates or an affiliate) for rendering advice to either clients or non-clients.

      INVESTMENT RESEARCH. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

      UNDERSTANDING AS TO CLIENTS' ACCOUNTS AND COMPANY RECORDS AT TIME OF EMPLOYEE TERMINATION. The accounts of clients, mutual fund shareholders, and TRP Brokerage customers are the sole property of Price Associates. This applies to all clients for whom Price Associates acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the counselor for a particular client. At the time of termination of employment with Price Associates, an employee must: (1) surrender to Price Associates in good condition any and all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are considered confidential information of Price Associates (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by Price Associates to be confidential.

Employees must use care in disposing of any confidential records or correspondence. Confidential material that is to be discarded should be torn up or, if a quantity of material is involved, you should contact Document Management for instructions regarding proper disposal.

CORPORATE RESPONSIBILITY. As a major institutional investor with a fiduciary duty to its clients, including its mutual fund shareholders, Price Associates has adopted a Statement of Policy on Corporate Responsibility (SEE page 5-1). The purpose of this Statement is to establish formal standards and procedures to guide Price Associates with respect to its responsibilities to deal with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.

EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES. Federal laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities which are clients of Price Associates have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by Price Associates of a former government employee, guidance must be obtained from the Legal Department.

EMPLOYMENT PRACTICES

      EQUAL OPPORTUNITY. Price Associates is committed to the principles of Equal Employment. We believe our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by federal, state or local laws.

      This commitment to Equal Opportunity covers all aspects of the employment relationship including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

      All members of T. Rowe Price staff are expected to comply with the spirit and intent of our Equal Employment Opportunity Policy.

      If you feel you have not been treated in accordance with this policy, contact your immediate supervisor, your manager or a Human Resources Representative. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

      HARASSMENT. Price Associates intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which, banned by and punishable under the Civil Rights Act of 1964, may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

      Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor. If that presents a problem, report the matter to the Director of Human Resources or another person in the Human Resources Department. All complaints will be investigated immediately and confidentially. Any employee who has behaved in a reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

      DRUG AND ALCOHOL ABUSE. Price Associates has adopted a Statement of Policy, available from Human Resources, to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects Price Associates' property, equipment, operations and reputation in the community and the industry.

PAST AND CURRENT LITIGATION. As a condition of employment, each new employee is required to answer a questionnaire regarding past and current civil and criminal actions and certain regulatory matters. Price Associates uses the information obtained through these questionnaires to answer questions asked on federal and state registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, a state, a foreign government or any domestic or foreign self-regulatory organization relating to securities or investment activities, he or she should notify the Legal Department promptly.

FINANCIAL REPORTING. Price Associates' records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

HEALTH AND SAFETY IN THE WORKPLACE. Price Associates recognizes its responsibility to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

ILLEGAL PAYMENTS. State, federal and foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of Price Associates. Price Associates, through its policies and practices, is committed to comply fully with these laws. The Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If an employee is solicited to make or receive an illegal payment, he or she should contact the Legal Department.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, NASD, and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature and other written marketing materials (whether they be for the Price Funds, non-Price funds, or various advisory or brokerage services) must be reviewed and approved by the advertising section of the Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Performance Group before distribution.

POLICY REGARDING ACCEPTANCE AND GIVING OF GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position. Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

      RECEIPT OF GIFTS. Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

      Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

      There may be an occasion where it might be awkward to refuse a token non-cash expression of appreciation given in the spirit of friendship. In such cases, the value of all gifts received from a business contact should not exceed $100 in any twelve-month period. The value of a gift directed to the members of a department as a group may be divided by the number of the employees in that Department. Gifts received which are unacceptable according to this policy must be returned to the givers.

      GIVING OF GIFTS. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 in any twelve-month period without the permission of the Chairperson of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Chairperson of the Ethics Committee. The request should specify:

        [ ] the name of the giver;

        [ ] the name of the intended recipient and his or her employer;

        [ ] the nature of the gift and its monetary value;

        [ ] the nature of the business relationship; and

        [ ] the reason the gift is being given.

      NASD regulations prohibit exceptions to the $100 limit for gifts given in connection with Investment Services' business. Baltimore/Legal Compliance will retain a record of all such gifts.

      ADDITIONAL REQUIREMENTS FOR THE GIVING OF GIFTS IN CONNECTION WITH THE BROKER/DEALER. NASD Conduct Rule 3060 imposes stringent reporting requirements for gifts given to any principal, employee, agent or similarly situated person where the gift is in connection with Investment Services' business with the person's employer. Examples of gifts that fall under this rule would include any gift given to an employee of a company to which our firm provides investment products such as mutual funds (E.G., many 401(k) plans) or to which we are marketing investment products. Under this NASD rule, gifts may not exceed $100 (without exception) and persons associated with Investment Services, including its registered representatives, must report EACH such gift.

      The NASD reporting requirement is normally met when an item is ordered electronically from the Corporate Gift website. If a gift is obtained from another source, it must be reported to Baltimore/Legal Compliance. The report to Baltimore Legal/Compliance must include:

        [ ] the name of the giver;

        [ ] the name of the recipient and his or her employer;

        [ ] the nature of the gift and its monetary value;

        [ ] the nature of the business relationship; and

        [ ] the date the gift was given.

      ENTERTAINMENT. Our firm's $100 limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. To illustrate this principle, the following examples are provided:

            First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your wife to join her and her husband for dinner and afterwards a theatrical production.

            Second Example: You are going to New York for a weekend with your wife. You wish to see a recent Broadway hit, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

            Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

      In the first example, it would be proper for you to accept the invitation.

      With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the tickets if you pay for them at their fair value or, if greater, at the cost to the broker.

      With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from his or her Division Head.

The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. If an employee wishes to pay for a business guest's transportation (E.G., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of the Chairperson of the Ethics Committee.

RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from their Division heads. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses to and from the sites of the activities, and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. Employees may not accept reimbursement from brokers or portfolio companies for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers or portfolio companies.

POLITICAL ACTIVITIES. Employees are encouraged to participate and vote in all federal, state and local elections. All officers and directors of Price Associates are required to disclose certain Maryland local and state political contributions on a semi-annual basis (a Political Contribution Questionnaire is sent to officers and directors each January and July).

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written approval of the Legal Department. These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

PROTECTION OF CORPORATE ASSETS. All employees are responsible for taking measures to ensure that Price Associates' assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as proprietary, research or marketing information, corporate trademarks and servicemarks, and copyrights.

QUALITY OF SERVICES. It is a continuing policy of Price Associates to provide investment products and services which: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner which ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, state and NASD rules and regulations.

The quality of Price Associates' investment products and services and operations affects our reputation, productivity, profitability and market position. Price Associates' goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various federal and state laws and regulations, Price Associates is required to produce, maintain and retain various records, documents and other written (including electronic) communications. Each employee is responsible for adhering to Price Associates' record maintenance and retention policies.

REFERRAL FEES. Federal securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (E.G., brokers, registered representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). No arrangements should be entered into obligating Price Associates or any employee to pay a referral fee unless approved by the Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning T. Rowe Price Associates' corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to the Public Relations Department for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations Department if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

RESPONSIBILITY TO REPORT VIOLATIONS. Every employee who becomes aware of a violation of this Code is encouraged to report, on a confidential basis, the violation to his or her supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to the Director of the Human Resources Department. Upon notification of the alleged violation, the supervisor is obligated to advise the Legal Department.

It is Price Associates' policy that no adverse action will be taken against any employee who reports a violation in good faith.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE. Employees may serve as trustees, co-trustees, executors or personal representatives for the estates of or trusts created by close family members. Employees may also serve in such capacities for estates or trusts created by nonfamily members. However, if an Access Person expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If an employee serves in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval (Access Persons only) and reporting requirements (Access Persons AND Non-Access Persons) of our Statement of Policy on Securities Transactions.

If any employees presently serve in any of these capacities for nonfamily members, they should report these relationships in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from the head of your Division before you accept such requests. You may also accept an offer to teach a course or seminar on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division and provided the course is in compliance with the Guidelines found in Investment Services' Compliance Manual.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at Price Associates, approval should be obtained from your Division head.

TRADING IN SECURITIES WITH INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by state and federal laws. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in a company, including Price Associates' stock. Under no circumstances may an employee transmit such information to any other person, except to other employees who are required to be kept informed on the subject. All employees should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (SEE page 3-1).

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                    MATERIAL, INSIDE (NON-PUBLIC) INFORMATION


INTRODUCTION. "Insider trading" is a top enforcement priority of the Securities and Exchange Commission. In 1988, the Insider Trading and Securities Fraud Enforcement Act (the "ACT") was signed into law. This Act has had a far reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. While the Act does not provide a statutory definition of "insider trading," it contained major changes to the previous law. Specifically, the Act:

    WRITTEN PROCEDURES. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

    CIVIL PENALTIES. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 or three times the amount of profit gained or loss avoided as a result of the violation.

    CRIMINAL PENALTIES. Provides as penalties for criminal securities law violations:

        o Maximum jail term -- from five to ten years;

        o Maximum criminal fine for individuals -- from $100,000 to $1,000,000;

        o Maximum criminal fine for entities -- from $500,000 to $2,500,000.

    PRIVATE RIGHT OF ACTION. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

    BOUNTY PAYMENTS. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("STATEMENT") is to comply with the Act's requirement to establish, maintain, and enforce written procedures designed to prevent insider trading. This Statement explains: (i) the general legal prohibitions and sanctions regarding insider trading; (ii) the meaning of the key concepts underlying the prohibitions; (iii) the obligations of each employee of Price Associates in the event he or she comes into possession of material, non-public information; and
(iv) the firm's educational program regarding insider trading. Price Associates has also adopted a Statement of Policy on Securities Transactions (SEE page 4-1), which requires both Access Persons (SEE p. 4-3) and Non-Access Persons (SEE p. 4-4) to obtain prior clearance with respect to their transactions in Price Associates' stock and requires Access Persons to obtain prior clearance with respect to all pertinent securities transactions. In addition, both Access Persons and Non-Access Persons are required to report such transactions on a timely basis to the firm.

THE BASIC INSIDER TRADING PROHIBITION. The "insider trading" doctrine under federal securities laws generally prohibits any person (including investment advisers) from:

        o trading in a security while in possession of material, non-public information regarding the issuer of the security;

        o tipping such information to others;

        o recommending the purchase or sale of securities while in possession of such information;

        o assisting someone who is engaged in any of the above activities.

Thus, "insider trading" is not limited to insiders of the company whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

POLICY OF PRICE ASSOCIATES ON INSIDER TRADING. It is the policy of Price Associates and its affiliates to forbid any of their officers, directors, or employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating material, non-public information to others in violation of federal securities laws.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments who must have such information in order for Price Associates to carry out its engagement properly and effectively. Ordinarily, these prohibitions will restrict information to only those persons who are involved in the matter.

TRANSACTIONS INVOLVING PRICE ASSOCIATES' STOCK. Officers, directors and employees are reminded that they are "insiders" with respect to Price Associates since Price Associates is a public company and its stock is traded in the over-the-counter market. It is therefore important that employees not discuss with family, friends or other persons any matter concerning Price Associates which might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. An employee of Price Associates who violates the insider trading laws can be subject to some or all of the penalties described below, even if he or she does not personally benefit from the violation:

        o Injunctions;

        o Treble damages;

        o Disgorgement of profits;

        o Criminal fines;

        o Jail sentences;

        o Civil penalties for the person who committed the violation (which would, under normal circumstances, be the employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

        o Civil penalties for Price Associates (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by Price Associates, including dismissal of the person(s) involved.

BASIC CONCEPTS OF INSIDER TRADING. The four critical concepts in insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality, (3) non-public, and (4) possession. Each concept is discussed below.

FIDUCIARY DUTY/MISAPPROPRIATION. In two decisions, DIRKS V. SEC and CHIARELLA V. UNITED STATES, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance. For example, courts have held that if the insider receives a personal benefit (either direct or indirect) from the disclosure, such as a pecuniary gain or reputational benefit, that would be enough to find a fiduciary breach.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly, or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

MATERIALITY. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase, sale, or hold decisions.

    RESOLVING CLOSE CASES. The Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

    EFFECT ON MARKET PRICE. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

    FUTURE EVENTS. The materiality of facts relating to the possible occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

    ILLUSTRATIONS. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

    These illustrations are equally applicable to Price Associates as a public company and should serve as examples of the types of matters that employees should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any federal securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Associates' stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

NON-PUBLIC VS. PUBLIC INFORMATION. Any information which is not "public" is deemed to be "non-public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non-public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public.

    DISCLOSURE TO NEWS SERVICES AND NATIONAL PAPERS. The U.S. stock exchanges require exchange-traded issuers to disseminate material, non-public information about their companies to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

    LOCAL DISCLOSURE. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

    INFORMATION IN SEC REPORTS. Information contained in reports filed with the SEC will be deemed to be public.

    INFORMATION IN BROKERAGE REPORTS. Information published in bulletins and research reports disseminated by brokerage firms will, as a general matter, be deemed to be public.

If Price Associates is in possession of material, non-public information with respect to a security before such information is disseminated to the public (I.E., such as being disclosed in one of the public media described above), Price Associates and its employees must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

CONCEPT OF POSSESSION. It is important to note that the SEC takes the position that the law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence WHILE in possession of material, non-public information regarding the security. This is in contrast to trading ON THE BASIS of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

    FIRST, if the investment committee to a Price mutual fund were to obtain material, non-public information about one of its portfolio companies from a Price equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

    SECOND, if the investment committee to a Price mutual fund obtained material, non-public information about a particular portfolio security but continued to trade in that security, then the committee members, Price Associates, and possibly management personnel might be liable for insider trading violations.

    THIRD, even if the investment committee to the Fund does not come into possession of the material, non-public information known to the equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

TENDER OFFERS. Tender offers are subject to particularly strict regulation under the securities laws. Specifically, trading in securities which are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION.

Whenever an employee comes into possession of material, non-public information, he or she should immediately contact the Legal Department and refrain from disclosing the information to anyone else, including persons within Price Associates, unless specifically advised to the contrary.

Specifically, employees may not:

        o Trade in securities to which the material, non-public information relates;

        o Disclose the information to others;

        o Recommend purchases or sales of the securities to which the information relates.

If the Legal Department determines that the information is material and non-public, it will decide whether to:

        o Place the security on a Watch List ("WATCH LIST") and restrict the flow of the information to others within Price Associates in order to allow Price Associates' investment personnel to continue their ordinary investment activities. This procedure is commonly referred to as a CHINESE WALL; or

        o Place the security on a Restricted List ("RESTRICTED LIST") in order to prohibit trading in the security by both clients and employees.

The Watch List is highly confidential and should, under no circumstances, be disseminated to anyone except authorized personnel in the Legal Department. The Restricted List is also highly confidential and should, under no circumstances, be disseminated to anyone outside Price Associates.

The employee whose possession of or access to inside information has caused the inclusion of an issuer on the Watch List may never trade or recommend the trade of the securities of that issuer without the specific prior approval of the Legal Department.

If an employee receives a private placement memorandum and the existence of the private offering and/or the contents of the memorandum is material and non-public, the employee should contact the Legal Department for a determination of whether the issuer should be placed on the Watch or Restricted List.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE INFORMATION.

    To ensure the integrity of the Chinese Wall, and the confidentiality of the Restricted List, it is important that ALL EMPLOYEES take the following steps to safeguard the confidentiality of material, non-public information:

        o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

        o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to employees with a business need for being in the area;

        o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

        o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

        o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

        o Destroy copies of confidential documents no longer needed for a project.

    Price Associates has adopted specific written procedures, Procedures Pertaining to the Administration of the Statement of Policy on Material, Inside (Non-Public) Information ("PROCEDURES") to deal with those situations where employees of the firm are in possession of material, non-public information with respect to securities which may be in or are being considered for inclusion in the portfolios of clients managed by other areas of the firm and when tender offer financing information is received. These Procedures also describe the procedures for managing relationship conflicts in the municipal area. These Procedures have been designed to isolate and keep confidential material, non-public information known to one investment group or employee from the remainder of the firm. They are considered a part of this Statement and will be distributed to all appropriate personnel.

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to companies considered for investment by clients is greater than that of other employees, it is imperative that all employees have a full understanding of this Statement, particularly since the insider trading restrictions also apply to transactions in the stock of Price Associates.

To ensure that all employees are properly informed of and understand Price Associates' policy with respect to insider trading, the following program has been adopted.

    INITIAL REVIEW FOR NEW EMPLOYEES. All new employees will be given a copy of the Code, which includes this Statement, at the time of their employment and will be required to certify that they have read it. A representative of the Legal Department will review the Statement with each new portfolio manager, research analyst, and trader, as well as with any person who joins the firm as a vice president of Price Associates, promptly after his or her employment.

    DISTRIBUTION OF STATEMENT. Any time this Statement is materially revised, copies will be distributed to all employees.

    ANNUAL REVIEW WITH RESEARCH ANALYSTS, COUNSELORS AND TRADERS. A representative of the Legal Department will review this Statement at least annually with portfolio managers, research analysts, and traders.

    ANNUAL CONFIRMATION OF COMPLIANCE. All employees will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement, you are encouraged to discuss them with your immediate supervisor or the Legal Department.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                             SECURITIES TRANSACTIONS


BACKGROUND INFORMATION.

     LEGAL REQUIREMENT. In accordance with the requirements of the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988, T. Rowe Price Associates, Inc. ("PRICE ASSOCIATES") and the mutual funds ("TRPA FUNDS") which it manages have adopted this Statement of Policy on Securities Transactions ("Statement"). Both Rowe Price-Fleming International, Inc. ("RPFI") and T. Rowe Fleming Asset Management Limited ("TRFAM") have also adopted Statements of Policy on Securities Transactions. Funds sponsored and managed by Price Associates or RPFI will be referred to as the "PRICE FUNDS."

     PRICE ASSOCIATES' FIDUCIARY POSITION. As an investment adviser, Price Associates is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or appear to place, the interests of Price Associates or its officers, directors and employees in conflict with the interests of clients.

     PURPOSE OF STATEMENT. The Statement was developed to help guide Price Associates' employees and independent directors and the independent directors of the Price Funds in the conduct of their personal investments and to:

     o eliminate the possibility of a transaction occurring that the Securities and Exchange Commission or other regulatory bodies would view as illegal, such as FRONT RUNNING (see definition below);

     o avoid situations where it might appear that Price Associates or the Price Funds or any of their officers, directors or employees had personally benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

     o prevent, as well as detect, the misuse of material, non-public information.

     Employees and the independent directors of Price Associates and the Price Funds are urged to consider the reasons for the adoption of this Statement. Price Associates' and the Price Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of Price Associates and the independent directors of the Price Funds.

     FRONT RUNNING. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by client transactions.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply as described below to the following persons and entities. Each person and entity is classified as either an Access Person or a Non-Access Person as described below. The provisions of this Statement may also apply to an Access Person's or Non-Access Person's spouse, minor children, and certain other relatives, as further described on page 4-4 of this Statement. Access Persons are subject to all provisions of this Statement. Non-Access Persons are subject to the general principles of the Statement and its reporting requirements, but are exempt from prior clearance requirements except for transactions in Price Associates' stock. The persons and entities covered by this Statement are:

     PRICE ASSOCIATES. Price Associates, each of its subsidiaries and their retirement plans, and the Price Associates Employee Partnerships.

     PERSONNEL. Each officer, inside director and employee of Price Associates and its subsidiaries, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

     CERTAIN TEMPORARY WORKERS. These workers include:

     o All temporary workers hired on the Price Associates payroll ("TRPA TEMPORARIES");

     o All agency temporaries whose assignments at Price Associates exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

     o All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period AND whose work is closely related to the ongoing work of Price Associates' employees (versus project work that stands apart from ongoing work); and

     o Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

     RPFI PERSONNEL. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by RPFI. Under that Statement, all RPFI personnel (officers, directors and employees) stationed in Baltimore will be subject to this Statement.

     TRFAM PERSONNEL. As stated in the first paragraph, a Statement of Policy on Securities Transactions has been adopted by TRFAM. Under that Statement, all TRFAM personnel (officers, directors, and employees) stationed in Baltimore will be subject to this Statement.

     RETIRED EMPLOYEES. Retired employees of Price Associates who continue to receive investment research information from Price Associates.

INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE PRICE FUNDS. The independent directors of Price Associates include those directors of Price Associates who are neither officers nor employees of Price Associates. The independent directors of the Price Funds include those directors of the Price Funds who are not deemed to be "interested persons" of Price Associates.

Although subject to the general principles of this Statement, including the definition of "beneficial ownership," independent directors are subject only to modified reporting requirements. The independent directors of the Price Funds are exempt from prior clearance requirements. The independent directors of Price Associates are exempt from the prior clearance requirements except for Price Associates' stock.

ACCESS PERSONS. Certain persons and entities are classified as "ACCESS PERSONS" under the Code. The term "ACCESS PERSON" means:

     o  Price Associates;

     o any officer (vice president or above) or director (excluding independent directors) of Price Associates or the Price Funds;

     o any employee of Price Associates or the Price Funds who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of securities by a Price Fund or other advisory client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

     o any person in a control relationship to Price Associates or a Price Fund who obtains or has access to information concerning recommendations made to a Price Fund or other advisory client with regard to the purchase or sale of securities by the Price Fund or advisory client.

     All Access Persons are notified of their status under the Code.

     INVESTMENT PERSONNEL. An Access Person is further identified as "INVESTMENT PERSONNEL" if, in connection with his or her regular functions or duties, he or she "makes or participates in making recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

     The term "Investment Personnel" includes, but is not limited to:

     o those employees who are authorized to make investment decisions or to recommend securities transactions on behalf of the firm's clients (investment counselors and members of the mutual fund advisory committees);

     o  research and credit analysts; and

     o  traders who assist in the investment process.

     All Investment Personnel are deemed Access Persons under the Code. All Investment Personnel are notified of their status under the Code. Investment Personnel are prohibited from investing in initial public offerings.

NON-ACCESS PERSONS. Persons who do not fall within the definition of Access Persons are deemed "NON-ACCESS PERSONS".

QUESTIONS ABOUT THE STATEMENT. You are urged to seek the advice of the Chairperson of the Ethics Committee when you have questions as to the application of this Statement to individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to transactions that fall under either one of the following two conditions:

FIRST, you are a "BENEFICIAL OWNER" of the security under the Rule 16a-1 of the Securities Exchange Act of 1934 ("EXCHANGE ACT"), as defined below.

SECOND, if you CONTROL or direct securities trading for another person or entity, those trades are subject to this Statement even if you are not a beneficial owner of the securities. For example, if you have an exercisable trading authorization of an unrelated person's or entity's brokerage account, or are directing another person's or entity's trades, those transactions will be subject to this Statement to the same extent your personal trades would be, unless exempted as described below.

DEFINITION OF BENEFICIAL OWNER. A "beneficial owner" is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

     o securities held by members of the person's immediate family SHARING THE SAME HOUSEHOLD, although the presumption of beneficial ownership may be rebutted;

     o a person's interest in securities held by a trust, which may include both trust beneficiaries or trustees with investment control;

     o a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable;

     o a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

     o certain performance-related fees other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; and

     o a person's right to dividends that is separated or separable from the underlying securities. Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder shall not be deemed to have beneficial ownership in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

REQUESTS FOR EXEMPTIONS. If you have beneficial ownership of a security, any transaction involving that security is presumed to be subject to the relevant requirements of this Statement, UNLESS you have no control over the transaction. Such a situation MAY arise, for example, if you have delegated investment authority to an independent investment adviser, or your spouse has an independent trading program in which you have no input. Similarly, if your spouse has investment control over, but no beneficial ownership in, an unrelated account, an exemption may be appropriate.

If you are involved in an investment account for a family situation, trust, partnership, corporation, etc., which you feel should not be subject to the Statement's relevant prior approval and/or reporting requirements, you should submit a written request for clarification or exemption to Baltimore Legal/Compliance (Attn. D. Jones). Any such request for clarification or exemption should name the account, your interest in the account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed. Exemptions are NOT self-executing; any exemption must be granted through Baltimore Legal/Compliance.

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES. Because Price Associates is a public company, ownership of its stock subjects its officers, inside and independent directors, and employees to special legal requirements under the Federal securities laws. Each officer, director and employee is responsible for his or her own compliance with these requirements. In connection with these legal requirements, Price Associates has adopted the following rules and procedures:

     INDEPENDENT DIRECTORS OF PRICE FUNDS. The independent directors of the Price Funds are prohibited from owning the stock of Price Associates.

     QUARTERLY EARNINGS REPORT. Generally, all employees and independent directors of Price Associates must refrain from initiating transactions in Price Associates' stock in which they have a beneficial interest from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. Employees and independent directors will be notified in writing through the Office of the Secretary of Price Associates ("SECRETARY") from time to time as to the controlling dates.

     PRIOR CLEARANCE. Employees and independent directors of Price Associates are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Associates' stock owned beneficially or through the Employee Stock Purchase Plan. Requests for prior clearance must be in writing on the form entitled, "Notification of Proposed Transaction" (available from Corporate Records Department) and be submitted to the Secretary who is responsible for processing and maintaining the records of all such requests. This would include sales of stock purchased through Price Associates Employee Stock Purchase Plan ("ESPP"). Purchases effected through the ESPP are automatically reported to the Secretary. Receiving prior clearance does not relieve employees and independent directors of Price Associates from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information. Transactions in Price Associates' stock are subject to the 60-Day Rule except for transactions effected through the ESPP and certain options exercises. SEE p. 4-18.

          ALL EMPLOYEES AND INDEPENDENT DIRECTORS OF PRICE ASSOCIATES MUST OBTAIN PRIOR CLEARANCE OF ANY TRANSACTION INVOLVING PRICE ASSOCIATES' STOCK FROM THE OFFICE OF THE SECRETARY OF PRICE ASSOCIATES.

     INITIAL DISCLOSURE OF HOLDINGS. Each new employee must report to the Secretary any shares of Price Associates' stock of which he or she has beneficial ownership no later than 10 days after his or her starting date of employment.

     DIVIDEND REINVESTMENT PLANS. Purchases of Price Associates' stock owned outside of the ESPP and effected through a dividend reinvestment plan need not receive prior clearance if the Secretary's office has been previously notified by the employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except that employees who are subject to Section 16 of the Securities Exchange Act of 1934 reporting must report such transactions monthly.

     EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of transactions in Price Associates' stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Associates' stock is not executed within this time period, a new clearance must be obtained.

     REPORTING OF DISPOSITION OF PROPOSED TRANSACTION. Covered persons must notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Associates' stock owned directly within two business days of its execution, or within seven business days of the date of prior clearance, if not executed.

     INSIDER REPORTING AND LIABILITY. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("INSIDERS") are subject to the requirements of Section 16. Insiders include the directors and certain managing directors of Price Associates.

     SEC REPORTING. There are three reporting forms which insiders are required to file with the SEC to report their purchase, sale and transfer transactions in, and holdings of, Price Associates' stock. Although the Secretary will provide assistance in complying with these requirements as an accommodation to insiders, it remains the legal responsibility of each insider to assure that the applicable reports are filed in a timely manner.

        o FORM 3. The initial ownership report by an insider is required to be filed on Form 3. This report must be filed within ten days after a person becomes an insider (I.E., is elected as a director or appointed as managing director) to report all current holdings of Price Associates' stock. Following the election or appointment of an insider, the Secretary will deliver to the insider a Form 3 for appropriate signatures and will file such Form with the SEC.

        o FORM 4. Any change in the insider's ownership of Price Associates' stock must be reported on a Form 4 unless eligible for deferred reporting on year-end Form 5. The Form 4 is due by the 10th day following the end of the month in which the ownership change occurred. Following receipt of the Notice of Disposition of the proposed transaction, the Secretary will deliver to the insider a Form 4, as applicable, for appropriate signatures and will file such Form with the SEC.

        o FORM 5. Any transaction or holding which is exempt from reporting on Form 4, such as option exercises, small purchases of stock, gifts, etc. may be reported on a deferred basis on Form 5 within 45 days after the end of the calendar year in which the transaction occurred. No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

        LIABILITY FOR SHORT-SWING PROFITS. Under Federal securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Associates) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm upon request.

     OFFICE OF THRIFT SUPERVISION ("OTS") REPORTING. Price Associates is the holding company of T. Rowe Price Savings Bank, which is regulated by the OTS. OTS regulations require that the Managing Directors of Price Associates, as well as any vice president in charge of any Price Associates' affiliate, file reports regarding their personal holdings of the stock of Price Associates and of the stock of any non-affiliated savings banks or savings and loan holding companies. Although the Secretary will provide assistance in complying with these requirements as an accommodation, it remains the responsibility of each person required to file such reports to ensure that such reports are filed in a timely manner.

PRIOR CLEARANCE REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS.

ALL ACCESS PERSONS must obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in, the purchase or sale of a security in which the Access Person has, or by reason of such transaction may acquire, any beneficial interest or which he or she controls, unless exempted below. NON-ACCESS PERSONS are NOT required to obtain prior clearance before engaging in any securities transactions, except for transaction in Price Associates' stock.

       ALL EMPLOYEES AND INDEPENDENT DIRECTORS OF PRICE ASSOCIATES MUST OBTAIN PRIOR CLEARANCE OF ANY TRANSACTION INVOLVING PRICE ASSOCIATES' STOCK FROM THE OFFICE OF THE SECRETARY OF PRICE ASSOCIATES.

Where required, prior clearance must be obtained regardless of whether the transaction is effected through TRP Brokerage or through an unaffiliated broker/dealer. Receiving prior clearance does not relieve Access Persons from conducting their personal securities transactions in full compliance with the Code, including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running). Please note that the prior clearance procedures do NOT check compliance with the 60-Day Rule (p. 4-17).

TRANSACTIONS (OTHER THAN IN PRICE ASSOCIATES' STOCK) EXEMPT FROM PRIOR CLEARANCE. The following transactions are exempt from the prior clearance requirements:

         MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. Purchases or redemptions of shares of any open-end investment companies, including the Price Funds, and variable insurance products.

         UNIT INVESTMENT TRUSTS. Purchases or sales of shares in unit investment trusts.

         U.S. GOVERNMENT OBLIGATIONS. Purchases or sales of direct obligations of the U.S. Government.

         PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

         MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

         SPOUSAL PAYROLL DEDUCTION PLANS. Purchases by an Access Person's spouse pursuant to a payroll deduction plan, provided the Compliance Department has been previously notified by the Access Person that the spouse will be participating in the payroll deduction plan.

         EXERCISE OF STOCK OPTION OF CORPORATE EMPLOYER BY SPOUSE. Transactions involving the exercise by an Access Person's spouse of a stock option issued by the corporation employing the spouse.

         DIVIDEND REINVESTMENT PLANS. Purchases effected through an established Dividend Reinvestment Plan ("DRP"), provided the Compliance Department is first notified by the Access Person that he or she will be participating in the DRP. An Access Person's purchase of share(s) of the issuer to initiate participation in the DRP or an Access Person's purchase of shares in addition to those purchased with dividends (a "CONNECTED PURCHASE") AND any sale of shares from the DRP MUST receive prior clearance.

         SYSTEMATIC INVESTMENT PLANS. Purchases effected through a systematic investment plan involving the automatic investment of a set dollar amount on predetermined dates, provided the Compliance Department has been previously notified by the Access Person that he or she will be participating in the plan. An Access Person's purchase of securities of the issuer to initiate participation in the plan AND any sale of shares from such a plan MUST receive prior clearance.

         INHERITANCES. The acquisition of securities through inheritance.

         GIFTS. The giving of or receipt of a security as a gift.

PROCEDURES FOR OBTAINING PRIOR CLEARANCE (OTHER THAN PRICE ASSOCIATES' STOCK) FOR ACCESS PERSONS. ALL Access Persons should follow the procedures set forth below before engaging in the transactions described.

     PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR INITIAL PUBLIC OFFERINGS ("IPOS"):

         NON-INVESTMENT PERSONNEL. Access Persons who are NOT Investment Personnel ("NON-INVESTMENT PERSONNEL") may purchase securities that are the subject of an IPO ONLY if prior written approval has been obtained from the Chairperson of the Ethics Committee or his or her designee ("DESIGNEE"), which may include N. Morris, S. McCafferty or A. Brooks. An IPO is an offering of securities registered under the Securities Act of 1933 when the issuer of the securities, immediately before the registration, was not subject to certain reporting requirements of the Securities Exchange Act of 1934.

         In considering such a request for approval, the Chairperson will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The Chairperson will also determine whether the following conditions have been met:

         1. The purchase is made through the Non-Investment Personnel's regular broker;

         2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

         3. The transaction otherwise meets the requirements of the NASD's rules on free riding and withholding.

     Non-Investment Personnel will not be permitted to purchase shares in an IPO if any of the firm's clients are prohibited from doing so. Therefore, Non-Investment Personnel MUST check with the Equity Trading Desk the day the offering is priced before purchasing in the IPO. This prohibition will remain in effect until the firm's clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket.

           INVESTMENT   PERSONNEL.   Investment   Personnel  may  NOT  purchase
          securities in an IPO.

           NON-ACCESS PERSONS. Although Non-Access Persons are not required to receive prior clearance before purchasing shares in an IPO, any Non-Access Person who is a registered representative of Investment Services should be aware that NASD rules may restrict his or her ability to buy shares in a "hot issue," which is a new issue that trades at a premium in the secondary market whenever that trading commences.

     PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR PRIVATE PLACEMENTS. Access Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from the Chairperson of the Ethics Committee or a Designee. In considering such a request for approval, the Chairperson will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the firm. The Chairperson will also secure, if appropriate, the approval of the proposed transaction from the chairperson of the applicable investment steering committee.

         CONTINUING OBLIGATION. An Access Person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the Chairperson of the Ethics Committee and to the chairperson of the appropriate investment steering committee.

     PROCEDURES FOR OBTAINING PRIOR CLEARANCE FOR ALL OTHER SECURITIES TRANSACTIONS. Requests for prior clearance by Access Persons for all other securities transactions requiring prior clearance may be made orally, in writing, or by electronic mail (e-mail address "Personal Trades," which appears under "Trades" in the electronic mail address book) to the Equity Trading Department of Price Associates, which will be responsible for processing and maintaining the records of all such requests. All requests must include the name of the security, the number of shares or amount of bond involved, whether a foreign security is involved, and the nature of the transaction, I.E., whether the transaction is a purchase, sale or short sale. Responses to all requests will be made by the Trading Department documenting the request and its approval/disapproval.

     Requests will normally be processed on the same day; however, additional time may be required for prior clearance of transactions in foreign securities.

     EFFECTIVENESS OF PRIOR CLEARANCE. Prior clearance of a securities transaction is effective for three (3) business days FROM AND INCLUDING the date the clearance is granted, regardless of the time of day when clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained

REASONS FOR DISALLOWING ANY PROPOSED TRANSACTION. A proposed securities transaction will be disapproved by the Trading Department and/or the Chairperson of the Ethics Committee if:

         PENDING CLIENT ORDERS. Orders have been placed by Price Associates or RPFI to purchase or sell the security.

         PURCHASES AND SALES WITHIN SEVEN (7) CALENDAR DAYS. The security has been purchased or sold by any client of Price Associates or, in the case of a foreign security, for any client of either Price Associates or RPFI, within seven calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, an Access Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to an Access Person's transactions in that security.

         APPROVED COMPANY RATING CHANGES. A change in the rating of an approved company as reported in the firm's Daily Research News has occurred within seven (7) calendar days immediately prior to the date of the proposed transaction. Accordingly, trading would not be permitted until the eighth (8) calendar day.

         SECURITIES SUBJECT TO INTERNAL TRADING RESTRICTIONS. The security is limited or restricted by Price Associates or RPFI as to purchase or sale for client accounts.

REQUESTS FOR WAIVERS OF PRIOR CLEARANCE DENIALS. If an Access Person's request for prior clearance has been denied, he or she may apply to the Chairperson of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Waivers are NOT routinely granted.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. ALL ACCESS PERSONS AND NON-ACCESS PERSONS must request broker-dealers executing their transactions to send to the attention of Compliance, Legal Department, T. Rowe Price Associates, Inc., P.O. Box 17218, Baltimore, Maryland 21297-1218 a duplicate confirmation with respect to each and every reportable transaction, including Price Associates' stock, and a copy of all periodic statements for all securities accounts in which the Access Person or Non-Access Person is considered to have beneficial ownership and/or control (see Page 4-4 for a discussion of beneficial ownership and control concepts).

NOTIFICATION OF BROKER/DEALER ACCOUNTS. ALL ACCESS PERSONS AND NON-ACCESS PERSONS must give written notice to Baltimore Legal/Compliance before opening or trading in a securities account with any broker/dealer, including TRP Brokerage.

     NEW EMPLOYEES. New employees must give written notice to Baltimore Legal/Compliance of any existing securities accounts maintained with any broker/dealer when joining the firm (no later than 10 days after the starting date).

     OFFICERS, DIRECTORS AND REGISTERED REPRESENTATIVES OF INVESTMENT Services. The NASD requires each associated person of T. Rowe Price Investment Services, Inc. to:

     o Obtain approval from Investment Services (request should be in writing and be directed to Baltimore Legal/Compliance) before opening or placing the initial trade in a securities account with any broker/dealer; and

     o Provide the broker/dealer with written notice of his or her association with Investment Services.

TRANSACTION REPORTING REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK TRANSACTIONS). ALL Access Persons AND Non-Access Persons must report all securities transactions unless the transaction is exempted from reporting below.

     TRANSACTIONS EXEMPT FROM REPORTING. The following transactions are exempt from the reporting requirements:

          MUTUAL FUNDS AND VARIABLE INSURANCE PRODUCTS. The purchase or redemption of shares of any open-end investment companies, including the Price Funds, and variable insurance products, except that any employee who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Legal/Compliance through electronic mail to Dottie Jones.

          STOCK SPLITS AND SIMILAR ACQUISITIONS. The acquisition of additional shares of existing corporate holdings through the reinvestment of income dividends and capital gains in mutual funds, stock splits, stock dividends, exercise of rights, exchange or conversion.

          U.S. GOVERNMENT OBLIGATIONS. Purchases or redemptions of direct obligations of the U.S. Government.

          DIVIDEND REINVESTMENT PLANS. The purchase of securities with dividends effected through an established DRP. If, however, a Connected Purchase or a sale must receive prior clearance (SEE p. 4-9), that transaction must also be reported.

     TRANSACTIONS THAT MUST BE REPORTED. Other than the transactions specified above as exempt, ALL Access Persons AND Non-Access Persons are required to file a report of the following securities transactions:

          CLEARED TRANSACTIONS. Any transaction that is subject to the prior clearance requirements, including purchases in initial public offerings and private placement transactions. Although Non-Access Persons are not required to receive prior clearance for securities transactions (other than Price Associates' stock), they MUST report any transaction that would have been required to be prior cleared by an Access Person.

          UNIT INVESTMENT TRUSTS. The purchase or sale of shares of a Unit Investment Trust.

          PRO RATA DISTRIBUTIONS. Purchase effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

          INHERITANCES. Acquisition of securities through inheritance.

          GIFTS. Acquisition or disposition of securities by gift.

          MANDATORY TENDERS. Purchases and sales of securities pursuant to a mandatory tender offer.

          SPOUSAL PAYROLL DEDUCTION PLANS/SPOUSAL STOCK OPTION. Transactions involving the purchase or exchange of securities by the spouse of an Access Person or Non-Access Person pursuant to a payroll deduction plan or the exercise by the spouse of an Access Person or Non-Access Person of a stock option issued by the spouse's employer. REPORTING OF SPOUSAL PAYROLL DEDUCTION PLAN TRANSACTIONS NEED ONLY BE MADE QUARTERLY; REPORTING OF A SPOUSAL STOCK OPTION EXERCISE MUST BE MADE WITHIN TEN DAYS OF THE EXERCISE.

          SYSTEMATIC INVESTMENT PLANS. Transactions involving the purchase of securities by an Access Person or Non-Access Person pursuant to a systematic investment plan. REPORTING OF SYSTEMATIC INVESTMENT PLAN TRANSACTIONS NEED ONLY BE MADE QUARTERLY.

     REPORT FORM. If the executing broker/dealer provides a confirmation or similar statement directly to Baltimore Legal/Compliance, you do not need to make a further report. All other transactions must be reported on the form designated "T. Rowe Price Associates, Inc.

     Employee's Report of Securities Transactions," a supply of which is available from Baltimore Legal/Compliance.

     WHEN REPORTS ARE DUE. You must report a securities transaction within ten
     (10) days after the trade date or within (10) days after the date on which you first gain knowledge of the transaction (for example, a bequest) if this is later. Reporting of transactions involving either systematic investment plans or the purchase of securities by a spouse pursuant to a payroll deduction plan, however, may be reported quarterly.

TRANSACTION REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE ASSOCIATES AND THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS. The independent directors of Price Associates and the independent directors of the Price Funds are subject to the same reporting requirements as Access Persons and Non-Access Persons except that reports need only be filed quarterly. Specifically: (1) a report for each securities transaction must be filed with Baltimore/Legal Compliance no later than ten (10) days after the end of the calendar quarter in which the transaction was effected; and (2) a report must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore/Legal Compliance will send the independent directors of Price Associates and the Price Funds a reminder letter and reporting form approximately ten days prior to the end of each calendar quarter.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS. These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to ALL Access Persons AND Non-Access Persons and, where indicated, to the independent directors of Price Associates and the Price Funds.

     DEALING WITH CLIENTS. Access Persons, Non-Access Persons and the independent directors of Price Associates and the Price Funds may not, directly or indirectly, sell to or purchase from a client any security. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of Price Associates.

     CLIENT INVESTMENT PARTNERSHIPS.

          CO-INVESTING. Access Persons and Non-Access Persons, including employee partnerships, and the independent directors of Price Associates and the Price Funds are not permitted to co-invest in client investment partnerships of Price Associates, RPFI, or their affiliates, such as Strategic Partners, Threshold, and International Partners.

          DIRECT INVESTMENT. The independent directors of the Price Funds are not permitted to invest as limited partners in client investment partnerships of Price Associates, RPFI, or their affiliates.

     INVESTMENT CLUBS. These restrictions vary depending upon the person's status, as follows:

          NON-ACCESS PERSONS. A Non-Access Person may form or participate in a stock or investment club without approval of the Chairperson of the Ethics Committee. Only transactions in Price Associates' stock are subject to prior clearance requirements. Club transactions must be reported just as the Non-Access Person's individual trades are reported.

          ACCESS PERSONS. An Access Person may not form or participate in a stock or investment club unless prior written approval has been obtained from the Chairperson of the Ethics Committee. All transactions by such a stock or investment club in which an Access Person has beneficial ownership or control are subject to the same prior clearance and reporting requirements applicable to an individual Access Person's trades. However, if the Access Person has beneficial ownership solely by virtue of his or her spouse's participation in the club and has no investment control or input into decisions regarding the club's securities transactions, he or she may request the waiver of prior clearance requirements of the club's transactions (except for transactions in Price Associates' stock) from the Chairperson of the Ethics Committee as part of the approval process.

     MARGIN ACCOUNTS. While brokerage margin accounts are discouraged, you may open and maintain margin accounts for the purchase of securities provided such accounts are with brokerage firms with which you maintain a regular brokerage account.

     TRADING ACTIVITY. You are discouraged from engaging in a pattern of securities transactions which either:

         o Is so excessively frequent as to potentially impact your ability to carry out your assigned responsibilities, or

         o Involves securities positions that are disproportionate to your net assets.

         At the discretion of the Chairperson of the Ethics Committee, written notification of excessive trading may be sent to your supervisor.

The following rules apply ONLY to ACCESS PERSONS:

     LARGE COMPANY EXEMPTION. Although subject to prior clearance, transactions involving securities in certain large companies, within the parameters set by the Ethics Committee (the "EXEMPT LIST"), will be approved under normal circumstances, as follows:

          TRANSACTIONS INVOLVING EXEMPT LIST SECURITIES. This exemption applies to transactions involving no more than $20,000 or the nearest round lot (even if the amount of the transaction MARGINALLY exceeds $20,000) per security per week in securities of companies with market capitalizations of $5 billion or more, unless the rating on the security as reported in the firm's Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days immediately prior to the date of the proposed transaction. If such a rating change has occurred, the exemption is not available.

          TRANSACTIONS INVOLVING OPTIONS ON EXEMPT LIST SECURITIES. Access Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-16. Otherwise, in the case of options on an individual security on the Exempt List (if it has not had a prohibited rating change), an Access Person may trade the GREATER of 5 contracts or sufficient option contracts to control $20,000 in the underlying security; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security. Similarly, the Access Person may trade more than

          5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

     These parameters are subject to change by the Ethics Committee.

     EXCHANGE-TRADED INDEX OPTIONS. Although subject to prior clearance, an Access Person's transactions involving exchange-traded index options, within the parameters set by the Ethics Committee, will be approved under normal circumstances. Generally, an Access Person may trade the GREATER of 5 contracts or sufficient contracts to control $20,000 in the underlying securities; thus an Access Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying securities. Similarly, the Access Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $20,000 in the underlying security.

     These parameters are subject to change by the Ethics Committee.

     CLIENT LIMIT ORDERS. The Equity Trading Desk may approve an Access Person's proposed trade even if a limit order has been entered for a client for the same security, if:

         o   The Access Person's trade will be entered as a market order; and

         o The client's limit order is 10% or more away from the market at the time of approval of the Access Person's trade.

     OPTIONS AND FUTURES. Please consult the specific section on Exchange-Traded Index Options (p. 4-16) for transactions in those options.


       BEFORE ENGAGING IN OPTIONS AND FUTURE TRANSACTIONS, ACCESS PERSONS SHOULD UNDERSTAND THE IMPACT THAT THE 60-DAY RULE MAY HAVE UPON THEIR ABILITY TO CLOSE OUT A POSITION WITH A PROFIT (SEE PAGE 4-17).


          OPTIONS AND FUTURES ON SECURITIES AND INDICES NOT HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on securities of companies (and options or futures on such securities) which are not held by any of Price Associates' or RPFI's clients.

          OPTIONS ON SECURITIES OF COMPANIES HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. With respect to options on securities of companies which are held by any of Price Associates' or RPFI's clients, it is the firm's policy that an Access Person should not profit from a price decline of a security owned by a client (other than an Index account). Therefore, an Access Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. An Access Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying securities is included on the Exempt List, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Access Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, I.E., the option should be treated as if it were the common stock itself.

          OTHER OPTIONS AND FUTURES HELD BY PRICE ASSOCIATES' OR RPFI'S CLIENTS. Any other option or futures transaction with respect to domestic or foreign securities held by any of Price Associates' clients or with respect to foreign securities held by RPFI's clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of Price Associates' or RPFI's clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the CFTC.

     SHORT SALES. Short sales by Access Persons are subject to prior clearance. In addition, Access Persons may not sell any security short which is owned by any client of Price Associates or RPFI, except that short sales may be made "against the box" for tax purposes. A short sale "against the box" is one in which the seller owns an amount of securities equivalent to the number he or she sells short. All short sales, including short sales against the box, are subject to the 60-Day Rule described below.

     THE 60-DAY RULE. Access Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security. Thus, for example, the rule prohibits options transactions on or short sales of a security within 60 days of its purchase. In addition, the rule applies regardless of the Access Person's other holdings of the same security or whether the Access Person has split his or her holdings into tax lots. For example, if an Access Person buys 100 shares of XYZ stock on March 1, 1998 and another 100 shares of XYZ stock on March 1, 2000, he or she may not sell ANY shares of XYZ stock at a profit for 60 days following March 1, 2000. The 60-Day Rule "clock" restarts EACH time the Access Person trades in that security.

         EXEMPTIONS FROM THE 60-DAY RULE. The 60-Day Rule does not apply to:

              o any transaction by a Non-Access Person except for transactions in Price Associates' stock not exempted below;

              o    any transaction exempt from prior clearance (SEE p. 4-8);

              o the purchase and sale or sale and purchase of exchange traded index options;

              o any transaction in Price Associates' stock effected through the ESPP; and

              o the exercise of "in the money" Price Associates' stock options and the subsequent sale of the derivative shares.

          Prior clearance procedures do NOT check compliance with the 60-Day Rule when considering a trading request. Access Persons are responsible for checking their compliance with this rule before entering a trade.

          Access Persons may request a waiver from the 60-Day Rule. Such requests should be directed in writing to the Chairperson of the Ethics Committee. These waivers are NOT routinely granted.

     INVESTMENTS IN NON-LISTED SECURITIES FIRMS. Access Persons may not purchase or sell the shares of a broker/dealer, underwriter or federally registered investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or permission is given under the Private Placement Procedures (SEE p. 4-10).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If an employee or an independent director of Price Associates or an independent director of the Price Funds owns more than 1/2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to Baltimore Legal/Compliance, providing the name of the company and the total number of such company's shares beneficially owned.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY ACCESS PERSONS. Upon commencement of employment, appointment or promotion (no later than 10 days after the starting date), each Access Person must disclose in writing all current securities holdings in which he or she is considered to have beneficial ownership and control ("Securities Holdings Report") (see page 4-4 for definition of the term Beneficial Owner). The form to provide the Securities Holding Report will be provided upon commencement of employment, appointment or promotion and should be submitted to Baltimore Legal/Compliance.

All Investment Personnel and Managing Directors are also required to file a Securities Holding Report on an annual basis, in conjunction with the annual verification process. Effective January 2001, this requirement will be extended to ALL Access Persons, pursuant to federal law.

CONFIDENTIALITY OF RECORDS. Price Associates makes every effort to protect the privacy of all persons and entities in connection with their Securities Holdings Reports and Reports of Securities Transactions.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association with Price Associates and the Price Funds. The Ethics Committee and Baltimore Legal/Compliance are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

     VIOLATIONS BY ACCESS PERSONS, NON-ACCESS PERSONS AND DIRECTORS OF PRICE ASSOCIATES. Upon discovering a material violation of this Statement by any person or entity other than an independent director of a Price Fund, the Ethics Committee will impose such sanctions as it deems appropriate and as are approved by the Management Committee or the Board of Directors including, INTER ALIA, a letter of censure or suspension, a fine, a suspension of trading privileges or termination of employment and/or officership of the violator. In addition, the violator may be required to surrender to Price Associates, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of Price

     Associates and to the Board of Directors of any Price Fund with respect to whose securities such violations may have been involved.

     VIOLATIONS BY INDEPENDENT DIRECTORS OF PRICE FUNDS. Upon discovering a material violation of this Statement by an independent director of a Price Fund, the Ethics Committee shall report such violation to the Board on which the director serves. The Price Fund Boards will impose such sanctions as they deem appropriate.

     VIOLATIONS BY BALTIMORE EMPLOYEES OF RPFI OR TRFAM. Upon discovering a material violation of this Statement by a Baltimore-based employee of RPFI or TRFAM, the Ethics Committee shall report such violation to the Board of Directors of RPFI or TRFAM, as appropriate. A material violation by a Baltimore-based employee of RPFI shall also be reported to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                            CORPORATE RESPONSIBILITY


PRICE ASSOCIATES' FIDUCIARY POSITION. As an investment adviser, T. Rowe Price Associates, Inc. ("PRICE ASSOCIATES") is in a fiduciary relationship with each of its clients. This fiduciary duty obligates Price Associates to act with an eye only to the benefit of its clients. Accordingly, when managing its client accounts (whether private counsel clients, mutual funds, limited partnerships, or otherwise), Price Associates' primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

DEFINITION OF CORPORATE RESPONSIBILITY ISSUES. Concern over the behavior of corporations has been present since the Industrial Revolution. Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated corporate America to adhere to new laws restricting and otherwise governing the employment of children. In other instances, reform has been achieved through shareholder action -- namely, the adoption of shareholder proposals. The corporate responsibility issues most often addressed during the past decade have involved:

        o Ecological issues, including toxic hazards and pollution of the air and water;

        o Employment practices, such as the hiring of women and minority groups;

        o     Product quality and safety;

        o     Advertising practices;

        o     Animal testing;

        o     Military and nuclear issues; and

        o International politics and operations, including the world debt crisis, infant formula, and child labor laws.

CORPORATE RESPONSIBILITY ISSUES IN THE INVESTMENT PROCESS. Price Associates recognizes the legitimacy of public concern over the behavior of business with respect to issues of corporate responsibility. Price Associates' policy is to carefully review the merits of such issues that pertain to any issuer which is held in a client portfolio or which is being considered for investment. Price Associates believes that a corporate management's record of identifying and resolving issues of corporate responsibility is a legitimate criteria for evaluating the investment merits of the issuer. Enlightened corporate responsibility can enhance a issuer's long term prospects for business success. The absence of such a policy can have the converse effect.

CORPORATE RESPONSIBILITY COMMITTEE. Since 1971, Price Associates has had a Corporate Responsibility Committee, which is responsible for:

        o Reviewing and establishing positions with respect to corporate responsibility issues that are presented in the proxy statements of portfolio companies; and

        o Reviewing questions and inquiries received from clients and mutual fund shareholders pertaining to issues of corporate responsibility.

QUESTIONS REGARDING CORPORATE RESPONSIBILITY. Should an employee have any questions regarding Price Associates' policy with respect to a corporate responsibility issue or the manner in which Price Associates has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility Committee or Price Associates' Proxy Administrator.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                 WITH RESPECT TO COMPLIANCE WITH COPYRIGHT LAWS


PURPOSE OF STATEMENT OF POLICY. To protect the interests of Price Associates and its employees, Price Associates has adopted this Statement of Policy with Respect to Compliance with Copyright Laws ("STATEMENT" to: (1) inform its employees regarding the legal principles governing copyrights, trademarks, and service marks; and (2) ensure that Price Associates' various copyrights, trademarks, and service marks are protected from infringement.

DEFINITION OF TRADEMARK, SERVICE MARK, AND COPYRIGHT

      TRADEMARK. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company. For example, KLEENEX is a trademark for a particular brand of facial tissues.

      SERVICE MARK. A service mark is normally a word, phrase, or symbol used to identify and distinguish a service or the provider of a service. For example, INVEST WITH CONFIDENCE is a registered service mark which identifies and distinguishes the mutual fund management services offered by Price Associates. The words "trademark" and "service mark" are often used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service. Because most of Price Associates' business activities involve providing services (E.G., investment management; transaction processing and account maintenance; information, etc.), most of Price Associates' registered marks are service marks.

      COPYRIGHT. In order to protect the authors and owners of books, articles, drawings, music, or computer programs and software, the U.S. copyright law makes it a crime to reproduce, IN ANY MANNER, any copyrighted material without the express written permission of the author or publisher. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright. Copyright infringements may result in judgments of actual damages (I.E., the cost of additional subscriptions), as well as punitive damages, which can be as high as $100,000 per infringement.

REGISTERED TRADEMARKS AND SERVICE MARKS. Once Price Associates has registered a trademark or service mark with the U.S. Patent and Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, Price Associates must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place an encircled "R" ((R)) next to the mark in the first, or most prominent, occurrence in all publicly distributed media; and (3) take action against any party infringing upon the mark.

ESTABLISHING A TRADEMARK OR SERVICE MARK. The Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If Price Associates or a subsidiary wishes to utilize a particular word, phrase, or symbol as a trademark or service mark, the Legal Department must be notified as far in advance as possible so that a search may be conducted to determine if the proposed mark has already been registered or used by another entity. Until clearance is obtained from the Legal Department, no new mark should be used. This procedure has been adopted to ensure that Price Associates does not unknowingly infringe upon another company's mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations "TM" or "SM," as appropriate, until it has been registered. All trademarks and service marks which have been registered with the U.S. Patent and Trademark Office must be accompanied by an encircled "R" when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document. Subsequent use of the same trademark or service mark in such material does not need to be marked. The Legal Department maintains a written summary of all Price Associates' registered and pending trademarks and service marks. All registered and pending trademarks and service marks are also listed in the T. Rowe Price Style Guide. If you have any questions regarding the status of a trademark or service mark, you should contact the Legal Department.

INFRINGEMENT OF PRICE ASSOCIATES' REGISTERED MARKS. If an employee notices that another entity is using a mark similar to one which Price Associates has registered, the Legal Department should be notified immediately so that appropriate action can be taken to protect Price Associates' interests in the mark.

REPRODUCTION OF ARTICLES AND SIMILAR MATERIALS FOR INTERNAL DISTRIBUTION, OR FOR DISTRIBUTION TO SHAREHOLDERS, CLIENTS AND OTHERS OUTSIDE THE FIRM. In general, the reproduction of copyrighted material is a federal offense. Exceptions under the "FAIR USE" doctrine include reproduction for scholarly purposes, criticism, or commentary, which ordinarily do not apply in a business environment. OCCASIONAL copying of a relatively small portion of a newsletter or magazine to keep in a file, circulate to colleagues with commentary, or send to a client with commentary is generally permissible under the "fair use" doctrine. Written permission from the author or publisher must be obtained by any employee wishing to reproduce copyrighted material for INTERNAL OR EXTERNAL distribution, including distribution via the Internet or the T. Rowe Price Associates' intranet. It is the responsibility of each employee to obtain permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles. The original article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

PERSONAL COMPUTER SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. See the T. Rowe Price Associates, Inc. Statement of Policy With Respect to Computer Security and Related Issues for more information.


March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                       STATEMENT OF POLICY WITH RESPECT TO
                      COMPUTER SECURITY AND RELATED ISSUES


PURPOSE OF STATEMENT OF POLICY. The central and critical role of computer systems in our firm's operations underscores the importance of ensuring the integrity of these systems. The data stored on our firm's computers, as well as the specialized software programs and systems developed for the firm's use, are extremely valuable assets and very confidential.

This Statement of Policy ("STATEMENT") establishes a comprehensive computer security program which has been designed to:

      o prevent the unauthorized use of or access to our firm's computer systems (collectively the "SYSTEMS"), including the firm's electronic mail ("E-MAIL") and voice mail systems;

      o   prevent breaches in computer security;

      o   maintain the integrity of confidential information; and

      o prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In addition, the Statement describes various issues that arise in connection with the application of U.S. Copyright Law to computer software.

Any material violation of this Statement may lead to sanctions, which may include dismissal of the employee or employees involved.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including e-mail and voice mail) may be subject to monitoring by firm personnel or others. All such information, including messages on the firm's e-mail and voice mail systems, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access, and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer Systems is for the transaction of firm business and is for authorized users only. All firm policies apply to the use of the Systems. SEE Employee Handbook.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and disclosure of all information, including e-mail and voice mail messages, by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they do not create documents or communications that might later be embarrassing to them or to our firm. This policy applies to e-mail and voice mail, as well to any other communication on a System.

SECURITY ADMINISTRATION. Enterprise Security in T. Rowe Price Investment Technologies, Inc. ("TRPIT") is responsible for identifying security needs and overseeing the maintenance of computer security, including Internet-related security issues.

AUTHORIZED SYSTEMS USERS. In general, access to any type of System is restricted to authorized users who need access in order to support their business activities. Access for mainframe, LAN and external Systems must be requested on a "Systems Access Request" form. A hard copy can be printed from the Enterprise Security intranet site or obtained from Enterprise Security. Access requests and changes must be approved by the appropriate supervisor or manager in the user's department.

AUTHORIZED APPLICATION USERS. Access to specific computer applications (i.e., Finance, Retirement Plan Services systems, etc.) can also be requested. Many application systems have an additional level of security, such as extra passwords. If a user wants access to an application or data that is outside the normal scope of his or her business activity, additional approval may be required from the "Owner" of such application or data. The "Owner" is the employee who is responsible for making judgments and decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS, PASSWORDS, AND OTHER SECURITY ISSUES. Once a request for access is approved, a unique "User-ID" will be assigned the user. Each User-ID has a password that must be kept confidential by the user. For most systems, passwords must be changed on a regular schedule and Enterprise security has the authority to determine the password policy. User-IDs and passwords may not be shared. Users can be held accountable for work performed with their User-IDs. Personal computers must not be left logged on and unattended unless screen savers with passwords or software-based keyboard locks are utilized. Enterprise Security recommends that GroupWise e-mail accounts be password protected.

EXTERNAL COMPUTER SYSTEMS. Our data processing environment includes access to data stored not only on our firm's computers, but also on external systems, such as DST. Although the security practices governing these outside systems are established by the providers of these external systems, requests for access to such systems should be directed to Enterprise Security. User-IDs and passwords to these systems must be kept confidential by the user.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES. Access to the Internet (including, but not limited to, e-mail, remote FTP, Telnet, World Wide Web, Gopher, remote administration, secure shell, and using IP tunneling software to remotely control Internet servers) presents special security considerations due to the world-wide nature of the connection and the security weaknesses present in Internet protocols and services. The firm can provide authorized employees and other staff with access to Internet e-mail and other Internet services (such as the World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet services from our firm's computers, including the firm's e-mail system, is permitted only for legitimate business purposes. Such access must be requested through Enterprise Security, approved by the employee's supervisor, and provided only through firm approved connections. All firm policies apply to the use of the Internet or Internet services. SEE Employee Handbook.

      USE OF INTERNET. In accordance with firm policies, employees are prohibited from accessing inappropriate sites, including, but not limited to, adult and gambling sites. Firm personnel monitor Internet use for visits to inappropriate sites and for inappropriate use. Should employees have questions regarding what constitutes an inappropriate site or inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of the Internet, or accessing inappropriate sites, may lead to sanctions, which may include dismissal of the employee or employees involved.

      DIAL-OUT ACCESS. Using a modem or an Internet connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal account is prohibited, unless this account is being used by authorized personnel to service Price Associates' connection to the Internet. When Internet access is granted, the employee will be asked to reaffirm his or her understanding of this Statement.

      Unauthorized modems are not permitted. Dial-out access that circumvents the Internet firewall or proxy server, except by authorized personnel in the business of Price Associates, is prohibited.

      ON-LINE SERVICES. Access to America OnLine ("AOL"), CompuServe, or other commercial on-line service providers is not permitted from a firm computer except for a legitimate business purpose approved by the employee's supervisor and with software obtained through the Help Desk at x4357 (select menu option 1).

      PARTICIPATION ON BULLETIN BOARDS. Because communications by our firm or any of its employees on on-line service bulletin boards are subject to federal, state and NASD advertising regulations, unsupervised participation can result in serious securities violations. Certain designated employees have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment services and products. Any employee other than those assigned to this special group must first receive the authorization of a member of the Board of T. Rowe Price Investment Services, Inc. and the Legal Department before initiating or responding to a message on any computer bulletin board relating to the firm, a Price Fund or any investment or brokerage option or service. This policy applies whether or not the employee intends to disclose his or her relationship to the firm, whether or not our firm sponsors the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

      E-MAIL USE. Access to the firm's e-mail system is permitted only for legitimate business purposes. All firm policies apply to the use of e-mail. Firm personnel may monitor e-mail usage for inappropriate use. Should employees have questions regarding what constitutes inappropriate use, they should discuss it first with their manager who may refer the question to Human Resources. Inappropriate use of e-mail may lead to sanctions, which may include dismissal of the employee or employees involved.

      E-mail services, other than those provided or approved by Price Associates, may not be used for business purposes. In addition, accessing e-mail services not provided or approved by Price Associates from firm equipment for any reason could allow the introduction of viruses or malicious code into the network, or lead to the compromise of confidential data.

      Employees should understand that e-mail sent through the Internet is not secure and could be intercepted by a third party.

DIAL-IN ACCESS. The ability to access our firm's computer Systems from a remote location is also limited to authorized users. Phone numbers used to access our firm's computer Systems are confidential. A security system that uses a one-time password or other strong authentication method must be employed when accessing our firm's network from a remote computer. Authorization for remote access can be requested by completing a "Systems Access Request" form. Any employee who requires remote access should contact the Help Desk at x4357 (select menu option
1) for desktop setup.

VIRUS PROTECTION. A computer virus is a program designed to damage or impair software or data on a computer system. Software from any outside source may contain a computer virus or similar malicious code. Types of carriers and transmission methods increase daily and currently include diskettes, CDs, file downloads, executables, and e-mail attachments. A comprehensive malicious code prevention and control program is in place throughout Price Associates. This program provides policy and procedures for anti-virus controls on all systems. More information about the anti-virus program can be found on the TRPIT Intranet.

Introducing a virus or similar malicious code into the Price Associates Systems by engaging in prohibited actions, such as downloading non-business related software, or by failing to implement recommended precautions, such as updating virus scanning software on remote machines, may lead to sanctions, which may include dismissal of the employee or employees involved.

      VIRUS SCANNING SOFTWARE. As part of the TRPIT's anti-virus program, virus scanning software is installed on the majority of applicable platforms. This software is designed to detect and eradicate malicious code and viruses. All desktop computers have the corporate standard anti-virus scanning software installed and running. This software is installed and configured by the Distributed Processing Support Group and runs constantly. Virus scanning software updates are automatically distributed to the desktops as they become available. Desktop virus scanning software can also be used by the employee to scan diskettes, CDs, directories, and attachments "on demand". Contact the Help Desk at x4357 (select menu option 3) for assistance.

      E-MAIL. An e-mail anti-virus gateway scans the content of inbound and outbound e-mail for viruses. Infected e-mail and attachments will be cleaned when possible and quarantined when not cleanable. Updating of the e-mail gateway anti-virus software and pattern files is done automatically.

      PORTABLE AND REMOTE COMPUTERS. Laptops and other computers that remotely access the TRPIT network are also required to have the latest anti-virus software and pattern files. IT IS THE RESPONSIBILITY OF EACH USER TO ENSURE THAT HIS OR HER PORTABLE COMPUTER'S ANTI-VIRUS SOFTWARE IS REGULARLY UPDATED. The Help Desk has instructions available. Contact the Help Desk at x4357 (select menu option 3) to obtain further information.

      DOWNLOADING OR COPYING. The user of a PC with a modem or with an Internet connection has the ability to connect to other computers or on-line services outside of the firm's network and there may be business reasons to download or copy software from those sources. Downloading or copying software, which includes documents, graphics, programs and other computer-based materials, from any outside source is not permitted unless it is for a legitimate business purpose because downloads and copies could introduce viruses and malicious code into the Systems.

      OTHER CONSIDERATIONS. Users must log off the System each night. Unless the user logs off, virus software on each workstation cannot pick up the most current virus scanning downloads or the most current software updates for the user's System. Employees must call the Help Desk at x4357 (select menu option 3) when viruses are detected so that it can ensure that appropriate tracking and follow-up take place. Do not forward any "virus warning" mail received to other staff until you have contacted the Help Desk, since many of these warnings are hoaxes. When notified that a user has received "virus warning" mail, the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on Price Associates' personal computers are generally copyrighted material and may not be reproduced without proper authorization from the software vendor. This includes the software on CDs or diskettes, any program manuals or documentation, and data or software retrievable from on-line information systems. Unauthorized reproduction of such material or information, or downloading or printing such material, is a federal offense, and the software vendor can sue to protect the developer's rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

      ACQUISITION AND INSTALLATION OF SOFTWARE. Only Distributed Processing Support Group approved and installed software is authorized. Any software program that is to be used by an employee of Price Associates in connection with the business of the firm must be ordered through the Help Desk at x4357 (select menu option 1) and installed by the Distributed Processing Support Group of TRPIT.

      LICENSING. Software residing on firm LAN servers will be either: (1) maintained at an appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

      ORIGINAL CDS, DISKETTES AND COPIES. In most cases, software is installed by the Distributed Processing Support Group and original software CDs and diskettes are not provided to the user. In the event that original CDs or diskettes are provided, they must be stored properly to reduce the possibility of damage or theft. CDs and diskettes should be protected from extreme heat, cold, and contact with anything that may act as a magnet or otherwise damage them. Employees may not make additional copies of software or software manuals obtained through the firm.

      RECOMMENDATIONS, UPGRADES, AND ENHANCEMENTS. All recommendations regarding computer hardware and software programs are to be forwarded to the Help Desk at x4357 (select menu option 1), which will coordinate upgrades and enhancements.

QUESTIONS REGARDING THIS STATEMENT. Any questions regarding this Statement should be directed to Enterprise Security in TRPIT.

March, 2000

                         T. ROWE PRICE ASSOCIATES, INC.
                               STATEMENT OF POLICY
                                       ON
                         COMPLIANCE WITH ANTITRUST LAWS


PURPOSE

      To protect the interests of the company and its employees, Price Associates has adopted this Statement of Policy on Compliance with Antitrust Laws ("STATEMENT") to:

      (1) Inform employees about the legal principles governing prohibited anticompetitive activity in the conduct of Price Associates' business; and

      (2) Establish guidelines for contacts with other members of the investment management industry to avoid violations of the antitrust laws.

THE BASIC ANTICOMPETITIVE ACTIVITY PROHIBITION

      Section 1 of the Sherman Antitrust Act (the "ACT") prohibits agreements, understandings, or joint actions between companies that constitute a "RESTRAINT OF TRADE," I.E., reduce or eliminate competition.

      This prohibition is triggered only by an AGREEMENT OR ACTION among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

      The agreed upon action must be ANTICOMPETITIVE. Some actions are "PER SE" anticompetitive, while others are judged according to a "RULE OF REASON."

      o Some activities have been found to be so inherently anticompetitive that a court will not even permit the argument that they have a procompetitive component. Examples of such PER SE illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

      o Other joint agreements or activities will be examined by a court using the RULE OF REASON approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers' cooperative, or a syndicate of buyers for an initial public offering of securities. In rare instances, an association of sellers (such as ASCAP) may be permissible.

      There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the U.S. Constitution. For example, members of an industry may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

PENALTIES FOR VIOLATING THE SHERMAN ACT

      A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million or more for corporations.

SITUATIONS IN WHICH ANTITRUST ISSUES MAY ARISE

      To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement services, must be made with the prohibitions of the Act in mind.

      TRADE ASSOCIATION MEETINGS AND ACTIVITIES. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

      Permissible Activities:

      o   Discussion of how to make the industry more competitive.

      o An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

      o   Collective action to petition government entities.

      Activities to be Avoided:

      o Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

          EXCEPTION: A third party consultant can, with appropriate safeguards, collect, aggregate and disseminate some of this information, such as salary information.

      o Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

      o   Discussion of specific customers, markets, or territories.

      o Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "BOYCOTT").

      INVESTMENT-RELATED DISCUSSIONS

            PERMISSIBLE ACTIVITIES: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of a issuer's stock, or negotiations among creditors of an insolvent or bankrupt company.

            Competing investment managers are permitted to serve on creditors committees together and engage in other similar activities in connection with bankruptcies and other judicial proceedings.

            ACTIVITIES TO BE AVOIDED: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between T. Rowe Price and any other potential buyer.

                  EXAMPLE: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders' rights, several investment management complexes organized to protest the state's action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms' action led to an 18-month Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

            If you are present when anyone outside of T. Rowe Price suggests that two or more investors with a grievance against an issuer coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Legal Department, which will take whatever further steps are necessary.

      BENCHMARKING. Benchmarking is the process of measuring and comparing an organization's processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

          o Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

          o The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

          o All proposed benchmarking agreements must be reviewed by the T. Rowe Price Legal Department before T. Rowe Price agrees to participate in such a survey.


March, 2000